SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                               PAN AM CORPORATION
  ----------------------------------------------------------------------------
                                  COMPANY NAME
                (Name of Registrant as Specified in Its Charter)

                               PAN AM CORPORATION
  ----------------------------------------------------------------------------
                                  COMPANY NAME
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $.0001 per share

     (2) Aggregate number of securities to which transaction applies:

         9,523,810

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $6.875 (based upon the average of the high ($7.00 per share) and low ($6.75) of the Registrant's Common Stock, par value $.0001 per share, as reported for Tuesday, May 20, 1997).

     (4) Proposed maximum aggregate value of transaction:

         $65,476,193.75

     (5) Total fee paid:

         $13,095.24

[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         $13,095.24

     (2) Form, Schedule or Registration Statement No.:

         Schedule 14A, Preliminary Proxy Statement

     (3) Filing Party:

         Pan Am Corporation

     (4) Date Filed:

         May 23, 1997

                                                              PAN AM CORPORATION
                                                           9300 N.W. 36TH STREET
                                                            MIAMI, FLORIDA 33178

                                                               September 5, 1997

Dear Fellow Shareholders:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Pan Am Corporation ("Pan Am") which will be held on September 26, 1997 at 10:00 a.m. local time, at Pan Am's temporary corporate headquarters, 9300 N.W. 36th Street, Miami, Florida, 33178.

         On March 20, 1997, we signed an agreement with Carnival Air Lines, Inc. ("Carnival Air") pursuant to which subject to your approval Pan Am will acquire Carnival Air through a merger between Carnival Air and a wholly-owned subsidiary of Pan Am. At the Annual Meeting, you will be asked to consider and approve the issuance of 9,523,810 shares of Pan Am's Common Stock in connection with the proposed merger. Following the merger, the current shareholders of Carnival Air will own approximately 46% of Pan Am's outstanding common stock (without giving effect to the issuance of (i) approximately 4,748,000 shares of Common Stock upon the exercise of outstanding options and warrants to purchase shares of Common Stock and the (ii) shares of Common Stock upon the conversion of the Company's Series A and Series B convertible preferred stock). Pan Am shareholders will, following the merger, continue to hold their shares of Common Stock, which will be unchanged in the merger. The accompanying Proxy Statement provides a detailed description of the proposed merger and its effects on shareholders and Pan Am, and you are urged to give this matter careful attention.

         YOUR BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF PAN AM AND ITS SHAREHOLDERS, HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF COMMON STOCK IN THE MERGER.

         Although the Carnival Air transaction will put severe financial pressure on the Company, the Board of Directors believes that the acquisition of Carnival Air could represent a significant step toward achieving our objective of becoming a world-class airline and, to the extent the combination is successful, strengthening the long-term value of Pan Am for our shareholders. Carnival Air's strategic routes and globally integrated marketing and customer service alliances when combined with Pan Am's well known brand, routes, fleet and alliances will enhance the opportunities for Pan Am in the rapidly changing and highly competitive airline industry. Such potential benefits brings with it significant risk to the viability of the Company. In that regard, you should carefully review the enclosed Proxy Statement and the section entitled "Risk Factors" contained therein.

         At the Annual Meeting you will also be asked to consider and vote upon the election of a Board of Directors for the upcoming year and various other matters which are described in the accompanying Proxy Statement.

         We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the Annual Meeting and the presence of a quorum, please promptly date, sign and mail the enclosed proxy in the return envelope provided.

         A copy of Pan Am's 1996 Annual Report to Shareholders is also enclosed.

                                        Sincerely yours,



- --------------------------------         -------------------------------------
Charles E. Cobb, Jr.,                    Martin R. Shugrue, Jr.,
Chairman of the Board                    President and Chief Executive Officer

                               PAN AM CORPORATION
                              9300 N.W. 36TH STREET
                              MIAMI, FLORIDA 33178

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Pan Am Corporation, a Florida corporation ("Pan Am"), will be held on September 26, 1997, commencing at 10:00 A.M., local time, at the Pan Am temporary corporate headquarters, at 9300 N.W. 36th Street, Miami, Florida, 33178, for the following purposes:

         1. THE MERGER. To consider and vote upon a proposal (the "Proposal") to approve the issuance of shares of common stock, par value $.0001 per share, of Pan Am ("Common Stock"), pursuant to an Acquisition Agreement, dated March 20, 1997, as amended on July 8, 1997, July 9, 1997 and August 26, 1997, among
Pan Am, CAL Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of Pan Am ("acquisition subsidiary"), Air Holding Company, a Florida corporation, and Carnival Air Lines, Inc., a Florida corporation ("Carnival Air") (collectively, the "Merger Agreement"), pursuant to which, among other things (i) acquisition subsidiary will be merged with and into Carnival Air, as a result of which Carnival Air will become a wholly-owned subsidiary of Pan Am and (ii) the shareholders of Carnival Air will receive, in exchange for their shares of Carnival Air common stock, $.0002105 par value per share, an aggregate of 9,523,810 shares of Common Stock, all as more fully described in the accompanying Proxy Statement;

         2. ELECTION OF DIRECTORS. To elect a Board of Directors consisting of six directors;

         3. STOCK OPTION PLAN. To consider and vote upon a proposal to amend the Pan Am Corporation 1996 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of Common Stock issuable pursuant to the Plan from 600,000 shares to 1,200,000 shares;

         4. PREFERRED STOCK CONVERSION PROPOSAL. To consider and vote upon a proposal to approve the issuance of shares of common stock upon the conversion of outstanding shares of Pan Am Series A and Series B Preferred Stock, all as more fully described in the accompanying Proxy Statement (the "Preferred Stock Conversion Proposal").

         5. DORAL FACILITY PROPOSAL. To consider and vote upon a proposal to approve Pan Am's purchase of the Doral Technology Center located in Miami, Florida from Eastern Air Lines, Inc. (the "Doral Facility Proposal").

         6. OTHER BUSINESS. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

         A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement and is incorporated herein by reference. Additionally, a copy of Pan Am's 1996 Annual Report to Shareholders is also enclosed.

         The Board of Directors of Pan Am has fixed September 2, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to approve the Proposal, the amendment to the Stock Option Plan, the Preferred Stock Conversion Proposal and the Doral Facility Proposal. The election of the Pan Am directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting, please complete, date and sign the accompanying proxy card and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.


                                            ------------------------------
                                            John J. Ogilby, Jr., Secretary

Miami, Florida
September 5, 1997

                               PAN AM CORPORATION
                      ------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 1997
                      ------------------------------------


         This Proxy Statement is being furnished to the shareholders of Pan Am Corporation, a Florida corporation ("Pan Am" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of issued and outstanding shares of common stock of the Company, par value $.0001 per share ("Common Stock"), for use at the Annual Meeting of Shareholders and at any adjournments or postponements thereof (the "Annual Meeting") to be held at the Company's temporary corporate headquarters at 9300 N.W. 36th Street, Miami, Florida, 33178, on September 26, 1997 at 10:00 a.m., Miami time. Only shareholders of record at the close of business on September 2, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Management anticipates that the mailing to shareholders of this Proxy Statement and the accompanying Proxy materials, together with a copy of the Company's Annual Report to Shareholders, will occur on or about September 5, 1997.

         At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of shares of Common Stock pursuant to an Acquisition Agreement, dated March 20, 1997, as amended on July 8 and July 9, 1997 and August 26, 1997, among the Company, CAL Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Company ("acquisition subsidiary"), Air Holding Company, a Florida corporation ("AHC"), and Carnival Air Lines, Inc., a Florida corporation ("Carnival Air") (the "Merger Agreement"), pursuant to which, among other things, (i) acquisition subsidiary will be merged with and into Carnival Air, as a result of which Carnival Air will become a wholly-owned subsidiary of the Company (the "Merger") and (ii) all outstanding shares of Carnival Air common stock, $.0002105 par value per share (the "Carnival Air Common Stock"), will be converted into an aggregate of 9,523,810 shares of Common Stock, which will constitute approximately 46% of the then outstanding shares of Common Stock, without giving effect to the issuance of (a) approximately 4,748,000 shares of Common Stock issuable upon the exercise of outstanding options and warrants to purchase shares of Common Stock and (b) approximately 5,234,375 shares of Common Stock upon the conversion of the Company's Series A and Series B convertible preferred stock (assuming, for purposes of example only, a market price of $8.00 and a discount to market of 20% and full conversion of such shares) (collectively, the "Preferred Stock"). A copy of the Merger Agreement is attached as Appendix A hereto.

         At the Annual Meeting, shareholders of the Company will also be asked to (i) consider and vote upon the election of six directors of the Company; (ii) consider and vote upon a proposal (the "Stock Option Plan Amendment") to amend the Pan Am Corporation 1996 Stock Option Plan (the "Stock Option Plan"), to, among other things, increase the number of shares of Common Stock issuable pursuant to the Stock Option Plan from 600,000 shares to 1,200,000 shares; (iii) consider and vote upon a proposal to approve the issuance of shares of Common Stock upon conversion of shares of the Preferred Stock (the "Preferred Stock Conversion Proposal"); (iv) consider and vote upon a proposal to approve Pan Am's purchase of the Doral Technology Center located in Miami, Florida from Eastern Air Lines, Inc. (the "Doral Facility Proposal"); and (v) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. See "Election of Directors," "Proposal to Amend Pan Am Corporation 1996 Stock Option Plan," "Preferred Stock Conversion Proposal" and the "Doral Facility Proposal."

         If the accompanying Proxy is properly executed and returned, the shares represented by the Proxy will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted in favor of (i) the Merger Proposal, (ii) all of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy, (iii) the Stock Option Plan Amendment, (iv) the Preferred Stock Conversion Proposal, and (v) the Doral Facility Proposal. Any shareholder executing a Proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice of revocation to the Secretary of the Company or by executing another Proxy dated as of a later date, or by voting in person at the Annual Meeting.

         The only voting securities of the Company are its shares of Common Stock, each of which is entitled to one vote. At the Record Date, there were issued, outstanding and eligible to vote 11,412,610 shares of Common Stock. The presence, in person, or by Proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Assuming a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote is necessary to approve the Merger Proposal, the Stock Option Plan Amendment, the Preferred Stock Conversion Proposal and the Doral Facility Proposal. The election of the directors requires a plurality of the votes represented in person or proxy.

         All information regarding Pan Am in this Proxy Statement has been supplied by Pan Am, and all information regarding Carnival Air has been supplied by Carnival Air.

         SEE "RISK FACTORS" ON PAGES 10-21 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED WHEN EVALUATING THE PROPOSAL CONTAINED HEREIN.

HOLDERS OF SHARES OF COMMON STOCK ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                      ------------------------------------
             The date of this Proxy Statement is September 5, 1997.


                                TABLE OF CONTENTS

                                                                                             PAGE

ADDITIONAL INFORMATION........................................................................iii

STATEMENTS AND ASSOCIATED RISKS................................................................iv

RECENT DEVELOPMENTS.............................................................................v
         NationsBank Facility...................................................................v
         Possible Sale of Additional Securities.................................................v

SUMMARY  .......................................................................................1
         The Annual Meeting.....................................................................1
         Risk Factors...........................................................................2
         The Merger.............................................................................2
         Market Prices and Dividend Data........................................................7
         Summary Historical and Pro Forma Financial and Operating Data..........................8

INTRODUCTION...................................................................................10

RISK FACTORS...................................................................................11

THE ANNUAL MEETING.............................................................................23
         Purpose of Meeting....................................................................23
         Date, Time and Place; Record Date.....................................................23
         Vote Required.........................................................................23
         Proxies  .............................................................................24
         Solicitation..........................................................................24

THE PROPOSED MERGER............................................................................25
         Consideration.........................................................................25
         Operations After the Merger...........................................................25
         Closing; Effective Date...............................................................26
         Background of the Merger..............................................................26
         Recommendation of the Board of Directors and Reasons for the Merger...................28
         Opinions of Pan Am's Financial Advisor ...............................................29
         Interests of Certain Persons in the Merger............................................35
         Agreements to Vote in Favor of the Merger.............................................36
         Certain Tax Consequences of the Merger................................................36
         Accounting Treatment..................................................................36
         Resale of Common Stock Issued as a Result of the Merger...............................36
         No Appraisal Rights...................................................................37
         Terms of the Merger Agreement.........................................................37

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF PAN AM.....................................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF PAN AM..........................................................42

SELECTED HISTORICAL FINANCIAL DATA OF CARNIVAL AIR.............................................47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF CARNIVAL AIR....................................................48

                                      -i-



                                                                                             PAGE

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.............................................59

CAPITALIZATION.................................................................................64

DESCRIPTION OF CARNIVAL AIR....................................................................65
         Description of Carnival Air's Business................................................65
         Management of Carnival Air............................................................72
         Principal Shareholders of Carnival Air................................................74
         Description of Carnival Air's Securities..............................................74

DESCRIPTION OF PAN AM..........................................................................75
         Description of Pan Am's Business......................................................75
         Management of Pan Am..................................................................84
         Principal Shareholders of Pan Am......................................................94
         Certain Relationships and Related Transactions........................................95
         Description of Pan Am's Securities....................................................98
         Price Ranges of Pan Am's Securities..................................................100

ELECTION OF DIRECTORS.........................................................................101

PROPOSAL TO AMEND PAN AM CORPORATION 1996 STOCK OPTION PLAN...................................102
         Description of the 1996 Option Plan..................................................102
         Federal Income Tax Consequences......................................................103
         Options Granted and Shares Eligible Under the Plan...................................104
         Amendment to the Plan................................................................105
         Recommendation of the Board of Directors.............................................105

PREFERRED STOCK CONVERSION PROPOSAL...........................................................106
         Background of the Issuance of the Preferred Stock....................................106
         Summary of Terms of Preferred Stock..................................................107
         Purpose of Solicitation..............................................................108

APPROVAL AND RATIFICATION OF THE DORAL FACILITY TRANSACTION...................................109
         Background...........................................................................109
         Interests of Certain Persons in the Doral Facility Transaction.......................110
         Purpose of Solicitation..............................................................110

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING...............................................111

FINANCIAL STATEMENTS........................................................................  F-1

MERGER AGREEMENT..............................................................................A-1

PAN AM CORPORATION ARTICLES OF INCORPORATION .................................................B-1

OPINION OF PAN AM'S FINANCIAL ADVISOR.........................................................C-1


                             ADDITIONAL INFORMATION

         Pan Am is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information is also available on the internet at http:\\www.sec.gov. In addition, certain reports, proxy material and other information concerning Pan Am can be inspected at the offices of the American Stock Exchange, Inc. (the "AMEX"), 86 Trinity Place, New York, New York, 10006, the national securities exchange on which shares of Common Stock are listed and traded.

         THE MERGER AND THE OTHER TRANSACTIONS DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC. THE SEC HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT. HOWEVER, IF ANY MATERIAL CHANGE OCCURS DURING THE PERIOD THAT THIS PROXY STATEMENT IS REQUIRED TO BE DELIVERED, THIS PROXY STATEMENT WILL BE AMENDED AND SUPPLEMENTED ACCORDINGLY.

                         STATEMENTS AND ASSOCIATED RISKS

         This Proxy Statement contains forward-looking statements, including, most importantly, information concerning possible or assumed future results of operations of Pan Am and Carnival Air set forth under "The Proposed Merger--Recommendation of the Board of Directors and Reasons for the Merger," "Description of Carnival Air" and "Description of Pan Am" and those statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates" or the negation thereof, or similar expressions. The achievement of the outcomes described in such forward-looking statements is subject to both known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the airline industry generally, and of Pan Am and Carnival Air in particular, to be materially different from any outcomes expressed or implied by such forward-looking statements. For those statements, Pan Am and Carnival Air claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that several important factors, in addition to those discussed under "Risk Factors" herein and elsewhere in this document, could affect the future results of Pan Am and Carnival Air and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, financial market conditions and future business decisions (of Pan Am and Carnival Air and their competitors), all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pan Am or Carnival Air.

                               RECENT DEVELOPMENTS

NATIONSBANK FACILITY

         On August 1, 1997, Carnival Air, as borrower, Pan Am, AHC and Mr. Micky Arison, as guarantors, and NationsBank, National Association, as Lender (the "Lender"), executed a credit agreement (the "NationsBank Credit Agreement"), under which the Lender provided two revolving credit bridge facilities (each a "Facility" and collectively, the "NationsBank Facility") of up to an aggregate of $25 million for use by Carnival Air for working capital and general corporate purposes and for the repayment by Carnival Air of up to $5 million in existing bank debt. Each of the Facilities permit Carnival Air to borrow up to $12.5 million, with borrowings under such Facilities maturing one year after the date of closing, subject to certain repayment requirements. The NationsBank Credit Agreement contains conditions and covenants, including, among other things, dividend or other restricted payment limitations, capital expenditure requirements and negative pledge covenants. There is no assurance that Carnival Air, even with the NationsBank Facility, will generate sufficient cash to fund its operations and significant cash requirements or that, upon consummation of the Merger, Pan Am's management will be able to improve the results of operations of Carnival Air or effectuate a combination of the airlines which will operate on a profitable basis.

         Mr. Micky Arison, an affiliate of the principal shareholder of Carnival Air, and AHC provided a guaranty of payment with respect to one of the Facilities ("Facility B"). After the consummation of the Merger, Mr. Arison's guaranty will be converted from a guarantee of payment to a guaranty of collection and AHC's guaranty will be terminated. Pan Am provided a guaranty of collection of the other Facility ("Facility A" which is binding on Pan Am whether or not the Merger is consummated). In the event that the Merger is consummated, Pan Am's guaranty of Facility A will be converted into a guaranty of payment of the entire NationsBank Facility. Carnival Air's obligations are secured by substantially all of its assets. Pan Am's guaranty is secured by a first priority lien on substantially all of its assets. AHC's guaranty is secured by a pledge of all of the securities of Carnival Air owned by it.

         Amounts borrowed under the NationsBank Facility bear interest at the prime rate of interest as quoted by the Lender for Facility B, and at a fixed percentage over such prime rate for Facility A (beginning at 3% per annum over such prime rate for the first six months and increasing by 1.5% per annum for each of the next three month periods). Carnival Air is required to pay to the Lender substantial fees relating to the NationsBank Facility. Additionally, Pan Am issued to the Lender, as further consideration, warrants to purchase up to 550,000 shares of Common Stock at an exercise price equal to $7.917, exercisable over ten years with a staggered vesting schedule based on the funding of the NationsBank Facility. Further, Pan Am, Carnival Air and Mr. Arison entered into an agreement pursuant to which Carnival Air, prior to the Merger, and Pan Am after consummation of the Merger, will pay Mr. Arison a guaranty fee in an amount equal to the difference between the cost to the borrower of Facility A and Facility B and certain additional amounts if the Merger were not consummated prior to August 31, 1997.

         Each of the parties to the Merger Agreement also entered into a First Amendment to Acquisition Agreement dated July 8, 1997 (the "First Amendment"), a Second Amendment to Acquisition Agreement dated July 9, 1997 (the "Second Amendment") and a Third Amendment to Acquisition Agreement dated August 26, 1997 (the "Third Amendment" and together with the Merger Agreement, the First Amendment and the Second Amendment, the "Merger Agreement"). The terms of the Merger Agreement, as amended, are described in the section captioned "The Proposed Merger--Terms of the Merger Agreement."

POSSIBLE SALE OF ADDITIONAL SECURITIES

         Pan Am is currently engaged in discussions with one or more investment banking firms with respect to conducting an offering of up to $115,000,000 of its securities pursuant to Rule 144A promulgated under the Securities Act. It is anticipated that such securities will be a new series of convertible preferred stock. It is further contemplated that all subscriptions for such securities would be received prior to the Merger and release of such funds and closing of such transaction would also be conditioned upon the consummation of the Merger. It is currently anticipated that the proceeds from such offering will be used to
(i) repay Carnival Air's indebtedness, (ii) repay Pan Am's $5 million "bridge loan" received from Metropolitan Dade County, (iii) redeem the Company's Series A Preferred Stock for approximately $22.5 million and (iv) for general working capital purposes. It is further anticipated that upon closing of such offering, the Company will redeem or convert all of the outstanding shares of the Series B Preferred Stock. There can be no assurances that any such offering will ever be consummated. Unless otherwise noted, this Proxy Statement does not give effect to the consummation of such described offering or the use of proceeds therefrom including the redemption of the Series A Preferred Stock and the redemption or conversion of the Series B Preferred Stock. Please see "Pro Forma Combined Condensed Financial Information" and "Capitalization" for certain pro forma financial information reflecting, among other things, such offering.

                                     SUMMARY

         THE FOLLOWING SUMMARY RELATING TO THE MERGER PROPOSAL IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE FULL TEXT OF THIS PROXY STATEMENT AND THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE APPENDICES HERETO. UNLESS THE CONTEXT INDICATES OTHERWISE "PAN AM" OR THE "COMPANY" REFERS TO PAN AM CORPORATION, A FLORIDA CORPORATION, AND ITS SUBSIDIARIES.

THE ANNUAL MEETING

         At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of shares of Common Stock pursuant to an Acquisition Agreement, dated March 20, 1997, as amended on July 8 and 9, 1997 and August 26, 1997, among the Company, CAL Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Company ("acquisition subsidiary"), Air Holding Company, a Florida corporation ("AHC"), and Carnival Air Lines, Inc., a Florida corporation ("Carnival Air") (the "Merger Agreement"), pursuant to which, among other things, (i) acquisition subsidiary will be merged with and into Carnival Air, as a result of which Carnival Air will become a wholly-owned subsidiary of the Company (the "Merger") and (ii) all outstanding shares of Carnival Air common stock, $.0002105 per share (the "Carnival Air Common Stock") will be converted into an aggregate of 9,523,810 shares of Common Stock, which will constitute approximately 46% of the then outstanding shares of Common Stock, without giving effect to the issuance of (a) approximately 4,748,000 shares of Common Stock issuable upon the exercise of outstanding options and warrants to purchase shares of Common Stock and (b) approximately 5,234,375 shares of Common Stock upon the conversion of outstanding shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock," and the Series A Preferred Stock and the Series B Preferred Stock may sometimes collectively be referred to as, the "Preferred Stock") (assuming, for purposes of example only, a market price of $8.00 and a discount to market of 20% and full conversion of such shares). Shareholders will also be asked to (i) consider and vote upon the election of six directors of the Company; (ii) consider and vote upon a proposal (the "Stock Option Plan Amendment") to amend the Pan Am Corporation 1996 Stock Option Plan (the "Stock Option Plan"), to, among other things, increase the number of shares of Common Stock issuable pursuant to the Stock Option Plan from 600,000 shares to 1,200,000 shares; (iii) consider and vote upon a proposal to approve the issuance of shares of Common Stock upon the conversion of the Company's outstanding shares of Preferred Stock (the "Preferred Stock Conversion Proposal"); (iv) consider and vote upon a proposal to approve Pan Am's purchase of the Doral Technology Center located in Miami, Florida from Eastern Air Lines, Inc. (the "Doral Facility Proposal"); and (v) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Annual Meeting is scheduled to be held at 10:00 A.M. local time, on September 26, 1997, at Pan Am's temporary corporate headquarters, at 9300 N.W. 36th Street, Miami, Florida, 33178. The Board of Directors has fixed the close of business on September 2, 1997, as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,412,610 shares of Common Stock outstanding which were held by 409 holders of record. The only voting securities of the Company are the shares of Common Stock, each of which is entitled to one vote. The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Assuming a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote is necessary to approve the Merger Proposal, the Stock Option Plan Amendment, the Preferred Stock Conversion Proposal and the Doral Facility Proposal. The election of the directors requires a plurality of the votes represented in person or by proxy. Under Florida law and pursuant to the Company's Articles of Incorporation, shareholders of the Company have no dissenters' or appraisal rights in connection with the Merger. A copy of the Merger Agreement and the Articles of Incorporation (which include the terms of the Preferred Stock), are attached hereto as Appendices A and B, respectively. See "The Annual Meeting."

         THE BOARD OF DIRECTORS UNANIMOUSLY HAS APPROVED THE MERGER AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER PROPOSAL. THE BOARD OF DIRECTORS HAS ALSO UNANIMOUSLY APPROVED THE STOCK OPTION PLAN AMENDMENT, THE PREFERRED STOCK CONVERSION PROPOSAL AND THE DORAL FACILITY PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" SUCH PROPOSALS AS WELL. SEE "THE PROPOSED MERGER--RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER."

RISK FACTORS

         Pan Am and Carnival Air are subject to a number of risks which may affect Pan Am's future results. In considering whether to approve the proposal concerning the Merger described in this Proxy Statement, shareholders should carefully consider the risks described under the section captioned "Risk Factors," which include, among others, the following:

         /bullet/      Limited Operating Revenues; Operational Losses;
                       Significant Need for Additional Financing
         /bullet/      Carnival Air Going Concern Consideration; Potential
                       Adverse Effects of Prior and Expected Future Losses
         /bullet/      High Leverage and Debt Service Associated with
                       NationsBank Facility and other Carnival Air Debt; Pan Am
                       Guaranty of NationsBank Facility
         /bullet/      Risks of Inadequate Cash Flow
         /bullet/      Nonrealization of Synergies or other Benefits from the
                       Merger
         /bullet/      Potential Effects of Future Airline Incidents
         /bullet/      Effect of General Economic Conditions
         /bullet/      Risk To Pan Am if the Merger is not Consummated
         /bullet/      Dilutive and other Adverse Effects of Outstanding
                       Options, Warrants and Preferred Stock
         /bullet/      Possible Adverse Effects of Authorization and Issuance of
                       Preferred Stock
         /bullet/      Potential Control by Certain Shareholders
         /bullet/      Risks Associated with Growth; Acquisitions and other
                       Corporate Transactions
         /bullet       Start-Up Enterprise
         /bullet/      Limited Operating History

THE MERGER

         GENERAL. If the Merger Proposal is approved by the Company's shareholders and the transactions contemplated in the Merger Agreement are consummated, acquisition subsidiary will be merged with and into Carnival Air and Carnival Air will become a wholly-owned subsidiary of the Company. In the Merger, each share of outstanding Carnival Air Common Stock will be converted into 1.8796992 shares (the "Exchange Ratio") of Common Stock or an aggregate of 9,523,810 shares of Common Stock. Such shares of Common Stock will constitute approximately 46% of the then outstanding shares of Common Stock, without giving effect to the issuance of (i) approximately 4,748,000 shares of Common Stock issuable upon the exercise of outstanding options and warrants to purchase Common Stock and (ii) approximately 5,234,375 shares of Common Stock issuable upon conversion of the Preferred Stock (assuming, for purposes of example only, a market price of $8.00 and a discount to market of 20% and full conversion of such shares). See "The Proposed Merger--Terms of the Merger Agreement."

         DESCRIPTION OF PAN AM. Pan Am is a start-up airline with limited resources in the highly competitive airline industry. Pan Am is not a successor to nor should Pan Am be confused with Pan American World Airways, Inc., a New York corporation ("Former Pan Am"), which ceased operations in 1991. Pan Am is an air carrier providing selected long-haul, high frequency, point-to-point, low fare full service over a limited network of routes throughout the United States and Puerto Rico. From its inception until it commenced flight operations on September 26, 1996, the Company's activities were limited to start-up activities, including raising capital, recruiting key personnel, training and obtaining certification from the Department of Transportation (the "DOT") and the Federal Aviation Administration (the "FAA"). The Company currently provides 11 daily round-trip flights between New York's Kennedy International Airport and Miami, Florida, Los Angeles, California, San Juan, Puerto Rico and Santo Domingo, Dominican Republic and between Miami, Florida and Chicago's Midway

Airport. During the period from the Company's inception through June 30, 1997, the Company has realized net revenues of approximately $61.7 million and experienced significant losses in every month aggregating approximately $59.2 million. Pan Am's temporary executive offices are located at 9300 N.W. 36th Street, Miami, Florida, 33178; its telephone number is (305) 873-3000. See "Description of Pan Am," "Risk Factors" and "Financial Statements--Pan Am."

         DESCRIPTION OF CARNIVAL AIR. Carnival Air provides low-fare, full service scheduled passenger air transportation that targets value-conscious leisure and business travelers. Carnival Air currently serves 16 cities with over 50 scheduled daily departures between the Northeast, Florida, California and the Caribbean. Carnival Air also provides commercial and military passenger charters, cargo and third party maintenance and training services. Carnival Air has recently experienced significant losses. During the year ended June 30, 1997, Carnival Air incurred a $75.3 million loss compared to profits of approximately $800,000 for the year ended June 30, 1996. Carnival Air expects such losses to continue for the foreseeable future and expects that it will require additional financing or capital infusions in the near term to continue its operations. Carnival Air's losses have created an immediate liquidity problem for the airline and it has been forced to defer payments on aircraft leases, aircraft and engine overhauls and other operating expenditures. Further, Carnival Air's independent certified public accountants' report includes an emphasis paragraph which indicates conditions exist that raise substantial doubt as to Carnival Air's ability to continue as a going concern. See "Risk Factors." Carnival Air's principal executive offices are currently located at 1815 Griffin Road, Suite 205, Dania, Florida, 33004-2213, and its telephone number is (954) 923-8672. See "Description of Carnival Air," "Risk Factors" and "Financial Statements--Carnival Air."

         RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER. The Board of Directors believes that the Merger is fair to, and in the best interests of, the Company and the shareholders. The Board of Directors has approved the Merger and the Merger Agreement and recommends that shareholders vote "FOR" approval and adoption of the Merger Proposal. The Board of Directors of Pan Am considered a number of factors in reaching its determination to recommend that shareholders vote for the Merger. The Merger could provide Pan Am with an opportunity to significantly enhance revenues by widening the scope of its operations and permitting it in a relatively short time frame to offer more frequency in service and to serve more markets. The Board further believes that the utilization of the "Pan Am" brand could enhance revenue development. Additionally, the Board considered that the combination presented the opportunity to possibly achieve significant cost saving synergies and could result in Pan Am quickly achieving more cost effective operations than could be achieved through internal growth alone. In that regard, the Board considered the desirability of utilization of Carnival's narrowbody aircraft, which given Pan Am's traffic load to date, would more likely result in profitable operations than utilization of Pan Am's widebody fleet. These narrowbody aircraft could also be utilized by Pan Am to achieve a presence in cities where the traffic base is not large enough to support widebody operations. Additionally, the Board noted that Pan Am remains subject to an eight aircraft limitation under its Certificate of Authority from the DOT (the "DOT Certificate"), that it cannot operate any narrowbody aircraft under such certificate, and that by virtue of the Merger, Pan Am would acquire Carnival Air's existing DOT Certificate which does not have any such limitations. For a further discussion of the factors considered by the Board of Directors in making its recommendations, see "The Proposed Merger--Recommendation of the Board of Directors and Reasons for the Merger."

         OPINION OF PAN AM'S FINANCIAL ADVISOR. On September 3, 1997, Furman Selz LLC ("Furman Selz"), financial advisor to Pan Am, delivered its written opinion to the Pan Am Board of Directors that the Exchange Ratio is fair, from a financial point of view, to the holders of Common Stock. The full text of the opinion of Furman Selz, which sets forth, among other things, the assumptions made, matters considered and limitations of review undertaken in connection with such opinion, is set forth as Appendix C to this Proxy Statement, and should be read carefully by all shareholders of Pan Am. For information about Furman Selz and its relationship with Pan Am, see "The Proposed Merger--Opinion of Pan Am's Financial Advisor."

         APPROVAL OF MERGER AGREEMENT. Concurrently with the execution of the Merger Agreement, each of the Carnival Air shareholders entered into agreements, pursuant to which they, among other things, agreed to vote their shares of Carnival Air Common Stock (representing 100% of the outstanding Carnival Air Common

Stock) in favor of the Merger and the Merger Agreement. Accordingly, assuming all of the conditions contained in the Merger Agreement are either satisfied or waived, including the affirmative vote for the Merger Proposal by the Company's shareholders, the Merger will be consummated. Additionally, concurrently with the execution of the Merger Agreement, each of Pan Am's directors and executive officers, and certain other shareholders, entered into agreements, pursuant to which they, among other things, agreed to vote their shares of Common Stock (representing an aggregate of 4,545,690 shares of Common Stock or approximately 40% of the outstanding Common Stock on the Record Date) in favor of the Merger Proposal.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER. Upon consummation of the Merger, Carnival Air will be the surviving corporation of the Merger of acquisition subsidiary with and into Carnival Air and Carnival Air will become a wholly-owned subsidiary of Pan Am. The directors of acquisition subsidiary immediately prior to the Effective Date (as defined below) will be the initial directors of Carnival Air at the Effective Date. The executive officers of acquisition subsidiary and certain executive officers of Carnival Air immediately prior to the Effective Date will be the initial officers of Carnival Air until their successors are duly elected or appointed and qualified. Reuven Wertheim, the former chief executive officer of Carnival Air, resigned from such position on April 17, 1997 and will enter into a consulting agreement with Pan Am following the Effective Date. For a description of the terms of such consulting agreement, see "The Proposed Merger--Interests of Certain Persons in the Merger--Carnival Air Directors and Officers." The current executive officers of Carnival Air shall also become executive officers of Pan Am following the Effective Date.

         Additionally, and pursuant to the terms of the Merger Agreement, following the Effective Date, Pan Am and Carnival Air have agreed, upon the request of Micky Arison, to cause each of Mr. Arison and Howard Frank to be nominated to the Board of Directors and to use reasonable efforts consistent with no less than those efforts that are taken with respect to all other nominees to the Board of Directors to have such persons elected to the Board of Directors for so long as Mr. Arison, directly or indirectly, beneficially owns more than 5% of the issued and outstanding shares of Common Stock. In the event that Messrs. Arison and Frank request to be a member and in turn are elected to the Board of Directors, the size of Pan Am's then current board will be increased accordingly. See "Election of Directors." A trust of which Mr. Arison is beneficiary (the "Arison Trust") owns 93.7% (after the $30 million contribution) of the outstanding shares of Carnival Air Common Stock. Mr. Frank does not own any shares of Carnival Air Common Stock. Following the Merger, the Arison Trust will own an aggregate of 8,928,571 shares of Common Stock, representing approximately 43% of the total shares of Common Stock to be outstanding following consummation of the Merger (without giving effect to (i) the issuance of approximately 4,748,000 shares of Common Stock upon exercise of all outstanding options and warrants and (ii) approximately 5,234,375 shares of Common Stock issuable upon the conversion of the Preferred Stock (assuming, for purposes of example only, a market price of $8.00 and a discount to market of 20% and full conversion of such shares)). None of the Carnival shareholders currently own any options or warrants to purchase shares of Common Stock or any shares of the Preferred Stock. See "The Proposed Merger--Interests of Certain Persons in the Merger," "Management of Pan Am" and "Management of Carnival Air."

         Pursuant to the terms of the Merger Agreement, the Company and Messrs. Reuven Wertheim and A. Daniel Ratti, holders of 3.8% and 2.5%, respectively, of the outstanding shares of Carnival Air Common Stock (after the $30 million contribution), and the Arison Trust, entered into a certain registration rights agreement, dated March 20, 1997 (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, the Company has granted certain demand and piggyback registration rights to such individuals and entity in connection with the shares of Common Stock issued in the Merger. Additionally, pursuant to the terms of the Merger Agreement, Mr. Arison, the Arison Trust and the Company entered into a certain standstill agreement. Pursuant to such agreement, Mr. Arison and the Arison Trust agreed to certain limitations on the disposition of the shares of Common Stock that the Arison Trust receives in the Merger. See "The Proposed Merger--Interests of Certain Persons in the Merger--Registration Rights and Standstill."

         Pursuant to the terms of the Merger Agreement, Pan Am and Carnival Air have agreed to indemnify to the fullest extent permitted by law, for a period of two years from the Effective Date, Messrs. Arison, Wertheim and Ratti in respect of actions or omissions occurring at or prior to the Effective Date arising in whole or in part out of the fact that such person is or was a director or officer of Carnival Air prior to the Effective Date (not including matters which would have been deemed a breach of any representation or warranty contained in the Merger Agreement). See "The Proposed Merger--Interests of Certain Persons in the Merger--Indemnification of Officers and Directors."

         OPERATIONS AFTER THE MERGER. As a result of the Merger, Carnival Air will be a wholly-owned subsidiary corporation of Pan Am. In accordance with the terms of the Merger Agreement, all of Carnival Air's directors will resign effective at the Effective Date, to be replaced by the acquisition subsidiary's current directors. The current executive officers of Carnival Air, together with the executive officers of acquisition subsidiary, shall be the executive officers of Carnival Air following the Effective Date. Additionally, the current executive officers of Carnival Air shall also become executive officers of Pan Am following the Effective Date. For a biographical description of such officers, see "Description of Carnival Air--Management of Carnival Air." See "The Proposed Merger--Operations After the Merger" and "Description of Pan Am--Management of Pan Am."

         FLEET INVENTORY. Set forth below is a table describing the combined fleet inventory of Pan Am and Carnival Air as of September 1, 1997:

                  FLEET INVENTORY AS OF SEPTEMBER 1, 1997 (1)
                  -------------------------------------------

     TYPE                     CARNIVAL AIR                    PAN AM

     737-200                  2 (1 owned)                        0
     737-400                  7 (2)                              0
     A300                     5                                  5
     727-200                  7 (1 owned)                        1 (owned)(3)

- -------------

(1)      All aircraft are leased unless otherwise noted.
(2) Does not include 2 aircraft leased on a seasonal basis that are not currently available.
(3) Included in Carnival Air's fleet as aircraft is leased to and operated by Carnival Air.

         EFFECTIVE DATE. After all the conditions set forth in the Merger Agreement have been satisfied or waived, the Merger will become effective at such time as Articles of Merger are accepted for filing by the Secretary of State of the State of Florida (the "Effective Date"). Such filing will be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. See "The Proposed Merger--Closing; Effective Date."

         REGULATORY MATTERS. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), requires parties to certain acquisitions, including the Merger, to submit certain information to the Federal Trade Commission ("FTC") and to the Antitrust Division of the Department of Justice ("DOJ"). Under the HSR Act, the Merger may not be consummated until the expiration or termination of a waiting period, commencing upon acceptance of such submissions. These agencies scrutinize the legality of transactions like the Merger under applicable antitrust laws. Either or both of FTC or DOJ could take such action under the antitrust laws as it or they deem necessary or desirable in the public interest, or certain other persons could take action under such laws, including seeking to enjoin the Merger. On April 18, 1997, Pan Am and the Arison Trust filed the requisite information with FTC and DOJ. On April 29, 1997, Pan Am and Carnival Air were notified by FTC that the above-referenced waiting period expired on April 29, 1997. The expiration or termination of this waiting period was a condition to the consummation of the Merger. See "The Proposed Merger--Terms of the Merger Agreement."

         The DOT does not have direct jurisdiction to approve or disapprove the transactions contemplated herein. However, under 49 United States Code ss. 41110(e), the DOT does have jurisdiction over the continuing fitness of air carriers, such as Carnival Air and Pan Am. In respect of that jurisdiction, the DOT has promulgated regulations which require that air carriers (i) notify the DOT of any substantial change in ownership, i.e, a change in ownership of 10% or more of the outstanding voting stock, and (ii) provide information regarding such change. On March 28, 1997, Pan Am and Carnival Air notified the DOT of the transactions described herein and will be providing information to the DOT in respect to any information requests. To date, there have been no requests for information. Based on its continuing fitness review, the DOT could determine that, as a result of the transactions described herein, Carnival Air and/or Pan Am may not continue to be fit to be an air carrier, in which case changes in either of the companies' operating or capital structure may be necessary to insure the continuing fitness of Carnival Air and/or Pan Am.

         CONDITIONS TO THE MERGER. In addition to the required shareholder approval, the consummation of the Merger is subject to the satisfaction of or where legally permissible, waiver of a limited number of conditions. For information regarding the limited conditions to the Merger, see "The Proposed Merger--Terms of the Merger Agreement."

         TERMINATION; EXPENSES. The Merger Agreement provides for very limited circumstances under which a party may terminate the Merger Agreement. The Merger Agreement may be terminated (i) at any time by the mutual consent of the parties; (ii) unilaterally, in certain circumstances, by either Pan Am or Carnival Air if the Merger has not been consummated prior to October 31, 1997 (which date may be extended to November 30,

1997 by either party); or (iii) by Pan Am or Carnival Air upon written notice, if there has been a material misrepresentation by the other party or a material breach of any of the other party's warranties or covenants set forth in the Merger Agreement. Pan Am and Carnival Air have agreed to bear their own expenses incurred in connection with the Merger. See "The Proposed Merger--Terms of the Merger Agreement."

         CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER. The Company has been advised that consummation of the Merger will not cause the Company's shareholders to recognize any income, gain or loss for federal income tax purposes. No ruling will be obtained from the Internal Revenue Service with respect to the federal income tax consequences of the Merger. See "The Proposed Merger--Certain Tax Consequences of the Merger" for a general discussion of certain federal income tax consequences of the Merger. Shareholders are urged to consult their tax advisors regarding the particular tax consequences of the Merger to them under federal, state, local or other applicable law.

         ACCOUNTING TREATMENT. The Merger will be accounted for by Pan Am under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Pan Am in connection with the Merger will be allocated to Carnival Air's assets and liabilities based on their fair values, with the excess treated as goodwill. The assets and liabilities and results of operations of Carnival Air will be consolidated into the assets and liabilities and results of operations of Pan Am subsequent to the Effective Date. See "The Proposed Merger--Accounting Treatment."

         RESALES OF COMMON STOCK. The Common Stock to be issued to shareholders of Carnival Air in the Merger has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued to the Carnival Air shareholders pursuant to an exemption from registration contained in the Securities Act and will be deemed "restricted securities," as such term is defined under Rule 144 under the Securities Act. Without registration, none of such shares will be eligible for sale under Rule 144, prior to one year from the Effective Date. The Company, however, has granted the Carnival Air shareholders certain registration rights with respect to such shares pursuant to the terms of the Registration Rights Agreement. See "The Proposed Merger--Interests of Certain Persons in the Merger." Additionally, the Company has filed other registration statements with the SEC relating to the resale of other shares of Common Stock and the exercise of outstanding options and warrants into shares of Common Stock and the conversion of shares of Preferred Stock into shares of Common Stock. See "Risk Factors--Subsequent Registration of Stock; Shares Eligible for Future Sale."

         DISSENTERS' RIGHTS OF APPRAISAL. Under Florida law and pursuant to the Company's Articles of Incorporation, shareholders of the Company have no dissenters' or appraisal rights in connection with the Merger. The holders of Carnival Air Common Stock, who would generally have dissenters' rights of appraisal in the Merger, have agreed to vote for adoption of the Merger Agreement.

MARKET PRICES AND DIVIDEND DATA

         The Common Stock of Pan Am is listed for trading on the American Stock Exchange. On March 20, 1997 (the last trading day prior to the public announcement of the execution of the Merger Agreement), the last reported closing bid price of the Common Stock was $11.00. On September 4, 1997 (the last trading day prior to the date of this Proxy Statement), such bid price was $6.50. See "Description of Pan Am--Price Ranges of Pan Am's Securities." The Carnival Air Common Stock is owned of record by three shareholders and there is no established public trading market therefor.

         Pan Am has never paid cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Pan Am intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Merger.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

         The following tables set forth certain historical and pro forma financial and operating data of Pan Am, its predecessor and Carnival Air. This summary has been derived in part from, and should be read in conjunction with, the financial statements and related notes thereto beginning on page F-1 of this Proxy Statement. This information should be read in conjunction with the separate historical financial statements of Pan Am and Carnival Air and the pro forma combined condensed financial information reflecting the consummation of the Merger, which appear elsewhere in this Proxy Statement. See "Selected Historical Financial and Operating Data of Pan Am," "Selected Historical Financial and Operating Data of Carnival Air," "Pro Forma Combined Condensed Financial Information" and "Financial Statements."

                                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA
                                     (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

                                                              YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                                        1994(1)        1995(1)          1996         1996(1)        1997
                                                      ------------   ------------    ----------    -----------   -----------

PAN AM
- ------
INCOME STATEMENT DATA:
   Revenues........................................   $          1      $       2   $    10,441    $        20   $    51,283
   Loss from operations............................           (135)          (239)      (28,340)        (4,205)      (32,162)
   Net loss........................................           (135)          (239)      (27,554)        (4,110)      (31,613)
   Net loss per share..............................        (179.38)       (318.79)        (3.89)         (0.86)        (2.87)
   Weighted average number of common shares
       outstanding.................................            750            750     7,078,041      4,758,971    11,143,796

OPERATING DATA:
   Revenue passenger miles (RPMs)(000).............             --             --       121,374             --       600,773
   Available seat miles (ASMs)(000)................             --             --       264,795             --       963,703
   Cost per ASM....................................             --             --         14.6(cent)        --          8.6(cent)
   Load factor.....................................             --             --         45.8%             --         62.3%
   Yield...........................................             --             --          8.3(cent)        --          8.3(cent)
   Aircraft in fleet (end of period)...............             --             --            3              --            5
   Cities served (end of period)...................             --             --            4              --            5

                                                                 AS OF DECEMBER 31,                     AS OF JUNE 30,
                                                                 ------------------                     --------------
                                                         1994            1995           1996          1996          1997
                                                      ------------   ------------    ----------    -----------   -----------
BALANCE SHEET DATA:
   Working capital (deficit).......................   $         (20)    $       (4) $      7,860   $     18,633  $      5,080
   Total assets....................................           1,577          1,615        26,545         23,799        60,056
   Total liabilities...............................              24              4        13,940          1,401        39,361
   Stock subscriptions and warrants................                                          945                       10,978
   Total shareholders' equity......................           1,553          1,610        11,660         22,398         9,717

                                                                YEAR ENDED JUNE 30,                SIX MONTHS ENDED JUNE 30,
                                                                -------------------                -------------------------
                                                         1995            1996           1997          1996          1997
                                                      ------------   ------------    ----------    -----------   -----------
CARNIVAL AIR

INCOME STATEMENT DATA:
   Revenue.........................................   $     199,622     $  269,270  $    260,826   $    140,879  $    140,048
   Income (loss) from operations...................           3,399          2,359      (75,394)            359   (54,929)(3)
   Net income (loss)...............................           2,502            831      (75,296)          (457)   (54,294)(3)
   Net income (loss) per share.....................            0.79           0.26       (23.78)         (0.14)    (17.15)(3)
   Weighted average number of common
       shares outstanding..........................       3,166,667      3,166,667     3,166,667      3,166,667     3,166,667

PRO FORMA INCOME DATA:
   Pro forma earnings per share....................   $        0.26     $     0.09  $     (7.91)   $     (0.05)  $     (5.77)
   Pro forma weighted number of common shares
      outstanding..................................       9,523,810      9,523,810     9,523,810      9,523,810     9,523,810

OPERATING DATA (SYSTEM EXCEPT FOR YIELD):
   Revenue passenger miles (RPMs)(000).............       1,964,637      2,545,152     2,652,513      1,366,683     1,408,749
   Available seat miles (ASMs)(000)................       3,062,431      3,815,936     4,065,530      2,068,627     2,216,615
   Cost per ASM....................................            6.4(cent)      7.0(cent)     8.2(cent)      6.8(cent)     8.8(cent)
   Load factor.....................................            64.2           66.7          65.2           66.1          63.6
   Yield (scheduled)...............................           10.0(cent)     10.3(cent)     9.5(cent)     10.2(cent)     9.6(cent)
   Aircraft in fleet (end of period)...............              21             24            25             24            25
   Cities served (end of period)...................              15             14            16             14            16




                                                                   AS OF JUNE 30,
                                                                   --------------
                                                           1995           1996           1997
                                                        ----------    -----------     ----------
CARNIVAL AIR BALANCE SHEET DATA:
   Working capital (deficit).......................     $   (19,636)  $    (21,040)  $   (61,608)
   Total assets....................................          41,455         69,414        38,140
   Total liabilities...............................          36,750         63,208       107,230
   Total shareholders' equity (deficit)............           4,705          6,206       (69,090)
   Book value per common share.....................            1.49           1.96        (21.82)

PRO FORM BALANCE SHEET DATA:
   Pro forma book value per number of
      common shares outstanding....................    $       0.49   $       0.65   $    (7.25)


                                                       YEAR         SIX MONTHS
                                                       ENDED          ENDED
                                                    DECEMBER 31,     JUNE 30,
                                                    -----------     -----------
                                                       1996            1997
                                                    -----------     -----------

PRO FORMA COMBINED FINANCIAL DATA

INCOME STATEMENT DATA:

   Revenue.......................................     $272,098       $191,186
   Net (loss)...................................       (61,794)       (91,582)
   Net (loss) per share..........................        (3.72)         (4.43)
   Weighted average number of common share
       outstanding...............................   16,601,851     20,667,606



                                                                       AS OF JUNE 30, 1997
                                                                      ---------------------

                                                                                     PRO
                                                                                  ---------
                                                                       ACTUAL      FORMA(2)
                                                                      ----------  ---------
BALANCE SHEET DATA:

   Working capital (deficit)......................................   $     5,080  $   (52,578)
   Total assets...................................................        60,056      210,665
   Total liabilities..............................................        39,361      118,541
   Stock subscriptions and warrants...............................        10,978       10,978
   Total shareholders' equity ....................................         9,717       81,146

- --------------------

(1) Pan Am initiated airline operations on September 26, 1996. The financial information presented for Pan Am for 1994 and 1995 represents the financial information of Pan Am's predecessor company. See "Financial Statements--Pan Am Corporation."
(2)      Pro forma to give effect to the Merger.
(3) Includes fourth quarter adjustments amounting to approximately $27.6 million which consisted primarily of charges related to the return of four aircraft and certain impairment charges.

                               PAN AM CORPORATION

                              =====================

                                 PROXY STATEMENT

                                  INTRODUCTION





         This Proxy Statement is being furnished to the shareholders of Pan Am Corporation, a Florida corporation ("Pan Am" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Pan Am from holders of issued and outstanding shares of common stock of Pan Am, par value $.0001 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Pan Am and any adjournments or postponements thereof (the "Annual Meeting").

         The Annual Meeting will be held on the date, at the time and at the location set forth under the section entitled "The Annual Meeting." At the Annual Meeting, shareholders will be asked to consider and vote upon, among other things, a proposal (the "Merger Proposal") to approve the issuance of 9,523,810 shares of Common Stock in connection with the Merger of CAL Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Company ("acquisition subsidiary") with and into Carnival Air Lines, Inc., a Florida corporation ("Carnival Air"), pursuant to the terms of that certain Acquisition Agreement, dated March 20, 1997, as amended on July 8 and 9, 1997, and on August 26, 1997, among Pan Am, acquisition subsidiary, Carnival Air and Air Holding Company, a Florida corporation ("AHC") (the "Merger Agreement"). As a result of the Merger, Carnival Air will become a wholly-owned subsidiary of Pan Am.

         At the Annual Meeting, shareholders of the Company will also be asked to (i) consider and vote upon the election of six directors of the Company; (ii) consider and vote upon a proposal (the "Stock Option Plan Amendment") to amend the Pan Am Corporation 1996 Stock Option Plan (the "Stock Option Plan"), to, among other things, increase the number of shares of Common Stock issuable pursuant to the Stock Option Plan from 600,000 shares to 1,200,000 shares; (iii) consider and vote upon a proposal to approve the issuance of shares of Common Stock upon the conversion of outstanding shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock," and the Series A Preferred Stock and the Series B Preferred Stock may sometimes collectively be referred to as, the "Preferred Stock") (the "Preferred Stock Conversion Proposal"); (iv) consider and vote upon a proposal to approve Pan Am's purchase of the Doral Technology Center located in Miami, Florida from Eastern Air Lines, Inc. (the "Doral Facility Proposal"); and (v) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has approved the Merger Agreement and the transactions contemplated thereby and recommends that the shareholders vote for the Merger Proposal described in this Proxy Statement. For a discussion of the factors considered by the Board of Directors in approving the Merger, the Merger Agreement and the transactions contemplated thereby, see "The Proposed Merger--Recommendation of the Board of Directors and Reasons for the Merger." The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than the matters described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, proxies will be voted in the discretion of the proxy holders.

                                  RISK FACTORS

         THE BUSINESSES OF PAN AM AND CARNIVAL AIR INVOLVE CERTAIN ELEMENTS OF RISK, INCLUDING, BUT NOT LIMITED TO, THE FACTORS DISCUSSED BELOW. In addition to the other information contained in this Proxy Statement, shareholders should review carefully the following considerations in deciding whether to vote in favor of any of the proposals contained herein.

         LIMITED OPERATING REVENUES; OPERATIONAL LOSSES; SIGNIFICANT NEED FOR ADDITIONAL FINANCING. Pan Am is a start-up airline which has only limited flight operations which commenced on September 26, 1996. During the period from the Company's inception through June 30, 1997, the Company has realized net revenues of $61.7 million and experienced significant losses in every month aggregating $59.2 million. See "Financial Statements--Pan Am." The Company expects losses to continue for the foreseeable future. Historically, Pan Am has funded its operations solely through financing activities and Pan Am will require significant additional financing until Pan Am becomes profitable.

         Carnival Air has also recently experienced significant losses. During the fiscal year ended June 30, 1997, Carnival Air incurred a $75.3 million loss compared to profits of approximately $800,000 for the fiscal year ended June 30, 1996. Carnival Air expects such losses to continue for the foreseeable future and expects that it will require significant additional financing or capital infusions in the near term to continue its operations. Carnival Air's losses have forced it to defer payments on aircraft leases, aircraft and engine overhauls and other operating expenditures. Four of Carnival Air's A300 aircraft have recently been replevied by their lessors and their respective leases terminated due to disputes between Carnival Air and the lessors over unpaid rent and maintenance reserves owed to Carnival Air. As a result of these terminations, Carnival Air took a charge in excess of $13 million (including a write-off of assets related to the return of aircraft amounting to $10 million) in the fourth quarter of fiscal 1997, which management believes is sufficient to cover any additional costs and penalties that may be assessed in connection with the lease terminations. The termination of any additional aircraft leases and the resulting cost and penalties associated therewith could have a further material adverse effect on Carnival Air's financial condition and results of operations. Carnival Air also recorded an impairment charge in excess of $12 million in the same period. Due to the Company's projected continuing losses and projected negative cash flows it was necessary to write-off certain assets. Carnival Air's payables and accruals at June 30, 1997 were approximately $55 million, of which approximately $10 to $15 million could be considered past due. Carnival Air believes that the NationsBank Facility will only provide sufficient capital to satisfy all of its cash requirements and fund losses through the middle of October 1997; however, there are no assurances that such financing will satisfy such requirements. In the event Carnival Air is unable to finance operations, Carnival Air may be required to adopt one or more alternatives, such as reducing or delaying additional expenditures or otherwise curtailing operations or seeking protection under bankruptcy laws. The pro forma combined condensed financial information for the combined entities for the twelve months ended December 31, 1996 and the six months ended June 30, 1997 show a combined loss of approximately $61.8 million and $91.6 million, respectively. See "Financial Statements--Carnival Air" and "Pro Forma Combined Condensed Financial Information."

         There is no assurance that upon consummation of the Merger, Pan Am's management will be able to reduce such losses or effectuate a combination of the airlines which will operate on a profitable basis. Additionally, neither Pan Am nor the combined companies after the Merger will generate sufficient cash to fund Pan Am's and Carnival Air's operations and significant cash requirements. Pan Am will likely be required to seek additional sources of capital to fund these losses and cash requirements. Except with respect to the NationsBank Facility and the possible sale of shares of a new series of preferred stock as discussed under "Recent Developments," Pan Am has no current arrangements with respect to, or sources of additional financing. There can be no assurances that the proceeds from the NationsBank Facility or the possible sale of additional shares of preferred stock will be able to satisfy all of its cash requirements or fund the Company's combined operating losses beyond the next several months or that any additional financing will be available to Pan Am on acceptable terms, if at all. To the extent Pan Am is not able to generate sufficient revenues or obtain additional financing and its cash requirements were to continue to exceed its available capital and financing, Pan Am would be forced to reduce or discontinue some or all of its operations.

         Over the near term, Pan Am will be required to expend significant funds to cover its and Carnival Air's operating shortfalls. Pan Am's ability to achieve profitability is dependent in part on its ability to successfully integrate the two companies and increase the combined company's revenues. To date, Pan Am has received limited revenues and there is no assurance when, if ever, Pan Am will achieve profitability. Pan Am's prospects, both now and following the Merger, therefore, must be evaluated in light of the risks, expenses and complications normally encountered by a small "start-up" company with limited resources in the highly competitive airline industry, which is characterized by a high risk of failure. Significant delays or complications in reducing each of Pan Am's and Carnival Air's operating losses and achieving the anticipated synergies of the combined company would have a material adverse effect on Pan Am's financial condition and results of operations.

         CARNIVAL AIR GOING CONCERN CONSIDERATION; POTENTIAL ADVERSE EFFECTS OF PRIOR AND EXPECTED FUTURE LOSSES. During the year ended June 30, 1997, Carnival Air incurred a $75.3 million loss compared to profits of approximately $800,000 for the year ended June 30, 1996. Carnival Air's independent certified public accountants' report includes an emphasis paragraph which indicates conditions exist that raise substantial doubt as to Carnival Air's ability to continue as a going concern. Carnival Air anticipates that it will continue to incur losses and negative cash flow through at least October 1997. Carnival Air's management currently anticipates that, in the event that the NationsBank Facility is insufficient to meet Carnival Air's capital requirements, Carnival Air may be required to adopt one or more alternatives to its proposed expenditures, such as sales of aircraft or other assets, the reduction or delay of capital expenditures and certain aircraft and engine overhauls or the curtailment of operations. If these measures are unsuccessful, Carnival Air could be forced to seek protection under bankruptcy laws. There can be no assurance that any of such alternatives will provide sufficient capital for Carnival Air to meet its obligations.

         HIGH LEVERAGE AND DEBT SERVICE ASSOCIATED WITH NATIONSBANK FACILITY AND OTHER CARNIVAL AIR DEBT; PAN AM GUARANTY OF NATIONSBANK FACILITY. Upon the consummation of the Merger, the NationsBank Facility poses certain risks for Pan Am, including the risks that Pan Am and its subsidiaries may not generate sufficient cash flow to service such indebtedness; that Pan Am will be unable to renegotiate the terms of such indebtedness; that it may be unable to obtain additional financing in the future; that, to the extent it is significantly more leveraged than its competitors, Pan Am may be placed at a competitive disadvantage; and that Pan Am's capacity to respond to market conditions and other factors may be adversely affected. Pan Am's ability to service its debt will depend on its future performance, which will be subject to prevailing economic and competitive conditions and other specific factors discussed herein, as well as developments in capital markets generally. The terms of the NationsBank Facility (i) require Pan Am to maintain minimum levels of liquidity and net worth and to meet specified financial ratios, (ii) limit the issuance of debt by Pan Am and of debt or preferred stock by Pan Am's subsidiaries, (iii) restrict the ability of its subsidiaries to pay dividends or make distributions to Pan Am, (iv) restrict Pan Am's ability to pay dividends, redeem capital stock or subordinated debt, make certain investments or issue capital stock, place additional liens on its or its subsidiaries' property, incur additional long-term indebtedness, make capital expenditures in excess of specified limitations, and enter into mergers or similar transactions, and (v) limit certain corporate acts and transactions by Pan Am. Such provisions could adversely affect Pan Am's ability to pursue its strategy of growth through acquisitions. See "Description of Pan Am--Description of Pan Am's Business--Business Strategy."

         Additionally, Pan Am has guaranteed a portion of the NationsBank Facility, which guaranty will become a guaranty of the entire NationsBank Facility upon the Merger. However, if the Merger does not occur for any reason, it is likely, given Carnival Air's financial condition, that Pan Am may be called upon to satisfy at least a portion of the guaranteed portion of the debt. Although management believes that because Pan Am's guaranty prior to the Merger is a guaranty of collection and not of payment that Pan Am's financial obligation under such circumstances would be lessened, there can be no assurance that Pan Am would nevertheless be required to expend material amounts in satisfying such obligations.

         It should further be noted that the terms of the NationsBank Facility become increasingly expensive after the Merger. There can be no assurances that Pan Am will be able to refinance such financing after the Merger. The failure to promptly refinance the NationsBank Facility after the Merger could have a material adverse effect on Pan Am's operations.

         RISKS OF INADEQUATE CASH FLOW. Management believes that Carnival Air's operating activities will not generate sufficient cash flow to adequately fund its current operations, including debt service and aircraft lease requirements. There can be no assurance that sources of funds will be available in amounts sufficient for Carnival Air to meet its obligations. Carnival Air believes that the NationsBank Facility should provide sufficient capital to satisfy all of its cash requirements and fund losses through the middle of October 1997; however, there are no assurances that such financing will satisfy such requirements. In the event Carnival Air is unable to finance operations, Carnival Air may be required to adopt one or more alternatives, such as reducing or delaying additional expenditures or otherwise curtailing operations or seeking protection under bankruptcy laws. In view of Carnival Air's anticipated capital expenditures and the competitive environment in which Carnival Air operates, any inability to obtain additional financing will have a material adverse effect on Carnival Air's prospects and future results of operations.

         NONREALIZATION OF SYNERGIES OR OTHER BENEFITS FROM THE MERGER. The Merger involves the integration of two companies that have previously operated independently. Among the factors considered by the Board of Directors of Pan Am in connection with its approval of the Merger Agreement were the opportunities for economies of scale and operating efficiencies that could result from the Merger and the potential for increased market penetration in Carnival Air's existing operations through utilization of the "Pan Am" name. Pan Am's growth and profitability will be affected by its ability to integrate the respective business, operations and employees of Carnival Air and Pan Am. Although Pan Am expects to achieve annual savings in operating costs as a result of the Merger, no assurance can be given that these savings or other benefits and operating synergies anticipated from such consolidation and combination will be realized. Moreover, there can be no assurance that the Company will be able to achieve such increased market penetration through utilization of the "Pan Am" name or that the combined entity will ever achieve profitable operations. To date, Pan Am's operations have not been profitable, in significant part due to its inability to attract sufficient passenger traffic on its widebody aircraft to make utilization of such widebody aircraft profitable. Under Pan Am's existing regulatory certificates, it is limited to operating not more than eight widebody aircraft. Carnival Air's existing regulatory certificates do not limit the number or type of aircraft it may operate. The failure of Pan Am to utilize narrowbody aircraft given its existing traffic flow could have a material adverse effect on its operations. Although the Merger would permit Pan Am to utilize Carnival's narrowbody aircraft, there are no assurances that Pan Am will be able to operate such aircraft profitably. The DOT does not have direct jurisdiction to approve or disapprove the Merger; however, it always has jurisdiction to review a certified carrier's ability to be fit as an air carrier. Based on such fitness review, the DOT could determine that, as a result of the Merger, Carnival Air and/or Pan Am may not continue to be fit to be an air carrier, in which case changes in either of the companies' operating or capital structure may be necessary to insure the continuing fitness of Carnival Air and/or Pan Am. Such determination by the DOT could have a material adverse effect on Pan Am and its prospects.

         POTENTIAL EFFECTS OF FUTURE AIRLINE INCIDENTS. The public's perception of smaller, regional and new entrant carriers suffered a major blow in May 1996 after the ValuJet incident, which was widely believed to be caused by inadequate safety procedures. The public's lack of confidence in small, regional and new entrant carriers led to a deterioration in the financial condition of several such airlines. The occurrence of any additional similar incidents may further deteriorate the public's perception of smaller carriers, and may impact the willingness of certain travelers to fly on such carriers. Moreover, such incidents may lead the FAA, the DOT and other governmental agencies to increase the scrutiny airlines receive from such agencies and may also cause such agencies to promulgate additional regulations that may affect the operations of these and other carriers. In light of the above, the Company believes that any airline incident and the related or unrelated imposition of increased scrutiny or additional regulations by various governmental agencies could have a material adverse effect on the Company.

         EFFECT OF GENERAL ECONOMIC CONDITIONS. The airline industry is highly competitive and industry earnings are volatile. Due to high fuel costs, unfavorable economic conditions, intense competition and various other factors, the airline industry suffered unprecedented losses from 1990 through 1993, with poor financial performance continuing into 1994. During these periods, a number of carriers were forced to file for bankruptcy and ultimately ceased operations and others filed for bankruptcy and reorganized. The industry has experienced and continues to experience substantial restructuring as most established carriers have implemented varying strategies in pursuit of profitability. The introduction of deeply discounted fares by one or more major United States airlines or a general downturn in the United States economy could have a material adverse effect upon Pan Am and the industry.

         RISK TO PAN AM IF THE MERGER IS NOT CONSUMMATED. Pan Am will face significant risks in the event that the Merger is not consummated. If the Merger were not consummated, Pan Am would lose the benefits of the enhanced revenues and cost synergies anticipated to be realized from the Merger. In that case, Pan Am would be required to attempt to achieve such enhanced revenues and cost synergies through, among other means, internal growth, which could be significantly more expensive and time consuming than achieving them through the Merger. Given the significant losses it has experienced and continues to experience, there are no assurances that Pan Am would have sufficient resources to sustain such growth until it becomes profitable. Finally, in the event the Merger is not consummated, Pan Am may suffer the financial consequences of being a guarantor of the NationsBank Facility without having received any of the corresponding benefits of the Merger or such Facility. See "Risk Factors--High Leverage and Debt Service Associated with NationsBank Facility and Other Carnival Air Debt; Pan Am Guaranty of NationsBank Facility."

         DILUTIVE AND OTHER ADVERSE EFFECTS OF OUTSTANDING OPTIONS, WARRANTS AND PREFERRED STOCK. In connection with the Merger, all outstanding shares of Carnival Air Common Stock will be converted into an aggregate of 9,523,810 shares of Common Stock, which will constitute approximately 46% of the then outstanding shares of Common Stock. Assuming exercise of all outstanding options and warrants to purchase shares of Common Stock (including the warrants issued in connection with the sale of the Preferred Stock, an aggregate of 4,748,000 shares), the current shareholders of Pan Am will own approximately 44% of the then outstanding Common Stock. For illustrative purposes only, assuming a market price of $8.00 and full conversion of the Preferred Stock, an aggregate of 5,234,375 shares of Common Stock will be issued and the current shareholders of Pan Am will own approximately 37% of the outstanding Common Stock. Alternatively, for illustrative purposes only, if the market price of the Preferred Stock were either $4.00 or $10.50, and all of such shares were converted (assuming a 20% discount to market), an aggregate of 10,468,750 shares (at a market price of $4.00) would be issued or approximately 4,062,893 shares (at a market price of $10.50) would be issued and upon such conversions the current shareholders of Pan Am would own approximately 32% (at a $4.00 market price) or 38% (at a $10.50 market price) of the outstanding Common Stock. For a description of the terms of the Preferred Stock, see, the "Preferred Stock Conversion Proposal." The terms on which the Company may obtain additional financing may be adversely affected by the existence of such options and warrants and Preferred Stock. The holders of such options and warrants may exercise them and the holders of the Preferred Stock may convert them at a time when Pan Am might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by Pan Am's outstanding securities. Further, as discussed in "Recent Developments," Pan Am may in the near future issue and sell shares of a new series of preferred stock. In addition, holders of the Preferred Stock and certain of the options and warrants have registration rights and the exercise of such rights may involve substantial expense to the Company.

         POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK. Pan Am's Board of Directors is authorized to issue up to an additional 99,500,000 shares of preferred stock. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any shares of preferred stock. The issuance of any series of preferred stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock and could further be used by the Board as a device to prevent a change in control favorable to the Company. Holders of preferred stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such preferred stock could make the possible takeover of Pan Am or the removal of management of Pan Am more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their Common Stock and adversely affect the voting and other rights of the holder of Common Stock, or depress the market price of the Common Stock.

         POTENTIAL CONTROL BY CERTAIN SHAREHOLDERS. Following the consummation of the Merger, the Arison Trust, the principal shareholder of Carnival Air, will own approximately 43% of the outstanding Common Stock without giving effect to the issuance of (i) approximately 4,748,000 shares of Common Stock issuable upon the exercise of outstanding options and warrants to purchase Common Stock and (ii) approximately 5,234,375 shares of Common Stock issuable upon conversion of the Preferred Stock (assuming, for purposes of example only, a market price of $8.00 and a discount to market of 20% and full conversion of such shares). Such level of stock ownership may be sufficient to control the management policies of Pan Am and exercise control over matters requiring shareholder approval, including the election of directors, the adoption of amendments to Pan Am's Articles of Incorporation and the approval of mergers and sales of all or substantially all of the Company's assets which may deter a potential suitor from making a tender offer or otherwise attempting to obtain control of Pan Am, even if such events might be favorable to the Company's shareholders. Neither Mr. Arison nor the Arison Trust currently own any options or warrants to purchase shares of Common Stock or any shares of the Preferred Stock. It should further be noted that pursuant to the Merger Agreement, upon the request of Mr. Arison, the Company shall cause Mr. Arison and/or Mr. Frank to be nominated to Pan Am's Board of Directors and to use reasonable efforts that are taken with respect to all other nominees to the Board of Directors to have such persons elected to the Board of Directors so long as Mr. Arison, directly or indirectly, beneficially owns more than 5% of the issued and outstanding shares of Common Stock. See "The Proposed Merger--Interests of Certain Persons in the Merger" and "Election of Directors." For a discussion of certain limitations imposed by the Standstill Agreement, see "The Proposed Merger--Interests of Certain Persons in the Merger--Registration Rights and Standstill."

         RISKS ASSOCIATED WITH GROWTH; ACQUISITIONS AND OTHER CORPORATE TRANSACTIONS. Pan Am intends to expand its operations as it adds aircraft to its fleet and enters new markets. Pan Am's growth may also take the form of acquisitions or mergers with other airline operations. The resulting growth in Pan Am's operations, such as the Merger, may strain Pan Am's management and operational resources. Pan Am's future success will depend in large part upon its ability to expand and manage its organization as its operations expand. Pan Am's failure to manage growth effectively, such as the Merger, could have a material adverse effect on Pan Am's results of operations and financial condition and on its ability to execute its expansion plans. Under Pan Am's existing regulatory certificates, it is limited to operating not more than eight airplanes. Carnival Air's existing regulatory certificates do not limit the number of aircraft it may operate. Following the Merger, Pan Am plans to maintain its and Carnival Air's existing regulatory certificates independently and operate both airline subsidiaries under the "Pan Am" brand. Although the DOT does not have direct jurisdiction to approve or disapprove the Merger, it always has jurisdiction to review a certified carrier's ability to be fit as an air carrier. Based on such fitness review, the DOT could determine that, as a result of the Merger, Carnival Air and/or Pan Am may not continue to be fit to be an air carrier, in which case changes in either of the companies' operating or capital structure may be necessary to insure the continuing fitness of Carnival Air and/or Pan Am. Such determination by the DOT could have a material adverse effect on Pan Am and its prospects. See "Risk Factors--Government Regulation."

         Additionally, acquisitions or mergers could result in material changes in Pan Am's financial condition and operating results. As consideration for any future acquisition, Pan Am may pay cash, incur indebtedness or issue debt or equity securities. Moreover, each potential acquisition target may present its own unique problems with respect to financial condition or other matters. There can be no assurances that any perceived benefits of any such acquisition, including without limitation, the Merger, will be realized.

         None of the Company's officers, directors, promoters, their affiliates or associates have had any significant discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of any acquisition or merger. Additionally, in accordance with the provisions of the Florida Business Corporation Act, the Company intends to submit any transactions between the Company and its directors or principal shareholders and their affiliates to a committee of disinterested members of the Company's Board of Directors or to require approval of such transactions by a majority of the disinterested members of the Board of Directors. Pan Am does not intend to seek shareholder approval for any acquisitions, including those involving management, unless required by law or the rules of the securities exchange upon which the Common Stock is traded.

         START-UP ENTERPRISE. Pan Am is a start-up airline with limited resources in the highly competitive airline industry. Pan Am is not a successor to nor should Pan Am be confused with Former Pan Am which ceased operations in 1991. The rights and obligations of Former Pan Am were discharged in bankruptcy. In connection with the bankruptcy proceedings, the various "Pan Am" tradenames, trademarks and other intellectual property rights previously owned by Former Pan Am were purchased and were subsequently assigned to Pan Am. In addition, certain of Pan Am's employees, including Mr. Martin R. Shugrue, Jr., President and Chief Executive Officer of Pan Am, were once employed by Former Pan Am.

         LIMITED OPERATING HISTORY. The Company was formed to operate a low fare, full service airline under the "Pan Am" name. Although many of the Company's managerial and supervisory personnel have had substantial airline industry experience, and some have worked together in the past, the Company has a limited operating history. There is no assurance that the Company will be profitable in the future.

         COMPETITION. Pan Am and Carnival Air face significant and varying competition from a large number of airlines. Their competitors include many airlines which are larger and have greater financial resources. They also face competition from other carriers pursuing low-cost/low-fare strategies similar to theirs. Airlines compete for travel customers in a variety of ways, including wholesaling discounted seats to tour operators, promoting to travel agents prepackaged tours for sale to retail customers, and selling discounted, excursion airfare products to the public. As a result, Pan Am and Carnival Air generally must compete for customers against the lowest revenue-generating seats of other airlines. Other airlines may meet or price their fares below the fares set by Pan Am or Carnival Air or introduce new non-stop service between cities served by Pan Am and Carnival Air which may prevent them from attaining load factors necessary to maintain profitable operations. Pan Am's and Carnival Air's ability to compete successfully on the basis of price depends on their ability to operate at costs equal to or lower than their competitors or potential competitors. In addition, competitors with greater financial resources than Pan Am may have the financial capacity to price their fares below Pan Am's or Carnival Air's fares or increase their service on routes served by Pan Am or Carnival Air, which could adversely affect Pan Am's or Carnival Air's profitability. In this regard, competitors are more likely to react to competition on long-haul routes such as the ones Pan Am intends to service as such routes tend to be the most profitable. Apart from the need for certain government licenses and the need for and the availability of financing, there are few barriers to entry into the airline business in the United States. Since 1990, the DOT has received in excess of 58 new applications for approval to operate a scheduled airline and in excess of 45 new applications for approval to operate as a charter or cargo carrier. A number of small airlines with low-cost/low-fare strategies have commenced operations in recent years. Pan Am may face competition from existing and new start-up airlines in selected markets from time to time.

         TRADEMARK MATTERS. Pan Am believes that the various "Pan Am" trade names, trademarks and other intellectual property rights (collectively, the "Pan Am Intellectual Property") are valuable assets that are important to the long term success of its business. Accordingly, the occurrence of any event which diminishes the reputation or visibility of the "Pan Am" brand could materially and adversely affect the Company and its prospects. There can be no assurance that Pan Am will have the financial and other resources necessary to enforce the Pan Am Intellectual Property from infringement by others. In addition, while Pan Am has recorded all registered trademarks included in the Pan Am Intellectual Property with the United States Patent and Trademark Office, it has until recently been unable to effect certain foreign registrations because of the failure of Eclipse Holdings, Inc. ("Eclipse") to execute and deliver certain assignments. Eclipse had initially submitted the winning bid in bankruptcy court to purchase the Pan Am Intellectual Property, but was unable to secure financing for its bid and subsequently assigned its rights to purchase the Pan Am Intellectual Property to Pan Am. Pan Am has obtained an injunction against Eclipse compelling Eclipse to execute and deliver the required assignment documentation. Eclipse has appealed such order and has also filed an action against Pan Am challenging Pan Am's ownership to the Pan Am Intellectual Property. Pan Am management believes that this action will be resolved in Pan Am's favor and that the likelihood of an unfavorable outcome for Pan Am in this matter is remote. However, in the event that Pan Am does not prevail, the loss of Pan Am's rights to the Pan Am Intellectual Property would have a material adverse effect on Pan Am. In addition, although Pan Am is not a successor to Former Pan Am, certain foreign creditors of Former Pan Am might seek within their foreign jurisdictions to recover debts of Former Pan Am from Pan Am or Pan Am's property (including the Pan Am Intellectual Property) if Pan Am were to commence operations in certain foreign countries. Pan Am management does not have any plans to commence operations in any foreign countries where this may be a problem and does not believe that any such claims are meritorious.

         DEPENDENCE ON KEY PERSONNEL. Pan Am is dependent on the active participation of its principal executive officers. Pan Am has entered into an employment agreement with Mr. Martin R. Shugrue, Jr., President and Chief Executive Officer of Pan Am, and is currently obtaining a key person life insurance policy on Mr. Shugrue. However, the loss of services of Mr. Shugrue or any other of Pan Am's principal executive officers could materially and adversely affect the business of Pan Am and its future prospects. In addition, Pan Am's ability to continue operations will be dependent upon its ability to attract and retain additional qualified management personnel. Competition for qualified management personnel in the airline industry is intense, and there can be no assurance that Pan Am will be able to attract and retain such personnel.

         OPERATIONS DEPENDENT UPON LIMITED FLEET; AVAILABILITY OF ADDITIONAL AIRCRAFT; INTEGRATION OF DIFFERENT AIRCRAFT. Pan Am leases five A300 aircraft and Carnival Air's fleet currently consists of 21 aircraft. Because of its small fleet size and limited number of routes, Pan Am, both now and following the Merger, may be at a competitive disadvantage compared to other airlines that can spread their operating costs across more equipment and routes and retain connecting traffic (and revenue) within their much more extensive route networks. In the event one or more of its aircraft were to be lost or unexpectedly removed from service for maintenance, repairs or other reasons, any resulting interruption in Pan Am's services or any difficulty experienced in fulfilling its obligations under any aircraft lease agreements could materially and adversely affect Pan Am's service, reputation and profitability. In the event of a loss of an aircraft, there can be no assurance that a suitable replacement aircraft could be located or that, if located, Pan Am could acquire or contract for the use of such an aircraft on favorable terms. Any extended interruption of operations due to the loss of an aircraft or unavailability due to unscheduled maintenance or repair, or the lack of availability of substitute aircraft, could have a material adverse effect on Pan Am. In the event of a breakdown or other unscheduled maintenance on Pan Am's aircraft at locations on Pan Am's route system where Pan Am does not have maintenance employees, significant delays could be incurred in completing such work. Since reliable service is important to Pan Am's business, any interruption of service could materially and adversely affect Pan Am's service, reputation and operating results. When Pan Am experienced problems associated with delays in delivery of the leased planes, Pan Am was forced to "wet-lease" additional planes at substantially higher costs to the Company than it would have incurred if its leased planes had been timely delivered. Pan Am cannot predict if additional aircraft may be available on satisfactory terms or at the time needed for additional growth. Such potential unavailability of additional aircraft for lease at favorable prices and terms could adversely impact Pan Am's operations. Pan Am commenced operations intending initially to primarily utilize the A300 aircraft. Carnival Air has a variety of aircraft comprised of A300s, Boeing 737-400s, 737-200s and 727-200s. Maintaining a fleet of different types of aircraft will require Pan Am to maintain a more costly infrastructure and will necessitate maintaining separate maintenance and operating programs and spare parts for each type of aircraft. This more costly infrastructure could have a material adverse effect on the financial condition of Pan Am following the Merger.

         AIRPORT AND GATE ACCESS. Pan Am presently operates over 22 daily scheduled departures from 6 cities and Carnival Air presently operates over 50 daily scheduled departures from 16 cities. Operations at a number of airports, including New York's John F. Kennedy International Airport ("JFK"), are regulated by governmental authorities through "slot" allocations. Each slot represents governmental authorization to take off or land at the particular airport during a specified time period. Slots may be purchased or leased from their current owners and lessees. There can be no assurance that Pan Am and Carnival Air will be able to obtain or retain slots at these airports at acceptable prices or for suitable times. Moreover, any other conditions, such as operating curfews, that would deny or limit Pan Am's or Carnival Air's access to the airports which either one intends to utilize or currently utilizes or that diminishes the desire or ability of potential customers to travel between any of those cities may have a materially adverse effect on Pan Am's business. In addition, Pan Am will be required to acquire gate access at each airport. Gates may be limited in some airports, which would adversely affect Pan Am's operations.

         EMPLOYEE RELATIONS. Pan Am's operating plan is based in part on the premise that it will operate initially with lower personnel costs than many established airlines principally due to significantly lower base salaries of personnel. There can be no assurance that Pan Am will be able to attract and retain qualified personnel at these lower base salaries or, if realized, that any such advantages would exist for any extended period of time. Pan Am's employees are currently not represented by a labor union. In September 1996, the Air Line Pilots Association ("ALPA") successfully organized the pilot group at Carnival Air and became the collective bargaining representative as the result of a secret ballot conducted by the National Mediation Board. Although ALPA has been certified and notified Carnival Air that it wants to negotiate an initial collective bargaining agreement, no negotiating sessions have commenced. In May 1997, the Association of Flight Attendants ("AFA") successfully organized the flight attendant group at Carnival Air and became the certified collective bargaining representative as the result of a secret ballot election conducted by the National Mediation Board. Although the AFA has been certified by the National Mediation Board and has notified Carnival Air that it is in the process of serving notice to begin negotiations regarding an initial collective bargaining agreement, currently negotiations have not commenced. In July 1997, the Transport Workers Union ("TWU") successfully organized the dispatcher group at Carnival Air and became the certified collective bargaining representative as the result of a secret ballot election conducted by the National Mediation Board. If unionization of Pan Am's employees occurs, Pan Am's costs could materially increase which could have a material adverse effect on Pan Am.

         Carnival Air believes that it has lower labor costs than many airlines, principally due to its relatively favorable salary and wage rates and greater flexibility in using part-time personnel. There can be no assurance that it will continue to realize these advantages over higher cost air carriers for an extended period of time. Upon consummation of the Merger, ALPA, AFA and TWU will in all likelihood petition to the National Mediation Board to have the Board issue a determination that Pan Am and Carnival Air are a single carrier for labor representation purposes. The likely goal of ALPA, AFA and TWU is to each become the collective bargaining representative for the Pan Am pilot, flight attendant and dispatcher groups that are currently unrepresented. Such unionization of Pan Am's employees could materially increase Pan Am's labor costs which could have a material adverse effect on Pan Am.

         RELIANCE ON OTHERS. Pan Am and Carnival Air have entered into agreements with contractors, which may include other airlines, to provide certain facilities and services required for their respective operations, including among others, ground facilities, aircraft maintenance, ticketing, baggage handling and other ground services. Generally, all of these agreements are subject to termination by either party after 30 to 90 days' notice. Pan Am's and Carnival Air's reliance upon independent contractors to provide essential services is intended to provide greater flexibility as their respective needs change and to take advantage of the expertise offered by others, but may result in increased costs in the ordinary course of business. In addition, the efficiency, timeliness and quality of contract performance is beyond each party's direct control and any operating difficulties experienced by these contractors may adversely affect their respective operations. If the cost of these services increase substantially, the operating results of Pan Am would be adversely affected.

         AIRCRAFT MAINTENANCE AND REPAIRS. Maintenance and related costs can vary significantly from period to period as a result of unscheduled repairs and maintenance, government mandated inspection and maintenance programs and the time needed to complete required maintenance checks. The incurrence of substantial additional maintenance expenses for its aircraft could have a material adverse effect on Pan Am following the Merger.

         START-UP LOSSES AND CASH REQUIREMENTS. Generally, when Pan Am commences new routes, its load factors and yields are lower and its advertising and other promotional costs are higher, which results in start-up losses. These start-up losses frequently require a substantial amount of cash to fund. Pan Am may have other substantial cash needs as it expands, including cash required to fund increases in accounts receivable, prepaid expenses and prepaid maintenance and to fund aircraft deposits as additional aircraft are leased or purchased.

         AGING AIRCRAFT.

         (a) MAINTENANCE AND RELIABILITY. In general, the cost of maintaining older aircraft exceeds the cost of maintaining newer generation aircraft. Older aircraft are usually subject to more Airworthiness Directives ("ADs") promulgated by the FAA than newer aircraft, and are required to undergo extensive structural inspections and modifications on an ongoing basis after 20 years in service. Although none of Pan Am's aircraft are over 20 years old, four of Carnival Air's aircraft are over 20 years old and are therefore subject to certain criteria of this program. Pan Am may acquire additional aircraft in the future that are subject to ADs. Pan Am may also be required to comply with any other future aging aircraft issues, regulations or ADs. There can be no assurance, however, that Pan Am's cost of maintenance (including costs to comply with ADs relating to Carnival Air's aircraft and other aging aircraft requirements) will not significantly exceed management's estimates. In the event Pan Am needs to replace parts or components it does not already own, they may not be readily available in the marketplace. If Pan Am is unable to obtain necessary parts or components in a timely manner, the Company's flight operations could be adversely affected. In addition, even if such parts or components are available, a shortage of supply could result in an increase in procurement costs that may adversely affect Pan Am's operating costs. There can be no assurance that Pan Am's or Carnival Air's aircraft will continue to be sufficiently reliable in the future.

         (b) STAGE 3 COMPLIANCE. The Federal Airport Noise and Capacity Act of 1990 ("ANCA") is intended to convert the nation's commercial jet service to quieter Stage 3 operations by requiring phaseout of Stage 2 operations (as defined in Part 36 of the Federal Aviation Regulations) by December 31, 1999, subject to certain exceptions. In general, airlines' fleets must be brought into compliance with Stage 3 noise level requirements in phases: 50% by December 31, 1996, 75% by December 31, 1998 and full compliance by December 31, 1999. Carnival Air currently operates 14 Stage 3 aircraft and 7 Stage 2 aircraft. Pan Am's current fleet, as of March 31, 1997, satisfied 100% Stage 3 compliance.

         Although Carnival Air is in compliance with and is fully committed to meeting ANCA's interim and final noise compliance requirements, management is continuing to evaluate the economic impact of alternatives for retrofitting or replacing Carnival Air's Stage 2 aircraft. Carnival Air expects that the current cost to install hush kits is approximately $2.5 million for each B727-200 and approximately $1.3 million for each B737-200 aircraft. Carnival Air may also achieve compliance through newly available alternatives to hush kits which may be more cost effective, by selling one or more of the Stage 2 aircraft owned by Carnival Air, by terminating one or more aircraft leases, or by acquiring additional aircraft that already satisfy Stage 3 requirements.

         To date, Carnival Air has not installed hush kits on any of its aircraft; it nevertheless remains in current compliance with ANCA. According to current regulations, different aircraft types (i.e. widebody versus narrowbody) are subject to different compliance standards. In the event Pan Am does not acquire additional compliant aircraft types following the Merger such as the widebody or similar aircraft, or begin to install hush kits on its aircraft in 1997 through 1998 with installations completed by January 1, 2000 to meet the Stage 3 requirements for its existing fleet, Pan Am's operational fleet size could be significantly reduced. Such an aircraft fleet reduction would have a material adverse effect on Pan Am's results of operations and financial condition. There can be no assurance that the costs of acquiring and installing hush kits on its aircraft thereof will not exceed management's estimates, be economically feasible, or that the installation will be completed on a timely basis. There can be no assurance that the FAA will continue to certify the type of hush kit selected by Carnival Air or that it will not materially and adversely affect the cost and operating reliability of Pan Am's and Carnival Air's aircraft. See "Description of Carnival Air--Description of Carnival Air's Business--Government Regulation" and "Description of Pan Am--Description of Pan Am's Business--Government Regulation."

         (c) FUEL EFFICIENCY. Because of the relative age of Pan Am's and Carnival Air's fleet, Pan Am's and Carnival Air's aircraft tend to be less fuel efficient than newer generation aircraft. Additionally, Carnival Air's fleet has been operating without hush kits, and once the hush kits are installed, there can be no assurance that the operation of the aircraft will prove to be economically feasible because of fuel and range restrictions resulting from the less fuel efficient operation of hush kitted aircraft. A significant increase in the price of fuel could therefore result in a disproportionately higher increase in Pan Am's operating costs following the Merger than its competitors that use more fuel efficient aircraft.

         ADDITIONAL RISKS ATTENDANT TO THE MERGER; LIMITED TERMINATION PROVISIONS. The Merger Agreement provides for very limited circumstances under which a party may terminate the Merger Agreement. The incurrence of substantial operating losses by Carnival Air or a material adverse change in the financial condition, operations or prospects of Carnival Air would not, in and of itself, provide Pan Am with a basis to terminate the Merger Agreement. Additionally, it is not a condition to Pan Am's obligations to close the Merger Agreement that the representations and warranties of Carnival Air made upon execution be true and correct. Thus, even if Carnival Air's significant operating losses continue or increase or Carnival Air experiences other substantial material adverse changes, Pan Am could nevertheless be required to close the transaction. Additionally, Pan Am is required to consummate the Merger even if it faced a significant lawsuit (short of an injunction) relating to the Merger and even if the DOT substantially restricted Carnival Air's operations (short of a complete shutdown). Requiring Pan Am to close the transaction under such circumstances could have a material adverse effect on Pan Am, see "The Proposed Merger--Terms of the Merger Agreement."

         SUBSEQUENT REGISTRATION OF STOCK; SHARES ELIGIBLE FOR FUTURE SALE. The Company has filed or is in the process of preparing registration statements with the SEC anticipated to be effective not later than 30 days following the date of this Proxy Statement covering (i) 2,380,953 shares of Common Stock to be issued in connection with the Merger; (ii) all of the Common Stock into which the Preferred Stock and the warrants issued in connection therewith may be converted; and (iii) the resale of certain other shares of Common Stock. All of such securities will be registered for sale to the public for the respective accounts of the holders of such securities. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of such shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could materially and adversely affect the prevailing market price of the Common Stock or the ability of the Company to raise capital in the future through the sale of its securities.

         FOREIGN OWNERSHIP RESTRICTIONS. The Federal Aviation Act of 1958, as amended (the "Federal Aviation Act") prohibits non-United States citizens from owning more than 25% of the voting interest of any company, such as Pan Am, that owns a United States air carrier. Consistent with these restrictions, the Company's Articles of Incorporation provide that no shares of the Company's outstanding voting securities (including, without limitation, the Common Stock issuable upon the conversion of any of the Company's Preferred Stock) may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock record maintained by the Company for non-United States holders (the "Foreign Stock Record"). The Company's Bylaws further provide that no shares of Common Stock held by non-United States citizens will be registered on the Foreign Stock Record if the amount so registered would exceed federal foreign ownership restrictions.

         In addition, the Company's Articles of Incorporation provide that, to the extent the voting interest in the Company owned or controlled by non-United States citizens in the aggregate exceeds such percentage of the voting interest in the Company as would exceed federal foreign ownership restrictions, the Company has the right to redeem or exchange such shares through the payment of cash, securities of the Company having equivalent value or a combination thereof.

         These provisions have the effect of limiting the voting interest in the Company held by non-United States citizens to an amount consistent with federal foreign ownership restrictions and may help prevent non-United States citizens from obtaining control of a voting interest in the Company greater than that permitted under federal foreign ownership restrictions. The restrictions may also have the effect of rendering the assumption of control of the Company by a non-United States citizen more difficult, and may discourage the accomplishment of a given transaction even if it is favorable to the Company's shareholders. Accordingly, these restrictions could have an adverse effect upon the value of the Company's stock.

         VOLATILITY OF STOCK PRICE. There can be no assurances that an active trading market for the Common Stock will be sustained subsequent to the Merger. The market price of the Common Stock may be subject to significant fluctuations in response to Pan Am's operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that either have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.

         NO DIVIDENDS. Pan Am has not paid cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Pan Am intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Merger.

         CARNIVAL AIR FACILITY LEASE. Carnival Air's training and principal maintenance facility at the Ft. Lauderdale International Airport, as well as Carnival Air's adjacent purchasing and storage facility, are leased on a month-to-month basis from the Broward County Airport Authority. Management believes that month-to-month airport facility leases are prevalent in the airline industry. However, there can be no assurance that Carnival Air will be able to continue to lease such Ft. Lauderdale airport facilities and any termination of such Ft. Lauderdale airport leases could have a material adverse effect on the Company.

         CONTRABAND RISK. The inherent nature of the air cargo business and applicable FAA regulations require Pan Am and Carnival Air to maintain security and safety policies to ensure safe operation of their aircraft. Pan Am and Carnival Air maintain extensive security and safety checks conducted on a daily basis which include cargo searches, x-rays of freight and investigative searches for seeking out hazardous materials, weapons, explosive devices and illegal freight. Additionally, Pan Am and Carnival Air generally conduct searches for contraband shipments in foreign countries at the point of origin prior to departure of the shipment to the United States. Customers are required to inform Pan Am and Carnival Air of the nature and composition of the transported freight on the airway manifest bill. Notwithstanding these procedures, Pan Am or Carnival Air may transport contraband which could result in fines, penalties, flight bans or possible damage to the aircraft. See "Description of Carnival Air--Description of Carnival Air's Business--Legal Proceedings."

         SEASONALITY OF BUSINESS. The airline business is significantly affected by seasonal factors. As a result, Pan Am may experience reduced demand during the second and fourth quarters, which are typically slower periods for the airline industry. Pan Am's business would also be adversely affected by unusual weather conditions that interrupt flight service.

         LOW MARGIN AND FIXED COST BUSINESS. The airline industry is characterized by low gross profit margins and high fixed costs. The expenses of each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers, in fare pricing or in traffic mix could have a disproportionate effect on operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a material adverse effect on Pan Am's growth or its financial performance.

         FUEL. Fuel is a major component of operating expense for all airlines. Both the cost and availability of fuel are subject to many economic and political factors and events occurring throughout the world. Pan Am estimates its fuel costs at between 15% and 20% of total expenses, although these estimates are dependent upon global energy prices. Aviation fuel costs are quite volatile and reached over 30% of industry-wide costs in the early 1980s. Pan Am has no agreement with any fuel suppliers assuring the availability and price stability of fuel. As a result of the foregoing, the future cost and availability of fuel to Pan Am cannot be predicted, and substantial price increases or the unavailability of adequate fuel supplies could have a material adverse effect on Pan Am's operations and profitability. In addition, larger airlines may have a competitive advantage because they pay lower prices for higher quantities of fuel. Pan Am intends generally to follow industry trends by raising fares in response to significant fuel price increases. However, Pan Am's ability to pass on increased fuel costs through fare increases may be limited by economic and competitive conditions.

         GOVERNMENT REGULATION. Pan Am and Carnival Air are subject to regulation by the DOT and the FAA under the provisions of Title 49 of the United States Code, and by certain other governmental agencies. The DOT regulates principally economic issues affecting air service, including, among other matters, air carrier certification and fitness, insurance, certain leasing arrangements, allocation of international route rights, authorization of proposed scheduled and charter operations, tariffs, advertising, consumer protection and competitive practices.

         Each of Pan Am and Carnival Air is also subject to the jurisdiction of and regulation by the FAA primarily with respect to aircraft maintenance and operations generally, including flight operations, equipment maintenance, aircraft noise, ground facilities and equipment, flight dispatch, communications, training and licensing of flight crews, maintenance and flight dispatch personnel, flight time, aircraft registration and inspection and other matters relating to air safety. The FAA requires each air carrier to obtain and maintain an operating certificate and certificates of airworthiness for all of its aircraft. The FAA has the authority to suspend temporarily or revoke permanently the operating authority and certificates of Pan Am or its licensed personnel for failure to comply with FAA regulations and to assess civil penalties for such failures. Pan Am's flight personnel, flight and emergency procedures, aircraft and maintenance facilities will be subject to periodic inspections and tests by the FAA. Pan Am believes that the FAA often applies strict scrutiny to the operations of small, newer airlines to ensure proper compliance with FAA regulations making them susceptible to regulatory demands that can negatively impact their operations. A modification, suspension or revocation of any of Pan Am's DOT or FAA authorizations or certificates could have a material adverse effect upon the Company. See also "Risk Factors--Aging Aircraft."

         Pan Am remains subject to an eight aircraft limitation on its DOT Certificate. As a result of a host of industry circumstances since May 1996, as previously described, there can be no assurance that Pan Am will be able to persuade the DOT to increase the number of aircraft permitted to be flown under Pan Am's DOT Certificate. Carnival Air's existing regulatory certificates do not limit the number of airplanes it may operate.

         Pan Am's and Carnival Air's maintenance activities involve the use of materials which are regulated as hazardous under federal, state and local law. Each company is required to maintain programs to protect the safety of its employees who use these materials and to manage and dispose of any waste generated by the use of these materials in compliance with all such laws. In addition, Pan Am and Carnival Air are subject to compliance with standards for aircraft exhaust emissions promulgated by the Environmental Protection Agency (the "EPA") pursuant to the Clean Air Act of 1970, as amended. More generally, Pan Am and Carnival Air are also subject to federal, state and local regulations relating to protection of the environment and to discharge of materials into the environment. Pan Am and Carnival Air are also subject to regulations adopted by the various local authorities which operate the airports served throughout the route networks, including but not limited to aircraft noise regulations and curfews. While Pan Am and Carnival Air intend to maintain all appropriate government licenses and to comply with all appropriate standards, there can be no assurance that such licenses can be maintained or that such standards will not be changed in the future.

         Given the recent ValuJet incident and the current concern for airline safety, Pan Am and other new entrant airlines will likely come under increased scrutiny from various governmental agencies, including without limitation, the DOT and the FAA. It appears that companies that outsource maintenance operations may receive particularly heightened attention. Additionally, as a result of such events, it has been suggested that the FAA will be substantially restructured. It is impossible for Pan Am to predict the impact of such increased scrutiny or restructuring on its ability to timely procure all required licenses from governmental agencies or upon its future operations.

         INSURANCE COVERAGE. Pan Am and Carnival Air are vulnerable to potential losses which may be incurred in the event of an aircraft accident. Any such accident could involve not only repair or replacement of a damaged aircraft and the resulting temporary or permanent loss from service, but also potential claims of injured passengers and others. Pan Am and Carnival Air are required by the DOT to carry liability insurance on each aircraft. Carnival Air currently maintains public liability insurance in the amount of $750 million per incident; Pan Am currently maintains public liability insurance in the amount of $1 billion per any single incident. Although Carnival Air and Pan Am currently believe their insurance coverage is adequate, there can be no assurance that the amount of such coverage will not be changed or that Pan Am or Carnival Air will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on the business, financial condition and results of operations of Pan Am or Carnival Air, and could seriously inhibit passenger acceptance of Pan Am's and Carnival Air's services.

                               THE ANNUAL MEETING

PURPOSE OF MEETING

         At the Annual Meeting, the shareholders eligible to vote thereat will be asked to consider and vote upon (i) a proposal to authorize and approve the issuance of 9,523,810 shares of Common Stock pursuant to the Merger Agreement;
(ii) the election of six directors of the Company; (iii) the Stock Option Plan Amendment; (iv) the Preferred Stock Conversion Proposal; (v) the Doral Facility Proposal; and (vi) such other matters that may properly come before the Annual Meeting. Copies of the Merger Agreement and the Company's Articles of Incorporation (which include a description of the terms of the Preferred Stock) are attached as Appendices A and B, respectively, to this Proxy Statement and are incorporated herein by reference.

         THE BOARD OF DIRECTORS UNANIMOUSLY HAS APPROVED THE MERGER, THE STOCK OPTION PLAN, THE PREFERRED STOCK CONVERSION PROPOSAL AND THE DORAL FACILITY PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THESE PROPOSALS. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS IN APPROVING THE PROPOSAL TO APPROVE THE MERGER, SEE "THE PROPOSED MERGER--RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER."

DATE, TIME AND PLACE; RECORD DATE

         The Annual Meeting is scheduled to be held at 10:00 A.M., local time, on September 26, 1997, at Pan Am's temporary corporate headquarters located at 9300 N.W. 36th Street, Miami, Florida, 33178. The Board of Directors has fixed the close of business on September 2, 1997 as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the date of this Proxy Statement, there were 11,412,610 shares of Common Stock (held by 409 persons of record) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

VOTE REQUIRED

         Holders of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held by them on any matter that may properly come before the Annual Meeting. Although applicable Florida law does not require that shareholders approve the Merger, the rules of the American Stock Exchange, Inc. (the "AMEX"), the national stock exchange on which the Common Stock trades, require approval of the issuance of shares of Common Stock in connection with the Merger by the Pan Am shareholders. The applicable rules of the AMEX require the approval of shareholders if the shares to be issued in connection with an acquisition of another company would increase the outstanding common shares by 20% or more. At the Annual Meeting, the holders of Common Stock will be asked to consider and vote upon a proposal to approve the issuance of 9,523,810 shares of Common Stock in connection with the Merger, which would constitute approximately 46% of the outstanding shares of Common Stock at March 20, 1997 (the date of the Merger Agreement), if such shares were actually issued in the Merger. The approval of the issuance of shares of Common Stock is a condition to the obligations of the parties to the Merger Agreement. See "The Proposed Merger--Terms of the Merger Agreement."

         The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve and adopt the Merger Proposal, the Stock Option Plan Amendment, the Preferred Stock Conversion Proposal and the Doral Facility Proposal. The election of directors requires the vote of a plurality of the shares of Common Stock present and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to approve the Merger Proposal, the Stock Option Plan Amendment, the Preferred Stock Conversion Proposal and the Doral Facility Proposal. The election of the Pan Am directors requires a plurality of the votes represented in person or proxy at the Annual Meeting. Holders of record of Common Stock on the Record Date are entitled to one vote for each share held by them on any matter that may properly come before the Annual Meeting. Under the rules of the AMEX, brokers who hold shares of Common Stock in street name for customers may not vote such shares in the Merger Proposal, the Preferred Stock Conversion Proposal and the Doral Facility Proposal without specific voting instructions from such customers. A broker non-vote is not, therefore, counted in determining voting results and, therefore, will have the same effect as a vote against such proposals. Any abstentions and any broker non-votes will have no effect on the election of directors.

         Each of the Company's directors and executive officers and their respective affiliates and certain other individuals, who collectively hold an aggregate of approximately 40% of the outstanding Common Stock, entered into agreements (the "Pan Am Voting Agreements") pursuant to which they, among other things, agreed to vote their respective shares of Common Stock in favor of the Merger Proposal. See "The Proposed Merger--Agreements to Vote in Favor of the Merger."

PROXIES

         If a shareholder attends the Annual Meeting, he or she may vote by ballot. The Board of Directors is soliciting proxies so that each holder of Common Stock on the Record Date has the opportunity to vote on the proposals to be considered at the Annual Meeting whether or not in attendance. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a shareholder (other than a broker which holds shares in street name for its customers) returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of the Merger Proposal, the Stock Option Plan Amendment, the Preferred Stock Conversion Proposal, the Doral Facility Proposal and for each of the directors listed on the Proxy. If a signed proxy card is returned by a shareholder and expressly reflects an abstention upon any proposal, the shares evidenced thereby will be counted towards the quorum necessary to convene the Annual Meeting, but will not be counted towards the requisite affirmative vote upon such proposal mandated by applicable Florida law or this Proxy Statement, as applicable. If a signed proxy card is returned by a broker with no indication of how shares are to be voted, the shares evidenced thereby will not be counted towards a quorum and will have no effect on the vote for such proposals. The proxy card also confers discretionary authority on the individuals appointed by the Board of Directors and named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the Annual Meeting.

         Any shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of Pan Am, at 9300 N.W. 36th Street, Miami, Florida, 33178; (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION

         Pan Am will bear the costs of the solicitation of proxies from its shareholders. In addition to soliciting proxies by mail, proxies may be solicited by directors, executive officers or regular employees of Pan Am, without such person receiving additional compensation, in person, by letter or by telephone, telegram or telefax. Arrangements have also been made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock. Pan Am will reimburse the persons with whom these arrangements have been made for reasonable out-of-pocket expenses incurred by them in connection with this solicitation in accordance with applicable rules. Further, Pan Am has retained American Stock Transfer & Trust Company, Pan Am's transfer agent, to assist it in the solicitation of proxies. Pan Am shall reimburse such firm for its reasonable out-of-pocket expenses incurred by it in connection with this solicitation.

                               THE PROPOSED MERGER

         The following is a summary of the material aspects of the Merger. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

CONSIDERATION

         At such time as the Merger becomes effective (the "Effective Date"), acquisition subsidiary will be merged with and into Carnival Air and Carnival Air will become a wholly-owned subsidiary of Pan Am. To effect the Merger, Pan Am formed acquisition subsidiary as a wholly-owned subsidiary. Pursuant to the Merger Agreement, at the Effective Date, each share of Carnival Air Common Stock outstanding immediately prior to the Effective Date will be converted into and become exchangeable for 1.8796992 shares of Common Stock, which in the aggregate will represent 9,523,810 shares of Common Stock. Upon consummation of the Merger, the existing shareholders of Carnival Air will own approximately 46% of the then outstanding shares of Common Stock. Assuming exercise of all of the options and warrants to purchase shares of Common Stock (an aggregate of approximately 4,748,000 shares) and conversion of all of the shares of Preferred Stock (an aggregate of approximately 5,234,375 shares of Common Stock, assuming, for purposes of example only, a market price of $8.00 and a discount to market of 20% and full conversion of such shares), an aggregate of 30,918,795 shares of Common Stock will be outstanding upon consummation of the Merger and the existing shareholders of Carnival Air will own approximately 33% of the then outstanding Common Stock. None of the shares of Common Stock currently outstanding will be converted or otherwise modified in the Merger and all of such shares will continue to be outstanding capital stock of Pan Am after the Effective Date. No fractional shares of Common Stock will be issued in connection with the Merger.

OPERATIONS AFTER THE MERGER

         GENERAL. As a result of the Merger, Carnival Air will become a wholly-owned subsidiary of Pan Am. The directors of acquisition subsidiary immediately prior to the Effective Date will be the initial directors of the Carnival Air, the surviving corporation, at the Effective Date. The executive officers of acquisition subsidiary and certain executive officers of Carnival Air immediately prior to the Effective Date will be the initial officers of the surviving corporation until their successors are duly elected or appointed and qualified and such executive officers of Carnival Air will also become executive officers of Pan Am. The executive officers of Carnival Air who will become executive officers of Pan Am are Messrs. Lee Steele, President, Lewis Graham, Vice President-Finance and Chief Financial Officer, Hector Burga, Vice President-Marketing and Advertising and Thomas Peters, Vice President-Operations. Reuven Wertheim, the former chief executive officer of Carnival Air, resigned from such position on April 17, 1997 and will enter into a consulting agreement with Pan Am that commences following the Effective Date. Following the Merger, Pan Am will maintain two independent certified FAA authorized carriers (Pan American World Airways, its current operating subsidiary, and Carnival Air), both of which will operate under the "Pan Am" brand and will attempt to take advantage of all available synergies.

         DIVIDENDS. Pan Am does not presently intend to pay any cash dividends for the foreseeable future, as all available cash will be utilized to further the growth of Pan Am's business subsequent to the Effective Date and for the proximate future thereafter. Pan Am intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Merger. See "Description of Pan Am--Description of Pan Am's Securities--Dividends."

         FLEET INVENTORY. Set forth below is a table describing the combined fleet inventory on Pan Am and Carnival Air as of September 1, 1997:

                  FLEET INVENTORY AS OF SEPTEMBER 1, 1997 (1)
                  -------------------------------------------

     TYPE                     CARNIVAL AIR                    PAN AM

     737-200                  2 (1 owned)                        0
     737-400                  7 (2)                              0
     A300                     5                                  5
     727-200                  7 (1 owned)                        1 (owned)(3)

- -------------

(1)       All aircraft are leased unless otherwise noted.
(2) Does not include 2 aircraft leased on a seasonal basis that are not currently available.
(3) Included in Carnival Air's fleet as aircraft is leased to and operated by Carnival Air.

CLOSING; EFFECTIVE DATE

         The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place no later than the fifth business day immediately following the date on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or at such other time as Carnival Air and Pan Am agree (the "Closing Date"). The Merger will become effective at such time as Articles of Merger shall be accepted for filing by the Secretary of State of the State of Florida. The filing will be made simultaneously with or as soon as practicable after the Closing.

BACKGROUND OF THE MERGER

         In connection with the formation of Pan Am, the Pan Am Board explored various means to increase the competitive strength of Pan Am and accordingly, attempt to increase shareholder value. The Board of Pan Am recognized that, as a start-up airline with limited numbers of aircraft, slots and routes, Pan Am might be unable to acquire in a timely fashion a significant market share in the market it serves. The Pan Am Board was concerned that the Company's financial condition and results of operations could be jeopardized if the Company could not achieve a significant market presence. As a result, the Pan Am Board recognized that it would be quicker and less expensive to achieve critical mass in the marketplace and cost synergies necessary to achieve profitability by combining with another airline.

         During the summer of 1996 representatives of Pan Am engaged in preliminary discussions with representatives of Carnival Air concerning a possible business combination between Pan Am and Carnival Air and the strategic advantages and potential benefits that could result. It was agreed that each party would commence preliminary due diligence on the other and would provide general public background information to each other regarding their respective business with a view to exploring the possibility of a business combination. The parties were unable to reach agreement, however, and these discussions were terminated during August 1996.

         In late January and early February, 1997, representatives from Carnival Air and Pan Am again approached each other concerning a possible business combination. No discussion of any terms of a business combination occurred. Carnival Air thereafter provided certain financial information concerning Carnival Air to Pan Am.

         Representatives of Carnival Air and Pan Am met in the offices of Dillon Read in New York on March 4, 1997. Present at the meeting were representatives of Dillon Read, Carnival Air's financial advisor, Howard Frank, a director of Carnival Air, Martin R. Shugrue, Jr., Chief Executive Officer and President of Pan Am, John J. Sicilian, a director of Pan Am, John J. Ogilby, Jr., Chief Financial Officer and General Counsel of Pan Am, and representatives of Lazard Freres & Co. LLC ("Lazard"), Pan Am's financial advisor at such time. Without reaching any agreement, the parties discussed, among other things, the rationale and potential benefits of a merger, possible merger exchange ratios, structures for the merger and general items that a merger agreement between the parties might include. On March 5, 1997, a draft term sheet was prepared by Pan Am outlining possible terms of the proposed merger, and delivered to Carnival Air for its review and comment.

         On March 7, 1997 and March 8, 1997, the parties met again to discuss issues relating to the execution of a definitive agreement and issues relating to due diligence and timing of a proposed merger.

         On March 10, 1997, representatives of Pan Am and Carnival Air and their respective legal advisors and accountants met at the offices of Carnival Air's counsel to continue negotiations of the terms of a merger of Pan Am and Carnival Air. During the next week, the preliminary terms of the Merger Agreement were negotiated and representatives of both parties conducted due diligence investigations.

         On March 17, 1997, the Board of Directors of Pan Am met to consider and review the Merger, the Merger Agreement and other informational material prepared by, or at the instruction of, Pan Am's senior management.

         On March 19, 1997, representatives of Pan Am, Carnival Air and their respective legal advisors met at the headquarters of Carnival Corporation to continue negotiations of the Merger Agreement and finalize its essential terms.

         On March 20, 1997, the Board of Directors of Pan Am met again to consider and review the Merger and the Merger Agreement. Upon the request of Mr. Shugrue, Lazard participated in the meeting by telephone. At the meeting, Mr. Shugrue reported to the Board of Directors that Lazard had rendered an oral opinion to the Board, to the effect that the Exchange Ratio is fair, from a financial point of view, to the Pan Am shareholders. The Lazard representative confirmed to the Board of Directors that Lazard had rendered such opinion, based upon its knowledge as of such date. He further stated that he expected the remaining due diligence process to be completed within the next several weeks and that he further expected that Lazard would deliver a written confirmation of the oral fairness opinion within such time period. The Board of Directors of Pan Am, after considering various factors, approved the Merger, the terms of the Merger Agreement, including the Exchange Ratio, closing conditions, and termination provisions provided for therein, and the transactions contemplated by the Merger Agreement, and resolved to recommend to Pan Am's shareholders that they vote to approve the issuance of shares of Common Stock in connection with the Merger. On the evening of March 20, 1997, each of Pan Am, acquisition subsidiary, AHC and Carnival Air entered into the Merger Agreement and certain related agreements and, on the morning of March 21, 1997, issued a press release concerning the transaction.

         In May 1997, Lazard had still not delivered its written opinion of fairness and disputed the Board's understanding that Lazard had rendered an oral opinion at the March 20 meeting. Because of the deterioration in Carnival Air's financial condition since the date of the Merger Agreement, the Board was uncertain whether Lazard would ever issue its written fairness opinion, and, accordingly, on June 19, 1997, Lazard's engagement was terminated.

         While the Board of Directors noted that the receipt of a fairness opinion was not a condition to the Merger and the failure to receive a written opinion would not give Pan Am the right to terminate the Merger Agreement, after consideration of the deterioration in Carnival Air's financial condition since the date of the Merger Agreement and the uncertainty created by Lazard's failure to deliver its written fairness opinion, in July 1997 the Board of Directors retained Furman Selz as its financial advisor and to provide its opinion regarding the fairness of the Exchange Ratio to the holders of the shares of Common Stock. On September 3, 1997, Furman Selz delivered its written opinion to Pan Am's Board of Directors, to the effect that, as of the date of such opinion, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions, facts and limitations stated therein, the Exchange Ratio is fair to the holders of Common Stock, from a financial point of view. See
"The Proposed Merger--Opinion of Pan Am's Financial Advisor."

         During the period subsequent to the execution of the Merger Agreement, the parties engaged in numerous discussions with respect to the deterioration of Carnival Air's financial condition and various alternatives to the resolution or partial resolution of such problem. Such discussions resulted in the parties entering into (a) on July 8, 1997, a commitment letter relating to the NationsBank Credit Agreement; (b) on July 8, 1997, the First Amendment to the Merger Agreement pursuant to which the latest date upon which the Merger could occur was extended to August 31, 1997; and (c) on July 9, 1997, the Second Amendment to the Merger Agreement (the effectiveness of which was conditioned upon the closing of the NationsBank Facility) pursuant to which the conditions required to close the Merger were further limited and which presented a mechanism for either party to extend the latest date upon which the Merger could occur to September 30, 1997. The entering into of all of the foregoing agreements was approved by the Board of Directors at a meeting held on July 8, 1997. On August 26, 1997, the parties entered into the Third Amendment, which provided a mechanism for either party to extend the latest date upon which the Merger could occur to November 30, 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS
AND REASONS FOR THE MERGER

         The Board of Directors of Pan Am believes that the terms of the Merger are fair to and in the best interests of Pan Am and the Pan Am shareholders, has approved the Merger Agreement, the amendments thereto described above and the Merger, and recommends that the shareholders vote in favor of the proposal to issue shares of Common Stock in the Merger.

         In making its decision to approve the Merger and the amendments to the Merger Agreement thereto described above, the Board of Directors considered a number of factors, including, without limitation, the following:

         (i) The Board considered Pan Am's strategic business plan, and other financial and operating information with respect to the business, operations and prospects of Carnival Air prepared by Carnival Air's management. In this regard, the Board of Directors considered that Carnival Air, despite its recent losses and significant liquidity problem, is an established airline company which has been consistently profitable over the last five years (prior to fiscal 1997); that a significant portion of Carnival Air's recent operating losses are believed to be attributable in large part to the effect of the ValuJet incident in May 1996 which caused traffic to move away from perceived low-cost, non-brand name carriers to the major airlines and that Carnival Air's operations under the "Pan Am" brand might reduce this negative effect; that Carnival Air operates on a number of routes and in markets which are strategic to Pan Am's growth plans; and that the acquisition of Carnival Air could expedite Pan Am's growth in those markets while at the same time, eliminate a major low-fare competitor on such routes. See the separate historical financial statements and the unaudited pro forma condensed combined financial data of Carnival Air and Pan Am that are included elsewhere in this Proxy Statement.

         (ii) Pan Am's traffic flow has been insufficient to achieve profitable operations utilizing widebody aircraft. Carnival Air has a fleet of a desirable number of B727 and B737 narrowbody aircraft that could be utilized, in lieu of widebody aircraft, to permit existing Pan Am to operate within its existing routes more efficiently given existing traffic flow. Such narrowbody planes could also permit Pan Am to achieve a presence in cities where the traffic base is not large enough to support widebody operations. This widening of the scope of Pan Am's operations as a consequence of the Merger, through the offering of more frequent services and penetration of new markets, could result in additional "flow" traffic, which in turn make utilization of widebody aircraft feasible in the future.

         (iii) The Board considered the potential difficulty Pan Am could experience in timely acquiring narrowbody aircraft by means other than the Merger. Such difficulty arose from Pan Am's potential financial inability to acquire such narrowbody aircraft, the difficulty to acquire such aircraft in the marketplace and the regulatory barriers presented by the limitations of its DOT Certificate described below.

         (iv) The Board determined that it probably would be quicker and less expensive to achieve critical mass in the marketplace and cost synergies necessary to achieve profitability through the Merger rather than through internal growth or other means. The Board also considered the risks associated with trying to achieve the material benefits contemplated from the Merger through internal growth or other means, and considered whether Pan Am would have sufficient resources to sustain such required internal growth.

         (v) The Board considered Pan Am's relatively high costs of production given its lack of scale. The combination of the operations offers the potential for significant cost saving synergies, such as the consolidation of facilities and reservation systems; purchasing leverages and efficiencies with respect to fuel, insurance and other suppliers, elimination of redundant overhead and other related economies of scale; insurance savings and credit card discounts; and the elimination of the license fee that Carnival Air currently pays to Carnival Corporation. Additionally, creating a larger base of operations reduces the risks associated with operating a small fleet of aircraft by being able to offer alternative coverage associated with canceled or delayed flights and thus enhancing the customers' perception of Pan Am's ability to provide alternative service in such circumstances.

         (vi) Pan Am remains subject to an eight widebody aircraft limitation in its DOT Certificate. As a result of a host of industry circumstances since May 1996, there can be no assurance that Pan Am will be able to increase the number of aircraft permitted to be flown under Pan Am's existing DOT Certificate or permit the utilization of narrowbody aircraft. Carnival Air's existing regulatory certificates do not limit the number of airplanes it may operate. The Merger should allow Pan Am to grow its fleet and infrastructure in a meaningful way and in a time frame which otherwise would not be based on the aforementioned limitations. Specifically, it is anticipated that the Merger will add 21 aircraft and make available to Pan Am qualified experienced personnel.

         (vii) The Board considered the potential benefits arising as a result of the integration of the two companies' operations, marketing capabilities and routes, and from the combined companies' greater diversification. The Board believes that the replacement of the Carnival Air name with that of Pan Am should attract more business travel and increase credibility for the leisure traveler and travel agents. The Board also believes that other revenue increases should occur from the re-deployment of the Carnival Air fleet into more profitable routes targeted by Pan Am.

         (viii) The presentation to the Board of Directors by Simat Hellieson Eichner, Inc., a recognized expert in the aviation industry, that proceeding with the Merger presents potentially less risks to Pan Am than seeking to achieve potential benefits of the Merger through internal growth on a "stand alone" basis.

         (ix) The Board considered the terms and conditions of the Merger Agreement, including the amount and form of the consideration to be issued in connection with the Merger, the parties' representations and warranties, covenants and agreements and the conditions to their respective obligations set forth in the Merger Agreement, including, without limitation, the condition that the Pan Am shareholders approve the issuance of the Common Stock to be issued in the Merger. The Board noted that the Merger Agreement provides (i) very limited conditions upon which a party may elect to terminate the Merger and that the Carnival Air shareholders have already agreed to vote to approve and adopt the Merger Agreement and (ii) Carnival Air's limited ability to operate without Pan Am's consent and input prior to the Merger. Based on the foregoing, the Board of Directors believed that, in the absence of unforeseen circumstances, there is a substantial likelihood that the transaction will be completed. See "The Proposed Merger--Terms of the Merger Agreement."

         The Board of Directors did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the Board of Directors viewed its determination and recommendation as being based on the totality of the information presented to it and considered by it.

OPINION OF PAN AM'S FINANCIAL ADVISOR

         In July 1997, the Board of Directors of Pan Am retained Furman Selz to render an opinion as to the fairness to the holders of Common Stock, from a financial point of view, of the Exchange Ratio.

         On September 3, 1997, Furman Selz delivered its written opinion (the "Furman Selz Opinion") to Pan Am's Board of Directors, to the effect that, as of the date of such opinion, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions, facts and limitations stated therein, the Exchange Ratio is fair to the holders of Common Stock, from a financial point of view.

         The full text of the Furman Selz Opinion, which sets forth, among other things, the assumptions made, matters considered and the scope and limitations of the review undertaken and procedures followed by Furman Selz in rendering its opinion, is attached hereto as Appendix C to this Proxy Statement. Shareholders are urged to read such opinion in its entirety. The summary of the Furman Selz Opinion set forth below is qualified in its entirety by reference to the full text of such opinion. The Furman Selz Opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio, and does not constitute a recommendation of the Merger over any other alternative transaction which may be available to Pan Am and does not address the underlying business decision of the Board of Directors to proceed with or effect the Merger. Furthermore, the Furman Selz Opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. The terms of the engagement letter between Pan Am and Furman Selz do not require Furman Selz to update the Furman Selz Opinion and the Board of Directors does not plan to request such an update.

                  In conducting its analysis and arriving at the Furman Selz Opinion, Furman Selz reviewed and analyzed, among other things:

         (i) the Merger Agreement and the specific terms of the Merger set forth therein;

         (ii) Carnival Air's financial and operating information for the four year period ended June 30, 1997 and Pan Am's financial and operating information from inception through June 30, 1997, provided to it by the respective managements of Carnival Air and Pan Am;

         (iii) Pan Am's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (iv) Pan Am's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997;

         (v) certain internal financial and operating information regarding the business, operations and prospects of Carnival Air and Pan Am, including forecasts and projections, provided to it by the respective managements of Carnival Air and Pan Am;

         (vi) the results of operations of Pan Am and Carnival Air and compared such results of operations with those of certain other companies and businesses that it deemed reasonably similar to Pan Am and Carnival Air;

         (vii) certain publicly available information concerning certain other companies engaged in businesses which it believed to be comparable to Pan Am and Carnival Air and the trading markets for certain of such companies' securities;

         (viii) the financial terms of certain other selected transactions that it deemed relevant; and

         (ix) the trading history of the Common Stock and a comparison of that history with indices that it deemed relevant.

Furman Selz also met with selected members of senior management of Pan Am and Carnival Air, respectively, concerning their businesses, operations, assets, financial conditions and prospects, including the prospects of Pan Am after the Merger has been consummated. Furman Selz also undertook such other studies, analyses and investigations as it deemed appropriate. No limitations were imposed by Pan Am on the scope of Furman Selz' investigation or the procedures to be followed in rendering its opinion.

         In arriving at the Furman Selz Opinion, Furman Selz did not visit or conduct a physical inspection of the properties and facilities of Pan Am or Carnival Air (although it visited each company's headquarters), nor did it make, obtain or assume any responsibility for any independent evaluation or appraisal of the properties and facilities or of the assets and liabilities (contingent or otherwise) of Carnival Air or Pan Am. In rendering its opinion, Furman Selz assumed and relied, upon the accuracy and completeness of all financial and other information and data obtained from public sources or provided to Furman Selz by Pan Am or Carnival Air and reviewed by Furman Selz for purposes of arriving at its opinion, and Furman Selz did not attempt to independently verify, or undertake any obligation to verify, such information. Furman Selz further relied upon the assurances of the managements of Carnival Air and Pan Am that they were not aware of any facts that would make such information inaccurate or misleading. In addition, with respect to the financial forecasts and projections of Pan Am and Carnival Air used in its analysis, the managements of Pan Am and Carnival Air informed Furman Selz that such forecasts and projections were reasonable, and Furman Selz assumed that they represented the best currently available estimates and judgment of the managements of Pan Am and Carnival Air as to the future financial condition and operating results of Pan Am and Carnival Air, respectively, and assumed that such forecasts and projections were reasonably prepared based on such currently available estimates and judgment. Furman Selz assumes no responsibility for and expresses no view as to such forecasts and projections or the assumptions on which they are based.

         In addition, Furman Selz took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. The Furman Selz Opinion necessarily is based upon conditions as they existed as of the date thereof and could only be evaluated on such date, and did not represent an opinion as to the value of the Common Stock or the price at which the Common Stock will trade prior to or subsequent to the closing of the Merger.

         The following is a brief summary of the material financial and comparative analyses performed by Furman Selz in arriving at the Furman Selz Opinion.

         ANALYSIS RELATING TO CARNIVAL AIR

         COMPARABLE COMPANY ANALYSIS: Using publicly available information, including earnings per share and growth rate estimates from First Call Corporation ("First Call"), Furman Selz reviewed certain financial ratios of each of the following publicly-traded companies that Furman Selz deemed, through industry experience and discussions with management of Pan Am, to be reasonably similar (in type of business and size) to Carnival Air: Airways Corporation, Alaska Air Group, Inc., Amtran, Inc., ASA Holdings, Inc., Atlantic Coast Airlines, Inc., CCAIR, Inc., Comair Holdings, Inc., Frontier Airlines, Inc., Great Lakes Aviation, Ltd., Hawaiian Airlines, Inc., Mesa Air Group, Inc., Mesaba Holdings, Inc., Midwest Express Holdings, Inc., Reno Air, Inc., SkyWest, Inc., Tower Air, Inc., Vanguard Airlines, Valujet, Inc., and Western Pacific Airlines, (collectively, the "Publicly-Traded Comparables"). Furman Selz analyzed the multiples obtained by dividing (i) the total capitalization

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(defined as the aggregate market equity value plus the total principal amount of debt (including long-term debt and capitalized leases and the current portion of long-term debt and capitalized leases) plus the liquidation value of preferred stock, less investments in affiliates, plus minority interest, less cash and cash equivalents (including short-term investments and marketable securities)) of each of the Publicly-Traded Comparables, by the then publicly available latest twelve-month period ("LTM"), projected fiscal 1997 and projected fiscal 1998 (a) revenue, (b) earnings before interest, taxes, depreciation and amortization ("EBITDA"), and (c) earnings before interest and taxes ("EBIT"),
(ii) the per share market price of the common stock of each of the Publicly-Traded Comparables by the projected calendar 1997 earnings per share ("EPS"), and the projected calendar 1998 EPS, and (iii) the aggregate market equity value by the then most recent publicly available book value (defined as shareholders' equity).

         The financial ratios which were deemed applicable and meaningful by Furman Selz were compared to the historical and projected operating results of Carnival Air to derive valuation estimates for Carnival Air. Based on its review of the Publicly-Traded Comparables, for the revenue multiple, Furman Selz utilized values of 0.61x for Carnival Air LTM revenue, and 0.80x for Carnival Air projected fiscal 1998 revenue, and for the EBITDA multiple, Furman Selz utilized a value of 7.0x for Carnival Air projected fiscal 1998 EBITDA. Furman Selz then subtracted Carnival Air's pro forma net debt (defined as long and short term debt and capital leases outstanding less cash and cash equivalents) as of June 30, 1997 from the products resulting from this analysis, and divided the differences by the pro forma number of Carnival Air Common Stock shares outstanding immediately prior to the Effective Date to derive per share valuations for the Carnival Air Common Stock ranging from approximately $23.22 to $36.96 per share, as compared to $12.92, which reflects Pan Am's closing stock price of $6.875 per share as of August 29, 1997, multiplied by the Exchange Ratio.

         COMPARABLE MERGER AND ACQUISITION TRANSACTIONS ANALYSIS: Using publically available information, Furman Selz reviewed fourteen transactions since December 13, 1985 that have been announced or consummated involving the acquisition of airline companies (the "Comparable Airline Acquisition Transactions") that Furman Selz deemed to be reasonably similar to Carnival Air, to derive estimated per share valuations for the Carnival Air Common Stock. The Comparable Airline Acquisition Transactions and their respective dates of announcement include (acquirer/target): Texas Air Corporation/Continental Airlines (12/13/85), Northwest Orient Airlines/Republic Airlines (1/24/86), Trans World Airlines/Ozark Airlines (2/27/86), Delta Air Lines/Western Air Lines (12/16/86), Continental Airlines/Peoples Express (1/12/87), American Airlines/AirCal, Inc. (5/5/87), US Air Group, Inc./Pacific Southwest Airlines (5/29/87), US Air Group/Piedmont Aviation (1/30/89), Simmons Airlines, Inc./Metroflight, Inc. (12/21/92), Southwest Airlines Co./Morris Air (12/13/93), Mesa Airlines, Inc./CCAIR, Inc. (3/9/94), Florida West International Airways/Florida West Airlines, Inc. (8/24/95), Western Pacific Airlines, Inc./Frontier Airlines, Inc. (6/30/97), and Valujet, Inc./AirWays Corporation (7/10/97).

         With respect to each of the Comparable Airline Acquisition Transactions, Furman Selz compared the total transaction value (defined as the equity purchase price plus the total principal amount of debt, plus the liquidation value of preferred stock, less investments in affiliates, plus minority interest, less cash and cash equivalents, less option proceeds) as a multiple of the (a) LTM revenue prior to the transaction (the "Revenue Multiple"), (b) LTM EBITDA prior to the transaction (the "EBITDA Multiple"), (c) LTM EBIT prior to the transaction (the "EBIT Multiple") of such companies, and
(d) assets less cash and cash equivalents prior to the transaction ("Assets Less Cash Multiple"). Based on its review of the Comparable Airline Acquisition Transactions, Furman Selz utilized values of 0.68x for a Revenue Multiple and 1.00x for an Assets Less Cash Multiple and applied those to Carnival Air's LTM revenue and pro forma assets less cash and cash equivalents as of May 31, 1997, respectively.

         Furman Selz then subtracted Carnival Air's pro forma net debt (defined as long and short term debt and capital leases outstanding less cash and cash equivalents) as of June 30, 1997 from the products resulting from this analysis, and divided the differences by the pro forma number of Carnival Air Common Stock shares outstanding immediately prior to the Effective Date to derive per share valuations for the Carnival Air Common Stock ranging from approximately $3.57 to $32.22 per share, as compared to $12.92, which reflects Pan Am's closing stock price of $6.875 per share as of August 29, 1997, multiplied by the Exchange Ratio.

         None of the Publicly-Traded Comparables utilized as a comparison is identical to Carnival Air, and none of the Comparable Airline Acquisition Transactions, or other business combinations utilized as a comparison, is identical to the proposed Merger. Accordingly, an analysis of publicly-traded comparable companies and comparable business combinations is not mathematical, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading or acquisition value of the comparable companies or company to which they are being compared.

         ANALYSIS RELATING TO PAN AM

         COMPARABLE COMPANY ANALYSIS: Using publicly available information, including earnings per share and growth rate estimates from First Call, Furman Selz reviewed certain financial ratios of each of the Publicly-Traded Comparables (I.E., the same companies as were used in connection with Carnival Air above) that Furman Selz deemed, through industry experience and discussions with management of Pan Am, to be reasonably similar (in type of business and size) to Pan Am. Furman Selz analyzed the multiples obtained by dividing (i) the total capitalization (defined as the aggregate market equity value plus the total principal amount of debt (including long-term debt and capitalized leases and the current portion of long-term debt and capitalized leases) plus the liquidation value of preferred stock, less investments in affiliates, plus minority interest, less cash and cash equivalents (including short-term investments and marketable securities)) of each of the Publicly-Traded Comparables, by the then publicly available projected fiscal 1997 and projected fiscal 1998 (a) revenue, (b) EBITDA, and (c) EBIT, (ii) the per share market price of the common stock of each of the Publicly-Traded Comparables by the projected calendar 1997 EPS and the projected calendar 1998 EPS, and (iii) the aggregate market equity value by the then most recent publicly available book value (defined as shareholders' equity).

         The financial ratios which Furman Selz deemed applicable and meaningful were compared to the historical and projected operating results of Pan Am to derive valuation estimates for Pan Am. Based on its review of the Publicly-Traded Comparables, for the revenue multiple, Furman Selz utilized values of 0.80x for Pan Am's projected fiscal 1998 revenue, for the EBITDA multiple, Furman Selz utilized values of 7.0x for Pan Am's projected fiscal
1998 EBITDA, for the EBIT multiple, Furman Selz utilized a value of 8.9x for Pan Am's projected fiscal 1998 EBIT, and for the EPS multiple, Furman Selz utilized a value of 14.0x for Pan Am's projected fiscal 1998 EPS.

         Furman Selz then subtracted Pan Am's net debt (defined as long and short term debt and capital leases outstanding less outstanding cash and cash equivalents) as of June 30, 1997 from the products resulting from this analysis (except from the product resulting from the multiplication of Pan Am's projected fiscal 1998 EPS by the respective EPS multiple of 14.0x), and divided the differences by the number of Common Stock shares outstanding as of such date to derive per share valuations for the Common Stock ranging from approximately $2.82 to $15.88 per share on a primary basis and $1.58 to $8.89 on a fully diluted basis, as compared to the consideration to be received by the Carnival Air shareholders in the proposed Merger of $6.875 per share, which reflects Pan Am's closing stock price as of August 29, 1997.

         None of the Publicly-Traded Comparables utilized as a comparison is identical to Pan Am. Accordingly, an analysis of publicly-traded comparable companies is not mathematical, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies or company to which they are being compared.

         STOCK PRICE STUDY: Furman Selz reviewed the closing market price and trading volume of the Common Stock for the period beginning July 7, 1995 and ending August 29, 1997. Furman Selz compared the closing market price performance of the Common Stock for such period to (a) the Standard and Poor's 500 Composite Index ("S&P 500"), and (b) an "airline related index" developed by Furman Selz comprised of the Publicly-Traded Comparables, to provide perspective on the current and historical price performance of the Common Stock relative to such indices. This analysis showed that, during such period, the Common Stock price under-performed the S&P 500 and over-performed the "airline related index" of Publicly-Traded Comparables. In addition, Furman Selz observed that the recent price of the Common Stock represents (a) a 22.4% discount over the average closing price of the Common Stock over the most recent 52-week period, (b) a 58.0% discount over the high closing price realized over such period, (c) a 0.9% premium over the low closing price realized over the same such period, and (d) a 30.4% discount over the closing price of the Common Stock on March 19, 1997, which is the day before the Acquisition Agreement was signed.

         Furman Selz used a price for a share of Common Stock as of August 29, 1997 ($6.875) in many of the calculations set forth herein to reflect a price for such shares on a date very close in time to the date of its opinion; however, Furman Selz recognizes in rendering its opinion that at the time the Merger Agreement was executed (March 20, 1997) the average price of a share of Common Stock was approximately $8.40 per share.

         PRO FORMA MERGER ANALYSES

         Furman Selz analyzed the projections for the combined company (the "Projections") utilizing the pro forma combined company annual projections for fiscal 1998-1999, as provided to it by Pan Am's management.

         Furman Selz calculated implied pro forma combined company share prices based on various multiples derived from the Comparable Companies Analysis. Utilizing multiples applied to the combined company's pro forma (including expected synergies) fiscal 1998 and 1999 revenue, EBITDA, EBIT and EPS, the combined company's implied share price was calculated to range from $4.94 to $19.39 on a primary basis and from $3.46 to $13.57 on a fully diluted basis.

         Furman Selz examined certain historical financial information for Pan Am, Carnival Air and the pro forma combined company resulting from the Merger. Furman Selz analyzed the relative pro forma contribution of Carnival Air to Pan Am's actual and projected revenue, EBITDA, and EBIT for the years ended June 30, 1997 and 1998 utilizing the Projections. Furman Selz observed that immediately following the consummation of the Merger, assuming the Exchange Ratio, shareholders of Carnival Air are expected to own approximately 45.5% and 31.8% of the pro forma combined entity on a primary and fully diluted basis, respectively. This analysis indicated that, for the actual year ended June 30, 1997 Carnival Air would have contributed 68.8% to revenue of the pro forma combined entity. For the projected year ending June 30, 1998, Carnival Air would contribute 54.8% to revenue and 54.3% to EBITDA. The results of the contribution analysis are not necessarily indicative of what the actual contributions of the respective businesses to the combined entity will be in the future.

         Separately Furman Selz noted that based on the Projections and utilizing the Exchange Ratio, the Merger would be highly accretive on a primary and fully diluted EPS basis (excluding any transaction costs associated with the Merger), in the years ending June 30, 1998, as a result of achieving at least $23.3 million of post-Merger savings or revenue enhancements.

         OTHER FACTORS AND COMPARATIVE ANALYSES

         The summary set forth above does not purport to be a complete description of the analyses performed by Furman Selz. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Furman Selz believes that its analysis must be considered as a whole, and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying such analyses and opinion. In its analyses, Furman Selz made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Pan Am's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Furman Selz are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates.

         In rendering its opinion, Furman Selz considered certain other factors and conducted certain other comparative analyses, including, among other things,
(i) the businesses and operations of Pan Am and Carnival

Air and the industries in which they operate, (ii) Pan Am's and Carnival Air's historical operating results, (iii) the current and historical stock price performance of Pan Am; and (iv) other factors it deemed relevant.

         ENGAGEMENT OF FURMAN SELZ

         Pursuant to an engagement letter dated July 19, 1997, Pan Am agreed to pay Furman Selz a non-refundable retainer of $100,000 and $400,000 upon delivery of the Furman Selz Opinion. In addition, Pan Am has agreed to reimburse Furman Selz for its reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) and to indemnify Furman Selz against certain liabilities relating to or arising out of services performed by it in connection with its engagement by Pan Am in connection with the Merger.

         Furman Selz is an investment banking firm, which as a part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Furman Selz was retained by the Board of Directors of Pan Am to provide its opinion described above based upon Furman Selz's reputation and experience as a financial advisor in mergers and acquisitions as well as Furman Selz's familiarity with Pan Am and its industry.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         CARNIVAL AIR DIRECTORS AND OFFICERS. Carnival Air will become a wholly-owned subsidiary of Pan Am upon consummation of the Merger. The directors of the acquisition subsidiary immediately prior to the Effective Date will be the initial directors of Carnival Air after the Merger. The executive officers of acquisition subsidiary and certain executive officers of Carnival Air immediately prior to the Effective Date will be the initial officers of Carnival Air after the Merger and such executive officers of Carnival Air will also become executive officers of Pan Am. The following executive officers of Carnival Air who will also become executive officers of Pan Am after the Merger are Messrs. Lee Steele, President, Lewis Graham, Vice President-Finance and Chief Financial Officer, Hector Burga, Vice President-Marketing and Advertising and Thomas Peters, Vice President-Operations. Following the Merger, such officers will not own any shares of Common Stock. Additionally, Mr. Reuven Wertheim, the former Chief Executive Officer of Carnival Air, resigned on April 17, 1997 and will enter into a one-year consulting agreement with Pan Am which provides, among other things, an annual cash consulting fee equal to $300,000, payable in quarterly installments. Such agreement contemplates that Mr. Wertheim shall render advice and assistance concerning the operations and strategic plans of the Company and changes and trends of the airline industry and devote not less than 15 hours per week and make himself, available, upon reasonable prior notice, to advise the Company on such matters. The Company has agreed to indemnify Mr. Wertheim with respect to actions arising from such duties to the fullest extent permitted by law.

         BOARD DESIGNATION. Pursuant to the terms of the Merger Agreement, Pan Am agreed, at Mr. Arison's request, to cause Messrs. Micky Arison and Howard Frank to be nominated to the Board of Directors of Pan Am. The Board of Directors of Pan Am will, after consummation of the Merger and upon Mr. Arison's request, appoint such individuals to Pan Am's Board of Directors, each for a term expiring at the next annual meeting of the shareholders of Pan Am or until his earlier death, resignation or removal. Pan Am has also agreed to use reasonable efforts, consistent with and no less than those efforts that are taken with respect to persons nominated by the Board of Directors of Pan Am, to have such persons elected to the Board of Directors of Pan Am for so long as Mr. Arison, directly or indirectly, beneficially owns more than 5% of Pan Am's issued and outstanding Common Stock. See "Election of Directors."

         REGISTRATION RIGHTS AND STANDSTILL. Pursuant to the terms of the Registration Rights Agreement, Pan Am has agreed to grant to the Arison Trust, and Messrs. Wertheim and Ratti (each, a "Holder"), certain registration rights with respect to the shares of Common Stock to be received by such individuals in exchange for their shares of Carnival Air Common Stock in the Merger. Pursuant to such rights, Pan Am will, subject to various restrictions and limitations,
(i) register each Holder's resale of up to 2,380,953 shares of Common Stock and use its best efforts to maintain the effectiveness of such registration statement until such time as the registration statement described in (ii) below is declared effective; (ii) not later than 10 months after the Effective

Date, register each Holder's resale of up to an aggregate of 4,761,906 shares of Common Stock and use its best efforts to maintain the effectiveness of such registration statement for a period of three years after the Effective Date;
(iii) use its best efforts, prior to the first anniversary of the Effective Date, to consummate an underwritten offering relating to 25% of each of the Holder's shares of Common Stock; and (iv) provide each Holder with the opportunity to participate in certain underwritten public offerings. All fees and expenses incurred in connection with the rights granted under the Registration Rights Agreement shall generally be borne by the Company. The Company has agreed to indemnify the Holders against any losses arising out of untrue statements or material misstatements made by the Company in connection with the registration statements filed in connection with such registration rights. The Holders, in turn, have agreed to indemnify the Company, similarly, with respect to information furnished by them to the Company in connection with such registration statements.

         Concurrently with the execution of the Merger Agreement and the Registration Rights Agreement, the Company, Mr. Arison and JMD Delaware, Inc., as Trustee for the Micky Arison 1995 Air Holding Trust ("JMD"), entered into a Standstill Agreement (the "Standstill Agreement"). The Standstill Agreement generally prohibits Mr. Arison and JMD, as a group, from directly or indirectly acquiring voting securities of the Company in excess of 45% of the voting rights of all outstanding voting securities of the Company (on a fully diluted basis) and from directly or indirectly seeking or offering to control, in any manner, the management, Board of Directors or policies of the Company, other than through director positions contemplated by the Merger Agreement. Mr. Arison and JMD are also generally restricted in the amount and manner by which they may transfer any Common Stock owned by them.

         INDEMNIFICATION OF OFFICERS AND DIRECTORS. Pursuant to the terms of the Merger Agreement, Pan Am and Carnival Air have agreed to indemnify, to the fullest extent permitted by law, for a period of two years from the Effective Date, Messrs. Arison, Wertheim and Ratti in respect of actions or omissions occurring at or prior to the Effective Date arising in whole or in part out of the fact that such person is or was a director or officer of Carnival Air prior to the Effective Date (not including matters which would have been deemed a breach of any representation or warranty contained in the Merger Agreement).

AGREEMENTS TO VOTE IN FAVOR OF THE MERGER

         As a material inducement to Pan Am and acquisition subsidiary to enter into the Merger Agreement, the Arison Trust and Messrs. Wertheim and Ratti, who collectively own 100% of Carnival Air's outstanding capital stock, entered into an agreement with Pan Am and acquisition subsidiary (the "Carnival Voting Agreement") pursuant to which they have agreed, among other things, (i) to vote their shares of Carnival Air Common Stock in favor of the Merger and against any other merger, consolidation, business combination or any other similar transaction involving Carnival Air and (ii) not to tender or sell, transfer, encumber or otherwise dispose of their shares of Carnival Air Common Stock. Additionally, each of the Pan Am directors and executive officers and certain shareholders (representing an aggregate of 4,545,690 shares of Common Stock or approximately 40% of the outstanding shares of Common Stock as of the date of the Merger Agreement) entered into agreements (the "Pan Am Voting Agreements") pursuant to which each has agreed, among other things, (i) to vote their shares of Common Stock in favor of the proposal to issue shares of Common Stock in the Merger and (ii) not to sell, transfer, encumber or otherwise dispose of their shares of Common Stock. The Carnival Voting Agreement and the Pan Am Voting Agreements will terminate on the date the Merger Agreement is either terminated or the Merger is consummated. None of such individuals or entities received any consideration for entering into the Carnival Voting Agreement or the Pan Am Voting Agreements.

CERTAIN TAX CONSEQUENCES OF THE MERGER

         The Company has been advised that consummation of the Merger will not cause the Company's shareholders to recognize any income, gain or loss for Federal income tax purposes. It is intended that, under current law, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Pan Am, Carnival Air and acquisition subsidiary each will be a party to the reorganization within the meaning of Section 368(b) of the Code. No ruling has been sought from the Internal Revenue Service regarding the federal income tax consequences of the Merger.

ACCOUNTING TREATMENT

         The Merger will be accounted for by Pan Am under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Pan Am in connection with the Merger will be allocated to Carnival Air's assets and liabilities based on their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of Carnival Air will be consolidated into the assets and liabilities and results of operations of Pan Am subsequent to the Effective Date.

RESALE OF COMMON STOCK ISSUED AS A RESULT OF THE MERGER

         The Common Stock to be issued to shareholders of Carnival Air in connection with the Merger has not been registered under the Securities Act and will be issued to the Carnival Air shareholders pursuant to an exemption from registration contained in the Securities Act and will be deemed "Restricted Securities" as such term is defined under Rule 144 under the Securities Act. Without registration, none of such shares will be eligible for sale under Rule 144, prior to one year from the Effective Date. As described in "The Proposed Merger--Interests of Certain Persons in the Merger--Registration Rights," the Company has granted the Carnival Air shareholders certain registration rights with respect to such shares of Common Stock.

         Additionally, shares of Common Stock acquired by persons who are deemed to be "Affiliates" of Carnival Air for purposes of Rule 145 under the Securities Act at the time of the Pan Am Annual Meeting in connection with the Merger may be resold by such Affiliates only pursuant to transactions permitted under SEC Accounting Series Release number 135 and Rule 145 or as otherwise permitted under the Securities Act. In general, under Rule 145, for one year following the Effective Date an Affiliate (together with certain related persons) would be entitled to sell shares of Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to Affiliates if Pan Am remained current with its informational filings with the SEC under the Exchange Act. One year after the Effective Date, an Affiliate would be able to sell such Common Stock without such manner of sale or volume limitations provided that Pan Am was current with its Exchange Act informational filings and such Affiliate was not then an affiliate of Pan Am. Two years after the Effective Date, an Affiliate would be able to sell such shares of Common Stock without any restrictions so long as such Affiliate had not been an Affiliate of Pan Am for at least three months prior thereto.

         Carnival Air has agreed in the Merger Agreement to use its best efforts to deliver or cause to be delivered to Pan Am a letter executed by each person identified as an Affiliate of Carnival Air and each other person, as identified in the Merger Agreement, from whom a letter is necessary or desirable to ensure that shares of Common Stock are sold in accordance with the applicable restrictions under the Securities Act. Pan Am will place a legend on the certificates representing shares of Common Stock received by such person in the Merger, regardless of whether such person has executed and delivered a letter to Pan Am, to the effect that such shares may be sold, transferred or conveyed, and that such person may reduce his interest in or risks relating to such shares of Common Stock, only in accordance with Rule 145(d) or pursuant to an effective registration statement under the Securities Act, or an exemption from registration under the Securities Act. Pan Am shall also be entitled to issue stop transfer instructions to its transfer agent in accordance with the restrictions set forth on such legends. Such restrictions will apply to all purported sales, transfers or conveyances (and reductions of risks and interest therein) of shares of Common Stock received in exchange for Carnival Air Common Stock in the Merger by such persons.

NO APPRAISAL RIGHTS

         Under Florida law and pursuant to the Company's Articles of Incorporation, shareholders of the Company have no dissenters' or appraisal rights in connection with the Merger. The holders of Carnival Air Common Stock, who would generally have dissenters' rights of appraisal in the Merger, have agreed to vote for adoption of the Merger Agreement.

TERMS OF THE MERGER AGREEMENT

         REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of Carnival Air and Pan Am relating to, among other things: (i) each parties' organization and similar corporate matters; (ii) each parties' capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related documentation; (iv) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger; (v) the accuracy of documents and reports filed by Pan Am with the SEC; (vi) the absence of certain liabilities; (vii) the absence of certain material events or changes; (viii) litigation; (ix) the accuracy of the information provided by Pan Am and Carnival Air with respect to this Proxy Statement; (x) compliance with laws, licenses and material agreements; (xi) tax matters; (xii) employee benefit plans; (xiii) environmental matters; (xiv) certain accounting matters; (xv) title to real and personal property and the condition of certain assets; (xvi) proprietary rights; and (xvii) the absence of certain labor controversies and business practices.

         CERTAIN COVENANTS OF CARNIVAL AIR AND PAN AM.

                  CONDUCT OF BUSINESS OF PAN AM PRIOR TO THE EFFECTIVE DATE. Pursuant to the Merger Agreement, Pan Am has agreed that, during the period from the date of the Merger Agreement until the Effective Date (the "Interim Period"), except as permitted by the Merger Agreement (including those provisions set forth or described in this Proxy Statement) or as consented to in writing by Carnival Air, Pan Am will, and will cause each of its subsidiaries to, among other things: (i) preserve intact its business organization and goodwill; (ii) maintain and continue the insurance coverage substantially equivalent to its coverage on the date of the Merger Agreement; (iii) not voluntarily sell, transfer, surrender, abandon or dispose of any of its material assets or property rights (tangible or intangible); (iv) not amend or otherwise change its Articles of Incorporation or Bylaws; (v) not issue, sell or authorize for issuance or sale, shares of any class of its securities or any subscriptions, options, warrant rights, convertible securities or other agreements or commitments of any character obligating it to issue such securities other than in connection with permitted financings or acquisitions as defined in the Merger Agreement ("Permitted Financings or Acquisitions"); (vi) not redeem or otherwise acquire any shares of its capital stock except as permitted by the terms of such securities other than in connection with Permitted Financings or Acquisitions; and (vii) not declare any dividend or other distribution.

                  Additionally, Pan Am has agreed that, during such Interim Period, except as permitted by the Merger Agreement or as consented to in writing by Carnival Air, Pan Am will not, and will cause each of its subsidiaries not to: (i) enter into any commitment, agreement or commitment that would constitute a material agreement (as defined in the Merger Agreement) or amend or terminate any material agreement, except in connection with Permitted Financings or Acquisitions; (ii) make or commit to make any capital expenditures in excess of $250,000 in the aggregate, except in connection with any Permitted Financings or Acquisitions; (iii) create, incur or assume any liability or indebtedness for borrowed money except in the ordinary course of business consistent with past practice, but in no event in an aggregate amount exceeding $250,000 and except in connection with any Permitted Financings or Acquisitions;
(iv) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any encumbrance except as disclosed or encumbrances not exceeding $100,000 and except in connection with Permitted Financings or Acquisitions; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its material assets or property rights; (vi) grant any increase in the compensation payable to any officer, director or employee of Pan Am or its subsidiaries other than merit increases in the ordinary course of business of a start-up airline; (vii) alter in any material respect the manner of keeping its books, accounts or records or the accounting practices therein reflected except consistent with a start-up airline; (viii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of Pan Am or its subsidiaries (or any of Pan Am's or its subsidiaries' officers, shareholders or directors) or to the prepayment of any such amounts, except for the payment of salaries to any such persons who are employees of Pan Am or its subsidiaries as of the date of the Merger Agreement; or (ix) knowingly or negligently take or omit to take any action which could reasonably be expected to disqualify Pan Am's acquisition of Carnival Air as a pooling-of-interests accounting treatment. The Merger Agreement defines Permitted Financings or Acquisitions as the borrowing of money, incurrence of debt, leasing of property or equipment, issuance of securities, acquisition of real property, equipment, or other assets, or the merger, consolidation or acquisition of other businesses by, or on behalf of, or otherwise involving Pan Am or any action relating to corporate governance issues.

                  CONDUCT OF BUSINESS OF CARNIVAL AIR PRIOR TO THE EFFECTIVE DATE. Pursuant to the Merger Agreement, Carnival Air agreed to consult with Pan Am with respect to all operational aspects of the business of Carnival Air (except for issues relating to pricing of fares), including without limitation, the day-to-day operations of Carnival Air. Pursuant to the Merger Agreement, Carnival Air has agreed that, during the Interim Period, except as permitted by the Merger Agreement or consented to in writing by Pan Am, Carnival Air will, and will cause each of its subsidiaries to, among other things: (i) preserve intact its business organization and goodwill; and (ii) maintain and continue the insurance coverage substantially equivalent to its coverage on the date of the Merger Agreement. Additionally, during the Interim Period, Carnival Air will not (i) amend its Articles or Certificate of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of any Affiliate or any option, warrant or other right to purchase or acquire any of its shares or the shares of any Affiliate; (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) having an aggregate value in excess of $25,000; (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any encumbrances, except as disclosed or encumbrances not exceeding $25,000 in the aggregate; (vii) create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing) or otherwise make expenditures in an aggregate amount exceeding $50,000; (viii) make or commit to make any capital expenditures in excess of $50,000 in the aggregate; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees; (x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would involve the expenditure or potential expenditure of funds, individually or in the aggregate, in excess of $50,000 or be a material agreement, or amend or terminate any of same or any existing material agreement; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;
(xii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to Pan Am in writing); (xiii) knowingly or negligently take or omit to take any action which could reasonably be expected to disqualify Pan Am's acquisition of Carnival Air pursuant to this Agreement for pooling-of-interests accounting treatment; or (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

         CONDITIONS TO CONSUMMATION OF THE MERGER. The respective obligations of the parties to consummate the Merger are subject to the satisfaction or, where legally permissible, waiver of a number of conditions, including that: (i) all material consents and approvals required by governmental authorities for consummation of the Merger shall have been obtained, including, the expiration of any notice and waiting period under the HSR Act (the "Government Consent Condition"); (ii) no litigation or other legal or administrative proceeding shall have commenced or shall be pending before any court or tribunal, and no law shall have been enacted after the date of the Merger Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the Merger (the "Litigation Condition"); and (iii) the shareholders of Carnival Air shall have approved the Merger and the shareholders of Pan Am shall have approved the issuance of Common Stock in connection with the Merger.

         Under the terms of the Merger Agreement, the obligations of Pan Am to consummate the Merger are subject to the satisfaction or, where legally permissible, waiver of a number of conditions, including: (i) Carnival Air shall have performed and complied in all material respects with the covenants set forth in the Merger Agreement; (ii) the obtainment of certain required material consents and approvals, each of which shall have been obtained without the imposition of any materially adverse terms or conditions (the "Other Consent Condition"); (iii) Pan Am shall have received an opinion letter from counsel to Carnival Air as to certain matters; (iv) Pan Am shall have received a certificate executed by Carnival Air's President as to certain matters; (v) Pan Am shall have received an agreement from Carnival Corporation to the effect that it will not use the "Carnival" name in connection with a commercial airline for a period of five years from the Effective Date; (vi) Pan Am shall have received a general release from Carnival Corporation as contemplated in the Merger Agreement; (vii) Pan Am shall have received a license agreement from Carnival Corporation regarding Pan Am's use of the "Carnival" name for a certain limited period of time; (viii) the Arison Trust shall have contributed $30 million to Carnival Air; (ix) no governmental agency or the promulgation or proposal of any new law would impose any additional restrictions or conditions on the operation of or the business of Carnival Air as presently conducted or materially delay consummation of the Merger or materially increase the cost of operating Carnival Air (the "Governmental Agency Restriction Condition"); and (x) all encumbrances securing that certain revolving line of credit with Barnett Bank shall have been released.

         The obligation of Carnival Air to consummate the Merger is subject to the satisfaction or waiver of a number of conditions, including the following:
(i) Pan Am shall have performed and complied in all material respects with its respective covenants set forth in the Merger Agreement; (ii) Carnival Air shall have received an opinion letter from counsel to Pan Am as to certain matters;
(iii) Carnival Air shall have received a certificate executed by Pan Am's President as to certain matters; (iv) Carnival Air shall have received reasonable assurances that the shelf registration statement filed in connection with the Registration Rights Agreement will be declared effective upon the Closing Date or within five (5) business days thereafter (the "Shelf Registration Condition"); and (v) Mr. Micky Arison's personal guaranty and Air Holding Company's limited recourse guaranty of that certain revolving line of credit with Barnett Bank shall have been released.

         On July 8, 1997, the parties to the Merger Agreement executed a First Amendment extending the outside date upon which the Merger may be consummated to August 31, 1997. On July 9, 1997, the parties to the Merger Agreement executed a Second Amendment which further limited the conditions required to consummate the transaction. See "Recent Developments."

         Pursuant to the Second Amendment, the Government Consent Condition, the Shelf Registration Condition and the Other Consent Condition were eliminated. The Litigation Condition was limited to there being no judicial, administrative or regulatory decision, order or decree having been rendered, in either case, which enjoins, prohibits or materially restricts the consummation of the transactions contemplated by the Merger Agreement.

         The Governmental Agency Restriction Condition was narrowed to Carnival Air having been continuously operated as a scheduled air carrier through the Closing Date. The effect of the Second Amendment is that it could require Pan Am to close the contemplated transaction at a time which is disadvantageous to Pan Am, and where a party would customarily not be required to close a transaction. See "Risk Factors."

         The Second Amendment also permits either party to extend the outside date upon which the Closing Date would occur as set forth below.

         TERMINATION. The Merger Agreement may be terminated and the Merger may be abandoned prior to the Closing Date, either before or after approval by the Carnival Air or Pan Am shareholders: (i) at any time by the mutual consent of the parties; (ii) by either party after September 30, 1997, provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate the Merger Agreement to perform or fulfill any of its material obligations and, provided, further either party may automatically extend the termination date for an additional thirty-day period by providing notice to the other party; or (iii) at any time, by either party provided there has been a material misrepresentation or a material breach of any of the warranties or covenants of the other party that has not been cured after such party has received notice of such misrepresentation or breach.

         In the event of termination of the Merger Agreement by either party as provided above, the Merger Agreement shall become void and there shall be no further liability or obligation on the part of either party, other than as provided in the Merger Agreement.

         EXPENSES. The Merger Agreement further provides that all expenses incurred in connection with such agreement shall be borne by the party incurring such expenses, except that neither AHC, Carnival Air nor any of its subsidiaries shall pay or have paid more than $150,000 in the aggregate of its or its Affiliates' fees and expenses.

           SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF PAN AM
               (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

         The following selected historical financial information for the years ended December 31, 1994, 1995 and 1996 have been derived in part from the Consolidated and Combined Financial Statements of Pan Am audited by Deloitte & Touche LLP, independent auditors, whose reports thereon appear elsewhere in this Proxy Statement. The summary financial information of Pan Am as of and for the six month periods ended June 30, 1996 and 1997, have been derived from the unaudited financial statements of Pan Am which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the information set forth therein. This information should be read in conjunction with and is qualified by reference to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Pan Am" included elsewhere in this Proxy Statement.

                                                                 YEAR ENDED DECEMBER 31,

                                                    -------------------------------------------------
                                                       1994(1)          1995(1)             1996
                                                    ------------      ------------      -------------
INCOME STATEMENT DATA:
   Revenues.......................................    $       1        $        2         $   10,441
   Loss from operations...........................         (135)             (239)           (28,340)
   Net loss.......................................         (135)             (239)           (27,554)
   Net loss per share.............................      (179.38)          (318.79)             (3.89)
   Weighted average number of common
   shares outstanding.............................           750               750          7,078,041

OPERATING DATA:
   Revenue passenger miles (RPMs)(000)............      --                --                  121,374
   Available seat miles (ASMs)(000)...............      --                --                  264,795
   Cost per ASM...................................      --                --                     14.6(cent)
   Load factor....................................      --                --                     45.8%
   Yield..........................................      --                --                      8.3(cent)
   Aircraft in fleet (end of period)..............      --                --                        3
   Cities served (end of period)..................      --                --                        4

                                                                   AS OF DECEMBER 31,
                                                    -------------------------------------------------
                                                        1994              1995              1996
                                                    ------------      ------------      -------------
BALANCE SHEET DATA:
   Working capital (deficit)......................    $      (20)         $     (4)         $   7,860
   Total assets...................................         1,577             1,615             26,545
   Total liabilities..............................            24                 4             13,940
   Stock subscriptions and warrants...............                                                945
   Total shareholders' equity.....................         1,553             1,610             11,660



                                                           SIX MONTHS ENDED JUNE
                                                                    30,
                                                    -----------------------------------
                                                       1996(1)               1997
                                                    -------------      ----------------
INCOME STATEMENT DATA:
   Revenues.......................................     $      20            $   51,283
   Loss from operations...........................        (4,205)              (32,162)
   Net loss.......................................        (4,110)              (31,613)
   Net loss per share.............................         (0.86)                (2.87)
   Weighted average number of common
   shares outstanding.............................     4,758,971            11,143,796

OPERATING DATA:
   Revenue passenger miles (RPMs)(000)............       --                     600,773
   Available seat miles (ASMs)(000)...............       --                     963,703
   Cost per ASM...................................       --                         8.6(cent)
   Load factor....................................       --                        62.3%
   Yield..........................................       --                         8.3(cent)
   Aircraft in fleet (end of period)..............       --                           5
   Cities served (end of period)..................       --                           5

                                                              AS OF JUNE 30,
                                                    -----------------------------------
                                                             1996                  1997
                                                    -------------      ----------------
BALANCE SHEET DATA:
   Working capital (deficit)......................     $   18,633            $    5,080
   Total assets...................................         23,799                60,056
   Total liabilities..............................          1,401                39,361
   Stock subscriptions and warrants...............                               10,978
   Total shareholders' equity.....................         22,398                 9,717


(1) Pan Am initiated airline operations on September 26, 1996. The financial information presented for Pan Am for 1994 and 1995 represents the financial information of Pan Am's predecessor company. See "Financial Statements--Pan Am Corporation."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PAN AM

         Pan Am was formed in October 1993 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business. On September 23, 1996, Pan Am completed a Business Combination (the "PAWA Merger") with PAWA Holdings, Inc. (f.k.a. "Pan American World Airways, Inc.") ("PAWA"), a Florida corporation, whose principal subsidiary is Pan American World Airways, Inc. (f.k.a. "Pan American Airways, Inc."), a Florida corporation. Pan American World Airways, Inc. was a development stage company incorporated in Florida in January 1996 established for the purpose of operating a commercial passenger and cargo airline.

         From its inception until it commenced flight operations on September 26, 1996, the Company's activities were limited to start-up activities, including raising capital, recruiting key operating personnel, obtaining and implementing computerized passenger reservation and management information systems, negotiating airport gate and terminal facilities and aircraft leases, contracting ground handling and aircraft maintenance services, conducting pilot and flight attendant training and obtaining certification from the DOT and the FAA.

         The Company began flight operations on September 26, 1996 with two leased A300 wide-body aircraft providing daily round trip flights between New York, New York and Miami, Florida and New York, New York and Los Angeles, California. The Company has continued to expand its operations and as of June 30, 1997, provides services to six destinations (including San Juan, Puerto Rico, Santo Domingo, Dominican Republic, and Chicago, Illinois) with 22 daily flights utilizing five leased A300 aircraft operated by Pan Am and three wet-leased B727 aircraft, which are operated by Carnival Air.

         RESULTS OF OPERATIONS. As previously noted, Pan Am began commercial operations as a low fare, full service airline on September 26, 1996. From inception to the latter part of 1996, the Company considered itself a development stage company during which time it hired all personnel required to commence airline operations and began making expenditures required to sustain an infrastructure; however, it derived no revenues as it awaited regulatory approval to commence airline operations. The Company believes that such regulatory approval took longer to procure than anticipated, based in part upon increased regulatory scrutiny focusing on start-up airlines after the ValuJet incident. As of March 31, 1997, the Company had transitioned from a development stage company to that of a full service domestic airline. As a result, management does not believe that a comparison of the results for periods prior to June 30, 1997 would be meaningful as it relates to the new operating entity. Consequently, the following is a summary and discussion of selected financial and operating data for the quarters ended June 30, 1997, and March 31, 1997, respectively, and the six months ended June 30, 1997, which management believes reflects the airline's performance for those periods of operations.

                                              SIX MONTHS ENDED              QUARTER ENDED                QUARTER ENDED
                                               JUNE 30, 1997                JUNE 30, 1997               MARCH 31, 1997
                                               -------------                -------------              ---------------

Operating Revenues                              $51,283,400                  $29,510,700                  $21,772,800
Total Expenses                                  $82,896,400                  $46,567,100                  $36,329,400
Net Loss                                        $31,613,000                  $17,056,400                  $14,556,600

Revenue Passengers Carried                        412,863                      221,896                      190,967
Revenue Passenger Miles (RPMs)                  600,773,000                  336,770,000                  264,003,000
Available Seat Miles (ASMs)                     963,703,000                  570,401,000                  393,302,000

Yield Per RPM                                       8.3(cent)                    8.5(cent)                   8.1(cent)
Load Factor                                        62.3%                        59.0%                        67.1%
Revenue Per ASM                                    5.32(cent)                   5.17(cent)                   5.54(cent)
Cost per ASM                                       8.64(cent)                   8.19(cent)                   9.28(cent)


         Management believes losses of approximately $59.2 million since inception of the Company are associated primarily with: (1) pre-startup operations and activities necessary to obtain DOT and FAA certification to operate as a scheduled air carrier; (2) the expected losses associated with the start-up of flight operations with a limited fleet of aircraft and the need to establish the Company's presence in the markets served, including the use of lower yielding promotional fares; (3) the inability of the Company to obtain exemption from the DOT to advance advertise and sell its seat inventory prior to certification from the DOT preventing the Company from marketing its products and routes prior to commencement of flight operations; (4) delinquent delivery of A300 aircraft which forced the Company to cover its pre-committed schedule with wet-leased aircraft from third party airline operators at higher operating costs; (5) higher than expected fuel costs; and (6) the airline's commencement of initial flight operations during the off-peak travel period.

         OPERATING REVENUES. Airline revenues are primarily a function of the number of passengers carried and fares charged by the airline. The Company believes that revenues will gradually increase as the Company adds additional service and gains market presence in the cities being served. During the three months ended June 30, 1997, the Company has increased the percentage of seats flown with revenue passengers while at the same time adding additional capacity to its scheduled service. The Company commenced service with four daily flights and expanded its schedule to 22 daily flights at June 30, 1997. As the table below indicates, Pan Am increased its scheduled operations as measured in available seat miles ("ASMs") from March 1997 to June 1997 by 26.8% while decreasing its load factor of revenue passenger miles ("RPMs") flown by 14.5 points during the same period:

                                                  RPMs (000)                  ASMs (000)                  LOAD FACTOR (%)
                                            -----------------------      ---------------------      ----------------------------
October....................................         16,938                      60,169                          28.2
November...................................         31,907                      86,435                          36.9
December...................................         71,319                      110,319                         64.6
January....................................         82,236                      126,859                         64.8
February...................................         78,539                      116,478                         67.3
March......................................         103,228                     149,965                         68.8
April......................................         110,425                     181,161                         61.0
May........................................         123,138                     199,086                         61.9
June.......................................         103,206                     190,155                         54.3

         The Company's financial results are highly sensitive to changes in fare levels. Fare pricing policies have a significant impact on the Company's revenues. The Company's average one-way fare for the three months ended June 30, 1997 was $128, exclusive of tax. On March 7, 1997, the 10% excise tax on air transportation was reinstated. Pan Am, consistent with general airline industry practices, has passed-through to the customer the increase associated with the reestablishment of this excise tax in those markets where customer demand for Pan Am's services allowed for such action. The elasticity of passenger demand, increases in fares and increases in taxes may result in a decrease in passenger demand. The Company cannot completely predict future fare levels, which depend to a substantial degree on actions of competitors. When sale prices or other price changes are introduced by competitors in the Company's markets, the Company believes that it must, in most cases, match these competitive fares in order to maintain its market share.

         In addition to passenger revenues, the Company generated $843,821 in other revenues for the three months ended June 30, 1997 primarily from transporting general cargo and mail and selling in-flight services, such as liquor and movie headsets, as compared to $293,714 for the three months ended March 31, 1997.

         The Company anticipates that its business will follow the traditional seasonal trends of the domestic United States airline industry, with traffic and revenues typically higher during the winter, summer and late fall periods when business travel is supplemented by discretionary leisure travel.

         OPERATING EXPENSES. Operating expenses consisted primarily of expenses incurred for salaries, wages and benefits, aircraft fuel and oil, aircraft leases, maintenance materials and repairs, agency commissions, other rentals, landing and ground handling fees, advertising, depreciation and amortization and other operating expenses. Total operating expenses for the three months ended June 30, 1997 were $46,877,598, as compared to $36,567,869 for the three months ended March 31, 1997, an increase of 28%.

         Aircraft fuel expenses include the direct cost of fuel including taxes. Aircraft fuel costs of $7,409,110 for 10,604,383 gallons consumed resulted in an average fuel cost of 69.9(cent) per gallon and represented 15.8% of total operating expenses for the three months ended June 30, 1997, as compared to $5,968,189 for 7,777,563 gallons consumed resulting in an average fuel cost of 76.7(cent) per gallon and representing 16.3% of total operating expenses for the three months ended March 31, 1997. Fuel prices are subject to change weekly as the Company does not maintain inventories of its own. In addition, fuel prices may be volatile subject to demand based upon a number of factors outside the control of the Company. Any increase in the price of fuel which could not be offset through increased fares could have a material adverse impact upon the financial results of the Company.

         Aircraft rentals totaling $6,766,442, or 14.4% of total operating expenses for the three months ended June 30, 1997, as compared to $5,975,231 or 16.3% of total operating expenses for the three months ended March 31, 1997, include lease payments relating to three A300 aircraft operated by the Company and the wet-leasing of B727 aircraft operated by third parties and Carnival Air. The wet-leasing arrangement was necessary as a result of the delayed delivery of the Company's planned additional A300 aircraft. The wet-leasing of aircraft results in higher expenses to the Company than operations of its own aircraft; accordingly, the financial results for the quarter have been negatively impacted by these increased operating costs. Due to the late delivery of leased aircraft to the Company, the Company anticipates the continued wet-leasing of a number of aircraft through the first half of 1997.

         Wages, salaries and related costs totaling $5,106,384 represented 10.9% of total operating expenses for the three months ended June 30, 1997, as compared to $3,862,625, representing 10.6% of total operating expenses for the three months ended March 31, 1997. The majority of employees are salaried, including pilots and flight attendants. As crew utilization increases with the addition of A300 aircraft, the direct operating cost per block hour should decrease as a result of this salary structure. There were 652 employees as of June 30, 1997, an increase of 26.8% over the March 31, 1997 base.

         Maintenance reserves, material and repairs totaling $5,772,351, representing 12.3% of total operating expenses for the three months ended June 30, 1997, as compared to $3,798,305, representing 10.4% of total operating expenses for the three months ended March 31, 1997, are comprised substantially of airframe and engine overhaul reserves which are paid to the lessors of the A300 aircraft.

         Advertising amounted to $1,652,345, or 3.5% of total operating expenses for the three months ended June 30, 1997, as compared to $2,380,572, or 6.5% of total operating expenses for the three months ended March 31, 1997. These costs primarily relate to promoting the commencement of service and expansion into two new markets, Chicago Midway Airport on March 1, 1997 and Santo Domingo, Dominican Republic on April 6, 1997.

         Ground handling and landing fees amounting to $3,757,071, or 8.0% of total operating expenses for the three months ended June 30, 1997, as compared to $2,613,383, or 7.1% of total operating expenses for the three months ended March 31, 1997, primarily relate to passenger handling costs, including ticket counter, boarding gate and baggage loading. Landing fees are principally based upon the number of aircraft departures.

         All other operating costs totaling $16,413,895, or 35.0% of total operating expenses for the three months ended June 30, 1997, as compared to $11,969,564 or 32.7% of total operating expenses for the three months ended March 31, 1997, are of a nature normally incurred by an airline and are typical within the industry, such as reservations and sales expenses, passenger meals, traffic commissions, insurance, professional and technical fees, and facilities rent.

         LIQUIDITY AND CAPITAL RESOURCES. Since the commencement of its airline operations, the Company has incurred substantial losses amounting to $46.2 million through June 30, 1997. During the three and six months ended June 30, 1997, the Company experienced operating losses amounting to $17.1 million and $31.6 million, respectively. Management believes the principal demand on the Company's resources from these losses resulted initially from the following factors: (1) the expected losses associated with the commencement of scheduled passenger service during the initial start-up period for its airline operations with a limited fleet of aircraft, combined with the need to establish the Company's presence in the markets served; (2) a low level of advance bookings at the beginning of the first quarter of 1997 which caused the Company to offer lower yielding promotional fares to build traffic; and (3) the delinquent delivery of A300 aircraft which caused the Company to cover its pre-committed schedule with wet-leased aircraft from third party airline operators at operating costs greater than had the Company been able to operate such service on its own behalf.

         Further, management has determined that traffic flow on a majority of its routes has been insufficient to achieve profitable operations utilizing widebody aircraft. As a result, Pan Am has generated passenger traffic at lower yields which has resulted in lower than expected revenues and which is insufficient to cover the costs of the Company's current operations. Accordingly, the Company has focused on acquiring narrowbody aircraft which management believes can be deployed profitably on existing routes given existing traffic flow. The Company believes that use of narrowbody aircraft could also permit Pan Am to achieve a presence in cities where the passenger traffic base is not large enough to support widebody operations. In line with this strategy, it is anticipated that through the Merger with Carnival Air, the consolidated entity will achieve synergies from reduced operating costs generated from a complement of a narrowbody fleet, which when combined with increased market presence and revenue generated from the branding of the Pan Am name, should result in improved financial performance. This widening of the scope of Pan Am's operations, through offering more frequent service and penetration of new markets, management believes should result in additional "flow" traffic, which in turn would make the utilization of widebody aircraft more feasible.

         During the six months ended June 30, 1997, net cash utilized by operating activities was approximately $22.6 million as compared to approximately $11.1 million for the three months ended March 31, 1997. Cash has remained stable, due to financing activities totaling $34.7 million, resulting in $19.1 million in cash and cash equivalents at June 30, 1997, compared to $15.0 million at December 31, 1996. The Company had working capital of $5.1 million at June 30, 1997, as compared to $8.5 million at March 31, 1997. Working capital at December 31, 1996, totaled $7.9 million.

         To fund the Company's continuing operating losses and demand on liquidity, the Company's principal financing activities during the first six months of 1997 were: (i) in March 1997, the Company completed an offering of a Series A Convertible Preferred Stock for $25 million, of which the Company has initially sold $15 million face value for net cash proceeds of $14.4 million with the other $10 million due upon the closing of the Carnival Air acquisition;
(ii) in March 1997, the Company agreed with Dade County, Florida and various state and federal entities on a $7.3 million incentive package as an inducement to locate its corporate headquarters within the County, which included $5.0 million in cash in the form of a "bridge loan"; (iii) in May 1997, the Company completed a new offering of a Series B Convertible Preferred Stock, of which the Company sold $13.0 million face value for net proceeds of $12.8 million in May 1997 and $5.0 million face value for net proceeds of $4.75 million in July 1997; and (iv) the exercise in May 1997 of warrants for its issuance of Common Stock for cash proceeds of $750,000.

         Since the inception of the Company's flight operations on September 26, 1996, it has not generated sufficient liquidity from operations to sustain its working capital needs. The continuance of the Company's operations is dependent, among other things, upon obtaining sufficient additional financing to fulfill its cash flow requirements, growth in the Company's revenue base and, ultimately, the attainment of sustained profitable operations. Management has been and continues to take action that it believes will reduce its operating losses, with specific emphasis on obtaining narrowbody aircraft and the continued service expansion to provide added economies of scale including through the Merger with Carnival Air as previously discussed. Although management has undertaken action designed to meet these requirements, no assurance can be made that such objectives will be met or achieved by the Company.

         The continuance of the Company's operations is dependent, among other things, upon obtaining sufficient additional financing to fulfill its cash flow requirements, growth in the Company's revenue base and, ultimately, the attainment of sustained profitable operations. Although management has undertaken action designed to meet these requirements as discussed above, no assurance can be made that such objectives will be met or achieved by the Company. The Company's prospects, therefore, must be evaluated in light of the risks and expenses normally encountered by a new entrant carrier with limited resources in the highly competitive airline industry.

         In the event that the Merger with Carnival Air is consummated, Pan Am will require additional capital to fund both its operating losses and the significant operating losses of Carnival Air. Carnival Air has experienced significant losses in its last fiscal year and expects such losses to continue for the foreseeable future. Carnival Air's losses have created an immediate liquidity problem for the airline and it has been forced to defer payments on aircraft leases, aircraft and engine overhauls and other operating expenditures. Carnival Air's trade payables at June 30, 1997 were estimated at $55.0 million, of which approximately $10 to $15 million could be considered past due. Carnival Air does not believe that it can effectively manage its debts beyond their existing levels without external financing to fund its current and future operating losses. There is no assurance that Pan Am's funds will be sufficient to fund the combined operating losses of Pan Am and Carnival Air and Pan Am will likely be required to seek additional sources of capital to fund these losses. As contemplated in the Merger, the primary shareholder of Carnival Air is required to contribute $30 million in cash to Carnival Air, which, absent additional financing, will be used to retire an existing line of credit which is guaranteed by such shareholder. Pan Am will seek to renegotiate or replace the credit facility with a view to making available additional proceeds for general operating purposes. Although the Carnival Air Merger will put significant financial pressure on the Company, Pan Am's management believes that certain cost benefits, synergies and enhanced revenues, particularly branding the operations with the Pan Am name, will result from this Merger and the combined companies' operating performance will improve. No assurance can be made that such benefits, synergies or enhanced revenues will result following the Merger.

         SUBSEQUENT EVENT. On August 1, 1997, Carnival Air, as borrower, Pan Am, AHC and Mr. Micky Arison, as guarantors, and NationsBank, National Association, as Lender (the "Lender"), executed the NationsBank Credit Agreement pursuant to which the Lender provided two revolving credit bridge facilities of up to an aggregate of $25 million for use by Carnival Air for working capital and general corporate purposes and for the repayment by Carnival Air of up to $5 million in existing bank debt. Each of the Facilities permits Carnival Air to borrow up to $12.5 million, with borrowings under such Facilities maturing one year after the date of closing, subject to certain repayment requirements. Further, there is no assurance that Carnival Air with or without the NationsBank Facility will generate sufficient cash to fund its operations and significant cash requirements or that, upon consummation of the Merger, Pan Am's management will be able to improve the results of operations of Carnival Air or effectuate a combination of the airlines which will operate on a profitable basis.

         Prior to the consummation of the Merger, Mr. Arison, an affiliate of the principal shareholder of Carnival Air, and AHC provided a guaranty of payment with respect to Facility B. After the consummation of the Merger, Mr. Arison's guaranty will be converted from a guaranty of payment to a guaranty of collection and AHC's guaranty will be terminated. Prior to the consummation of the Merger, Pan Am provided a guaranty of collection of Facility A, which will be binding on Pan Am whether or not the Merger is consummated. In the event that the Merger is consummated, Pan Am's guaranty of Facility A will be converted into a guaranty of payment of the entire NationsBank Facility. Carnival Air's obligations are secured by all or substantially all of its assets. Pan Am's guaranty is secured by a first priority lien on all or substantially all of its assets. AHC's guaranty is secured by a pledge of all of the securities of Carnival Air owned by it.

         Pan Am issued to the Lender, as further consideration, warrants to purchase up to 550,000 shares of Common Stock at an exercise price of $7.917 per share, exercisable over ten years with a staggered vesting schedule based on the funding of the NationsBank Facility. Further, Pan Am, Carnival Air and Mr. Arison entered into an agreement pursuant to which Carnival Air, prior to the Merger, and Pan Am after consummation of the Merger, will pay Mr. Arison a guaranty fee in an amount equal to the difference between the cost to the borrower of Facility A and Facility B and certain additional amounts if the Merger were not consummated prior to August 31, 1997.

         On August 1, 1997, Carnival Air utilized $4.5 million of the availability under the NationsBank Facility to repay the outstanding bank debt as previously discussed. As of September 5, 1997, Carnival Air has drawn down $15 million of the NationsBank Facility.

               SELECTED HISTORICAL FINANCIAL DATA OF CARNIVAL AIR

         The selected financial information set forth below as of June 30, 1995, 1996 and 1997 and for each of the three fiscal years in the period ended June 30, 1997 have been derived from Carnival Air's audited financial statements, which statements have been audited by Price Waterhouse LLP, independent certified public accountants, and appear elsewhere in this Proxy Statement. The selected financial information of Carnival Air as of and for the six month periods ended June 30, 1996 and 1997 have been derived from the unaudited financial statements of Carnival Air which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the information set forth therein. The results of operations for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results of the full year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Financial Statements for Carnival Air and the Notes thereto included elsewhere in this Proxy Statement.

                                                         YEAR ENDED JUNE 30,                       SIX MONTHS ENDED JUNE 30,
                                            ----------------------------------------------      ------------------------------
                                                1995            1996             1997                1996            1997
                                            ------------    -------------    -------------      --------------    ------------
INCOME STATEMENT DATA:
  Revenue................................     $ 199,622        $ 269,270        $ 260,826           $ 140,879        $140,048
  Income (loss) from operations..........         3,399            2,359          (75,394)                359         (54,929)(1)
  Net income (loss)......................         2,502              831          (75,296)               (457)        (54,294)(1)
  Net income (loss) per share............          0.79             0.26           (23.78)              (0.14)         (17.15)(1)
  Weighted average number of common
    shares outstanding..................      3,166,667        3,166,667        3,166,667           3,166,667       3,166,667

OPERATING DATA: (SYSTEM EXCEPT FOR YIELD)
  Revenue passenger miles (RPMs)(000)....     1,964,637        2,545,152        2,652,513           1,366,683       1,408,749
  Available seat miles (ASMs)(000).......     3,062,431        3,815,936        4,065,530           2,068,627       2,216,615
  Cost per ASM...........................          6.4(cent)        7.0(cent)        8.2(cent)           6.8(cent)       8.8(cent)
  Load factor............................         64.2%            66.7%            65.2%               66.1%           63.6%
  Yield (scheduled)......................         10.0(cent)       10.3(cent)        9.5(cent)          10.2(cent)       9.6(cent)
  Aircraft in fleet (end of period)......            21               24               25                  24              25
  Cities served (end of period)..........            15               14               16                  14              16

                                                                                             AS OF JUNE 30,

                                                                         ------------------------------------------------------
                                                                              1995                1996                1997
                                                                         --------------      --------------      --------------
CARNIVAL AIR BALANCE SHEET DATA:
Working capital (deficit)...............................................   $    (19,636)        $   (21,040)       $    (61,608)
Total assets............................................................         41,455              69,414              38,140
Total liabilities.......................................................         36,750              63,208             107,230
Total shareholders' equity (deficit)....................................          4,705               6,206             (69,090)
Book value per common share.............................................           1.49                1.96              (21.82)


- -------------------

(1) Includes fourth quarter adjustments amounting to approximately $27.6 million which consisted primarily of charges related to the return of four aircraft and certain impairment charges.

                             MANAGEMENT'S DISCUSSION
                       AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF CARNIVAL AIR

OVERVIEW

         Carnival Air began operations in November 1988 by flying tourists on a single Boeing 727-100 between Ft. Lauderdale and Carnival Corporation's Crystal Palace Resort and Casino in the Bahamas. Carnival Air rapidly expanded its charter operations, and early customers included Atlantic City casinos and tour operators such as Club Med, Apple Vacations and Funway. In 1990, Carnival Air commenced its scheduled passenger service with flights from New York to Puerto Rico. Carnival Air's scheduled passenger service expanded rapidly, with Carnival Air's subsequent growth focused primarily on flights from underserved airports in the Northeast to Carnival Air's Ft. Lauderdale base. Revenues attributable to Carnival Corporation's sale of air travel packages to its cruise passengers accounted for less than 1% of Carnival Air's total revenues in fiscal 1997. Carnival Corporation does not have any financial support obligations with respect to Carnival Air.

         The shift of Carnival Air's primary business focus from charter to scheduled air service has to a large degree reflected management's response to changing industry conditions. In the late 1980s, partially as a result of the creation of numerous hub-and-spoke route systems, many smaller cities were left without direct or nonstop flights to leisure destinations, and many secondary leisure destinations received direct or nonstop service from only a few major airline carriers. This in turn provided Carnival Air with a significant opportunity to provide limited, nonstop service on these routes without having to compete directly with the major airlines. Moreover, as a result of the demise of Eastern and other large airlines in the early 1990's, Carnival Air was able to draw upon a talented labor pool and a nationwide surplus of airplanes.

         Recently, Carnival Air has been in direct competition with major airlines whose fares are competitive. Carnival Air has also experienced significant losses in its last fiscal year. Carnival Air expects such losses to continue for the foreseeable future and expects that it will require additional financing or capital infusions in the near term to continue its operations. These losses are attributable to many factors, including the highly competitive market conditions currently existing, the adverse publicity low fare airlines received as a result of the ValuJet incident in May 1996, Carnival Air's difficulty in assimilating nine wide-body A300 aircraft into Carnival Air's schedule (of which four have since been returned), including the high cost of maintaining these aircraft and costs associated with flight delays caused by maintenance problems with the A300s, and Carnival Air's inability to attain a profitable load factor and yield from its scheduled service.

         Carnival Air expects to face significant liquidity constraints for its operations in the next several months. Carnival Air currently expects that its business activities will generate approximately $4 million of losses and approximately $20 million of negative operating cash flow for the quarter ended September 30, 1997.

         Carnival Air has to date financed its current expenditures with delayed payments to trade creditors and expects that it will continue to defer payments to various creditors. Management currently anticipates that, in the event that the NationsBank Facility is insufficient to meet Carnival Air's capital requirements, Carnival Air may be required to adopt one or more alternatives to its proposed expenditures, such as sales of aircraft or other assets, the reduction or delay of capital expenditures and certain aircraft and engine overhauls, or the curtailments of operations. If these measures are unsuccessful, Carnival Air could be forced to seek protection under bankruptcy laws. There can be no assurance that any of such alternatives will provide sufficient capital for Carnival Air to meet its obligations.

         The following table sets forth, for the periods indicated, the percentage of Carnival Air's total revenues attributable to (i) scheduled passenger service, (ii) charters, and (iii) cargo and other (includes mail, excess baggage and third party maintenance and training).

                                                 YEAR ENDED JUNE 30,                            SIX MONTHS ENDED JUNE 30,
                              ---------------------------------------------------------   -------------------------------------
                                    1995                1996                1997                1996                1997
                              -----------------  ------------------  ------------------   -----------------  ------------------
                                 $      PERCENT      $      PERCENT      $      PERCENT      $      PERCENT     $      PERCENT
                              --------  -------  ---------  -------  ---------  -------   --------  -------  --------  --------
                                                                (In thousands of Dollars)

Scheduled passenger revenues  $159,369    79.8%   $228,886    85.0%   $204,875    78.5%   $118,108    83.8%  $112,780      80.5%
Charter revenues............    34,134     17.1     32,510     12.1     47,464     18.2     19,013     13.5    23,132      16.5
Cargo and other revenues....     6,119      3.1      7,874      2.9      8,487      3.3      3,758      2.7     4,136       3.0
                              --------  -------  ---------  -------  ---------  -------   --------  -------  --------  --------
Total revenues...........     $199,622   100.0%   $269,270   100.0%   $260,826   100.0%   $140,879   100.0%  $140,048    100.0%
                              ========  =======  =========  =======  =========  =======   ========  =======  ========  ========

         Revenues from scheduled passenger service are primarily a function of the number of passengers flown and the fares charged, with passenger ticket sales generally recognized as revenue when the transportation is provided. Carnival Air measures its traffic and fares using the traditional airline variables of yield (scheduled passenger revenues per RPM) and load factor (the percentage of scheduled RPMs to scheduled ASMs) which, together with costs per ASM, have a significant impact on profitability.

         Carnival Air's business depends to a large extent on leisure travel and, accordingly, its results of operations are significantly influenced by general economic conditions and other factors affecting consumer confidence and discretionary expenditures. Carnival Air has historically also been affected by seasonality.

         Historically, Carnival Air's results have reflected low fixed operating costs made partially possible through the availability of power by the hour lease arrangements.

         The market for used aircraft is tightening, which is expected to both increase aircraft rental costs generally and reduce the availability of power by the hour leases, particularly for B737-400s and other narrowbody jets. The resulting increase in aircraft rental expense could also have a material adverse effect on Carnival Air's future profitability.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, certain information relating to Carnival Air's operations expressed as a percentage of Carnival Air's revenues and cost per total ASMs (in cents).

                                                                             YEAR ENDED JUNE 30,
                                      ------------------------------------------------------------------------------------------
                                                 1995                            1996                            1997
                                      ---------------------------    -----------------------------     -------------------------
                                      % OF            CENTS PER      % OF            CENTS PER         % OF           CENTS PER
                                      REVENUES        TOTAL ASM      REVENUES        TOTAL ASM         REVENUES       TOTAL ASM
                                      ----------      -----------    -----------     -------------     ---------      ----------

Revenues............................    100.0              6.52         100.0             7.06            100.0           6.42
Operating expenses:
 Direct operating costs:
  Aircraft fuel.....................     15.9              1.04          16.6             1.17             19.9           1.27
  Aircraft and traffic servicing....     14.8              0.97          14.2             1.00             16.1           1.03
  Flying operations.................     22.3              1.45          20.9             1.48             25.4           1.63
  Maintenance expenses..............     15.4              1.00          16.3             1.15             24.7           1.58
  Passenger service expenses........      8.4              0.55           8.7             0.61              9.0           0.58
 Selling, general and administrative.    18.9              1.23          20.4             1.44             20.7           1.33
 Depreciation and amortization.......     2.2              0.14           1.9             0.14              2.4           0.16
 Costs associated with returned aircraft --               --             --              --                 5.3           0.34
 Impairment loss.....................    --               --             --              --                 4.8           0.31
 Provision for bed debts.............     0.3              0.02           0.1             0.01              0.7           0.05
                                       ------            ------        ------           ------           ------         ------
     Total operating expenses.......     98.3              6.41          99.1             7.00            128.9           8.27
                                       ------            ------        ------           ------           ------         ------
Operating (loss) income ............      1.7              0.11           0.9             0.06            (28.9)         (1.85)
Other (expense) income:
 Interest income....................      0.1                             0.1                               0.1
 Interest expense...................     (0.2)                           (0.0)                             (0.6)
                                       ------                          ------                            ------
     Total other (expense) income...     (0.2)                            0.1                              (0.5)
(Loss) income before (benefit)
  provision for income taxes........      1.5                             0.9                             (29.4)
(Benefit) provision for income taxes      0.3                             0.6                              (0.5)
                                       ------                          ------                            ------
Net (loss) income...................      1.3                             0.3                             (28.9)
                                       ======                          ======                            =======


    FISCAL 1997 COMPARED TO FISCAL 1996

         REVENUES. Carnival Air's revenues decreased approximately $8.4 million, or 3.1%, from fiscal 1996 to fiscal 1997. This decrease was due to a decrease of $24.0 million, or 10.5%, in Carnival Air's revenues from scheduled passenger service, offset in part by an increase of $14.9 million, or 46.0%, in Carnival Air's charter revenues. Management believes that the 10.5% decrease in Carnival Air's scheduled passenger service revenue is due to reduced flying and yield deterioration. This was the result of the adverse publicity and public perception of low fare start-up airlines attributed to the ValuJet incident in May 1996. The resulting adverse publicity had a significant impact on public acceptance of low fare airlines. In addition, major airlines have generally adopted fares which are highly competitive to Carnival Air, resulting in lower fares. Carnival Air's 46.0% increase in charter revenues was primarily due to management's decision to increase the utilization of Carnival Air's aircraft fleet for charter service. Other revenues increased by $0.6 million from $7.9 million to $8.5 million primarily due to providing reservation services to third parties and increased cargo and mail revenues.

         OPERATING EXPENSES. Total operating expenses increased $69.3 million, or 26.0%, from fiscal 1996 to fiscal 1997. These costs include a charge of $13.7 million for costs associated with the return of aircraft and $12.5 million for impairment losses. Moreover, total operating expenses per ASM increased 18.3% from 6.99(cent) in fiscal 1996 to 8.27(cent) in fiscal 1997. Management attributes this increase in costs per ASM primarily to higher fuel, rental and maintenance expenses.

         AIRCRAFT FUEL. Aircraft fuel expenses include both the direct cost of fuel and the costs of delivering fuel into the aircraft. Aircraft fuel expenses increased $7.1 million, or 15.8%, from fiscal 1996 to fiscal 1997. The cost per ASM increased from 1.17(cent) to 1.27(cent), which management believes was primarily attributable to an approximately 9.6(cent) increase in average price per gallon of fuel, from approximately 67.9(cent) in fiscal 1996 to 77.5(cent) in fiscal 1997, which was primarily due to higher market prices. In addition, in October 1995, the federal excise tax on domestic jet fuel was increased by 4.3(cent) per gallon when the airline industry exemption from this excise tax expired. Carnival Air has not been able to pass on significant fuel cost increases to Carnival Air's customers through fare increases primarily because of the competitive environment currently surrounding Carnival Air's low-fare policy.

         AIRCRAFT AND TRAFFIC SERVICING. Aircraft and traffic servicing expenses include expenses attributable to passenger contact and underwing ground handling services, landing fees and facility rentals at airports served by Carnival Air. Such expenses increased $3.8 million, or 10%, from fiscal 1996 to fiscal 1997.

         AIRCRAFT RENTAL. Aircraft rental expenses reflect payments under Carnival Air's power by the hour and conventional operating leases. Aircraft rental expense increased $6.7 million, or 20.9%, from fiscal 1996 to fiscal 1997, reflecting an increase in the number of aircraft subject to conventional leasing arrangements. Aircraft rental as a percentage of total revenues increased from 11.9% in fiscal 1996 to 14.9% in fiscal 1997.

         FLYING OPERATIONS. Flying operations expenses include pilot compensation and hull insurance, as well as expenses related to flight dispatch and flight operations administration. Expenses for flying operations increased $3.1 million, or 12.7%, primarily as a result of Carnival Air's increased ASMs and included a $2.2 million, or 14.6%, increase in flight operations salaries.

         MAINTENANCE. Maintenance expenses include all expenses related to the upkeep of Carnival Air's aircraft and ground equipment, including maintenance, labor, the required maintenance reserves under Carnival Air's aircraft leases and parts and supplies, as well as certain overhead expense allocations. Routine maintenance costs are charged to maintenance expense as incurred, while costs associated with major overhauls that are not covered by lessor reserves are capitalized and amortized to maintenance expense over the shorter of the period until the next scheduled overhaul or the remaining lease term, as applicable. Maintenance expenses can vary significantly from period to period as a result of unscheduled repairs and maintenance, government mandated inspection and maintenance programs, and the timing of required routine maintenance checks.

         Carnival Air's maintenance expenses increased $20.5 million, or 46.6%, from fiscal 1996 to fiscal 1997. This increase was primarily related to the increase in Carnival Air's acquisition of A300 aircraft which are more costly to maintain.

         PASSENGER SERVICE. Passenger service expenses consist primarily of flight attendant wages and benefits, catering expenses and, to a lesser extent, interrupted trip expense (I.E., the cost of meals and/or hotels for passengers whose flights have been delayed). Carnival Air's passenger service expenses increased $0.2 million, or 0.8%, from fiscal 1996 to fiscal 1997.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative ("SG&A") expenses include (i) selling expenses such as travel agent commissions, advertising and other marketing expenses, credit card fees, subscription ("segment") fees for central reservation systems and payroll and benefits attributable to Carnival Air's reservation center, as well as Carnival Air's Carnival(R) trademark license fee, and (ii) general and administrative expenses such as the wages and benefits of Carnival Air's executive officers and other administrative/financial personnel, office supplies and legal and accounting expenses. Carnival Air's SG&A expenses decreased $1.0 million, or 1.8%, from fiscal 1996 to fiscal 1997.

         PROVISION FOR BAD DEBT. Bad debt expenses increased from $0.3 million in fiscal 1996 to $1.9 million in fiscal 1997. This increase was primarily due to a one time write-off of cargo related transactions totalling $1.1 million.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses include amortization of improvements to leased flight equipment, as well as depreciation on owned airframes, engines and ground equipment, but does not include either (i) amortization of start-up and route development costs, all of which are expensed as incurred, or (ii) amortization of maintenance expenditures, which amortization is included in maintenance expenses. Improvements to leased flight equipment are amortized over the shorter of the term of the lease or the related asset life. Because of Carnival's projected continued losses and projected negative cash flow, leased aircraft deferred overhauls and leasehold improvements have been charged to impairment loss in the current period.

         INCOME. Primarily as a result of the decrease in Carnival Air's revenues and higher fuel, rental and maintenance expenses, Carnival Air had an operating loss of $75.4 million in fiscal 1997, compared to operating income of $2.4 million in fiscal 1996. These expenses include a $13.7 million charge for costs associated with the return of four aircraft and $12.5 million charge for impairment losses. Carnival Air's interest expense increase of $1.4 million was due primarily to an increase in Carnival Air's debt to $28.3 million at June 30, 1997 from $10.0 million at June 30, 1996. The higher debt level reflected the adverse effect on operations of the ValuJet incident in May 1996 and the resulting adverse publicity as well as the highly competitive fare environment.

         As a result of the foregoing, Carnival Air had a net loss of $75.3 million in fiscal 1997, compared to net income of $0.8 million in fiscal 1996.

         FISCAL 1996 COMPARED TO FISCAL 1995

         REVENUES. Carnival Air's revenues increased approximately $69.6 million, or 34.9% from fiscal 1995 to fiscal 1996. This increase was due to an increase of $69.5 million, or 43.6% of Carnival Air's revenues from scheduled passenger service, as well as an increase of $1.8 million or 28.7% in Carnival Air's cargo and other revenues, partially offset by a decrease in charter and other revenues of $1.6 million, or 4.8%.

         The 43.6% increase in Carnival Air's scheduled passenger service revenues were due to several factors. Scheduled ASMs increased 32.5% while scheduled RPMs increased 38.9%. These increases in scheduled ASMs and RPMs reflected the two net additional aircraft placed into service by Carnival Air since June 1995 and expanded service to existing markets. Moreover, both Carnival Air's scheduled service yield and load factor increased. Carnival Air's yield (scheduled passenger revenues per scheduled RPM) increased 3.5% to 10.30(cent) in fiscal 1996 from 9.95(cent) in fiscal 1995.

         Carnival Air ended fiscal year 1996 in an unfavorable environment. In May 1996, the ValuJet incident resulted in adverse publicity for low fare airlines. In addition, major airlines generally adopted fares highly competitive with Carnival Air's.

         Carnival Air's 4.8% decrease in charter revenues was primarily due to management's decision to increase the utilization of Carnival Air's aircraft fleet for scheduled passenger service.

         The $1.8 million, or 28.7%, increase in cargo and other revenues reflects the increased cargo capacity of Carnival Air's widebody A300 aircraft, three of which were added to Carnival Air's fleet since August 1995.

         OPERATING EXPENSES. Total operating expenses increased $70.7 million or 36.0% from fiscal 1995 to fiscal 1996, reflecting the increases in passenger volume discussed above and the resulting increase in each expense category. Moreover, total operating expenses per ASM increased 9.0% from 6.41(cent) in fiscal 1995 to 6.99(cent) in fiscal 1996. Management attributes this increase in costs per ASM primarily to increased maintenance costs related to Carnival Air's acquisition of A300s, and an increase in Carnival Air's fuel and selling, general and administrative expenses.

         AIRCRAFT FUEL. Aircraft fuel expenses increased $13.0 million, or 41.1% from fiscal 1995 to fiscal 1996. The cost per ASM increased from 1.04(cent) to 1.17(cent), which management believes was primarily attributable to (i) Lan Chile's payment of fuel costs under Carnival Air's interchange arrangement with such carrier, which affected the first six months of fiscal 1995 but not the comparable fiscal 1996 period, (ii) an increase in Carnival Air's fuel consumption attributable to operational matters such as greater payload and the increased taxi time resulting from Carnival Air's expanded service at Kennedy and similarly congested airports, and (iii) an approximately

4.6(cent) increase in average price per gallon of fuel, from approximately 62.7(cent) in fiscal 1995 to 67.3(cent) in fiscal 1996, which was primarily due to the October 1995 fuel tax increase described in the following paragraph.

         Because of Carnival Air's low-fare policy, its ability to pass on increased fuel cost to passengers through price increases or fuel surcharges is limited. In October 1995, the federal excise tax on domestic jet fuel was increased by 4.3(cent) per gallon when the airline industry exemption from this excise tax expired. This resulted in approximately $1.6 million of fuel taxes in fiscal 1996 that were not present in the comparable prior period.

         AIRCRAFT AND TRAFFIC SERVICING. Aircraft and traffic servicing expenses increased $8.6 million, or 29%, from fiscal 1995 to fiscal 1996 primarily due to an increase in the number of departures.

         AIRCRAFT RENTAL. Aircraft rental expense increased $7.1 million, or 28.3% from fiscal 1995 to fiscal 1996, reflecting an increase in the number of aircraft subject to lease and an increase in the block hours flown. Aircraft rental as a percentage of total revenues decreased from 12.6% in fiscal 1995 to 11.9% in fiscal 1996.

         FLYING OPERATIONS. Expenses for flying operations increased $4.7 million, or 24.1%, primarily as a result of Carnival Air's increased ASMs and included a $3.1 million, or 26.3%, increase in flight operations salaries.

         MAINTENANCE. Carnival Air's maintenance expenses increased $13.1 million, or 42.7%, from fiscal 1995 to fiscal 1996. This increase was related to the increase in Carnival Air's passenger service generally, and to Carnival Air's acquisition of A300 aircraft specifically.

         PASSENGER SERVICE. Carnival Air's passenger service expenses increased $6.4 million, or 38.2%, from fiscal 1995 to fiscal 1996, reflecting Carnival Air's increased traffic.

         SELLING, GENERAL AND ADMINISTRATIVE. Carnival Air's SG&A expenses increased $17.2 million, or 45.6% from fiscal 1995 to fiscal 1996. This increase was primarily due to the increase in Carnival Air's scheduled passenger service and included a $6.7 million increase in commissions and credit card fees, a $3.3 million increase in marketing and administration salaries, a $2.1 million increase in segment fees and a $1.1 million increase in advertising and promotional expenses. Outside services increased $1.1 million due to the contracting of a reservation center in Georgia to provide recovery backup protection in the event of a natural disaster or similar disruption. This arrangement was terminated with the opening of a satellite reservations center in Ft. Myers, Florida shortly after the close of fiscal year 1996. Moreover, SG&A expenses increased as a percentage of revenues from 18.9% to 20.4%. Management attributes such increase to the increased importance of scheduled passenger revenues to total revenues, combined with the fact that "variable" selling expenses such as travel agent commissions and costs associated with reservations and marketing are a principal component of total SG&A expenses.

         DEPRECIATION AND AMORTIZATION. Carnival Air's depreciation and amortization expenses increased $0.9 million, or 20.1%, from fiscal 1995 to fiscal 1996. This increase was primarily attributable to amortization of improvements to Carnival Air's recently acquired A300s.

         INCOME. Carnival Air had operating income of $2.4 million in fiscal 1996, compared to operating income of $3.4 million in fiscal 1995. The last two months of fiscal year 1996 saw a downturn in operations due to the ValuJet incident in May 1996. The resulting adverse publicity had a significant impact on the public's perception of low fare airlines. In addition, major airlines have generally adopted fares which are highly competitive to Carnival Air's. Operating expenses have also increased more rapidly than revenues. Operating expenses increased $70.7 million, or 36%, from fiscal 1995 to fiscal 1996 compared to an increase in operating revenues of $69.6 million, or 34.9%.

         Carnival Air's interest income increase was due primarily to an increase in Carnival Air's cash, cash equivalents and deposits held in escrow, while the decrease in interest expense reflected Carnival Air's retirement of all outstanding back indebtedness prior to the commencement of fiscal 1996.

         Carnival Air's effective income tax rate was approximately 18% and 67% in fiscal 1995 and fiscal 1996, respectively. The high fiscal 1996 rate reflects the establishment of certain valuation allowances relating to AMT credits whereas the low fiscal 1995 rate reflects the release of valuation allowances relating to the use of a certain net operating loss carryforward.

         As a result of the foregoing, Carnival Air had net income of $0.8 million in fiscal 1996, compared to net income of $2.5 million in fiscal 1995.

         FISCAL 1995 COMPARED TO FISCAL 1994

         REVENUES. Carnival Air's revenues increased $52.4 million, or 35.6%, from fiscal 1994 to fiscal 1995, reflecting a $44.1 million, or 38.3%, increase in scheduled passenger revenues, a $5.0 million, or 17.3%, increase in charter revenues and a $3.3 million, or 114.3%, increase in cargo and other revenues. The 38.3% increase in revenues from scheduled passenger service was primarily due to a 54.9% increase in scheduled ASMs and a 44.8% increase in scheduled RPMs, reflecting increases in both the size of Carnival Air's scheduled aircraft fleet and its scheduled service generally. Partly as a result of the increase in aircraft, Carnival Air's load factor decreased from 67.0% in fiscal 1994 to 62.6% in fiscal 1995. Carnival Air's scheduled service yield (scheduled passenger revenues from scheduled service per scheduled RPM) decreased from 10.42(cent) to 9.95(cent). Management attributes this decrease in yield to Carnival Air's response to industry fare wars in late 1994, as well as the general correlation between load factor and yield resulting from Carnival Air's pricing and yield management strategies as discussed above.

         The 17.3% increase in charter revenues was primarily attributable to a 19.6% increase in charter block hours flown from increased business with tour operators, while the 114.3% increase in cargo and other revenues was due to Carnival Air's acquisition of widebody A300s.

         OPERATING EXPENSES. Total operating expenses increased approximately $54.4 million, or 38.3%, from fiscal 1994 to fiscal 1995, primarily due to the growth of Carnival Air's business and revenues. Total operating costs per ASM decreased from 6.92(cent) in fiscal 1994 to 6.41(cent) in fiscal 1995, primarily reflecting the significant increase in ASMs from fiscal 1994 to 1995 and related per ASM decreases in each category of operating expenses.

         AIRCRAFT FUEL. Aircraft fuel expenses increased $8.8 million, or 38.6%, from fiscal 1994 to fiscal 1995. However, aircraft fuel costs per ASM decreased from 1.12(cent) to 1.04(cent), which was primarily due to a 3.8(cent) decrease in Carnival Air's average price per gallon of fuel.

         AIRCRAFT AND TRAFFIC SERVICING. Aircraft and traffic servicing expenses increased $6.4 million, or 27.8%, from fiscal 1994 to fiscal 1995, primarily due to an increase in the number of cities served and an increase in the number of Carnival Air's scheduled service departures. As a percentage of revenues, such costs decreased from 15.7% to 14.8%, reflecting certain economies of scale.

         AIRCRAFT RENTAL. Aircraft rental expense increased $8.7 million, or 53%, from fiscal 1994 to fiscal 1995, primarily due to the increase in the size of Carnival Air's aircraft fleet (from 15 at the beginning of fiscal 1994 to 22 at the end of fiscal 1995). Aircraft rental as a percentage of total revenues increased from 11.1% in fiscal 1994 to 12.6% in fiscal 1995, reflecting Carnival Air's lower load factor and yield for the period.

         FLYING OPERATIONS. Flying expenses increased $5.4 million, or 38.5%, from fiscal 1994 to fiscal 1995. This increase was due to Carnival Air's expanded operations and included a $3.1 million, or 35.2%, increase in flight operations salaries.

         MAINTENANCE. Maintenance expenses increased $9.8 million, or 46.8%, from fiscal 1994 to fiscal 1995, reflecting the increase in Carnival Air's ASMs and the addition of A300 aircraft.

         PASSENGER SERVICE. Passenger service expenses increased $4.7 million, or 39.1%, from fiscal 1994 to fiscal 1995, which was primarily due to the increases in flight attendant compensation, catering and interrupted trip expenses resulting from Carnival Air's expanded scheduled passenger service.

         SELLING, GENERAL AND ADMINISTRATIVE. Carnival Air's SG&A expenses increased $9.4 million, or 33.1%, from fiscal 1994 to fiscal 1995. This increase included a $3.2 million increase in commissions and credit card fees, a $2.0 million increase in advertising and promotional expenses, a $1.8 million increase in marketing and administration salaries and a $1.3 million increase in segment fees. SG&A expenses as a percentage of revenues decreased from 19.3% in fiscal 1994 to 18.9% in fiscal 1995, which management attributes to economies of scale applicable to Carnival Air's administrative and corporate overhead expenses.

         DEPRECIATION AND AMORTIZATION. Carnival Air's depreciation and amortization expenses increased $1.5 million, or 52.5%, from fiscal 1994 to fiscal 1995. This increase was primarily attributable to the increase in Carnival Air's fleet, the amortization of leasehold improvements to such aircraft and the inclusion of repairable and rotable inventory as a depreciable asset commencing in fiscal 1995.

         INCOME. Primarily as a result of the industry-wide fare wars in late 1994 and their impact on Carnival Air's yield, Carnival Air's operating income decreased $1.9 million, or 36.3%, from $5.3 million in fiscal 1994 to $3.4 million in fiscal 1995.

         Carnival Air's interest expense decreased approximately $800,000, or 63%, primarily due to a decrease in Carnival Air's average outstanding indebtedness.

         Carnival Air's effective tax rate was approximately 38% in fiscal 1994, compared to 18% in fiscal 1995. The low fiscal 1995 rate reflected Carnival Air's release of certain valuation reserves related to Carnival Air's use of a net operating loss carryforward.

         As a result of the foregoing, Carnival Air's net income decreased $1.3 million, or 33.3%, from $3.8 million in fiscal 1994 to $2.5 million in fiscal 1995.

SEASONALITY AND QUARTERLY RESULTS

         Carnival Air's business historically has been significantly affected by seasonal factors. Typically, Carnival Air has experienced reduced demand for scheduled passenger and charter services from Labor Day through mid-November, as well as the first half of December. Historically, this has resulted in losses in Carnival Air's second fiscal quarter (the quarter ending December 31). Carnival Air has traditionally experienced its strongest operating results in the third fiscal quarter ending March 31 as a result of winter leisure travel to Florida and the Caribbean. Although summer traffic is also strong, the fiscal quarters ending June 30 and September 30 are adversely impacted by certain periods of slow passenger traffic (late April through mid-June and subsequent to Labor Day, respectively). In addition, Carnival Air's operations may be affected by weather conditions that result in increased flight cancellations. Primarily as a result of Carnival Air's large fixed expenses, seasonal fluctuations in passenger traffic and flight cancellations can have a material adverse effect on Carnival Air's profitability.

                                                                       FISCAL QUARTER ENDED
                                                ----------------------------------------------------------------------
                                                  SEPTEMBER 30       DECEMBER 31         MARCH 31           JUNE 30
                                                ----------------- -----------------  ----------------- ---------------
                                                                  (IN THOUSANDS, EXCEPT MARGIN DATA)

FISCAL 1995
         Revenues.............................  $      43,693     $      41,379      $      58,420     $      56,130
         Operating income (loss)..............          1,014            (1,888)             3,038             1,235
Operating income (loss) margin................           2.3%              (4.6%)              5.2%              2.2%

FISCAL 1996
         Revenues.............................  $      68,194     $      60,197      $      77,834     $      63,045
         Operating income (loss)..............          3,505            (1,505)             2,170            (1,811)
Operating income (loss) margin................           5.1%              (2.5%)             (2.8%)            (2.9%)


                                      -54-




FISCAL 1997
         Revenues.............................  $      64,649     $      56,129      $      79,092     $      60,956
         Operating (loss).....................         (7,042)          (13,424)           (12,333)          (42,596)(1)
Operating (loss) margin.......................          (10.9%)           (23.9%)            (15.6%)           (69.9%)

- --------------------

(1) Includes fourth quarter adjustments amounting to approximately $27.6 million which consisted primarily of charges related to the return of four aircraft and certain impairment charges.

LIQUIDITY AND CAPITAL RESOURCES

         GENERAL. As of June 30, 1997, Carnival Air had a working capital deficit of approximately $61.6 million, compared to working capital deficits of $19.6 million and $21.0 million at June 30, 1995 and June 30, 1996, respectively. Carnival Air also had approximately $3.0 million of available borrowing capacity under its revolving credit facility at June 30, 1997.

         Carnival Air is current in its lease payments relating to 10 of its 19 leased aircraft and has reached an oral deferral agreement with respect to one aircraft and has entered into definitive deferral agreements with respect to the other eight leased aircraft. As of August 18, 1997, aggregate amount of deferral lease payments equaled $4.1 million. Further, as of June 30, 1997, Carnival Air's aircraft leases expire as follows:

     NUMBER OF AIRCRAFT LEASES                 REMAINING TERM IN MONTHS
     -------------------------                 ------------------------

               5  (2 of which have deferral agreements)   12
               3  (2 of which have deferral agreements)   24
               6  (2 of which have deferral agreements)   36
               5  (3 of which have deferral agreements)  Beyond

         CASH FLOWS. Net cash provided from (used in) operating activities was approximately $11.9 million and ($10.2) million in fiscal 1996 and fiscal 1997, respectively. The difference between Carnival Air's net loss of $75.3 million in fiscal 1997 and the $10.2 million loss of cash flow from operating activities was primarily attributable to overhaul amortization of $13.7 million, depreciation of $6.3 million, an increase in accounts payable of $12.2 million, impairment losses of $12.5 million and costs associated with returned aircraft of $13.0 million.

         Net cash used in investing activities was approximately $6.6 million in fiscal 1997, which was primarily expenditures related to major aircraft/engine overhauls net of reimbursements from lessors offset in part by proceeds from the sale of one aircraft and spare parts.

         Net cash provided from financing activities was approximately $16.6 million in fiscal 1997, which was advances on Carnival Air's line of credit net of payments on a note given for the purchase of an A300 aircraft being scrapped for parts.

         FINANCING ARRANGEMENTS. As of June 30, 1997, Carnival Air's revolving credit facility provided for up to $35 million of borrowings for working capital purposes. Upon the closing of the NationsBank Credit Agreement described below, Carnival Air repaid $4.5 million then outstanding under the revolving credit facility, at which time the facility was reduced to $30 million. Borrowings bear interest at the Lender's prime rate or, at Carnival Air's option, LIBOR plus
 .375% and matures December 1999. Indebtedness under the credit facility is secured by Mr. Arison's pledge of Class A Common Stock of Carnival Corporation and AHC's pledge of the capital stock of Carnival Air. At June 30, 1997, borrowings were at $28.0 million plus letters of credit of approximately $4.0 million as security for various contractual arrangements.

         On August 1, 1997, Carnival Air, as borrower, Pan Am, AHC and Mr. Micky Arison, as guarantors, and NationsBank, National Association, as Lender, executed the NationsBank Credit Agreement under which the Lender provided two revolving credit bridge facilities of up to an aggregate of $25 million for use by Carnival Air for working capital and general corporate purposes and for the repayment by Carnival Air of up to $5 million in existing bank debt. Each of the Facilities would permit Carnival Air to borrow up to $12.5 million, with borrowings under such Facilities maturing one year after the date of closing, subject to certain repayment requirements. There is no assurance that Carnival Air, even with the NationsBank Facility, will generate sufficient cash to fund its operations and significant cash requirements or that, upon consummation of the Merger, Pan Am's management will be able to improve the results of operations of Carnival Air or effectuate a combination of the airlines which will operate on a profitable basis.

         Prior to the consummation of the Merger, Mr. Arison, an affiliate of the principal shareholder of Carnival Air, and AHC provided a guaranty of payment with respect to Facility B. After the consummation of the Merger, Mr. Arison's guaranty will be converted from a guarantee of payment to a guaranty of collection and AHC's guaranty will be terminated. Prior to the consummation of the Merger, Pan Am provided a guaranty of collection of Facility A, which will be binding on Pan Am whether or not the Merger is consummated. In the event that the Merger is consummated, Pan Am's guaranty of Facility A will be converted into a guaranty of payment of the entire NationsBank Facility. Carnival Air's obligations are secured by all or substantially all of its assets. Pan Am's guaranty is secured by a first priority lien on all or substantially all of its assets. AHC's guaranty is secured by a pledge of all of the securities of Carnival Air owned by it.

         Amounts borrowed under the NationsBank Facility bear interest at the prime rate of interest as quoted by the Lender for Facility B, and at a fixed percentage over such prime rate for Facility A (beginning at 3% per annum over such prime rate for the first six months and increasing by 1.5% per annum for each of the next three month periods). Carnival Air is required to pay to the Lender a commitment fee of .50% and .25% on the unused portion of Facility A and B, respectively, together with a facility fee of 1% on the total amounts borrowed under each Facility if any amounts borrowed under the NationsBank Facility are still outstanding by a certain time. Carnival Air is also required to pay to the Lender an underwriting fee equal to 3% of the amount borrowed under Facility A and 1.5% of the amount borrowed under Facility B; Carnival Air has already paid $280,000 of such underwriting fee (the balance of which will be due at the closing of the NationsBank Facility). Further, Pan Am, Carnival Air and Mr. Arison entered into an agreement pursuant to which Carnival Air, prior to the Merger, and Pan Am after consummation of the Merger, will be required to pay Mr. Arison a guaranty fee in an amount equal to the difference between the cost to Carnival Air of Facility A and Facility B and certain additional amounts if the Merger were not consummated prior to August 31, 1997.

         NEED FOR ADDITIONAL FINANCING. Carnival Air has experienced significant losses in fiscal 1997. Carnival Air expects such losses to continue for the foreseeable future and expects that it may require financing or capital infusions in addition to the NationsBank Facility in the near term to continue its operations. Carnival Air's trade payables and accruals were approximately $55 million at June 30, 1997, of which $10 to $15 million could be considered past due. Management believes that in the event that the NationsBank Facility and other available capital resources are not sufficient to fund Carnival Air's remaining first quarter expenditures or to service its indebtedness, Carnival Air will be required to raise additional funds through the sale of assets, the reduction or delay of planned expenditures, the deferral of certain trade payables or the curtailment of certain or all of Carnival Air's operations. If such efforts are unsuccessful, Carnival Air could be forced to seek protection under the bankruptcy laws. There can be no assurance that any source of funds including funds under the NationsBank Facility or other action that may be taken by Carnival Air will provide sufficient capital for Carnival Air to meet its obligations. See "Risk Factors--Carnival Air Going Concern Consideration; Potential Adverse Effect of Prior and Expected Future Losses; High Leverage and Debt Service Associated with NationsBank Facility and other Carnival Air Debt; Pan Am Guaranty of NationsBank Facility--Risks of Inadequate Cash Flow."

         CAPITAL EXPENDITURES FOR COMPLIANCE WITH NOISE ABATEMENT REGULATIONS. Although Carnival Air is in compliance with ANCA's interim and final noise compliance requirements, Carnival Air may be required to retrofit or dispose of one of its Stage 2 aircraft to meet the December 31, 1998 compliance requirements. Carnival Air has until December 31, 1999 to bring its remaining Stage 2 aircraft into compliance. Only one of Carnival Air's leased Stage 2 aircraft has a lease that extends beyond December 31, 1999, and the lessor of that aircraft has agreed to finance the hush kit installation subject to an increase in rent. Carnival Air will, depending on availability of financing, either retrofit its owned aircraft to comply with the requirements or sell these planes prior to December 31, 1999.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The following pro forma combined condensed balance sheet data as of June 30, 1997 and the pro forma combined condensed income statements for the six months ended June 30, 1997 and for the year ended December 31, 1996, give effect to the Merger of Pan Am and Carnival Air accounted for using the purchase method of accounting. This information should be read in conjunction with the historical financial statements and notes thereto, which are included elsewhere in this Proxy Statement. The pro forma financial data are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of those results which may be obtained in the future.

         The pro forma combined condensed financial data assumes the Merger had occurred (i) January 1, 1996 for the purposes of pro forma combined condensed income statements and (ii) as of June 30, 1997 for the purposes of the pro forma combined condensed balance sheet data.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                INCOME STATEMENT
                                 YEAR ENDED 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL
                                   -----------------------------------------
                                           PAN AM              CARNIVAL AIR                            PRO FORMA
                                    DECEMBER 31, 1996      DECEMBER 31, 1996      ADJUSTMENTS          COMBINED
                                   -------------------     -----------------     ----------------  ------------

Revenues.............................$         10,441         $     261,657                        $      272,098
Operating costs and expenses.........          22,377               229,175             13,594(10)        265,146
Selling, general and administrative
   expenses..........................          16,404                52,589               (717)(6)         68,276
                                     ----------------         -------------       ------------     --------------
   Operating income (loss)...........         (28,340)              (20,107)           (12,887)           (61,324)
Other income (expense), net..........             941                  (488)                97 (6)            550
                                     ----------------         -------------      -------------     --------------
   Income (loss) before provision for
     income taxes....................         (27,399)              (20,595)           (12,780)           (60,774)
Provision for income taxes...........            (155)                 (865)                               (1,020)(5)
                                     ----------------         -------------      -------------     --------------
   Net loss .........................$        (27,554)        $     (21,460)     $     (12,780)    $      (61,794)
                                     ================         =============      =============     ==============
Net loss per share...................$          (3.89)        $       (6.78)                       $        (3.72)(3)
                                     ================         =============      =============     ==============
Weighted average shares

 outstanding.........................       7,078,041             3,166,667          9,523,810 (1)     16,601,851 (3)
                                     ================         =============      =============     ==============




          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                     -------------------------------
                                         PAN AM        CARNIVAL AIR                                         PRO FORMA
                                      JUNE 30, 1997    JUNE 30, 1997                 ADJUSTMENTS            COMBINED
                                     --------------    -------------                -------------       ------------

Revenues........................     $    51,283       $     140,048             $     (145) (7)         $191,186
Operating costs and expenses....          83,445             168,746                   (364) (6)          258,542
 ................................                                                      6,860 (10)
                                                                                       (145) (7)

Costs associated with
   returned aircraft............                              13,695                                       13,695
Impairment loss.................                              12,536                                       12,536
                                     -----------       -------------             -----------           ----------
  Operating income (loss).......         (32,162)            (54,929)                 (6,496)             (93,587)
Other income (expense)..........             549                (763)                    821  (6)             607
                                     -----------       -------------             -----------           ----------
   Income (loss) before provision
   for income taxes.............         (31,613)            (55,692)                 (5,675)             (92,980)
Provision (benefit) for income taxes                          (1,398)                                      (1,398)(5)
                                     -----------       -------------             -----------           ----------
   Net loss ....................     $   (31,613)      $     (54,294)                 (5,675)          $  (91,582)
                                     ===========       =============             ===========           ==========
Net loss per share..............     $     (2.87)      $      (17.15)                                  $    (4.43)(3)
                                     ===========       =============             ===========           ==========

Weighted average shares
 outstanding....................      11,143,796           3,166,667               9,523,810 (1)       20,667,606 (3)
                                     ===========       =============             ===========           ==========




          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  BALANCE SHEET
                               AS OF JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                      HISTORICAL
                                                      ----------
                                                 PAN AM CARNIVAL AIR      ADJUSTMENTS
                                                 -------------------      -----------
ASSETS
CURRENT ASSETS:
         Cash and cash equivalents............    $19,111      $    674       $   1,950
         Deposits held in escrow..............                    1,057
         Trade accounts receivable............     12,944        10,390
         Expendable aircraft parts............        262           786
         Deposits.............................                      443
         Prepaid expenses and other assets....      3,834         6,222
                                                  -------      --------       ---------
                  Total current assets........     36,151        19,572           1,950
PROPERTY - Net................................     13,651        16,507           5,668 (9)
INTANGIBLE ASSETS.............................      1,787                       104,851 (9)
OTHER ASSETS..................................      8,467         2,061
                                                  -------      --------       ---------
TOTAL ASSETS..................................    $60,056      $ 38,140       $ 112,469
                                                  =======      ========       =========
LIABILITIES AND SHAREHOLDERS'
EQUITY

CURRENT LIABILITIES:
         Accounts payable and current portion of  $13,206       $26,544       $  (2,000)(4)
         long term debt.......................
         Air traffic liability................     14,596        24,019
         Other accrued expenses...............      3,269        30,617
                                                  -------      --------
                  Total current liabilities...     31,071        81,180          (2,000)
                                                  -------      --------       ---------
OTHER LIABILITIES
         Long term debt.......................          9        26,050         (26,050)(4)

         Dade County Bridge Loan..............      5,000
         Other deferred liabilities...........      3,281
                                                  -------      --------       ---------
                  Total other liabilities.....      8,290        26,050         (26,050)
                                                  -------      --------       ---------
         Stock subscription and warrants......     10,978
                                                  -------
SHAREHOLDERS' EQUITY:
         Convertible preferred stock-Series A.     15,000
         Convertible preferred stock-Series B.     13,500
         Common stock.........................          1             1                 (2)
         Capital in excess of par value.......     40,425         2,019          69,409 (4)(9)
         Accumulated deficit..................    (59,168)      (71,110)         71,110 (9)
         Receivables from officers and
         shareholders.........................        (41)
                                                  -------      --------       ---------
                    Total shareholders' equity
                          (deficit)...........      9,717      (69,090)         140,519
                                                    -----      --------         -------
TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY....................................    $60,056       $38,140        $112,469
                                                  =======       =======        ========



[RESTUBBED]

                                                   PRO FORMA
                                                   COMBINED
                                                 ------------
ASSETS
CURRENT ASSETS:
         Cash and cash equivalents............      $ 21,735
         Deposits held in escrow..............         1,057
         Trade accounts receivable............        23,334
         Expendable aircraft parts............         1,048
         Deposits.............................           443
         Prepaid expenses and other assets....        10,056
                                                    --------
                  Total current assets........        57,673
PROPERTY - Net................................        35,826
INTANGIBLE ASSETS.............................       106,638
OTHER ASSETS..................................        10,528
                                                    --------
TOTAL ASSETS..................................      $210,665
                                                    ========
LIABILITIES AND SHAREHOLDERS'
EQUITY

CURRENT LIABILITIES:
         Accounts payable and current portion of    $ 37,750
         long term debt.......................
         Air traffic liability................        38,615
         Other accrued expenses...............        33,886
                                                    --------
                  Total current liabilities...       110,251
                                                    --------
OTHER LIABILITIES
         Long term debt.......................             9

         Dade County Bridge Loan..............         5,000
         Other deferred liabilities...........         3,281
                                                    --------
                  Total other liabilities.....         8,290
                                                    --------
         Stock subscription and warrants......        10,978
                                                    --------
SHAREHOLDERS' EQUITY:
         Convertible preferred stock-Series A.        15,000
         Convertible preferred stock-Series B.        13,500
         Common stock.........................             2
         Capital in excess of par value.......       111,853
         Accumulated deficit..................       (59,168)
         Receivables from officers and
         shareholders.........................           (41)
                                                    --------
                    Total shareholders' equity
                          (deficit)...........        81,146
                                                    --------
TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY....................................      $210,665
                                                    ========

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL INFORMATION


(1) The weighted average shares outstanding have been adjusted to reflect the exchange of 9,523,810 shares of Common Stock for all outstanding shares of Carnival Air Common Stock. No consideration has been given to the pro forma effect of the issuance of the Preferred Stock and related warrants on post-merger net loss per share as the effect would be antidilutive.

(2) The Unaudited Pro Forma Combined Condensed Balance Sheet reflects the issuance of 9,523,810 shares of Common Stock for all outstanding shares of Carnival Air Common Stock as provided by the Merger Agreement.

(3) Pro forma per share amounts are based on historical per share amounts, as adjusted and after giving effect to the exchange of 9,523,810 shares of Common Stock for outstanding shares of Carnival Air Common Stock.

(4) As contemplated in the Merger Agreement, an affiliate of the primary shareholder of Carnival Air, is required to contribute $30 million in cash to Carnival Air prior to closing in exchange for 1,900,000 shares of Carnival Air Common Stock. All or a portion of the contribution will be utilized to discharge, pay in full and cancel the Barnett Bank credit facility (bearing interest at 6.1% as of June 30, 1997) and to procure the release of his personal guarantee of the Barnett Bank credit facility and the release of AHC's limited recourse guaranty.

(5) Carnival Air is included in its parent's consolidated federal tax return; however, income tax expense was recorded on a separate company basis with certain limitations. Had income tax expense been recorded on a separate company basis without limitation, the effect would have been immaterial.

(6) To give effect to the elimination of the interest expense associated with the Carnival Air debt retired as described in Note 4 above and included in other income (expense), and the franchise fee charged by Carnival Corporation which is included in selling, general and administrative expenses. The amounts eliminated represent the amounts recorded as expense during the related periods by Carnival Air.

(7) To give effect to the elimination of the revenues and expenses relating to the sublease of one B727 aircraft from Pan Am to Carnival Air.

(8) Expenses related to the Merger, estimated to total $2.2 million, will be capitalized.

(9) Represents the premium paid after the application of purchase accounting to identifiable tangible and intangible assets and the elimination of Carnival Air's equity. The following table summarizes the values assigned to the assets acquired and the amortization or depreciation periods as if the Merger was consummated on June 30, 1997.

                                                                       AMORTIZATION OR
                                                    AMOUNT           DEPRECIATION PERIOD
                                                 ----------         ---------------------
          Tangible assets:
             Repairable equipment                 $  4,168                   8 years
             Flight equipment                        1,500                   8 years
          Intangible assets:
             Favorable aircraft lease value         10,285                   3 years
             Goodwill                               94,566                  10 years
                                                 ----------
                                                  $110,519
                                                 ==========

         The cost of the Merger has been allocated to the assets acquired and liabilities assumed based on their fair values as determined by management as if the Merger was consummated on June 30, 1997. The allocation of the cost of the Merger is preliminary while the Company obtains final information regarding the fair values of all assets acquired; however, management believes that any adjustments to the amounts allocated will not have a material effect on the Company's pro forma financial position or results of operations. The allocation as shown above with respect to Repairable equipment and Flight equipment is based upon appraisals and the amortization period is based upon the respective useful lives. The allocation as shown above with respect to Favorable aircraft lease values is based upon a discounted cashflow analysis over the weighted average life of the leases, three years. The amortization period of goodwill, 10 years, was arrived at based upon a number of factors including; projections of future results of operations, comparable transactions of comparable entities, the recent operating results of Carnival Air and other factors considered relevant. As required by generally accepted accounting principles, management will periodically evaluate the Company's intangible assets for impairment and make any adjustments that may be deemed appropriate, if any. Such evaluations could result in the decrease of the amortization periods and/or a write-off of a portion or all of goodwill.

         The determination of the purchase price for the acquisition of all outstanding shares of Carnival Air Common Stock is as follows:

                    Exchange of 9,523,810 shares of
                      Common Stock                        $ 71,429
                    Carnival Air shareholders' deficit      69,090
                    Contribution of capital by primary
                      shareholder of Carnival Air          (30,000)
                                                          --------
                                                          $110,519
                                                          ========

         The purchase price was determined based upon a price per share of Common Stock of $7.50 which represents a recent average price of the Common Stock over the last several months. This calculation will be updated and goodwill adjusted based upon the closing price of the Common Stock on the date of the consummation of the Merger. On September 4, 1997, the closing price of a share of Common Stock was $6.50.

(10) To reflect amortization of additional tangible and intangible assets generated by the Merger on a straight line basis over a period of 3 to 10 years, as described above.

(11) The Company is contemplating the sale of approximately $100 million in convertible preferred stock. The pro forma combined financial information does not include the effect of this transaction or the use of proceeds therefrom. Had this transaction been consummated as of June 30, 1997, and based upon the intended use of proceeds, cash and cash equivalents, long-term debt and total shareholders' equity would have been $93,235, $9 and $168,003, respectively.

(12) In July 1997, Pan Am issued an additional $5.0 million of Series B Preferred Stock. The pro forma combined financial information does not include the effect of this transaction. Had this transaction been consummated as of June 30, 1997, shareholders' equity and cash and cash equivalents would have been increased by $5.0 million, respectively.

(13) In August 1997, Carnival received approximately $7.5 million in net borrowings under a one year revolving credit bridge facility which bears interest at various rates commencing at prime plus 3%. The pro forma combined financial information does not include the effect of this transaction. Had this transaction been consummated as of June 30, 1997, long-term debt and cash and cash equivalents would have been increased by $7.5 million, respectively.

(14) Concurrent with the Merger, it is anticipated that the Pan Am shareholders will approve a certain transaction to purchase buildings and real property for which the Company issued 1,294,625 warrants. Upon approval, it is expected that such warrants will be converted into an equal number of shares of Common Stock. The pro forma combined financial information does not include the effect of this transaction. Had this transaction been consummated as of June 30, 1997, shareholders' equity would have been increased by $10.4 million.

                                 CAPITALIZATION

         The following table sets forth the cash and cash equivalents and the current portion of long-term debt as well as the capitalization of Pan Am at June 30, 1997, pro forma to give effect to the Merger, and as adjusted to give effect to the potential sale of $100 million of a new series of convertible preferred stock and the proposed application of the net proceeds therefrom. See "Recent Developments."

                                                                                                JUNE 30, 1997
                                                                            -----------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                                    PRO                 AS
                                                                                ACTUAL             FORMA             ADJUSTED
                                                                            --------------     --------------     ---------------
                                                                                           (dollars in thousands)
                                                                            -----------------------------------------------------
Cash and cash equivalents.........................................                 $19,111            $21,735             $93,235
                                                                            ==============     ==============     ===============
Current portion of long term debt.................................                       3                231                 231
                                                                            ==============     ==============     ===============
Long-term portion:................................................

     Installment loan.............................................                       9                  9                   9
     Bridge loan..................................................                   5,000              5,000                 ---
                                                                            --------------     --------------     ---------------
       Total long-term debt.......................................                   5,009              5,009                   9
                                                                            --------------     --------------     ---------------
Shareholders' Equity and Accumulated Deficit:
     Convertible preferred stock, at $100 stated value,
       $.0001 par value, 250,000 authorized, 150,000
       shares issued and outstanding - Series A...................                  15,000             15,000

     Convertible preferred stock, at $100 stated value,
       $.0001par value, 250,000 authorized, 135,000 shares
       issued and outstanding - Series B..........................                  13,500             13,500

     Convertible preferred stock, at $25 stated value, $.0001
       par value, 4,000,000 authorized, 4,000,000 shares
       issued and outstanding - Clipper...........................                                                        100,000

     Common stock, $.0001 par value, 100,000,000
       shares authorized, 11,412,610 and 25,314,378
       shares issued and outstanding, respectively................                       1                  2                   2
     Capital in excess of par value...............................                  40,425            111,853             139,425
     Accumulated deficit..........................................                 (59,168)           (59,168)           ( 71,383)
     Receivable from officers and shareholders (11,750 shares)....                     (41)               (41)                (41)
                                                                            --------------     --------------     ---------------
     Total shareholders' equity...................................                   9,717             81,146             168,003
                                                                            --------------     --------------     ---------------
Total capitalization..............................................                 $14,726            $86,155            $168,012
                                                                            ==============     ==============     ===============


                           DESCRIPTION OF CARNIVAL AIR

DESCRIPTION OF CARNIVAL AIR'S BUSINESS

         GENERAL. Carnival Air provides low-fare, full-service scheduled passenger air transportation that targets value-conscious leisure and business travelers. Carnival Air currently serves 16 cities with over 50 scheduled daily departures between the Northeast, Florida, California and the Caribbean. Carnival Air also provides commercial and military passenger charter, cargo and third party maintenance and training services. Carnival Air has recently experienced significant losses. During the fiscal year ended June 30, 1997, Carnival Air incurred a $75.3 million loss compared to profits of approximately $800,000 for the fiscal year ended June 30, 1996. Carnival Air expects such losses to continue for the foreseeable future and expects that it will require additional financing or capital infusions in the near term to continue its operations.

         ROUTE SYSTEM, IN FLIGHT SERVICES AND SCHEDULING. Carnival Air's current route system includes over 50 daily scheduled departures between the Northeast, Florida, California and the Caribbean. Carnival Air's routes can generally be categorized in four principal areas: (i) Northeast-Florida; (ii) Florida-Puerto Rico/Bahamas; (iii) Northeast-Puerto Rico/Bahamas; and (iv) Florida-California (this particular service is to be discontinued in the Fall schedule). Carnival Air currently serves Miami, Ft. Lauderdale, Palm Beach, Orlando and Tampa in Florida; Kennedy and Islip in New York; Newark, New Jersey; Hartford, Connecticut; Los Angeles, California; Nassau, Bahamas; Midway, Chicago, Washington-Dulles and San Juan, Ponce and Aguadilla in Puerto Rico. Carnival Air provides primarily long-haul service, with an average stage length of approximately 1,000 miles. Carnival Air offers movies and meal and beverage service on selected flights, provides advance seat assignments, uses the industry's leading computerized reservation systems and operates a multiple aircraft-type fleet that includes both Boeing narrowbody jets and Airbus A300 widebody aircraft with first class seating. Carnival Air also offers a frequent flyer program and participates in interline arrangements. Carnival Air's fleet currently consists of 21 aircraft, of which 17 are assigned to scheduled service and 4 are assigned to charter operations. In addition, Carnival Air regularly pursues code sharing agreements with international carriers that may provide access to additional aircraft.

         PRICING AND YIELD MANAGEMENT. While Carnival Air uses a number of fare categories in connection with its "capacity controlled" yield management activities, Carnival Air has a simplified fare structure offering competitive rates to the marketplace.

         MARKETING, ADVERTISING AND PROMOTION. Carnival Air markets its services to these prospective customers primarily by means of (i) listings in computer reservations systems and the OFFICIAL AIRLINE GUIDE; (ii) advertising and promotions through newspapers, magazines, billboards, radio and television; and
(iii) a full-time sales force responsible for direct contact with travel agencies, corporate travel departments, meeting and convention planners and other significant customers. Approximately 30% of Carnival Air's scheduled service passengers call Carnival Air's reservation system directly to make their reservations. Carnival Air generally runs promotions in coordination with its inauguration of service into new markets, including reduced introductory promotional fares and special commission offers to travel agents. Promotional activities include public relations efforts with the news media, sponsorship of civic and community projects, participation in travel industry trade shows and a joint program with Avis offering discounted rental cars to Carnival Air passengers.

         Carnival Air has a frequent flyer program called "FunPass" which awards free trips to customers based on a point (rather than mileage) system. Other frequent flyer awards include first class upgrades, telephone calling cards and discounts on hotels, car rentals and cruises. Participants in Carnival Air's frequent flyer program also receive complimentary in-flight cocktails, priority boarding and other benefits. This program is designed to enhance customer loyalty and thereby retain and increase the business of frequent travelers by offering incentives for their continued patronage. As of December 31, 1996, Carnival Air had approximately 45,000 members enrolled in its frequent flyer program. Carnival Air does not believe it has any material liability related to its frequent flyer program. Carnival Air has suspended its "FunPass" program and is now participating in the Pan Am WorldPass Program effective May 15, 1997. All "FunPass" members are being offered the benefits of Pan Am's WorldPass with no loss of accrued benefits in the "FunPass" Program.

         RESERVATIONS AND TRAVEL AGENCY RELATIONSHIPS. Carnival Air operates two reservations centers in Ft. Lauderdale and Ft. Myers, Florida which handle all public and travel agent calls originating in the United States and Puerto Rico. These centers employ approximately 270 reservation agents. Carnival Air's reservation centers utilize the SHARES reservation system, which is supported and maintained by EDS. SHARES is a fully integrated system and, accordingly, provides access to most major airline computer reservation systems ("CRS") and allows travel agency and other airline bookings on a direct access basis. Travel agents account for approximately 70% of Carnival Air's scheduled passenger service revenues. Travel agents generally receive a commission from airlines based on the price of the tickets they sell.

         CODE SHARING AND INTERLINE ARRANGEMENTS. Carnival Air has from time to time established ties to the international market through code sharing agreements. Carnival Air also has strategic alliances with other carriers. Carnival Air is also involved in interline arrangements, which consist primarily of "through" pricing with one fare covering connecting flights. Carnival Air's code sharing arrangements and interline sales of scheduled passenger services accounted for approximately $13 million of revenues in fiscal 1997.

         CHARTER AND OTHER SERVICES. Carnival Air offers charter airline services on a contract basis to tour operators, the United States military and other governmental agencies, athletic teams, business groups and, through wet leases (the providing of aircraft, crew, insurance and maintenance), to other airlines. Charter services accounted for approximately 18% of Carnival Air's total revenues during fiscal 1997. Carnival Air generally provides its charter airline services in the form of (i) tour operator programs, (ii) ad hoc specialty charters, (iii) military charters, and (iv) industry subservice sales. Carnival Air's tour operator programs are generally contracted for repetitive, round-trip patterns, operating primarily during peak seasonal travel periods. In such full plane arrangements, the tour operator pays a fixed price for use of the aircraft (which includes the services of the cockpit crew and flight attendants, together with check-in, baggage handling and maintenance services, catering and all necessary aircraft handling services) and assumes responsibility and risk for the actual sale of the available aircraft seats. Carnival Air operates a significant number of ad hoc specialty charter flights. While these programs are normally contracted on a single round-trip basis, ad hoc specialty charters vary extensively in nature. Examples of specialty charters operated by Carnival Air include its three-year, season-long arrangement with the Miami Heat NBA basketball team, a seasonal agreement with the NBA for a group of basketball teams, flying university alumni and other fans to football games, transporting political candidates and the White House press corps on campaign trips and ad hoc charters for the Federal Emergency Management Agency, UN agencies and the Jewish Federation of Philanthropies. As an operator of charters for the United States military, Carnival Air transports armed forces and reserve personnel domestically and internationally. Carnival Air offers a variety of other aviation services, including the "wet leasing" of aircraft (or "subservice") and the provision of various cargo, maintenance and training functions. Carnival Air's aircraft leasing activities consist exclusively of "wet leases" in which Carnival Air supplies, in addition to the aircraft, the cockpit crew, insurance and maintenance, and the lessee is responsible for all other matters in connection with the aircraft, including handling, fuel and catering. Carnival Air's financing and leasing arrangements do not generally permit Carnival Air to enter into "dry leases" in which the lessee leases only the aircraft itself and the lessee is responsible for cockpit crew, insurance, maintenance and all other matters in connection with the aircraft. Other ancillary airline services provided by Carnival Air include (i) cargo services, which consist of transporting freight, United States mail and counter-to-counter packages on both scheduled and charter flights, (ii) third party maintenance services, and (iii) contract training to airline personnel, including cockpit crews, flight attendants, dispatchers and other support personnel.

         AIRPORT OPERATIONS. Airline ground handling services typically include both (i) passenger contact services, which involve meeting, greeting and serving Carnival Air's customers at the check-in counter, gate and baggage claim area, and (ii) underwing ground handling services, which include marshalling the aircraft into and out of the gate, baggage loading and unloading, as well as lavatory and water servicing, anti-icing and deicing. Carnival Air's passenger contact services in Ft. Lauderdale, Newark and Islip are conducted by Carnival Air's regular employees. All underwing ground handling services and Carnival Air's passenger contact services at other airports are currently contracted to other air carriers or fixed base operators under agreements that can be canceled by either party by giving 30 to 90 days notice. Carnival Air employs its own staff of representatives to oversee and control the ground handling operations at all of Carnival Air's airport locations.

         AIRCRAFT FLEET. Carnival Air's current fleet of 21 aircraft consists of 5 Airbus A300 widebody aircraft, as well as 16 narrowbody Boeing jets: (i) seven 737-400s, (ii) two 737-200s, and (iii) seven 727-200s. Carnival Air's fleet is comprised of two owned aircraft, ten jets that are leased under conventional operating leases, and nine aircraft subject to power by the hour leases. Carnival Air is current in its lease payments relating to 10 of the 19 leased aircraft and has reached an oral deferral agreement with respect to one aircraft and has entered into definitive deferral agreements with respect to the other eight leased aircraft. As of August 18, 1997, aggregate amount of deferral lease payments equaled $4.1 million. Under the power by the hour leases, Carnival Air pays a variable monthly rental cost determined as a function of the flight hours that the aircraft is actually in use. Carnival Air is responsible for all expenses relating to the maintenance and operation of its aircraft fleet. In recent months, Carnival Air has been forced to defer payments on certain aircraft leases and aircraft and engine overhauls. Four of Carnival Air's A300 aircraft have recently been replevied by their lessors and their respective leases terminated due to disputes between Carnival Air and the lessors over unpaid rent and maintenance reserves owed to Carnival Air. As a result of these terminations, Carnival Air took a charge in excess of $13 million (which includes the write-off of assets related to the return of aircraft amounting to $10 million) in the fourth quarter of fiscal 1997, which management believes is sufficient to cover any additional costs and penalties that may be assessed in connection with the lease terminations. Due to Carnival Air's projected continuing losses, it was necessary to record an impairment loss for deferred expenses in excess of $12 million in fiscal 1997. Because Carnival Air's aircraft fleet consists of only 21 aircraft, if one or more of its aircraft were not in service Carnival Air would experience a proportionally greater loss of capacity than would be the case with a larger airline. In an attempt to provide a level of reliability that is at least as good as provided by the traditional airlines, Carnival Air routinely schedules its aircraft so that throughout most of the day at least one back-up aircraft is available. However, any interruption of aircraft service as a result of unscheduled maintenance or other factors beyond Carnival Air's control could materially and adversely affect Carnival Air's service, reputation and profitability.

         MAINTENANCE AND REPAIRS. Carnival Air's maintenance and engineering division is responsible for maintaining both the physical condition of Carnival Air's aircraft in compliance with FAA-approved maintenance programs and Carnival Air's aircraft log books and technical records. In addition, Carnival Air's maintenance quality assurance department routinely audits Carnival Air's overall maintenance activities and performs periodic quality assurance audits on Carnival Air's contract maintenance providers and aircraft parts suppliers. Aircraft maintenance and repair consists of routine daily or "turnaround" maintenance and "A" checks. Carnival Air maintains a maintenance facility at the Ft. Lauderdale International Airport. Carnival Air performs substantially all routine maintenance on its aircraft fleet, and full-time Carnival Air mechanics are located at 9 of Carnival Air's 12 overnight stations. Carnival Air also has the in-house capabilities to perform a wide variety of non-routine maintenance, including interior refurbishing, airframe inspections and maintenance, repair and overhaul of wheels and brakes, and nondestructive testing. In addition, Carnival Air contracts with third parties for major overhauls, heavy (I.E., "C") checks and similar services that it is not equipped to perform or can obtain on a more cost effective basis.

         FUEL. The cost of jet fuel is one of Carnival Air's largest operating expenses. Carnival Air's fuel requirements are currently met by a number of different suppliers and brokers. Carnival Air contracts with suppliers as fuel is needed, and the terms vary as to price, payment terms, quantities and duration. Carnival Air has not entered into any agreement providing any form of price protection or guarantee of supply in connection with the purchase of fuel.

         COMPETITION. Since the passage of the Airline Deregulation Act of 1978 (the "Deregulation Act"), the airline industry has been characterized by strong competition and industry consolidation, and a number of airlines have filed for bankruptcy and/or ceased operations. Airlines compete primarily on the basis of fares, schedules (frequency and flight time), frequent flyer mileage programs, type (jet or propeller) and size of aircraft, as well as extent of ground and in-flight services. Because of the relative ease with which United States carriers can enter new markets, Carnival Air's domestic service is subject to potential increases in competition from other air carriers, the extent and effect of which cannot be predicted. Many of Carnival Air's competitors are larger and have greater name recognition and financial resources than Carnival Air. In response to Carnival Air's commencement of service to a particular market, competing airlines have, at times, added flights and capacity in the market and lowered their fares, making it more difficult for Carnival Air to achieve or maintain profitable operations. In the future, other airlines may set their prices at or below Carnival Air's fares or introduce new non-stop service between cities served by Carnival Air. Carnival Air may also face competition from existing airlines which may begin serving markets Carnival Air serves, as well as from new low-cost airlines that may be formed to compete in the low-fare market.

         PERSONNEL. At June 30, 1997, Carnival Air had approximately 1,600 employees (approximately 350 of whom were part-time, of whom 1,000 were employed in managerial, operational or administrative positions and 600 were employed as members of flight crews comprising Carnival Air's pilots, flight engineers and flight attendant corps. See also, "Risk Factors--Employee Relations."

         Initial and recurring training is required for almost all employees. The average training period for all new employees, other than pilots, is approximately two weeks. Pilot training consists of an eight-week program that involves FAA regulations and licensing exams, emergency and security procedures, handling of hazardous materials, systems, flight simulator sessions and actual operating experience with the aircraft types currently flown by Carnival Air. Ground service personnel, reservationists, flight attendants, mechanics and pilots are generally trained by Carnival Air at its Ft. Lauderdale training facility. Prospective pilots typically pay for their own training, and Carnival Air generally hires pilots whom it can "pre-screen" as a result of such training. Carnival Air pays for the approximately four days per year of recurrent training required for its pilots. FAA regulations require pilots to be licensed as commercial pilots, with specific ratings for aircraft to be flown and to be medically certified as physically fit. Licenses and medical certification are subject to periodic continuation requirements including recurrent training and recent flying experience. Mechanics, quality control inspectors and flight dispatchers must be licensed and qualified for specific aircraft. Carnival Air does not generally hire pilots, mechanics, quality control inspectors or flight dispatchers who are not already licensed and qualified for Carnival Air's aircraft. Flight attendants must have initial and periodic training and certification. Training programs are subject to approval and monitoring by the FAA. Management personnel directly involved in the supervision of flight operations, training, maintenance and aircraft inspection must meet experience standards prescribed by the FAA regulations. All of Carnival Air's employees are subject to pre-employment and subsequent random drug and alcohol testing.

         The Railway Labor Act (the "RLA") governs the labor relations of employers and employees engaged in the airline industry. Comprehensive provisions are set forth in the RLA establishing the right of airline employees to organize and bargain collectively along craft or class lines and imposing a duty upon air carriers and their employees to exert every reasonable effort to make and maintain collective bargaining agreements. The RLA contains detailed procedures which must be exhausted before a lawful work stoppage can occur. In September 1996, the Air Line Pilots Association ("ALPA") successfully organized the pilot group at Carnival Air and became the collective bargaining representative as the result of a secret ballot conducted by the National Mediation Board. Although ALPA has been certified and notified Carnival Air that it wants to negotiate an initial collective bargaining agreement, no negotiating sessions have commenced. In May 1997, the Association of Flight Attendants ("AFA") successfully organized the flight attendant group at Carnival Air and became the certified collective bargaining representative as the result of a secret ballot election conducted by the National Mediation Board. Although the AFA has been certified by the National Mediation Board and has notified Carnival Air that it is in the process of serving notice to begin negotiations regarding an initial collective bargaining agreement, currently negotiations have not commenced. In July 1997, the Transport Workers Union ("TWU") successfully organized the dispatcher group at Carnival Air and became the certified collective bargaining representative as the result of a secret ballot election conducted by the National Mediation Board.

         GOVERNMENTAL REGULATION. All air carriers, including Pan Am and Carnival Air, are subject to the jurisdiction of and regulation by the DOT (whose jurisdiction extends primarily to the economic aspects of air transportation) and the FAA (whose regulatory authority relates primarily to air safety). Carnival Air has obtained a Certificate of Public Convenience and Necessity that was issued by the DOT pursuant to Title 49 of the United States Code. Carnival Air's existing regulatory certificates do not limit the number of aircraft it may operate. Each United States carrier must qualify as a United States citizen, which requires that it be organized under the laws of the United States or a state, territory or possession thereof, that its President and at least two-thirds of its Board of Directors and other managing officers must be United States citizens, that not more than 25% of its voting stock may be owned by foreign nationals, and that the carrier not be otherwise subject to foreign control.

         The DOT's authority to regulate economic issues affecting interstate and foreign air service includes, among other things, air carrier certification and fitness, insurance, deceptive and unfair competitive practices, advertising, CRS's and other consumer protection matters such as on-time performance, denied boarding and baggage liability. It also is authorized to require reports from air carriers and to inspect a carrier's books, records and property. The DOT has authority to investigate and institute proceedings to enforce its economic regulations and may in certain circumstances assess civil penalties, suspend or revoke operating authority and seek criminal sanctions. In general, the amount of economic regulation over interstate air carriers in terms of market entry, exit, pricing and inter-carrier acquisitions and agreements has been greatly reduced subsequent to the enactment of the Deregulation Act.

         The FAA regulates Carnival Air's aircraft maintenance and operations, equipment, aircraft noise, ground facilities, dispatch, communications, training, security, weather observation, flight and duty time, crew qualifications, aircraft registration and other matters affecting air safety. The FAA has the authority to suspend temporarily or revoke permanently the authority of Carnival Air or its licensed personnel for failure to comply with regulations promulgated by the FAA and to assess civil penalties for such failures.

         Carnival Air is also subject to regulations or oversight by federal agencies other than the DOT and FAA. Labor relations are generally regulated by the RLA, which vests certain regulatory powers in the National Mediation Board with respect to airlines and labor unions arising under collective bargaining agreements; the antitrust laws are enforced by the United States Department of Justice; and the utilization of radio facilities is regulated by the Federal Communications Commission. In addition, the Immigration and Naturalization Service, the United States Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of Carnival Air's aircraft, passengers and cargo to ensure Carnival Air's compliance with United States immigration, customs and import laws. During a period of past fuel scarcity, air carrier access to jet fuel was also subject to allocation regulations promulgated by the Department of Energy. In addition to the aircraft noise regulations administered by the FAA, the EPA regulates operations, including air carrier operations, which affect the quality of air in the United States.

         Carnival Air is also subject to state and local laws and regulations of locations where it operates and the regulations of various local authorities that operate the airports it serves, including state and local laws relating to the protection of the environment. Some local governments have adopted laws that expressly govern aircraft operations, including noise abatement, curfews and use of airport facilities.

         From time to time, legislation is proposed by Congress and regulations are proposed by government agencies which could materially impact Carnival Air's operations and financial condition. For example, the FAA has proposed regulations that will require Carnival Air to replace its existing flight data recorders in certain aircraft with flight data recorders that measure more flight data. Carnival Air estimates that the total cost of such upgrades will be approximately $300,000. Boeing Aircraft is in the process of designing corrective action for suspected rudder malfunctions on the industry's B737-200 and B737-400 aircraft. Carnival Air operates 9 of the aircraft. Boeing will furnish all parts, however, Carnival Air will be required to furnish labor and downtime on the aircraft. Estimated costs to Carnival Air should not exceed $200,000. In addition, in recent years the FAA has issued a number of directives and other regulations relating to, among other things, collision and airborne windshear avoidance systems.

         NOISE ABATEMENT. The Federal Airport Noise and Capacity Act of 1990 ("ANCA") is intended to convert the nation's commercial jet service to quieter Stage 3 operations by requiring phaseout of Stage 2 operations (as defined in Part 36 of the Federal Aviation Regulations) by December 31, 1999, subject to certain exceptions. In general, airlines' fleets must be brought into compliance with Stage 3 noise level requirements in phases: 50% by December 31, 1996, 75% by December 31, 1998 and full compliance by December 31, 1999. Carnival Air currently operates 14 Stage 3 aircraft and 7 Stage 2 aircraft.

         Although Carnival Air is in compliance with and is fully committed to meeting ANCA's interim and final noise compliance requirements, management is continuing to evaluate the economic impact of alternatives for retrofitting or replacing Carnival Air's Stage 2 aircraft. Carnival Air expects that the current cost to install hush kits is approximately $2.5 million for each 727-200 and approximately $1.3 million for each 737-200 aircraft. Carnival Air may also achieve compliance through newly available alternatives to hush kits which may be more cost effective, by selling one or more of the Stage 2 aircraft owned by Carnival Air, by terminating one or more aircraft leases or by acquiring additional aircraft that already satisfy Stage 3 requirements.

         ANCA also recognizes the right of airport operators with special noise problems to implement local noise abatement procedures that do not interfere unreasonably with the interstate and foreign commerce of the national air transportation system. ANCA generally requires FAA approval of local noise restrictions on Stage 3 aircraft and establishes a regulatory notice and review process for local restrictions on Stage 2 aircraft first proposed after October 1990. As a result of litigation and pressure from airport area residents, airport operators have taken local actions over the years to reduce aircraft noise. These actions have included regulations requiring aircraft to meet prescribed decibel limits by designated dates, prohibition on operations during night time hours, restrictions on frequency of aircraft operations, and various operational procedures for noise abatement. While Carnival Air has had sufficient operational and scheduling flexibility to accommodate local noise restrictions imposed to date, its operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

         AIRWORTHINESS DIRECTIVES FOR AGING AIRCRAFT. The FAA has issued several Airworthiness Directives ("ADs") to ensure that the oldest portion of the nation's transport aircraft fleet remains airworthy. This aging aircraft maintenance program identifies 60,000 to 75,000 take-off and landing cycles (depending on the type of aircraft) and 20 years as the criteria for imposing increased inspections and overhauls. Four of Carnival Air's aircraft are over 20 years old and are therefore subject to certain criteria of this program. Carnival Air's other aircraft have an average of approximately 14,000 total cycles. Carnival Air's aircraft operate an average of approximately 1,000 cycles per year.

         Carnival Air will be required to comply with any other aging aircraft regulations or ADs that may be promulgated in the future. Management believes that Carnival Air's aircraft are mechanically reliable and that the estimated cost of maintenance to fly such aircraft is and will continue to be within industry norms.

         SAFETY. In compliance with FAA regulations Carnival Air's aircraft are subject to many different levels of maintenance or "checks" and periodically go through complete overhauls. Maintenance efforts are monitored closely by the FAA, with representatives on site. Carnival Air experienced its most recent National Aviation Safety Inspection in May 1995. This was a twelve day inspection by a team of FAA Operational and Maintenance Inspectors who conducted an in-depth audit of operations and maintenance programs with no material adverse findings. In February 1995, Carnival Air received a technical inspection by the Department of Defense in conjunction with the local FAA Flight Safety District Office, and in February 1997, Carnival Air received a four day inspection by the Department of Defense with oversight by the FAA. In all inspections there have been no significant findings which would be detrimental to Carnival Air.

         In accordance with FAA regulations, Carnival Air employed a Director of Safety to oversee all aspects of safety at Carnival Air. This position was filled in January 1997 and directly reports to the President of Carnival Air.

         SLOTS. The FAA's regulations currently permit the buying, selling, trading or leasing of certain airline slots at Chicago's O'Hare Airport, New York's La Guardia Airport, JFK and other national airports. A slot is an authorization to take off or land at the designated airport within a specified time window. Slot values depend on several factors, including the airport, the time of day, the number and availability of slots, and whether they are commuter or jet air carrier slots. The FAA must be advised of all slot transfers and must determine that each such transfer will not have certain injurious effects.

         The FAA's slot regulations require the use of each slot at least 80% of the time, measured on a bi-monthly basis. Failure to do so without a waiver of the FAA (which is granted only in exceptional cases) subjects the slot to recall by the FAA. In addition, the slot regulations provide that slots may be withdrawn by the FAA at any time without compensation to meet the DOT's operational needs (such as providing slots for international or essential air transportation).

         The FAA recently concluded a review of slot regulation and determined that the present structures of the slot system should not be changed. Carnival Air's ability to increase its current level of operations at Kennedy, as well as its ability to expand operations to the nation's other slot-controlled airports, will be affected by the number and cost of slots available for takeoffs and landings.

         INSURANCE. Carnival Air carries $750 million per incident in passenger liability insurance, an average of $23 million per aircraft of hull insurance, as well as other customary business insurance. In the opinion of management, Carnival Air maintains insurance policies of types customary in the industry and in amounts management believes are adequate to protect Carnival Air and its property against material loss. There is no assurance, however, that the amount of insurance carried by Carnival Air will be sufficient to protect it from material loss.

         FACILITIES. Carnival Air leases approximately 26,000 square feet of office space near the Ft. Lauderdale International Airport at a currently monthly rent of approximately $40,000, under a lease that expires in February 1999. This headquarters facility includes space for Carnival Air's flight operations, information technologies, marketing, finance and most other administrative functions. Carnival Air also leases two reservations offices in Ft. Lauderdale and Ft. Myers, Florida. Each is approximately 9,000 square feet and the combined rent is $17,000 per month. Carnival Air also leases a 30,000 square foot maintenance and training facility (with approximately 290,000 additional square feet of tarmac space) and a 32,000 square foot purchasing and storage facility, both of which are located at the Ft. Lauderdale airport, for an aggregate monthly rent of approximately $25,000. These facilities are leased on a month-to-month basis. In addition, Carnival Air leases a 4,400 square foot building at the Philadelphia airport for approximately $5,700 per month. The check-in counters, gates and airport office facilities at each of the airports Carnival Air serves are leased from the appropriate airport authority or provided by other airlines pursuant to sublease or other arrangements. Such arrangements may include baggage handling, station operations, cleaning and other services. Carnival Air believes that it obtains such facilities at competitive rates. If such facilities at any additional cities to be served by Carnival Air are not available to Carnival Air at acceptable rates, or if such facilities become no longer available to Carnival Air at acceptable rates, Carnival Air may choose not to service such market.

         LEGAL PROCEEDINGS. Carnival Air received notice on April 1, 1997 of a U.S. Customs service penalty of $2.6 million for drugs seized on a Carnival Air flight. Carnival Air is a member of the Air Carrier Initiative Agreement and expects to have the fine mitigated. Four of Carnival Air's A300 aircraft have recently been replevied by their lessors and their respective leases terminated due to disputes between Carnival Air and the lessors over unpaid rent and maintenance reserves owed to Carnival Air. As a result of these terminations, Carnival Air took a charge in excess of $13 million in the fourth quarter of fiscal 1997, which management believes is sufficient to cover any additional costs and penalties that may be assessed in connection with the lease terminations. In connection with the four subject aircraft, Carnival Air is a party to the following lawsuits: BBAM HOLDINGS THREE, INC. ADV. CARNIVAL and PACIFIC HARBOR CAPITAL, INC. ADV. CARNIVAL. On or about May 28, 1997, Carnival Air filed an action in the United States District Court for the Southern District of Florida against certain aircraft lessors, including BBAM Holdings Three, Inc., for, among other things, breach of lease agreements for three aircraft. Carnival Air is seeking the return of maintenance reserves in excess of $2,000,000 in addition to other claims. The lessors filed an action in Florida state court seeking a judgment for possession of the aircraft that is the subject of the lease and money damages for breach of the leases. The lessors recently amended their state court complaint to sue Pan Am for various tort claims relating to Pan Am's use of the aircraft. The subject aircraft have been returned to the possession of the lessors. The actions are currently in the pleading stage, and no estimate or prediction regarding the possible outcome can be made at this time. On or about June 17, 1997, Pacific Harbor Capital, Inc. ("Pacific Harbor") filed an action against Carnival Air for, among other things, breach of an aircraft lease agreement in the United States District Court for the District of Oregon. Carnival Air is presently evaluating counterclaims to be filed in the action. Carnival Air has returned the aircraft to Pacific Harbor. The action is currently in the pleading stage, and no estimate or prediction regarding the possible outcome can be made at this time. Carnival Air is not a party to any other legal proceedings with the exception of routine litigation incidental to its business, none of which is anticipated to be material.

MANAGEMENT OF CARNIVAL AIR

         EXECUTIVE OFFICERS AND DIRECTORS. The current executive officers and directors of Carnival Air are as follows:

        NAME                         AGE               POSITION WITH CARNIVAL AIR
Lee P. Steele                         47         President
Lewis C. Graham                       63         Vice President-Finance and Chief Financial Officer
Hector Burga                          48         Vice President-Marketing and Advertising
Thomas N. Peters                      55         Vice President-Operations
Micky Arison (1)                      47         Director
Howard S. Frank (1)                   56         Director

- ------------------
(1) These persons will resign their positions as officers and/or directors of Carnival Air at the Effective Date.

         MR. STEELE, President of Carnival Air since July 1997, has over 15 years of airline industry experience. Mr. Steele has served as a consultant to Carnival Air since March 1997. From 1996 to the present, Mr. Steele served as the Vice President, Flight Control Services of OASIS, Inc. From 1995 to 1996, Mr. Steele served as the Vice President of Operations of Arrow Air, Inc. From 1994 to 1995, Mr. Steele served as the President of Global Dimensions, Inc., a consulting and aviation services company. From 1993 to 1994, Mr. Steele served as Vice President of Operations for MGM Grand Air, Inc. In addition, from 1980 to 1993, Mr. Steele served in numerous management positions for Eastern Air Lines, Inc.

         MR. GRAHAM, Vice President--Finance and Chief Financial Officer of Carnival Air since October 1991, has over 40 years of airline industry experience. From June 1990 to October 1991, Mr. Graham served as the Regional Controller of Ernst & Young. From August 1953 to May 1990, Mr. Graham served in various capacities for Eastern Air Lines, where he retired while holding the position of Director of Accounting.

         MR. BURGA, Vice President--Marketing and Advertising of Carnival Air since January 1995, has over 25 years of airline industry experience. Mr. Burga has served in various capacities for Carnival Air since January 1992, including Director of Sales and Manager of Passenger Sales. From January 1991 to December 1991, Mr. Burga served as the Director of Sales for Caribbean Air Line Brokers, and from March 1989 until December 1990, Mr. Burga was a Managing Partner of New Land Travel. In addition, from June 1974 to February 1989, Mr. Burga served in numerous management capacities for Aeroperu.

         MR. PETERS, Vice President--Operations of Carnival Air since March 1994, has over 35 years of airline industry experience. Mr. Peters has served in various capacities for Carnival Air since November 1988, including checkpilot, pilot, chief pilot and director of training.

         MR. ARISON, a director of Carnival Air since its founding in 1988, has been the Chief Executive Officer of Carnival Corporation since 1979, the Chairman of the Board of Directors of that company since October 1990, and a director since June 1987. Mr. Arison also served on the Board of Directors of Ensign Bank, FSB until August 1990. On that date, the Office of Thrift Supervision appointed the Resolution Trust Corporation receiver of Ensign Bank.

         MR. FRANK, a director of Carnival Air since May 1990, has served as Vice Chairman of Carnival Corporation since October 1993, the Chief Financial Officer and Chief Accounting Officer of Carnival Corporation since July 1989 and a director of Carnival Corporation since April 1992. Mr. Frank also served as Carnival Air's Senior Vice President and Treasurer from May 1990 until March 1996. From July 1975 through June 1989, Mr. Frank was a partner with Price Waterhouse LLP.

         CERTAIN COMPENSATION ARRANGEMENTS. Mr. Graham has an agreement with Carnival Air which provides that his employment with Carnival Air shall continue (at his current rate) for twelve months following any sale, merger or acquisition of Carnival Air (which would include the Merger). In the event of an involuntary change in Mr. Graham's employment during such twelve month period, Carnival Air shall continue to pay his salary and other benefits for the balance of such twelve month period.

         CERTAIN TRANSACTIONS. In March 1989, Carnival Air entered into a Nonexclusive License Agreement (the "License Agreement") with Carnival Corporation. Micky Arison, a director and the principal shareholder of Carnival Air, is also Chairman of the Board, Chief Executive Officer, and a principal shareholder of Carnival Corporation. Under the terms of the License Agreement, Carnival Corporation granted to Carnival Air a nonexclusive license to use Carnival Corporation's service marks "Carnival" and "Fun Ships" and its "Reverse-C logo" as part of Carnival Air's corporate name and trade name, and in connection with Carnival Air's advertising and certain approved products. This agreement was amended in June 1993 to provide for Carnival Air's payment to Carnival Corporation of an annual licensing fee, payable annually, equal to the sum of 0.25% of Carnival Air's gross revenues plus 5% of Carnival Air's net income for such year. The aggregate amounts incurred by Carnival Air under the License Agreement during fiscal 1996 and 1997 were approximately $700,000 and $650,000, respectively.

         Carnival Air generates revenues from Carnival Corporation's sale of air travel packages to its cruise line passengers. The aggregate revenues received by Carnival Air under this arrangement during fiscal 1997 were approximately $1.5 million.

         During June 1994, Carnival Air entered into a charter agreement with the Miami Heat Limited Partnership, a member of the National Basketball Association and operator of the professional basketball team known as the Miami Heat. The contract is for a three-year term starting with the 1995-1996 season and will provide charter service revenues of approximately $700,000 per year plus a variable amount based on block hour usage. In addition, the agreement requires certain aircraft specifications including configuration of the interior, team name and logo and other items. Micky Arison is the Chairman of the managing general partner of the Miami Heat Limited Partnership.

         In February 1996, Reuven Wertheim, the former Chief Executive Officer of Carnival Air, who resigned in April 1997, and Mr. Ratti exercised options to purchase 190,000 and 126,667 shares of Carnival Air Common Stock, respectively, for purchase prices of $60,000 and $40,000, respectively. The options had been granted by Carnival Air in 1990. In May 1996, Carnival Air granted Messrs. Wertheim and Ratti special, one-time bonuses of $238,169 and $158,779, respectively, in order to reimburse them for their federal income tax liability arising from their purchases of Carnival Air Common Stock.

PRINCIPAL SHAREHOLDERS OF CARNIVAL AIR

         The following table sets forth information with respect to the beneficial ownership of Carnival Air's outstanding Common Stock as of the date of this Proxy Statement, and upon consummation of the Merger, the number of shares of Common Stock to be beneficially owned by such persons.

                                                 NUMBER OF                              NUMBER OF
                                                   SHARES                                 SHARES
       NAME OF BENEFICIAL OWNER                  PRE-MERGER         PERCENT            POST-MERGER          PERCENT(1)
- -----------------------------------              ----------         -------            -----------          -------
Micky Arison..............................      2,850,000(2)         90.0%              8,928,571(3)         42.9%
3655 N.W. 87th Avenue
Miami, FL  33178

Reuven Wertheim...........................        190,000             6.0                 357,143             1.7
555 N.E. 34th Street
Miami, FL  33137

A. Daniel Ratti...........................        126,667             4.0                 238,096             1.1
2021 N.E. 191st Drive
North Miami Beach, FL  33179

- -----------
(1) Based upon 11,262,610 shares of Common Stock outstanding as of March 31, 1997 and an additional 9,523,810 shares of Common Stock to be issued to the shareholders of Carnival Air in connection with the Merger.
(2) Reflects shares held of record by AHC which is wholly owned by the Arison Trust, of which Mr. Arison is the sole beneficiary. Prior to the Effective Date, AHC will merge with and into Carnival Air, with Carnival Air surviving the merger. As a result, the shares currently held of record by AHC will be held by the Arison Trust. Does not include 1,900,000 shares of Carnival Air Common Stock which Mr. Arison, or an entity controlled by him, will receive in return for a capital contribution that Mr. Arison has agreed to make prior to the Effective Date.
(3) Includes shares of Common Stock issued upon conversion of the 1,900,000 shares of Carnival Air Common Stock which Mr. Arison, or an entity controlled by him, will receive in return for a capital contribution that Mr. Arison has agreed to make prior to the Effective Date.

DESCRIPTION OF CARNIVAL AIR'S SECURITIES

         Carnival Air's authorized capital stock consists of 20 million shares of common stock, par value $.0002105 per share. An aggregate of 3,166,667 shares of Carnival Air Common Stock are currently outstanding and held of record by three shareholders. Prior to the closing of the Merger, the Arison Trust has agreed to contribute an additional $30 million to Carnival Air in exchange for 1,900,000 newly issued shares of Carnival Air Common Stock. Holders of Carnival Air Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Carnival Air Common Stock have no preemptive or conversion rights. Since the Carnival Air Common Stock does not have cumulative voting rights, the holders of a majority of the outstanding shares voting for election of directors can elect all members of Carnival Air's Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. Dividends may be paid to holders of Carnival Air Common Stock when and if declared by Carnival Air's Board of Directors out of funds legally available therefor. Upon liquidation or dissolution of Carnival Air, holders of Carnival Air Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, if any, then outstanding. All of the outstanding shares of Carnival Air Common Stock are full paid and nonassessable.

                              DESCRIPTION OF PAN AM

DESCRIPTION OF PAN AM'S BUSINESS

         GENERAL. Pan Am is a start-up air carrier providing selected long haul, point-to-point, low fare full service over a limited network of routes throughout the United States and Puerto Rico. From its inception until it commenced flight operations on September 26, 1996, the Company's activities were limited to start-up activities, including raising capital, recruiting key operating personnel, obtaining and implementing computerized passenger reservation and management information systems, negotiating airport gate and terminal facilities and aircraft leases, contracting ground handling and aircraft maintenance services, conducting pilot and flight attendant training and obtaining certification from the DOT and the FAA. Pan Am began flight operations on September 26, 1996 providing daily round trip flights between New York's Kennedy International Airport and Miami, Florida and Los Angeles, California. The Company began daily round trip flights between San Juan, Puerto Rico and Miami, Florida on December 14, 1996, between New York's Kennedy International Airport and San Juan, Puerto Rico on January 5, 1997, and between Chicago's Midway Airport and Miami, Florida on March 1, 1997. An aggregate of 22 daily flights are currently provided by the Company. In addition, on April 6, 1997, Pan Am implemented nonstop service from New York's Kennedy International Airport to Santo Domingo, Dominican Republic.

         As of June 30, 1997, Pan Am operated five Airbus A300 aircraft. Four of the A300 aircraft are operated under operating leases with ING Lease (Nederland) B.V. ("ING") and the fifth A300 aircraft is operated under an operating lease with C-S Aviation Services, Inc. In addition, Pan Am has a wet-lease arrangement with Carnival Air to operate three B727 aircraft on Pan Am's behalf. Carnival Air provides the aircraft, flying crew, maintenance, and insurance ("ACMI") and retains operational control of such aircraft. Pan Am is responsible for all other remaining services and costs including fuel, landing fees and ground handling expenses.

         For the quarter ended June 30, 1997, passenger revenues accounted for 97.1% of Pan Am's operating revenues. Other income is primarily derived from transporting freight and mail, and selling in-flight services, such as liquor and movie headset rentals.

         Pan Am is neither a successor to nor should it be confused with Former Pan Am, which ceased operations in 1991. The rights and obligations of Former Pan Am were discharged in bankruptcy. As part of such bankruptcy proceedings, Pan Am indirectly purchased the various "Pan Am" trade names, trademarks and other intellectual property rights previously owned by Former Pan Am. In addition, certain of the Company's employees, including Mr. Martin R. Shugrue, Jr., President and Chief Executive Officer of the Company, were once employed by Former Pan Am. However, the Company has no other association with Former Pan Am.

         BUSINESS STRATEGY. Pan Am's strategy is to offer first class service at fares lower than or comparable to the full fare coach prices charged by major carriers, as well as discounted full coach service, attracting business flyers who otherwise would fly coach on other airlines. For example, a one-way trip, first class flight (which is available for a full coach fare) on Pan Am from Los Angeles to New York and from New York to Miami is currently priced at $495 and $259, respectively, whereas the same flights provided by two other major competing airlines with the same originations and destinations are priced at $874 and $614, respectively, and $1,348 and $895, respectively. Pan Am believes that its discounted coach prices for full coach service will stimulate additional demand for air travel from those who may travel more frequently if motivated to do so by low fares, as well as create demand from those who would use other means of transportation or not travel at all. Moreover, Pan Am capitalizes on recognition of the "Pan Am" name to offer low fare, "brand name" airline service, which Pan Am believes is lacking on most transcontinental and other long haul routes. Pan Am is a full service airline, offering amenities such as meal and beverage service as well as offering passengers the ability to participate in a frequent flyer program as discussed below.

         In addition to attracting domestic passengers, Pan Am generates additional traffic by carrying passengers arriving on international carriers at gateway airports such as Kennedy in New York and Miami to their final United States destinations. Currently, most international carriers must transfer their passengers to a United States carrier, which in many instances may be a competitor, or to a low fare, limited service airline to complete their journey. In this regard, Pan Am is the United States domestic partner for a significant number of international airlines, including carriers such as Aeroperu, Icelandair, Avensa Airlines and Royal Jordanian Airlines, most of whom presently do not have marketing or frequent flyer relationships with major United States carriers. As the United States domestic partner of these international airlines, Pan Am will carry their passengers on Pan Am's routes to and from gateway airports and enable these international carriers to provide Pan Am with pre-committed seats for such passengers. In order to provide convenient connections, Pan Am coordinates its schedules with those of the international carriers and enters into interline and code sharing agreements to provide additional customer services such as joint ticketing and baggage transfers. Pan Am formalized these international carrier relationships by the creation of the "Pan Am Alliance," a consortium of airlines that share a common frequent flyer program and jointly operate airport lounges. As discussed below, these relationships have not, to date, resulted in the traffic flow management had anticipated.

         Pan Am operates a point-to-point domestic route system, which avoids the infrastructure cost of a hub-and-spoke route system while focusing on long haul, higher density markets with conveniently timed flights and low fares. Pan Am's point-to-point domestic route system, as compared to the hub-and-spoke, concentrates on local, not connecting, traffic and provides for more direct nonstop routings for long haul customers, thereby minimizing connections, delays, and total trip time and permitting greater aircraft utilization by eliminating the need for aircraft to wait for connecting passengers. As a result, virtually all of the Company's customers fly nonstop.

         Pan Am's long-term operating strategy includes future expansion beyond its initial markets. Pan Am plans to select additional long haul routes on which there exists a large volume of United States domestic traffic and international carrier connecting opportunities, but which only have limited competition or which lack a low fare, full service "brand name" competitor.

         Pan Am intends to expand its operations through internal growth as well as the acquisition of or merger with other airline operators, and has engaged and may continue to engage in preliminary discussions with certain companies with respect to various acquisitions which could result in material changes in Pan Am's financial condition and operating results. As consideration for any future acquisition, Pan Am may pay cash, incur indebtedness or issue debt or equity securities. Pan Am does not intend to seek shareholder approval for any such acquisitions unless required by law or the rules of the exchange on which its Common Stock is listed or quoted. Pan Am does not presently have any intention to acquire or merge with any business or company, including one in which the Company' promoters, management or their affiliates or associates directly or indirectly have an ownership interest.

         Pan Am's traffic flow has been insufficient to achieve profitable operations utilizing widebody aircraft. This is attributable, to a certain extent, to the failure of certain foreign airline alliances to provide the traffic flow which was anticipated. Pan Am's management has decided that it is critical to acquire narrowbody aircraft. It is contemplated that utilization of such narrowbody aircraft will permit existing Pan Am routes to be operated profitably given existing traffic flow. Such narrowbody aircraft could be utilized to offer more frequent services and penetrate new markets, which is hoped would result in additional "flow" traffic making utilization of widebody aircraft feasible in the future. Pan Am faces at least three substantial hurdles in acquiring such aircraft: the financial burdens attendant to such acquisitions, the availability of such aircraft in the marketplace, and perhaps, most significant, the existing regulatory limitations as to both the type and number of aircraft imposed pursuant to Pan Am's DOT Certificate. See "Risk Factors--Nonrealization of Synergies or other Benefits from the Merger--Government Regulation." Additionally, management believes that it is imperative that Pan Am's relatively high costs of production be reduced through growth to achieve critical mass in the marketplace and cost synergies necessary to achieve profitability. The Merger provides Pan Am with an opportunity to achieve the foregoing goals. Achievement of such goals through internal growth is believed by management to be significantly more difficult, and there can be no assurances that Pan Am has sufficient resources to sustain or will otherwise be able to achieve such growth. See "The Proposed Merger--Recommendation of the Board of Directors and Reasons for the Merger."

         SALE OF PREFERRED STOCK. On March 31, 1997, Pan Am sold 150,000 shares of Series A Convertible Preferred Stock, par value of $.0001 per share and stated value of $100 per share (the "Series A Preferred Stock"). Pan Am has authorized 250,000 shares of Series A Preferred Stock. Each share of Series A Preferred

Stock cumulates dividends at the rate per share (as a percentage of stated value per share) equal to 8% per annum payable in shares of Series A Preferred Stock. The Series A Preferred Stock is convertible into shares of Common Stock for a period of three years at the lesser of a fixed price of $8.50 per share or a floating price which is set at a discount to market beginning at 97% and increases at the rate of 1% per month until it reaches 80%. Certain holders of the Series A Preferred Stock have agreed to purchase an additional 100,000 shares of Series A Preferred Stock upon consummation of the Merger. As additional consideration, the purchasers of the Series A Preferred Stock received in the aggregate, warrants to purchase 401,070 shares of Common Stock at an exercise price equal to $9.35 with a term of three years.

         In May and July 1997, Pan Am sold 185,000 shares of Series B Convertible Preferred Stock, par value $.0001 per share and stated value of $100 per share (the "Series B Preferred Stock"). Pan Am has authorized 250,000 shares of Series B Preferred Stock. The holders of Series B Preferred Stock (the "Series B Holders") are entitled to cumulative dividends at a rate per share (as a percentage of stated value per share) equal to 7.25% per annum payable in shares of Common Stock in arrears. For the first nine months following the date that the Series B Preferred Stock is issued, the Series B Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock at a fixed price of $8.39 (the "Series B Fixed Price"); thereafter, the Series B Preferred Stock is convertible at the lesser of the Series B Fixed Price or a floating price which is set at a discount to market beginning at 97% and increasing at the rate of 1.5% per month until it reaches 80%. As additional consideration, the purchasers of the Series B Preferred Stock received in the aggregate, warrants to purchase 382,229 shares of Common Stock at an exercise price equal to $9.23 with a term of three years.

         DADE COUNTY BRIDGE LOAN. On April 25, 1997 Metropolitan Dade County, Florida, disbursed to Pan Am a $5 million dollar cash incentive in the form of a "bridge loan" as part of a Federal, State and local governmental inducement package worth an estimated $7.3 million. Metropolitan Dade County is applying for a $5.75 million Housing and Urban Development Section 108 Loan to provide a $3 million grant and $2 million loan to Pan Am, which will supersede the bridge loan. Tax revenues generated by Pan Am operations in Dade County will be used to offset the $3 million dollar grant and the $2 million dollar loan may be converted to a grant contingent upon Pan Am's satisfaction of certain future performance benchmarks. Pan Am has pledged to meet specific job creation objectives when the entire $7.3 million dollar inducement package is approved.

         FARES, ROUTES AND SCHEDULING. As of June 30, 1997, the Company served five markets offering full service air transportation at affordable low fares. Service is provided on all routes every day although more frequent service may be provided on peak travel days. As noted above, as of June 30, 1997, the Company's route system includes nonstop service between Miami International Airport and each of New York's Kennedy International Airport, Chicago's Midway Airport, and San Juan, Puerto Rico. Nonstop daily service is also provided between New York's Kennedy International Airport and each of Los Angeles International Airport and San Juan, Puerto Rico.

         The following table sets forth certain information with respect to the Company's route system based on the Company's schedule in effect on June 30, 1997:

                                          AIR MILEAGE FROM             DATE SERVICE       DAILY ROUND TRIP
           AIRPORT SERVED                     AIRPORT                   COMMENCED         FLIGHTS SCHEDULED
           --------------                 ----------------         ------------------     -----------------
MIAMI
- -----

   New York.........................            1,090             September 26, 1996            3

   San Juan.........................            1,045             December 14, 1996             2

   Chicago..........................            1,182             March 1, 1997                 2




                                      -76-




NEW YORK
- --------

   Los Angeles......................            2,475           September 26, 1996              1

   San Juan.........................            1,597           January 5, 1997                 2

   Santo Domingo....................            1,549           April 6, 1997                   1

         In general, airlines are permitted to set domestic ticket prices without governmental regulation; however, the industry is characterized by substantial price competition. The Company offers two basic types of fares: (1) full, nonrestricted, refundable fares and (2) discounted, restricted, nonrefundable fares. These fares are available either on a "walk-up" or advance purchase basis for either round trip or one-way service. Examples of the Company's published fares include (1) Miami/New York fares for nonstop service ranging from $168 to $260 for round trip, advance purchase travel and $151 to $259 for one-way travel on a walk-up basis for same day travel and (2) Miami/San Juan fares ranging from $204 to $266 for round trip, advance purchase travel and $174 to $398 for one-way travel on a walk-up basis for same day travel. These ticket prices vary depending, among other things, on the season and the matching of competitive fares.

         TRADEMARKS. Pan Am owns the "Pan Am" trade names, trademarks and other intellectual property rights, including the name of Former Pan Am's frequent flyer program, "WorldPass" (collectively, the "Pan Am Intellectual Property"). A wholly-owned subsidiary of Pan Am acquired the Pan Am Intellectual Property in December 1993 from Former Pan Am. Pan Am has registered its trademarks with the United States Patent and Trademark Office and believes its trademark position is adequately protected in all markets in which Pan Am will do business. Pan Am is presently involved in litigation in the United States District Court, Southern District of New York, with Eclipse Holdings, Inc. ("Eclipse"). Such litigation commenced on April 20, 1995 and is captioned: PAN AMERICAN WORLD AIRWAYS, INC.
V. ECLIPSE HOLDINGS, INC., DAVID LOCKWOOD, DAVID SCOTT AND RICHARD BARTEL, 95 Civ. 2763 (LMM). Eclipse had initially submitted the winning bid in bankruptcy court to purchase the Pan Am Intellectual Property, but was unable to secure financing for its bid and subsequently assigned its rights to purchase the Pan Am Intellectual Property to Pan Am. Pan Am has obtained an injunction against Eclipse compelling Eclipse to execute and deliver the assignment documentation in order to register the Pan Am Intellectual Property in certain foreign countries. Eclipse has appealed such order and has also filed an action against Pan Am challenging Pan Am's ownership of the Pan Am Intellectual Property. Management believes the suit will be resolved in Pan Am's favor. However, the loss by Pan Am of the Pan Am Intellectual Property would have a material adverse effect on Pan Am.

         GOVERNMENTAL REGULATION.

         GENERAL. Pan Am is an air carrier subject to the jurisdiction of and regulation by the DOT and the FAA. On September 18, 1996 (effective on September 19, 1996), Pan American Airways, Inc. was granted a certificate of public convenience and necessity under 49 United States Code Section 41102 authorizing it to engage in interstate air transportation. This certificate was reissued in the name of Pan American World Airways, Inc., the principal subsidiary of the Company, on October 23, 1996. Pan Am's certificate permits it to operate among any points within the United States, its territories and possessions. Pursuant to its certificate, Pan Am is authorized to provide air transportation with widebody aircraft and is limited to operating no more than eight aircraft without prior approval by the DOT. Pan Am has also been granted exemption authority to engage in scheduled foreign air transportation between New York, New York and Santo Domingo, Dominican Republic by the DOT on March 5, 1997, with authority effective until February 25, 1998. Carnival Air's existing regulatory certificates do not limit the number of aircraft it may operate. Following the Merger, Pan Am plans to maintain its and Carnival Air's existing regulatory certificates independently and operate both airline subsidiaries under the "Pan Am" brand. Although the DOT does not have direct jurisdiction to approve or disapprove the Merger, it always has jurisdiction to review a certified carrier's ability to be fit as an air carrier. Based on such fitness review, the DOT could determine that, as a result of the Merger, Carnival Air and/or Pan Am may not continue to be fit to be an air carrier, in which case changes in either of the companies' operating or capital structure may be necessary to insure the continuing fitness of Carnival Air and/or Pan Am. In connection with such certificate, each United States carrier must qualify as a United States citizen, which requires that it be organized under the laws of the United States or a state, territory or possession thereof, that its president and at least two-thirds of its board of directors and other managing officers must be United States citizens, that not more than 25% of its voting stock may be owned by foreign nationals, and that the carrier not be otherwise subject to foreign control.

         ECONOMIC. The DOT is primarily responsible for regulating consumer protection and other economic issues affecting air services, including, among other things, air carrier certification and fitness, insurance, deceptive and unfair competitive practices, advertising, and other consumer protection matters such as on-time performance, denied boarding and baggage liability. It also is authorized to require reports from air carriers and to inspect a carrier's books, records and property. The DOT has authority to investigate and institute proceedings to enforce its economic regulations and may in certain circumstances assess civil penalties, suspend or revoke operating authority and seek criminal sanctions. In general, the amount of economic regulation over interstate air carriers in terms of market entry, exit, pricing and inter-carrier acquisitions and agreements has been greatly reduced subsequent to the enactment of the Deregulation Act.

         SAFETY. In compliance with FAA regulations, Pan Am's aircraft are subject to many different levels of maintenance of "checks" and periodically go through complete overhauls. Maintenance efforts are monitored closely the FAA, with representatives on site. Pan Am experienced a recent National Aviation Safety Inspection in March 1997. This was an eleven day inspection by a team of FAA Operational, and certain Safety and Drug Abatement Inspectors who conducted an in-depth audit of operations and maintenance programs with no material adverse findings.

         In accordance with FAA regulations, Pan Am employed a Director of Safety to oversee all aspects of safety at Pan Am and this office directly reports to the President of Pan Am. Given the relatively recent ValuJet and TWA accidents and the added concern for airline safety, Pan Am and other airlines have come under and will likely continue to come under increased scrutiny from various governmental agencies, including without limitation, the DOT and FAA. It is not possible for Pan Am to predict the extent of this impact of increased scrutiny on its future operations.

         OTHER REGULATION BY FEDERAL AGENCIES OR LOCAL AUTHORITIES. Several aspects of airline operations are subject to regulation or oversight by Federal agencies other than the DOT and FAA: the United States Postal Service has jurisdiction over certain aspects of the transportation of mail and related services provided by Pan Am; the Railway Labor Act, which vests certain regulatory powers in the National Mediation Board with respect to airlines and labor unions arising under collective bargaining agreements, generally regulates labor relations; the United States Department of Justice enforces the antitrust laws; and the Federal Communications Commission regulates the utilization of radio facilities. During a period of past fuel scarcity, air carrier access to jet fuel was also subject to allocation regulations promulgated by the Department of Energy.

         Pan Am is also subject to local laws and regulations of locations where it operates and the regulations of various local authorities that operate the airports it serves, including state and local laws relating to the protection of the environment. Some local governments have adopted laws that expressly govern aircraft operations, including noise abatement, curfews and use of airport facilities. Many United States airports have adopted or are considering adopting a "Passenger Facility Charge" of up to $3.00 generally payable by each passenger departing from the airport. This charge must be collected from passengers by transporting air carriers and must be remitted to the applicable airport authority. Airport operators must obtain approval of the FAA before they may implement a Passenger Facility Charge. Miami, New York, Chicago and San Juan have been granted approval to have this charge collected.

         From time to time, legislation is also proposed by Congress and regulations are proposed by government agencies which could materially impact Pan Am's operations and financial condition. For example, in recent years the FAA has issued a number of directives and other regulations relating to, among other things, collision and airborne windshear avoidance systems. Congress has also reinstated the 10% excise tax on air transportation effective March 7, 1997, which had lapsed for a period of time, which will have an additional effect on the future operations of the Company. Pan Am, consistent with general airline industry practices, has passed-through to the customer the increase associated with the reestablishment of this excise tax in those markets where customer demand for Pan Am's services allowed for such action. The impact of the ValuJet and TWA accidents, the 10% excise tax, and the general competitive environment of the airline industry present uncertainty for 1997 and future periods. Pan Am is unable to predict exactly how these issues will be resolved and what and how much of an impact resolution of these uncertainties will have on future operating results or the financial condition of the Company.

         AIRWORTHINESS DIRECTIVES ("ADS") FOR AGING AIRCRAFT. The FAA has implemented a number of regulations which impact Pan Am's maintenance programs. These matters relate to, among other things, inspection and maintenance as required by ADs issued under its "Aging Aircraft" program. The Company does not currently expect the future costs of these ADs to be material. If the costs of any future ADs would be of a material nature, it is expected that the costs would be borne by the Company or shared with the lessors of the aircraft and compliance would be accomplished within the required time periods.

         Prior to acceptance by Pan Am and before entering revenue service, each of the leased A300 aircraft received a complete major maintenance overhaul (D-check). During this period, all outstanding ADs, including those issued under the "Aging Aircraft" program, were accomplished and the Company is in compliance with such ADs and all other FAA requirements.

         SLOTS. The FAA's regulations currently permit the buying, selling, trading or leasing of certain airport slots. Pan Am currently leases slots from Northwest Airlines at New York's Kennedy International Airport. A slot is an authorization to take off or land at the designated airport within a specified time window. Slot values depend on several factors, including the airport, the time of day, the number and availability of slots, and whether they are commuter or jet air carrier slots. The following airports are slot-controlled: New York's Kennedy International Airport and La Guardia Airport, Chicago's O'Hare International Airport and Washington D.C.'s National Airport. The DOT and FAA must be advised of all slot transfers and must determine that each such transfer will not have certain injurious effects.

         The FAA's slot regulations require the use of each slot at least 80% of the time, measured on a bi-monthly basis. Failure to do so without a waiver of the FAA (which is granted only in exceptional cases) subjects the slot to recall by the FAA for non-use. In addition, the slot regulations provide that slots may be withdrawn by the FAA at any time without compensation to meet the DOT's operational needs (such as providing slots for international or essential air transportation).

         The FAA recently concluded a review of slot regulation and determined that the present structure of the slot system should not be changed. Pan Am's ability to increase its current level of operations, as well as its ability to expand operations to the nation's other slot-controlled airports, will be affected by the number and cost of slots available for takeoffs and landings.

         ENVIRONMENTAL MATTERS. The Federal Airport Noise and Capacity Act of 1990 ("ANCA") is intended to convert the nation's commercial jet service to quieter Stage 3 operations by requiring phaseout of Stage 2 operations (as defined in Part 36 of the Federal Aviation Regulations) by December 31, 1999, subject to certain exceptions. Under 14 C.F.R. 91.867, a new entrant, such as the Company, must comply with ANCA by operating a fleet that is at least 50% Stage 3 by December 31, 1996 and 75% by December 31, 1998. Operation of Stage 2 aircraft after December 31, 1999 is prohibited, subject, however, to an extension of the final compliance date to December 31, 2003, if at least 85 percent of the aircraft used by the operator in the contiguous United States will comply with Stage 3 noise levels by July 1, 1999 and the operator successfully obtains a waiver from the FAA of the December 31, 1999 final phaseout date. Statutory requirements to obtain a waiver include a determination by the FAA that the waiver is in the public interest or would enhance competition or benefit service to small communities. There is no assurance that such a waiver is obtainable.

         The Company's A300 aircraft fleet, as of June 30, 1997, complied with all Stage 3 noise regulations and consisted of five Stage 3 aircraft, yielding 100% Stage 3 compliance. Carnival Air is responsible for complying with all ANCA regulations with respect to its aircraft, including the B727 aircraft leased by Pan Am. In the event Carnival Air were unable to maintain compliance under ANCA, such noncompliance could have a material adverse effect on Carnival Air's operations conducted on Pan Am's behalf. In such event, Pan Am would have to cover such operations with another wet-lease operator and no assurance can be made that such operator would be available or, if available, that Pan Am could reach an agreement on the terms of such operations.

         ANCA also recognizes the right of airport operators with special noise problems to implement local noise abatement procedures that do not interfere unreasonably with the interstate and foreign commerce of the national air transportation system. ANCA generally requires FAA approval of local noise restrictions on Stage 3 aircraft and establishes a regulatory notice and review process for local restrictions on Stage 2 aircraft first proposed after October 1990. As a result of litigation and pressure from airport area residents, airport operators have taken local actions over the years to reduce aircraft noise. These actions have included regulations requiring aircraft to meet prescribed decibel limits by designated dates, prohibition on operations during night time hours, restrictions on frequency of aircraft operations, and various operational procedures for noise abatement. In some instances, these restrictions could cause curtailments in service or increases in operating costs and such restrictions could limit the ability of Pan Am to expand its operations at any affected airports. While Pan Am has had sufficient operational and scheduling flexibility to accommodate local noise restrictions imposed to date, its operations could be adversely affected if locally imposed regulations become more restrictive or widespread. All airports where Pan Am currently operates have established noise restriction procedures.

         In addition to the aircraft noise regulations administered by the FAA, the Environmental Protection Agency regulates operations, including air carrier operations, which affect the quality of air in the United States. Pan Am has made all necessary modifications to its operating fleet to meet fuel-venting requirements and smoke emissions standards.

         AIRCRAFT FUEL. Since the commencement of airline operations, fuel costs have constituted a significant portion of Pan Am's operating costs (approximately 15% of total monthly operating expenses) and significant increases in fuel costs or the unavailability of adequate supplies would materially affect Pan Am's operating results. Both the cost and availability of fuel are subject to many economic and political factors and events occurring throughout the world which Pan Am can neither control nor predict. In the event of a fuel shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result. Pan Am does not have any agreement assuring the availability or price stability of fuel, and significant increases in fuel prices or a shortage of supply could have a material adverse effect on Pan Am's operating results. In addition, airlines in general are also subject to local and state laws and regulations of locations where they operate. Some local governments have adopted laws that expressly govern aircraft fuel. Pan Am qualifies for an exemption from the payment of a
6.9 cent per gallon excise tax on aviation fuel purchased and consumed in the State of Florida through July 1, 2001, which relieves Pan Am from incurring additional fuel expenses in the State of Florida.

         In August 1993, the United States increased taxes on domestic fuel by
4.3 cents per gallon. Aviation fuel was exempt from this tax increase until October 1995. The Taxpayer Relief Act of 1997, signed into law on August 5, 1997, extended the exemption through September 30, 2007.

         COMPETITION. The airline industry is highly competitive as to fares, frequent flyer benefits, routes and service. In addition, most of Pan Am's competitors are larger and have greater financial resources than Pan Am. Management believes that its competition will generally be a function of price. Pan Am's ability to compete on the basis of price depends on its ability to operate at costs equal to or lower than its competitors or potential competitors. Management believes that its operating strategy of (i) operating a fleet which at least partially will consist of the high capacity, cost efficient A300 aircraft; (ii) offering long haul service, which typically provides greater aircraft utilization than short and medium haul flights; and (iii) operating a point-to-point system, instead of operating from a more costly hub, will allow Pan Am to operate at costs lower than those of its competitors. This operating structure will allow Pan Am to offer prices to customers at or below those of its competitors. In the United States, there are also few barriers to entry into the airline business, apart from the need for certain government licenses and the need for and availability of financing. Because of the relative ease with which United States carriers can enter new markets, Pan Am's service is subject to potential increases in competition from other air carriers, the extent and effect of which cannot be predicted. In response to Pan Am's commencement of service to its markets, such airlines may compete with Pan Am by adding flights and capacity in such markets and lowering their fares, making it more difficult for Pan Am to achieve or maintain profitable operations.

         MARKETING.

         GENERAL. The Company's marketing efforts are vital to its success, as the Company seeks to firmly establish itself in the marketplace as a provider of quality service at affordable pricing. The Company's marketing strategy concentrates on its three target market segments: the business flyer, the leisure traveler and the overseas originating international traveler. Marketing efforts directed at the business flyer sector include the Company's "First Class for the price of coach" pricing structure available in all markets, and the availability of its multi-dimensional frequent flyer program -- WorldPass. The leisure traveler market segment is attracted primarily to the Company's pricing structure, which includes low fares with advance purchase restrictions; these fares represent everyday pricing which is lower than most of the Company's competitors' and contain fewer restrictions than such competitors. The Company's tickets are nonrefundable in such lower fare categories; however, no fees for changes in travel plans are applied, which has proven very attractive to the leisure and business traveler sectors. "Pan Am Alliance" is primarily responsible for marketing to the international travel sector. Pan Am's marketing activities focus on the high worldwide recognition of the Company's name and famous logo, which, in the Company's opinion, has helped it achieve rapid and widespread marketplace recognition.

         COMPUTER RESERVATION SYSTEMS. The Company controls its seat inventory through the "SHARES" Reservation System which is maintained by Electronic Data Systems, Inc. (EDS). The Company participates in agreements with all the major Global Distribution Systems (GDS) which allow for direct connection and interaction between "SHARES" and the various reservation systems for passenger booking activity by travel agencies as well as other airlines.

         The Company currently outsources its internal reservation services to a third party, Outsourced Automated Systems and Integrated Solutions, Inc. (OASIS), which is affiliated through common ownership of a major shareholder. Through Pan Am's toll free phone number (1-800-FLY PANAM), customers can call directly to the Company, with such calls being handled by OASIS, to make travel reservations and obtain flight information.

         In addition, Pan Am provides travelers ticketless travel by offering electronic ticketing (E-ticketing) to those passengers who wish the ease and convenience this method affords for passenger check-in and boarding. Further, this method of passenger ticketing reduces the distribution costs associated with paper tickets such as preparation, ticket stock costs, mailing, handling and storage, and lost documents.

         ADVERTISING. The primary objectives of the Company's marketing activities are to develop a brand identity or personality which is visibly unique and easily contrasted with its competitors and to communicate its service to potential customers. In order to achieve these objectives, the Company has allocated a large portion of its operating budget to advertising, promotion and public relations. The Company communicates regularly and frequently with potential customers through the use of extensive advertisements on television and radio and in newspapers and magazines. These communications feature the Company's destinations, everyday low fares, ease of use (including its simplified fare structure) and the Company's reservation phone number. New service and route announcements are generally supported by heavy television broadcast advertising campaigns, while radio and print advertising is often used to announce daily pricing structures. The Company directs all of its advertising in-house and utilizes the services of an outside agency for creative and production work, and an outside media buying agency for advertising placement. All public relations activity is handled by the Company on an in-house basis.

         INSURANCE. The Company carries insurance of types customary in the airline industry and in amounts deemed adequate to protect the Company and its property against any potential liability and to comply both with federal regulations and certain of the Company's credit and lease agreements. The policies principally provide coverage for public and passenger liability, property damage, cargo and baggage liability, loss or damage to aircraft, engines, and spare parts, and hull war risk. The Company's aviation liability policies provide for an aggregate maximum of $1 billion per year for any single incident.

         The Company carries general business insurance with coverages that are customary in the airline industry. Such insurance includes premises liability, business personal property, vehicle coverages, workers' compensation and general liability.

         FREQUENT FLYER AWARDS. Pan Am established its WorldPass frequent flyer program to develop passenger loyalty by offering awards to travelers for their continued patronage. WorldPass is the same name used by Former Pan Am for its frequent flyer program. Members of WorldPass earn mileage at accelerated rates, which include 125% of each mile flown in economy class and 175% for each mile flown in first class. Members may receive a free trip award when certain mileage levels have been accrued by such member. Pan Am's mileage levels are purportedly the lowest mileage levels offered by any major airline for a frequent flyer award. In addition, any three members of WorldPass may aggregate their mileage to attain the requisite mileage level. Mileage is tracked automatically when the member presents his or her card at flight check-in.

         EMPLOYEES. As of June 30, 1997, Pan Am had approximately 652 full-time and part-time employees, of whom 338 were employed in managerial, operational or administrative positions and 314 were employed as members of flight crews comprising the Company's pilots, flight engineers and flight attendant corps. Management considers its employee relations to be good and believes that the quality Pan Am product being provided to its passengers is in large part due to the professionalism and enthusiasm of its employees. None of Pan Am's employees are subject to collective bargaining agreements.

         SEASONALITY, INDUSTRY CONDITIONS AND OTHER FACTORS. Pan Am's results of operations for any interim period are not necessarily indicative of those for the entire year, since the air transportation business is subject to seasonal fluctuations. Higher demand for air travel has traditionally resulted in more favorable operating results for the second and third quarters of the year than for the first and fourth quarters. The results of operations in the air transportation business have also significantly fluctuated in the past in response to general economic conditions, international conflicts affecting oil exporting countries and actions taken by carriers with respect to fares. In addition, fare initiatives, fluctuations in fuel prices, labor actions, passenger demand and other factors could impact this seasonal pattern. Further, in connection with Pan Am's operations for calendar year 1996, Pan Am was a development stage company and commenced its flying operations on September 26, 1996.

         OTHER INTERESTS. Pan Am also owns a 30% interest in Chalk's Air Bridge, Inc. ("Chalk's"). Chalk's is a historical seaplane airline which has been in operation for over 70 years. Chalk's currently owns and operates five Grumman Mallard turbo prop seaplanes flying scheduled service to Bimini, Paradise Island, Key West and the Dry Tortugas from Ft. Lauderdale and Watson Island (Miami), Florida. Chalk's has entered into a license agreement with Pan Am pursuant to which Chalk's operates under the name of "Pan Am AirBridge".

         AIRCRAFT LEASES. As of June 30, 1997, Pan Am operated a total of five A300 aircraft under operating leases for terms of five years for four aircraft and six years for one aircraft with annual lease payments totalling in the aggregate approximately $7.5 million. Under such leases, Pan Am pays monthly maintenance reserves to the lessor to cover all major engine and airframe overhauls on a flight hour usage basis. The ages of such A300 aircraft range from fourteen to fifteen years old, with the average age of such aircraft being
14.5 years. In addition, as of such date, Pan Am leased three B727 aircraft on a wet-lease (ACMI) basis from Carnival Air, under short term lease commitments.

         FACILITIES RENTALS. The Company has recently executed a sublease agreement with Trans World Airlines for the exclusive use of fourteen ticket counters and five gate positions at New York's Kennedy International Airport. The lease is cancelable upon 30 days notice and calls for a monthly rental of approximately $691,000. At Miami, Florida, Los Angeles, California and San Juan, Puerto Rico, the Company leases space for its airport operations directly from the various airport authorities. These operating leases are cancelable upon 30 to 60 days notice and call for monthly rentals aggregating approximately $215,000 per month. Facilities for the Company's airport operations at Chicago's Midway Airport are provided by another carrier in conjunction with the Company's ground and passenger servicing agreements.

         TEMPORARY HEADQUARTERS, GROUND FACILITIES AND SERVICES. On March 1, 1996, Pan Am was granted the use of office space through the end of September 1996 by Eastern Air Lines, Inc. ("Eastern"), a major shareholder of Pan Am, at Eastern's Doral Technology Center (the "Doral Facility") in Miami, Florida, valued at $300,110, in exchange for 85,017 shares of Common Stock. Since October 1, 1996, Pan Am has been leasing this space for $47,925 per month on a month-to-month basis. Pan Am has temporarily established its offices at this location and considers it to be adequate for its initial operations. On March 31, 1997, the Company closed on the purchase from Eastern of the Doral Facility which will temporarily serve as the primary place of Pan Am's business. The property consists of a leasehold interest in a certain building and real property and approximately 18 acres of land. The transaction, valued at $10.4 million, was completed through the issuance of 1,294,625 warrants which entitle Eastern to exchange such warrants for an equal number of shares of Common Stock of the Company upon the satisfaction of certain conditions, including, among others, the approval of the transaction by the shareholders of Pan Am.

         As of June 30, 1997, most of the Company's airport operations relating to: (1) passenger ticketing and boarding gate check-in (passenger service); (2) baggage loading; and (3) aircraft servicing are contracted to other air carriers or fixed base operators. All of these agreements can be canceled by either party by giving 30 to 60 days notice.

         The Company has determined that providing passenger services is economically beneficial at certain airports and is in the process of converting from contracted services to in-house service. San Juan, Puerto Rico is currently being staffed with Pan Am employees for passenger service. New York, New York and Miami, Florida have converted the baggage service functions to in-house service and expect to convert the passenger service function to same by Fall 1997. The Company has outsourcing arrangements for its line maintenance at New York, New York, Los Angeles, California, San Juan, Puerto Rico and Chicago, Illinois. The Company has its own mechanic work force in Miami, Florida, which provides maintenance, including medium maintenance checks. A hangar facility has been leased at the Miami airport for this function which includes stockroom facilities for spare parts.

         LEGAL PROCEEDINGS. Other than the litigation concerning the Pan Am Intellectual Property described above, Pan Am is not presently a party to any litigation, the outcome of which would have a material adverse effect on its business operations.

MANAGEMENT OF PAN AM

         INFORMATION ABOUT DIRECTOR NOMINEES AND EXECUTIVE OFFICERS. The table below sets forth the names and ages of the director nominees and executive officers of Pan Am as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

          NAME                               AGE               POSITION WITH PAN AM
          ----                               ---               --------------------

          DIRECTOR NOMINEES

          Martin R. Shugrue, Jr.             56                President, Chief Executive Officer, Director
          Charles E. Cobb, Jr.               61                Chairman of the Board
          Phillip Frost, M.D.                60                Vice Chairman of the Board
          Richard C. Pfenniger, Jr.          41                Director
          John J. Sicilian                   36                Director
          Hershel F. Smith, Jr.              64                Director



                                      -83-


          EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

          James W. Arpey                     64                Chief Operating Officer
          Karen T. Averill                   46                Vice President-Personnel, Training
                                                                and Inflight Services
          Richard F. Blake                   52                Vice President-Marketing and Planning
          Robert C. Coile                    45                Vice President-Finance and Accounting
          William T. Elio                    56                Vice President-Passenger Services and Cargo
          Donal F. McSullivan                50                Vice President-Sales
          John J. Ogilby, Jr.                40                Chief Financial Officer and General Counsel


(1) Pursuant to the terms of the Merger Agreement, following the Closing, Pan Am and Carnival Air have agreed, upon the request of Micky Arison, to cause each of Messrs. Micky Arison and Howard Frank to be nominated to the Board of Directors and to use reasonable efforts that are taken with respect to all other nominees to the Board of Directors to have such persons elected to the Board of Directors for so long as Mr. Arison, directly or indirectly, beneficially owns more than 5% of the issued and outstanding shares of Common Stock.

         MARTIN R. SHUGRUE, JR. was appointed as President, Chief Executive Officer and a Director on March 8, 1996. Mr. Shugrue's aviation career spans 28 years, and he has most notably held senior executive positions at several major domestic and international airlines. In 1968, he began his aviation career as a Boeing 707 flight officer. Over the course of his 20 year career at Former Pan Am, he served as Managing Director of the UK and Western Europe, the East Central United States, Vice President of Personnel and Industrial Relations, Senior Vice President of Administration, and as Senior Vice President of Marketing. In 1984, until his departure in 1988, he served as Chief Operating Officer and Vice Chairman. Concurrently, he served on the Board of Directors for Pan Am Express, the Pan Am Shuttle, and Pan American Corporation. In 1988, Mr. Shugrue served as President of Continental Airlines and Chief Executive Officer of Continental/Eastern Express. During his tenure he also served on the Board of Directors for Continental/Eastern Sales Inc. and System One Corporation. In 1990, Mr. Shugrue was also appointed by the United States Trustee, and confirmed by the Chief Bankruptcy Judge, Southern District, New York to serve as the Trustee of Eastern Air Lines, Inc. ("Eastern Air Lines"). He served in this capacity until 1995. In 1994, Mr. Shugrue formed and has since headed an international consulting firm, MRS&A Limited Partnership ("MRS&A"), specializing in strategic business, marketing, financial and operational planning services to clients in the travel, tourism and the transportation business. He currently spends a nominal amount of time on MRS&A matters.

         CHARLES E. COBB, JR. was appointed as Chairman of the Pan Am Board on March 8, 1996. Since 1992, Mr. Cobb has served as the Chairman, Chief Executive Officer and President of Cobb Partners, Inc., an investment firm with interests in real estate, international trade and tourism-related businesses. Mr. Cobb was also Chairman and CEO of Arvida/Disney Corporation from 1984 to 1987 and was a member of The Walt Disney Company Board of Directors and Executive Committee from 1984 to 1987. Prior to that, Mr. Cobb served from 1972 to 1983 as Senior Executive Vice President, Chief Operating Officer, Group President, Subsidiary President (Arvida Corporation) and member of the Board of Directors of the Penn Central Corporation, a $3 billion multi-industry company with more than 40,000 employees. Mr. Cobb served as United States Ambassador to Iceland during the Bush Administration from 1989 to 1992 and from 1987 to 1989 served as Under Secretary and Assistant Secretary of the United States Department of Commerce during the Reagan Administration with responsibilities for the nation's trade development, export promotion, and international travel and tourism administration. Mr. Cobb was educated at Stanford University, where he received a B.A. and an M.B.A.

         PHILLIP FROST, M.D. was appointed as Director on March 8, 1996 and as Vice Chairman of the Board on April 16, 1996. Since 1987, Dr. Frost has served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation, a Florida corporation ("IVAX"), the world's largest generic pharmaceutical manufacturer. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceutical, Inc. from 1972 to 1986. He is Vice Chairman of the Board of Directors of North American Vaccine, Inc. ("NAV") and Whitman Education Group, Inc., which is engaged in proprietary education

("Whitman"), and a Director of American Exploration Company, which is engaged in oil and gas exploration and production, Whitman Education Group, Inc., which is engaged in proprietary education ("Whitman"), Northrop Grumman, an aerospace/defense company, and Continucare Corporation, which manages rehabilitation, medicine and psychiatry practices. He is a trustee of the University of Miami and a member of the Board of Governors of the AMEX.

         RICHARD C. PFENNIGER, JR. was appointed as Director on March 8, 1996. Mr. Pfenniger has served as the Vice Chairman, Chief Executive Officer of Whitman since March 1997 and as Director of Whitman since 1992. He served as the Chief Operating Officer of IVAX from May 1994 to March 1997. He served as Senior Vice President-Legal Affairs and General Counsel of IVAX from 1989 to May 1994 and as Secretary from 1990 to 1994. Prior to joining IVAX, Mr. Pfenniger was engaged in private law practice. Mr. Pfenniger is also a Director of NAV and NaPro BioTherapeutics, Inc., a biopharmaceutical research and development firm.

         JOHN J. SICILIAN was appointed as Director on March 8, 1996. Since 1995, Mr. Sicilian has served as Chairman, President and Liquidating Agent of Eastern Air Lines. In that capacity, he has had complete responsibility to maximize the value of the remaining assets and make distributions to remaining creditors of Eastern Air Lines. From 1990 through 1994, Mr. Sicilian served as Executive Vice President and General Counsel of Eastern Air Lines, functioning as primary advisor to Mr. Shugrue, the court-appointed Trustee. Prior to his employment with Eastern Air Lines, Mr. Sicilian was an attorney with Verner, Liipfert, Bernhard, McPherson and Hand in Washington, D.C., and with Ford & Harrison in Atlanta. He specialized in matters involving antitrust, labor, general litigation and general corporate issues, with particular emphasis in representing airline clients and aviation associations. Mr. Sicilian is a Director of ARINC, Inc., a diversified corporation with $250.0 million in annual revenues that provides a full array of communications, information systems and systems engineering for the global transportation industry as well as for government and commercial customers.

         HERSHEL F. SMITH, JR. was appointed as Director on January 22, 1997. Mr. Smith is an investment advisor and stock broker with more than forty years experience in the securities and investment banking industry. Since January 1990, Mr. Smith has served as President of Community Investment Services, Inc., a wholly owned subsidiary of Community Bank of South Florida ("CIS"). CIS is a registered investment advisor and broker/dealer licensed with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Mr. Smith serves on the Securities Industry Associations' small firms committee and several foundation and endowment boards.

         JAMES W. ARPEY was appointed as Vice President-General Manager and Chief Operations Officer on March 1, 1996 and Chief Operating Officer on August 1, 1997. Mr. Arpey is a 34-year veteran of the airline industry, and has held senior executive positions with several major airlines, including Trans World Airlines, Continental Airlines and Frontier Airlines. Mr. Arpey was employed from 1972 to 1990 by Continental Airlines and its affiliates, most recently as Senior Vice President of Aircraft Acquisition and Disposition from 1986 to 1990. In such capacity, he was responsible for extensive negotiations with aircraft and jet engine manufacturers. During his tenure at Continental Airlines, Mr. Arpey served as Senior Vice President-Operations and had various other executive responsibilities that included the following areas: flight operations, inflight, quality control, purchasing, material services, aircraft maintenance and engineering, scheduling and regulatory compliance. From January 1990 to January 1995, Mr. Arpey served as the executive consultant to the Eastern Air Lines bankruptcy estate, specializing in the sale of Eastern Air Lines' aircraft, spare engines and spare parts.

         KAREN T. AVERILL was appointed as Vice President-Personnel, Training and Inflight Services on March 1, 1996. Ms. Averill is an airline executive with 28 years of operation and staff responsibilities in all phases of the industry. She has held executive positions with several major airlines. From 1990 to 1995, she served as the Vice President and Managing Director for the bankruptcy estate of Eastern Express (a subsidiary of Eastern Air Lines) where she was responsible for the orderly shutdown and liquidation of the airline. Concurrently, she was responsible for the daily operations and subsequent sale of Gulf Coast Aviation, an FAA approved repair station owned by Eastern Express. From 1986 to 1990, Ms. Averill served as Manager of System Employment for Eastern Air Lines. Other career responsibilities have included: Recruitment, Human Resources, Finance, Crew Scheduling, Training, Inflight Services and Stations Systems and Operations. Additionally, from 1974 to 1984, Ms. Averill served as the Director of Inflight Training for Air Florida. She formerly was the president of an airline consulting firm, V-1, Inc., which provided consulting services to start-up carriers, as well as on-going consultations for established airlines.

         RICHARD F. BLAKE was appointed as Vice President-Marketing and Planning in October, 1994. Mr. Blake is a 31-year executive of the travel and leisure industry, specializing in international airline and cruise line transport. His expertise is in the areas of marketing, sales and tactical planning and development, direct marketing, advertising and public relations. Additionally, his broad based understanding of all phases of operations, business practices and legal and financial disciplines is highly respected in the passenger transport business. Since 1996, Mr. Blake has been Vice President of Marketing for Pan Am. From 1992 to 1994, Mr. Blake served in an executive capacity at Renaissance Cruises, Inc. and from 1991 to 1992, he was Vice President of Product Development at Northwest Airlines where he was responsible for the modernization of Northwest's aircraft fleet. Mr. Blake currently serves on the Board of the Airlines Agent Reporting Plan of Puerto Rico. He has previously served on the Executive Committee and the Board of the Airlines Reporting Corporation, Bar Harbor Airways, the Caribbean Tourism Organization and Vance IDS and continues to serve as a guest lecturer at the Royal Aeronautical Society, Oxford England.

         ROBERT C. COILE was appointed as Vice President-Finance and Accounting on September 13, 1996. Mr. Coile has over 17 years of experience in the airline industry, primarily in the areas of accounting and finance, and has held executive positions with Carnival Air Lines, Eastern Air Lines and Air Florida. From March 1993 to September 1996, Mr. Coile was Vice President-Industry Affairs at Carnival Air; from March 1981 to March 1993, he held various managerial positions in accounting at Eastern Air Lines culminating in the position of Vice President-Accounting; and from March 1980 to April 1981, he was the Controller of Air Florida. Prior to his employment with Air Florida, Mr. Coile was a Senior Accountant at the public accounting firm of Price Waterhouse from July 1974 to March 1980.

         WILLIAM T. ELIO was appointed as Vice President-Passenger Services and Cargo on April 1, 1996 and Vice President of Pan Am Clipper Cargo as of June 11, 1996. Mr. Elio is an airline executive with over 30 years of expertise in station operations, passenger services, air freight, sales and marketing. His varied background includes recruitment, training, ticketing, and negotiations and contract administration for operational vendors. Mr. Elio has held executive positions at Former Pan Am and Continental Airlines. From April 1991 to August 1993, he was Vice President of Continental Airlines' Latin American Division and was responsible for the design and implementation of marketing strategies and station security, as well as passenger and cargo services for 26 cities. Mr. Elio is a 25-year veteran of Former Pan Am, having worked there from April 1966 to March 1991. His career at Former Pan Am culminated in the position of Managing Director of Field Sales with full responsibility of stations operations for more than 127 stations in 52 countries. From April 1995 to March 1996, Mr. Elio served as the Vice President of Administration and Operations for Kendall Marketing, a firm specializing in travel awards programs. From August 1993 to March 1995, Mr. Elio left the corporate world to establish his own business in his home state, Vermont. He and his wife owned and operated a bookstore and office business center that catered to tourist/executives. During the March 1994-1995 period, he rejoined the airline industry, where he provided consulting services and started America Central Corporation, which was formed to represent and handle operations and marketing in the United States for the TACA Group, a group of Central American airlines.

         DONAL F. MCSULLIVAN was appointed as Vice President-Sales on March 1, 1996. Mr. McSullivan is an internationally recognized executive in marketing, tourism and travel, with over 25 years of experience. He has extensive experience in sales planning development and implementation, including the comprehensive travel agency and corporate incentive programs. From 1976 to 1986, he was Executive Chairman of the Irish Tourist Board in North America. During his appointed term of office he more than doubled the number of travelers into Ireland. Concurrently, he served as the Chairman of the North American Committee of the European Travel Commission as well as sitting on several committees for the American Society of Travel Agents. Mr. McSullivan is a recognized speaker and has addressed the United States Senate and House Sub-Committees on several occasions as an expert witness on issues related to tourism and travel. From 1987 to 1996, McSullivan and Associates provided marketing, operational and financial expertise to a number of clients, both domestically and internationally. Mr. McSullivan has been an independent consultant from 1994 to 1996.

         JOHN J. OGILBY, JR. was appointed as Chief Financial Officer, General Counsel and Secretary on March 8, 1996. From May 1991 to December 1995, Mr. Ogilby practiced law with his own firm which specialized in aviation and transactional matters. From February 1994 to March 1996, he was General Counsel to Aeroflot Russian International Airlines-United States Southeastern Division. From August 1986 to May 1991, Mr. Ogilby served as Director-Legal Affairs of Eastern Air Lines where he was responsible for corporate and transactional matters, including the liquidation of a substantial portion of the assets of the Eastern Air Lines estate. From 1984 to 1986, Mr. Ogilby was a corporate and tax attorney with the law firm of Icard, Merrill, Cullis, Timm & Furren in Sarasota, Florida. From April 1995 to March 1996, Mr. Ogilby was a Director of ARINC, Inc., a diversified corporation with $250.0 million in annual revenues that provides a full array of communications, information systems and systems engineering for the global transportation industry as well as for government and commercial customers. Mr. Ogilby holds a Juris Doctorate, Masters in Taxation and BSBA in Accounting from the University of Florida and is a former Certified Public Accountant.

         COMPENSATION OF DIRECTORS. Pursuant to Pan Am's 1996 Stock Option Plan (the "Plan"), each director of the Company was granted 20,000 options for the services each provided as a director to the Company. The Plan provides that each person who is a non-employee director of the Company shall (i) upon acceptance of a directorship, receive an option to acquire 20,000 shares of Common Stock which shall vest ratably over three years (regardless of whether such director serves for such three-year period) and (ii) after such director has served in such capacity for a period of six months, then on the first business day following any annual meeting of shareholders of the Company thereafter, such person shall automatically receive on such date an option to acquire 10,000 shares as a director and an additional 5,000 shares as the chair of any committee of the Board of Directors. Such options granted have an exercise price equal to the fair market value of the Common Stock on the date of grant and shall have a term of ten years from the date of grant.

         Pursuant to the Board of Directors Travel Program adopted on October 29, 1996, a director, his spouse and dependent children are provided with travel privileges on the Company, with the director being obligated to pay only applicable federal and state income tax as ordinary income on the market value of the non-Company business travel. There is no tax liability for any travel designated by the director as business travel. All travel by a director's spouse and dependent children, with the exception of activities related to the director's duties, such as the spouse being invited to attend special Board functions, is treated as pleasure travel.

         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS. Pan Am's Board of Directors held three meetings during the last fiscal year. Each incumbent director who will stand for re-election attended all of the meetings of the Board of Directors and any committee of the Board of Directors on which such director served during the period. The Board of Directors of Pan Am currently has three standing committees; the Audit Committee, the Compensation and Organization Committee and the Executive Committee.

         The principal functions of the Audit Committee are to review Pan Am's financial statements and management's disclosures, recommend to the Board of Directors the appointment of independent public accountants to be employed by Pan Am, confer with the independent public accountants concerning the scope of their audit and, on completion of their audit, review the accountants' findings and recommendations, review the adequacy of Pan Am's systems of internal accounting controls, review areas of possible conflicts of interest and sensitive payments and consider other appropriate matters. The Audit Committee held two formal meetings during the last fiscal year. The present members of the Audit Committee are Dr. Frost, Mr. Pfenniger, and Mr. Sicilian.

         The principal functions of the Compensation and Organization Committee are to approve or in some cases to recommend to the Board of Directors, remuneration arrangements and compensation plans involving Pan Am's directors and executive officers, review bonus criteria and bonus recommendations, administer the Company's stock option plans and review compensation of directors. The Compensation Committee held one formal meeting during the last fiscal year. The present members of the Compensation Committee are Mr. Cobb, Mr. Pfenniger and Mr. Sicilian.

         The Executive Committee has the authority to act for the Board of Directors on certain matters during intervals between the meetings of the Board of Directors. The Executive Committee held no formal meetings during the last fiscal year. The present members of the Executive Committee are Mr. Cobb, Dr. Frost, Mr. Pfenniger, Mr. Shugrue and Mr. Sicilian.

         EXECUTIVE COMPENSATION.

                  GENERAL. The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Martin R. Shugrue, Jr., the Chief Executive Officer and President of the Company. No other person employed by the Company earned in excess of $100,000 during the fiscal year ended December 31, 1996.

                                                     SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                ---------------------------------------------------------------------

NAME AND                                                             OTHER ANNUAL                           ALL OTHER
PRINCIPAL POSITION              YEAR   SALARY($)(1)     BONUS($)    COMPENSATION($)  STOCK OPTIONS(2)     COMPENSATION
- ------------------              ----   -----------      -------     ---------------  ----------------     ------------

Martin R. Shugrue, Jr.          1996    $125,000         -- (3)           --               652,734           $293(4)
CEO

- -------------------
(1) This amount is prorated for the portion of the fiscal year in which Mr. Shugrue was employed by the Company. Mr. Shugrue was employed by the Company on March 8, 1996 and receives a yearly base salary of $150,000.
(2)   Represents the number of shares of Common Stock underlying the options.
(3)   Does not include a $100,000 bonus granted to Mr. Shugrue on April 9, 1997.
(4)   Represents the group term life insurance taxable over $50,000.

      The following table sets forth certain summary information concerning individual grants of stock options by the Company during the fiscal year ended December 31, 1996 to the executive officers named in the "Summary Compensation Table".

                                               STOCK OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF STOCK
                                                                                                            PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                                           FOR OPTION TERM
                                ----------------------------------------------------                  -----------------------------
                         NUMBER OF
                         SECURITIES        PERCENT OF TOTAL
                         UNDERLYING        OPTIONS             EXERCISE
                         OPTIONS/SARS      GRANTED TO          PRICE            EXPIRATION
NAME                     GRANTED (#)       EMPLOYEES(%)        (PER SHARE)      DATE            0%          5%             10%
- ----                     -----------       ------------        -----------      ----------      --          --             ---

Martin R. Shugrue,         20,000           1.53%                 $5            April 23,       --        $ 63,000       $  159,000
Jr.(1)                                                                          2006

Martin R. Shugrue,        632,734          48.36%                 $1            March 3,        --        $398,622       $1,006,047
Jr.                                                                             2006

(1) Does not include an option to purchase 20,000 shares of Common Stock granted to Mr. Shugrue on April 9, 1997.

         The following table sets forth certain summary information concerning exercised and unexercised options to purchase the Company's Common Stock as of December 31, 1996 held by the executive officers named in the "Summary Compensation Table." None of these executives exercised any options during the year ended December 31, 1996.

                                                     STOCK OPTION EXERCISES IN
                                         FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION VALUES


                                                                                            VALUE OF UNEXERCISED
NAME AND                                                    NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS(1)
POSITION                     SHARES                       OPTIONS HELD AT FY-END(#)         AT FISCAL YEAR END($)
DURING 1996                  ACQUIRED ON    VALUE         ---------------------------      --------------------------
FISCAL YEAR                  EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
- -----------                  ----------     -----------   -----------   -------------      -----------  -------------

Martin R. Shugrue, Jr.          --              --           639,401          13,333        $4,169,401    $34,166


(1) The value of unexercised in-the-money options represents the number of options held at year-end 1996 multiplied by the difference between the exercise price and $7.563, the closing price of the Company's common stock at year end 1996.


         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. Pan Am and Mr. Shugrue have entered into an employment agreement dated March 8, 1996 (the "Shugrue Employment Agreement"). The term of the Shugrue Employment Agreement is for a period of three years. Mr. Shugrue will receive a yearly base salary of $150,000. In the event Mr. Shugrue terminates the Shugrue Employment Agreement prior to February 15, 1998, he will be required to pay Pan Am the sum of $500,000. Mr. Shugrue shall be entitled to terminate the Shugrue Employment Agreement without liability upon the occurrence of certain events, including upon a "change in control" of Pan Am.

         ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS. During 1996, the following directors served on the Compensation Committee of the Board of
Directors: Mr. Cobb, Mr. Pfenniger and Mr. Sicilian. None of such persons are or have been executive officers of Pan Am and no interlocking relationships exist between such persons and the directors or executive officers of Pan Am.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The compensation of the Company's executive officers, including the Chief Executive Officer, is determined by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee directors: Charles E. Cobb, Jr., Richard C. Pfenniger, Jr. and John J. Sicilian. The members of the Committee are not eligible to participate in any of the executive compensation programs. The foremost objective of the Company's executive compensation policies is to support the Company's business strategy and goals by providing competitive levels of compensation in order to attract, retain and motivate quality executive personnel who will work to enhance the Company's long-term profitability and develop shareholder value. Accordingly, the Committee believes that the amount and components of the executive compensation package should reward above-average corporate performance, recognize individual initiative and achievement and closely align the financial interests of the Company's executives with those of its shareholders. The Committee believes that the Company's executives are dedicated to achieving significant improvements in the Company's financial performance and that these compensation policies have contributed to achieving this dedication. The Committee further believes that the Company's future success will depend, in large part, on its ability to attract and retain the most qualified personnel available to it.

         To enhance the Company's ability to meet the objectives listed above, the Committee has recommended to the Board of Directors that executive salaries should be less than executive salaries at other airline companies and that these lower salaries should be supplemented with stock options and incentive bonuses. The Committee anticipates that, in any particular year the Company's executives may receive total compensation that is more or less than executives in other airline companies because the Company's compensation program is so heavily weighted toward stock options and incentive bonus programs.

         In attracting and retaining executives, the Committee recognizes that the Company must compete for the services of executives with many other companies, some of which possess significantly greater financial resources than the Company and have available more comprehensive compensation plans and arrangements than are presently utilized by the Company. In light of these factors, the Committee believes that the best manner presently available to the Company to attract, retain and motivate talented executives is through the compensation strategy discussed above of lower salaries and attractive option and incentive programs. The Committee believes that providing executives with opportunities to acquire significant stakes in the growth and prosperity of the Company through the grant of stock options will enable the Company to attract and retain qualified and experienced executive officers. In addition, the Committee believes that this approach to compensation creates an entrepreneurial atmosphere which motivates executives to perform to their full potential. The Committee believes that dependence on stock options for a significant portion of executive compensation has the added advantage of more closely aligning the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the Company's stock price.

         Inasmuch as most of the executives of the Company were hired in March of 1996, the Committee met on April 9, 1997, to review the first year's performance of Pan Am executives to determine whether executive's salaries should be increased, whether performance bonuses were warranted, and whether there should be increases in stock options granted. The conclusion of the Committee was that it was premature to increase salaries or pay performance bonuses due to the financial losses that the Company had incurred during its start-up first year. However, the Committee concluded that special bonuses and increases in stock options were appropriate for several of the Pan Am executives to compensate them for their below-market salaries, and for the effort that had been exhibited by the Company's management during the start-up year. Special bonuses of $350,000 were paid in total for the first year for the Company, including a $100,000 special bonus to Mr. Shugrue. It is the opinion of the Committee that if these special bonuses were added to each of the executive's below-market salaries, the combined cash compensation would still produce salary levels below competitive market salaries. Increases in stock options of 80,000 shares were also recommended by the Committee and approved by the Board of Directors. Of the total 80,000 shares, 20,000 shares were awarded to Mr. Shugrue.

         BASE SALARY. The Company has not established specific performance goals or tied executive compensation to the achievement of specific performance goals. For executives other than the Chief Executive Officer, base salary is determined following the Committee's consideration of the executive's individual performance, the executive's current salary in relation to the executive's experience and potential for advancement, the executive's responsibilities, the executive's performance as a team member, the prevailing business climate, both generally and within the domestic airline industry, the cost of living, the financial performance of the Company, including the Company's revenues, net income and earnings per share, and the recommendations of the Chief Executive Officer. The compensation determination is largely subjective, and no specific weight is given to any particular factor. As a general rule, however, base salaries for executive officers of the Company fall below the salaries for comparable positions in comparably sized companies.

         INCENTIVE BONUS COMPENSATION. Consistent with the objectives described above, the Committee may, in certain circumstances, award individual cash bonuses to executives, other than the Chief Executive Officer, in the subjective opinion of the Committee. The Committee did not award any of the Company's executives a cash bonus during fiscal year 1996. The Company has not set specific goals for executives or tied the payment of bonuses to specific goals and anticipates that amount of any future bonus award will be based upon the recommendation of the Chief Executive Officer.

         STOCK OPTIONS. The Company's long-term executive compensation incentives are in the form of stock option awards. As mentioned above, stock options represent a significant portion of total compensation for the Company's executive officers. The Committee believes that the long-term incentive compensation offered by stock options helps to offset the somewhat lower level of cash compensation paid to the Company's executives, as compared to other executives with comparable positions in comparably sized companies. The Committee also believes that integrating executive compensation with the long-term value of the Company's Common Stock through the award of stock options is an effective means of aligning the executive's interests with the longer-term interests of the Company's shareholders.

         Options were awarded to executive officers at the time that they joined the Company and may periodically be granted thereafter. With respect to all options granted, the precise number of shares and the timing of the particular grant is determined on a subjective basis, based upon the level of an executive's position with the Company, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options, and, for executives other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The Committee gives no specific weight given to any particular factor. Stock options are granted at the prevailing market price on the date of grant, and will only have value to the executive if the value of the Company's stock price increases. Generally, grants vest over a number of years, dependent upon the executive's employment with the Company.

         CHIEF EXECUTIVE OFFICER. Like the other executive officers listed in the Summary Compensation Table, compensation for 1996 for Martin R. Shugrue, Jr., the Company's President and Chief Executive Officer, consisted primarily of a base salary and stock option awards. Effective as of March 8, 1996, the Company entered into an employment agreement with Mr. Shugrue as its President and Chief Executive Officer. See "Compensation of Executive Officers--Employment and Other Contracts." Pursuant to his employment contract, Mr. Shugrue is to receive a base salary of $150,000 throughout the three year term of the agreement. Mr. Shugrue's base salary will not be adjusted during the term of the agreement. In addition, pursuant to his employment agreement the Company granted Mr. Shugrue options to purchase 632,734 shares of the Company's Common Stock at a price of $1.00 per share with such options vesting, in full, one year from the date of grant. Pursuant to Mr. Shugrue's employment agreement, Mr. Shugrue will only be entitled to receive an annual bonus upon the unanimous recommendation of the Company's entire Board of Directors in its sole discretion. The terms of Mr. Shugrue's employment agreement were negotiated by Mr. Shugrue and the promoters of PAWA during the formation of PAWA, and the Company assumed the agreement in connection with the Merger.

         The Committee continually evaluates the Company's compensation policies and procedures with respect to its executive officers.

                             COMPENSATION COMMITTEE:

 Charles E. Cobb, Jr.       Richard C. Pfenniger, Jr.         John J. Sicilian

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires Pan Am's directors, executive officers and 10% shareholders to file reports of ownership and reports of changes in ownership of Common Stock and other equity securities with the Securities and Exchange Commission and the AMEX. Directors, executive officers and 10% shareholders are required to furnish Pan Am with copies of all
Section 16(a) forms they file. Based on a review of the copies of such reports furnished to Pan Am and written representations from Pan Am's directors and executive officers that no other reports were required, Pan Am believes that during 1996 Pan Am's directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

         PERFORMANCE GRAPH. The graph and table set forth below compare the cumulative total shareholder return on the Common Stock of the Company, for the period commencing on September 24, 1996, the first day of trading of the Common Stock on the AMEX, and ending on December 31, 1996, with the AMEX Market Index and a Peer Issuers Index, composed of Alaska Air Group Inc., Amtran, Inc., ASA Holdings, Inc., Comair Holdings, Inc., Hawaiian Airlines, Inc., Mesa Air Group, Inc. (Nev), Reno Air Inc., Southwest Airlines Co., Trans World Airlines, Inc., and Western Pacific Airlines, Inc., which are airlines with scheduled passenger and cargo services, for the same period. The graph assumes an initial investment of $100 and reinvestment of dividends, if any.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                          PERFORMANCE GRAPH FOR PAN AM
                         CORPORATION SINCE ITS INCEPTION

                               [GRAPHIC OMITTED]




- -----------------------------------------------------------------------------------------------------------
  SYMBOL         TOTAL RETURNS FOR:             9/24/96    9/30/96    10/31/96     11/29/96    12/31/96

                 PAN AM                          100.00      75.19       55.43        53.49       46.90
________         CORPORATION

________        PEER ISSUERS INDEX               100.00     100.69       95.35       105.58       94.79

________        AMEX MARKET INDEX                100.00     100.00       99.41       102.96      101.49

- -----------------------------------------------------------------------------------------------------------

         The stock performance depicted in the graph above is not necessarily indicative of future performance. The Performance Graph shall not be deemed to be "solicitation material" or to be used for any other purpose than presented.

PRINCIPAL SHAREHOLDERS OF PAN AM

         The following table sets forth information as of April 30, 1997, with respect to the beneficial ownership of shares of Common Stock, in the aggregate, and upon consummation of the Merger, the number of shares of Common Stock expected to be held by (i) each person known by Pan Am to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each current director;
(iii) each executive officer named in the "Summary Compensation Table;" and (iv) all executive officers and directors as a group:

                                                                                      PERCENT OF COMMON
                                       SHARES OF COMMON        PERCENT OF COMMON      STOCK BENEFICIALLY
     NAME AND ADDRESS OF              STOCK BENEFICIALLY       STOCK BENEFICIALLY       OWNED FOLLOWING
   BENEFICIAL OWNER (1)(2)                  OWNED                   OWNED(3)             THE MERGER(4)
   -----------------------                  -----                   --------             -------------

Cobb Partners Limited(5)(6)                 714,653                  6.35%                    3.44%

Charles E. Cobb, Jr.(6)(5)                1,033,861                  9.17%                    4.97%

Community Investment Services,            1,069,800                  9.43%                    5.13%
Inc.(7)(13)

EAL Asset Holding, Inc. (8)(12)           2,803,142                 22.20%                   12.65%

Phillip Frost, M.D.(9)                    1,171,054                 10.14%                    5.56%

Frost-Pan Investment Corp.(9)             1,164,387                  10.09%                   5.53%

Richard C. Pfenniger, Jr.(10)                18,667                    *                        *

Martin R. Shugrue, Jr.(11)                  752,857                  6.33%                     3.5%

John J. Sicilian(12)(8)                   2,809,809                 22.24%                   12.68%

Hershel F. Smith, Jr.(13)(7)                 93,000                    *                        *

All directors and executive
officers as a group (13 persons)
(14)                                      6,308,157                 45.64%                   27.02%

- --------------------------
(*)      Less than 1%.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.
(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pan Am Corporation, 9300 N.W. 36th Street, Miami, FL 33178.
(3) Ownership percentages are based on 11,412,610 shares of Common Stock outstanding as of August 1, 1997 and shares of Common Stock subject to outstanding stock options or warrants which are exercisable by the named individual or group.
(4) Ownership percentages are based on 11,412,610 shares of Common Stock outstanding as of August 1, 1997, shares of Common Stock subject to outstanding stock options or warrants which are exercisable by the named individual or group, and an additional 9,523,810 shares of Common Stock to be issued to the shareholders of Carnival Air pursuant to the Merger and does not include the conversion of any shares of Preferred Stock as described herein.
(5) Cobb Partners Limited ("Cobb Limited") filed a Schedule 13D dated February 15, 1997 with the Securities and Exchange Commission ("SEC"), reporting ownership of 714,653 shares of Common Stock. Cobb Limited shares voting and dispositive power with respect to all such shares with Cobb Partners, Inc. ("CP"), the general partner of Cobb Limited, and Mr. Cobb. Mr. Cobb, the sole shareholder, an officer and director of CP, is the Chairman of the Board of Directors of Pan Am. The address of Cobb Limited is 2333 Ponce de Leon Boulevard, PH 1100, Coral Gables, FL 33134.
(6) Mr. Cobb filed a Schedule 13D dated February 15, 1997 with the SEC, reporting ownership of 1,033,861 shares of Common Stock. As reported by Mr. Cobb in the Schedule 13D, he shares voting and dispositive power with respect to 1,027,195 of such shares with the following Cobb affiliates: (a) Cobb Limited with respect to 714,653 shares of Common Stock (See Note 5); (b) Cobb World Services, Inc. ("World Services") with respect to 212,542 shares of Common Stock; (c) Cobb Family Foundation, Inc. ("Foundation") with respect to 50,000 shares of Common Stock; and (d) Cobb Family Twenty-Second Century Fund I ("Fund") with respect to 50,000 shares of Common Stock. Mr. Cobb is the sole shareholder, a director and an officer of World Services. Mr. Cobb is also a principal contributor and President of the Foundation, a charitable organization, and a trustee (not a beneficiary) of the Fund, a family trust. Mr. Cobb disclaims beneficial ownership of all such shares held by either the Foundation or the Fund. Also includes currently exercisable options to purchase 6,666 shares of Common Stock. Mr. Cobb is the Chairman of the Board of Directors of Pan Am and has been nominated for re-election. The address of Mr. Cobb is 2333 Ponce de Leon Boulevard, PH 1100, Coral Gables, FL 33134.

(7) Community Investment Services, Inc. ("Community") filed a Schedule 13G dated February 12, 1997 with the SEC, reporting beneficial ownership of 1,069,800 shares of Common Stock with sole voting power with respect to those warrants to purchase 80,000 of such shares and sole dispositive power with respect to all such 1,069,800 shares. Mr. Hershel F. Smith, Jr., a director of Pan Am, is the President of Community, and, in such capacity, may be deemed to be the beneficial owner of the shares of Common Stock owned by Community. Mr. Smith disclaims beneficial ownership of all such shares of Common Stock owned by Community. The address of Community is 15600 S.W. 288th Street, Suite 100, Homestead, FL 33033.
(8) Includes currently exercisable warrants to purchase 1,364,625 shares of Common Stock (70,000 shares of which were issued to EAL Asset Holding, Inc. ("EAL"), a wholly-owned subsidiary of Eastern Air Lines, and the remaining balance of which was issued to Eastern Air Lines. Mr. John J. Sicilian, the Chairman, President and Liquidating Agent of Eastern Air Lines and the sole director and officer of EAL, is a director of Pan Am. See Note 12. The address of EAL is c/o Eastern Air Lines, Inc., 9300 N.W. 36th Street, Miami, FL 33178.
(9) Each of Dr. Frost, Frost-Pan Investment Corp. ("Frost-Pan"), Frost-Nevada Limited Partnership ("Partnership") and Frost-Nevada Corporation filed a 13D dated September 23, 1996 with the SEC, each reporting ownership of 1,164,387 shares of Common Stock (inclusive of currently exercisable options to purchase 276,821 shares of Common Stock) with shared voting power and shared dispositive power with each other with respect to such shares. Dr. Frost is the sole limited partner of the Partnership and the sole shareholder, a director and an officer of Frost-Nevada Corporation, the general partner of the Partnership. Dr. Frost is also the sole shareholder, director and officer of Frost-Pan. Additionally, Dr. Frost holds currently exercisable options to purchase 6,667 shares of Common Stock. Dr. Frost is the Vice Chairman of the Board of Directors of Pan Am and has been nominated for re-election. The address of Dr. Frost and Frost-Pan is 4400 Biscayne Boulevard, PH, Miami, FL 33137- 3227.
(10) Includes currently exercisable options to purchase 6,667 shares of Common Stock.
(11) Includes currently exercisable options to purchase 639,401 shares of Common Stock.
(12) Includes 1,438,517 shares of Common Stock owned by EAL and currently exercisable warrants to purchase 1,364,625 shares of Common Stock held by EAL and Eastern Air Lines. See Note 8. Mr. Sicilian, as Chairman, President and Liquidating Agent of Eastern Air Lines and sole director and officer of EAL, may be deemed to be the beneficial owner of the above shares because he has sole dispositive power and sole voting power with respect to such shares. However, as Liquidating Agent, Mr. Sicilian is required to manage the affairs of Eastern Air Lines in good faith so as to maximize the value of Eastern Air Lines' property through the orderly liquidation of such property in a commercially reasonable manner. While Mr. Sicilian may do so without supervision or approval of the bankruptcy court, he is required to act for the benefit of Eastern Air Lines' creditors. Mr. Sicilian disclaims beneficial ownership of all such shares owned by EAL. Additionally, Mr. Sicilian holds currently exercisable options to purchase 6,667 shares of Common Stock. Mr. Sicilian is a director of Pan Am and has been nominated for re-election.
(13) Includes currently exercisable warrants to purchase 43,000 shares of Common Stock; does not include the 1,069,800 shares of Common Stock owned by Community. See Note 7. Mr. Smith is a director of Pan Am and has been nominated for re-election. The address of Mr. Smith is 15600 S.W. 288th Street, Suite 100, Homestead, FL 33033.
(14) Includes currently exercisable options and warrants to purchase 1,194,077 shares of Common Stock; also includes 2,803,142 shares of Common Stock beneficially owned by EAL (inclusive of warrants held by EAL and Eastern Air Lines) which may be deemed to be beneficially owned by Mr. Sicilian.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         ORGANIZATIONAL TRANSACTIONS. On January 11, 1996, Pan Am issued 141,695 shares of the Common Stock to MRS&A formed by Martin R. Shugrue, Jr., in exchange for a capital contribution in the amount of $500,000. Mr. Shugrue is the Chief Executive Officer, President and a director of Pan Am. In addition, on March 1, 1996, Pan Am issued to Mr. Shugrue, John J. Ogilby, Jr. and Richard F. Blake options to purchase 632,734, 79,092 and 79,092 shares, respectively, of Common Stock (the "Shugrue Options"). Mr. Ogilby is the Chief Financial Officer and General Counsel of Pan Am and Mr. Blake is the Vice President-Marketing and Planning of Pan Am. The Shugrue Options are exercisable at a price of $1.00 per share during the nine-year period commencing March 4, 1997. The Shugrue Options contain standard anti-dilution provisions.

         On March 8, 1996, an agreement (the "Contribution Agreement") was entered into by and among Pan Am, PANF, Inc., a Florida corporation ("PANF"), Pan Am World Services, Inc., a Florida corporation (currently known as Cobb World Services, Inc., "World Services"), Pan Am Alliance, Inc., a Florida corporation (currently known as Cobb PA Acquisition Corporation, "Alliance", and together with World Services, collectively the "Cobb Investors"), Frost-Pan Investment Corp., a Florida corporation ("Frost-Pan") and EAL Asset Holding, Inc., a Florida corporation ("EAL"). The Cobb Investors, Frost-Pan, MRS&A and EAL are referred to herein individually as an "Investor" and collectively as the "Investors." PANF, which subsequently changed its name to "Pan American World Airways, Inc." functions as the operating airline subsidiary of the Company.

         Pursuant to the Contribution Agreement, World Services and Alliance (both wholly-owned by Charles E. Cobb, Jr.) jointly delivered to Pan Am, in exchange for 212,542 and 765,153 shares of Common Stock, respectively, (i) the sum of $1.0 million in cash and (ii) all of the issued and outstanding capital stock of Pan American World Airways, Inc., a Delaware corporation ("PA"), and Pan Am Corporation (currently known as Pan Am Airbridge Holdings, Inc.), a Florida corporation ("Airbridge Holdings"), both of which were wholly-owned subsidiaries of World Services and Alliance. PA is the owner of certain intellectual property rights, including the trade names "Pan Am" and "Pan Am - with globe design", along with various registered trademarks and service marks related thereto. Airbridge Holdings owns a 30% interest in Chalk's, which owns a 100% interest in Flying Boats, Inc. (d.b.a. Pan Am AirBridge, Inc. (f.k.a. Chalk's International Airlines)). Airbridge Holdings also has the right to obtain a 30% interest in an entity to be created that will acquire from Chalk's the right to use air terminal facilities and landing ramps located on Watson Island (Miami), Florida. Pan Am is currently negotiating the purchase of the remaining 70% interest in Chalk's. Mr. Cobb is the Chairman of the Board of Directors of Pan Am and also currently beneficially owns 9.17% of the outstanding Common Stock. See "Description of Pan Am--Principal Shareholders of Pan Am."

         Pursuant to the Contribution Agreement, Frost-Pan delivered to Pan Am, in exchange for 566,780 shares of Common Stock and options to purchase an additional 276,821 shares of Common Stock (the "Frost-Pan Options"), the sum of $2.0 million in cash. The Frost-Pan Options are exercisable at a price of $1.00 per share during the nine-year period commencing on September 23, 1996. The Frost-Pan Options contain certain standard anti-dilution provisions. Frost-Pan currently beneficially owns 10.09% of the outstanding Common Stock. See "Principal Shareholders of Pan Am." Phillip Frost, M.D., the sole shareholder, director and officer of Frost-Pan, is the Vice Chairman of the Board of Directors of Pan Am.

         Pursuant to the terms of the acquisition agreement entered into in connection with the PAWA Merger, Pan Am agreed to cause the following persons to be nominated to the Board of Directors and to use its best efforts to have such persons elected to the Board of Directors until September 4, 1999: Charles E. Cobb, Jr., Martin R. Shugrue, Jr., John J. Sicilian, Phillip Frost, M.D. and Richard C. Pfenniger, Jr.

         Pursuant to the Contribution Agreement, EAL transferred, assigned and delivered to Pan Am, in exchange for 1,161,898 shares of Common Stock, (i) all of the issued and outstanding capital stock of EAL Asset Company No. 1, Inc., a Florida corporation, which owns certain A300 spare parts, certain intellectual property and marketing assets, including Eastern Air Lines' maintenance, flight operations and training program manuals, customer lists and proprietary rights in Pan Am's business plan and a certain Facility Rent Credit relating to Pan Am's use of office space (the "Facility Rent Credit") located at Eastern Air Lines' Doral Technology Center (the "Doral Facility"); (ii) the sum of $1.5 million in cash, conditioned as described below; (iii) any and all of Eastern Air Lines' interests in the approximately $1.35 million outstanding balance due on a certain promissory note executed by the LIFECO travel agency in favor of EAL (the "LIFECO Interest"), conditioned as described below; and (iv) its right in and to, subject to obtaining all necessary government approvals, EAL's dormant route authority to serve Havana, Cuba from Fort Lauderdale and West Palm Beach, Florida (the "Havana Route Authority"), conditioned as described below. The payment by EAL of the $1.5 million was conditioned upon the execution and delivery by Pan Am and ING Lease (Nederland) B.V. ("ING") of an aircraft lease relating to two certain A300 aircraft (Mfr. Serial Nos. 216 and 220). Pursuant to the Contribution Agreement, the LIFECO Interest and the Havana Route Authority shall be conveyed to Pan Am at any time upon Pan Am's request. The granting by EAL of its rights in the Havana Route Authority does not by any means insure that Pan Am will in fact be granted such route. The Contribution Agreement entitles Pan Am to redeem certain shares of Common Stock from EAL under certain circumstances relating to the LIFECO Interest and the Facility Rent Credit. EAL currently beneficially owns 22.20% of the outstanding Common Stock (inclusive of the warrants Eastern Air Lines, EAL's parent, received for the purchase of the Doral Facility as described below). See "Principal Shareholders of Pan Am." John J. Sicilian, the sole director and officer of EAL and the Chairman, President and Liquidating Agent of Eastern Air Lines, is a director of Pan Am. In such capacity as Liquidating Agent of Eastern Air Lines, he has complete responsibility to maximize the value of the remaining assets and make distributions to the remaining creditors of Eastern Air Lines.

         In addition, the LIFECO Interest was valued at $300,000 and, as a result, EAL was issued 85,017 shares of Common Stock. Pursuant to the Contribution Agreement, if the Pan Am Board later determined that the actual value of the LIFECO Interest exceeded $300,000, EAL would be entitled to receive from Pan Am, at EAL's option: (i) the amount of such excess in cash, or (ii) additional shares of Common Stock having a value equal to such excess (based on a price of approximately $3.53 per share). On February 3, 1997, the Pan Am Board determined, with Mr. Sicilian abstaining, that the actual value of the LIFECO Interest was equal to $1.35 million. At EAL's election, Pan Am issued an additional 297,419 shares of Common Stock to cover such excess.

         EAL also received warrants to purchase an additional 80,000 shares of Common Stock (the "EAL Warrants"). The terms of the EAL Warrants provide for an exercise price of (i) $5.00 per share during the eight month period commencing upon September 19, 1996 and (ii) $8.10 per share during the three years thereafter. The EAL Warrants also contain standard anti-dilution provisions. On May 19, 1997, EAL exercised warrants to purchase 70,000 shares of Common Stock at $5.00 per share.

         PURCHASE OF DORAL FACILITY. In March 1996, Pan Am was granted a rent facility credit by Eastern Air Lines for the use of office space through the end of September 1996 at the Doral Facility in Miami, Florida, valued at $300,110, in exchange for 85,017 shares of Common Stock. Since October 1, 1996, Pan Am has been leasing this space for $47,499 per month on a month to month basis. Pan Am has temporarily established its offices at this location and considers it to be adequate for its initial operations. On March 31, 1997, the Company completed the purchase from Eastern Air Lines of the Doral Facility pursuant to a Closing Agreement between Eastern Air Lines, Pan American Properties, Inc., a Florida corporation and a wholly-owned subsidiary of Pan Am, Pan Am and an Escrow Agent. The Doral Facility will temporarily serve as the primary place of Pan Am's business. The property consists of a leasehold interest in a certain building and real property and approximately 18 acres of land. Neither Mr. Sicilian, the Chairman, President and Liquidating Agent of Eastern Air Lines, nor Mr. Shugrue, the President and Chief Executive Officer of Pan Am and former Trustee of Eastern Air Lines, participated in the vote of the Board of Directors pursuant to which such transaction was approved. Mr. Shugrue did not participate in the negotiation of such purchase and sale. Such negotiations were conducted by a team, led by Mr. Charles Cobb. Mr. Cobb has substantial experience in real estate matters, see "Description of Pan Am--Management of Pan Am." Pan Am engaged independent consultants and appraisers to evaluate the Doral Facility. The valuations of the Doral Facility ranged from approximately $8 to $10 million with an $8 million value allocated as a low-end market value and $10 million as a high-end investment value which assumed identification of a user that could utilize the special features of the facility (i.e., abundant parking, building cabling, UPS capacity and HVAC capacity). The negotiated purchase price was $10,357,000 which included furniture, fixtures and improvement and prepaid transaction expenses totaling $357,000. The high-end of the valuation range was agreed upon based on Eastern Air Lines' agreement to accept shares of Common Stock rather than cash and because Pan Am was the type of user consistent with the investment value user. The number of shares of Common Stock to be received as consideration was calculated based upon the closing price of the Common Stock as reported on the AMEX on February 10, 1997, the date the parties had reached an agreement in principle with respect to this transaction. The transaction was completed through the issuance of 1,294,625 warrants which entitle Eastern Air Lines to exchange such warrants for an equal number of shares of Common Stock of the Company upon the satisfaction of certain limited conditions, including the approval of the transaction by the shareholders of Pan Am. See "Approval and Ratification of the Doral Facility Transaction."

         ING LEASES. Pan Am has entered into definitive agreements with ING to lease four A300-B4 aircraft under operating leases for terms of five years for three aircraft and for six years for the fourth aircraft with annual lease payments totalling in the aggregate approximately $7.5 million. Under such leases, the Company pays monthly maintenance reserves to the lessor to cover all major engine and air frame overhauls on a flight hour usage basis. The ages of such A300 aircraft range from fourteen to fifteen years old, with the average age of such aircraft being 14.5 years. Two of such aircraft (the "Former Eastern Aircraft") are subject to safe harbor leases pursuant to which Eastern Air Lines has certain tax indemnity obligations. In order to avoid triggering such indemnities, the Former Eastern Aircraft must be operated in a qualifying manner which essentially requires that the Former Eastern Aircraft be flown in United States domestic service. Accordingly, if Pan Am leases the Former Eastern Aircraft and utilizes them in its proposed airline operations, Eastern Air Lines will avoid incurring the adverse consequences of these tax indemnity obligations. Management believes that the ING leases are on terms no less favorable than that available from other available lessors.

         COMMUNITY WARRANTS. Community Investment Services, Inc. ("Community") received warrants to purchase 80,000 shares of Common Stock for its services in connection with a private placement of Common Stock (the "Community Warrants"). The terms of the Community Warrants provide for an exercise price of (i) $5.00 per share during the eight month period commencing upon September 19, 1996 and
(ii) $8.10 per share during the three years thereafter. On May 19, 1997, Community exercised all of the Community Warrants at $5.00 per share. Community also received a management fee equal to $925,000 in connection with the Company's sale of shares of Series B Preferred Stock. See "Preferred Stock Conversion Proposal." Community currently beneficially owns 9.43% of the outstanding Common Stock. See "Principal Shareholders of Pan Am." Hershel F. Smith, Jr., a director of Pan Am, is also the President of Community.

         INDEBTEDNESS. On December 6, 1996, Pan Am loaned Mr. Shugrue an amount equal to $125,000, evidenced by a promissory note. Such note provides that such amount shall be payable on demand, with interest accruing at 6% per annum.

DESCRIPTION OF PAN AM'S SECURITIES

         Pan Am's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.0001 per share and 100,000,000 shares of preferred stock, par value $.0001 per share, of which 250,000 shares are designated as Series A Preferred Stock and 250,000 shares are designated as Series B Preferred Stock. As of August 1, 1997, 11,412,610 shares of Common Stock and 150,000 shares of Series A Preferred Stock and 185,000 shares of Series B Preferred Stock were outstanding. The following brief description of the material aspects of Pan Am's capital stock. A copy of Pan Am's Articles of Incorporation are attached hereto as Appendix B.

         COMMON STOCK. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the shareholders. The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Pan Am Board, in its discretion, from funds legally available therefor. Pan Am does not currently intend to declare or pay cash dividends on the Common Stock in the foreseeable future, but rather intends to retain any future earnings to finance the expansion of its businesses. Upon liquidation or dissolution of Pan Am, the holders of Common Stock are entitled to share ratably in the assets of Pan Am, if any, legally available for distribution to shareholders after the payment of all debts and liabilities of Pan Am.

         The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges and are not subject to further calls or assessments by Pan Am. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all members of the Pan Am Board. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Common Stock are, and the shares to be sold in this offering will be, when issued and paid for, fully paid and nonassessable.

         PREFERRED STOCK.

         SERIES A CONVERTIBLE PREFERRED STOCK. Series A Preferred Stock, par value $.0001 per share, and stated value of $100 per share. The Series A Preferred Stock ranks prior to all classes or series of equity securities of the Company, including Common Stock. The holders of Series A Preferred Stock (the "Series A Holders") are entitled to cumulative dividends at the rate per share (as a percentage of stated value per share) equal to 8% per annum, payable in shares of Preferred Stock. Except as otherwise provided by law, the Series A Preferred Stock has no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the Series A Holders shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, an amount equal to the stated value, plus an amount equal to accrued but unpaid dividends per share, before any distribution or payment to holders of any junior securities. Each share of Series A Preferred Stock is convertible into shares of Common Stock at the lesser of a fixed or floating conversion price. In no event shall a holder of shares of Series A Preferred Stock (or warrants) be entitled to receive shares of Common Stock to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the Series A Holder and (b) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock (or warrants) would result in beneficial ownership by the Series A Holder of more than 4.9% of the outstanding shares of Common Stock. See "Preferred Stock Conversion Proposal."

         SERIES B CONVERTIBLE PREFERRED STOCK. Series B Preferred Stock, par value $.0001 per share, and stated value of $100 per share. The Series B Preferred Stock ranks prior to all classes or series of equity securities of the Company, including Common Stock, except for the Series A Preferred Stock. The Series B Holders are entitled to cumulative dividends at a rate per share (as a percentage of stated value per share) equal to 7.25% per annum payable in shares of Common Stock in arrears, the number of shares of which are determined by dividing the aggregate cash value of such dividends payable by the closing bid price per share of Common Stock on the day prior to the date on which the Series B Holder specifies that a conversion of the Series B Preferred Stock into shares of Common Stock is to be effected. Except as otherwise provided by law, the Series B Preferred Stock has no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the Series B Holders shall be entitled to receive out of the assets of the Company, for each share of Series B Preferred Stock, an amount equal to the stated value of the Series B Preferred Stock, plus an amount equal to accrued but unpaid dividends per share, before any distribution or payment to holders of any Series B junior securities. Depending on the date of conversion, each share of Series B Preferred Stock is convertible into shares of Common Stock at either a fixed conversion price, or the lesser of such fixed conversion price or a floating conversion price. The Company has the option to convert the Series B Preferred Stock into shares of Common Stock at any time at the issue of such fixed conversion price or floating conversion price with a discount. The Company will not require such conversion if such conversion will cause a Series B Holder to either own more than 4.9% of the shares of Common Stock or file a Schedule 13D or Schedule 13G under the Exchange Act. See "Preferred Stock Conversion Proposal."

         CERTAIN FLORIDA LEGISLATION. Pan Am, pursuant to its Articles of Incorporation, elected to opt-out of (i) the Florida Control Share Act, which generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of the corporation's disinterested shareholders, and
(ii) the Florida Fair Price Act, which generally requires supermajority approval by disinterested shareholders or majority approval by disinterested directors of certain specified transactions between a corporation and holders of more than 10% of the outstanding shares of the corporation (or their affiliates).

PRICE RANGES OF PAN AM'S SECURITIES

         The Company's Common Stock, $.0001 par value per share, is traded on the American Stock Exchange ("AMEX") under the symbol "PAA." The Common Stock commenced trading on the AMEX on September 24, 1996. Prior to such time, the Common Stock traded in the over-the-counter market (commencing on March 21, 1994) under the symbol "FHMG." The following table shows the reported high and low sales prices of the Common Stock on the over-the-counter market and on the AMEX.

                                                  LOW BID         HIGH BID
                 OVER-THE-COUNTER               (PER SHARE)       (PER SHARE)
                 ----------------               -----------       -----------

        April 1, 1994 - June 30, 1994                $5.75           $6.25
        July 1, 1994 - September 30, 1994             4.75            5.75
        October 1, 1994 - December 31, 1994           3.75            5.375
        January 1, 1995 - March 31, 1995              3.25            4.25
        April 1, 1995 - June 30, 1995                 3.75            5.625
        July 1, 1995 - September 30, 1995             3.875           5.50
        October 1, 1995 - December 31, 1995           2.50            4.625
        January 1, 1996 - March 31, 1996              3.125           8.125
        April 1, 1996 - June 30, 1996                 7.00           16.75
        July 1, 1996 - September 22, 1996             7.50           15.125

                 AMEX
                 ----

        September 24, 1996 - September 30, 1996      12.00           17.50
        October 1, 1996 - December 31, 1996           7.50           11.50
        January 1, 1997 - March 31, 1997              6.8125         11.375
        April 1, 1997 - June 30, 1997                 6.75            9.563
        July 1, 1997 - August 27, 1997                6.94            7.94

         The Company has not paid or declared any dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends on its Common Stock in the foreseeable future.

         As of August 1, 1997, there were 360 holders of record of the Company's Common Stock.

                              ELECTION OF DIRECTORS

         The Bylaws of Pan Am provide that the number of directors shall not be less than one and shall be determined from time to time by resolution of the Board of Directors. The number of directors is currently set at six. Each of the six individuals below has been nominated by management for election to the Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Each of the nominees is presently a director of Pan Am. Martin R. Shugrue, Jr., Charles E. Cobb, Jr., John J. Sicilian, Dr. Phillip Frost and Richard C. Pfenniger, Jr. were each appointed to the Board of Directors on September 23, 1996 and Hershel F. Smith, Jr. was appointed to the Board of Directors on January 22, 1997. All of the nominees have consented to be named as nominees and to serve as directors if elected. Should any one or more of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as management may recommend. Management does not anticipate that such an event will occur.

The nominees for directors are as follows:

                              Charles E. Cobb, Jr.
                               Phillip Frost, M.D.
                            Richard C. Pfenniger, Jr.
                                John J. Sicilian
                             Martin R. Shugrue, Jr.
                              Hershel F. Smith, Jr.

In the event that the directors are duly elected, they will each serve for a term ending at the next annual meeting of shareholders or until their successors are duly elected and qualified. See "Description of Pan Am--Management of Pan Am" for biographical information regarding nominee directors. Pursuant to the terms of the Merger Agreement, Pan Am agreed, at Mr. Arison's request, to cause Messrs. Micky Arison and Howard Frank to be nominated to the Board of Directors of Pan Am. The Board of Directors of Pan Am will, after consummation of the Merger and upon Mr. Arison's request, appoint such individuals to Pan Am's Board of Directors, each for a term expiring at the next annual meeting of the shareholders of Pan Am or until his earlier death, resignation or removal. Pan Am has also agreed to use reasonable efforts, consistent with and no less than those efforts that are taken with respect to persons nominated by the Board of Directors of Pan Am, to have such persons elected to the Board of Directors of Pan Am for so long as Mr. Arison, directly or indirectly, beneficially owns more than 5% of Pan Am's issued and outstanding Common Stock.

           PROPOSAL TO AMEND PAN AM CORPORATION 1996 STOCK OPTION PLAN

DESCRIPTION OF THE 1996 OPTION PLAN

         The Pan Am Corporation 1996 Stock Option Plan (the "Plan") was established by Pan Am in 1996 to provide Pan Am with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and others who provide services to Pan Am and who can contribute significantly to Pan Am's success. The Plan is designed to comply with the requirements of Section 16(b) of the Exchange Act and Pan Am intends that options granted under the Plan qualify for an exception to the disallowance rule of Section 162(m) of the Code. An aggregate of 600,000 shares of Common Stock was issuable under the Plan, and as of June 30, 1997, no shares remained available for issuance under the Plan. No employee may receive stock options under the Plan in any given year to purchase a number of shares greater than one percent of the number of shares of Common Stock outstanding as of the date the Plan was adopted. If a stock option expires, terminates or becomes unexercisable for any reason without being exercised in full, the unpurchased shares which were subject to such stock option shall be available for further grant under the Plan. No options may be granted under the Plan after April 1, 2006.

         The Plan is administered by the Compensation and Stock Option Committee of the Pan Am Board (the "Committee"), which, under the terms of the Plan, must consist of at least two directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act and who are "outside directors" as defined for purposes of Section 162(m) of the Code. The Committee has the authority to interpret the provisions of the Plan and to make all determinations deemed necessary or advisable for its administration.

         The Plan provides for the issuance of options intended to be incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options not intended to meet the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees of Pan Am and its subsidiaries, and non-qualified options may be granted to employees, directors, independent contractors and agents of Pan Am and its subsidiaries. Subject to the provisions of the Plan, the Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. Incentive stock options which first become exercisable in any calendar year for shares with a fair market value on the date of grant in excess of $100,000 are treated as non-qualified stock options to the extent of such excess.

         The exercise price of options may not be less than the fair market value of the Common Stock on the date of grant, except with respect to substitute options issued in connection with certain corporate transactions and except that the exercise price of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. The term of each option may not exceed ten years, except the term of any incentive stock option granted to a holder of more than 10% of the outstanding Common Stock may not exceed five years. The option price may be paid in cash or by check or such other consideration as the Committee shall determine. In general, all outstanding options granted to an employee terminate 6 months after the optionee ceases to be an employee, except that such options terminate (i) immediately (unless otherwise determined by the Committee) if the optionee's employment is terminated for deliberate, willful or gross misconduct and (ii) 36 months after retirement. Options granted under the Plan are not assignable or transferable other than by will or by the laws of descent and distribution, or, in the case of non-qualified stock options, pursuant to a qualified domestic relations order, and, during the optionee's lifetime, the options may be exercised only by the optionee.

         The Plan provides for an automatic grant of non-qualified stock options to acquire 20,000 shares of Common Stock to non-employee directors of Pan Am upon acceptance of a directorship. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the grant, and such options have a term of ten years and vest ratably over three years (regardless of whether such director serves for such three-year period). After a non-employee director has served in such capacity for six months, then he or she shall receive options to acquire 10,000 shares of Common Stock on the day following any annual meeting of shareholders and an additional 5,000 shares if they serve as the chair of any committee of the Board of Directors.

The exercise price of such options is equal to the fair market value of the Common Stock on the date of the grant, and such options have a term of ten years and will be fully vested upon grant.

         The number of shares of Common Stock covered by outstanding options, the number of shares of Common Stock available for issuance under the Plan, the number of shares of Common Stock to be granted to non-employee directors, the maximum number of shares of Common Stock with respect to which options may be granted to any employee in any given year, and the exercise price per share of outstanding options, are proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or stock dividend. In the event of a dissolution or liquidation, outstanding options will terminate prior to such transaction, unless otherwise provided by the Committee. Upon the occurrence of certain specified events resulting in a change in control of Pan Am, the vesting of all outstanding options under the Plan will be automatically accelerated.

         The Committee may amend or terminate the Plan, except that shareholder approval is required to increase the number of shares of Common Stock subject to the Plan, to change the class of persons eligible to participate in the Plan, to materially increase the benefits accruing to participants under the Plan, or to increase the maximum number of shares of Common Stock with respect to which options may be granted to any employee in any year. No amendment or termination of the Plan will affect previously granted awards without the optionee's consent unless the Committee determines that such amendment is in the best interest of the shareholders or optionees.

         The Plan was approved by the Pan Am shareholders on September 4, 1996.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. The grant of an incentive stock option has no immediate federal income tax consequences to the optionee or to Pan Am. The exercise of an incentive stock option while the optionee is an employee or within three months after termination of employment generally has no immediate tax consequences to Pan Am or to the optionee. If the optionee is subject to the alternative minimum tax, however, the exercise of an incentive stock option would result in an increase in the optionee's alternative minimum taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the shares. In such a case, Pan Am is not entitled to a deduction in connection with the grant or exercise of the incentive stock or the sale of shares acquired pursuant to such exercise. If, however, an optionee exercises an incentive stock option more than three months after termination of employment or disposes of the shares prior to the expiration of the required holding period, the optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and Pan Am is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense, the limitations of
Section 162(m) of the Code do not apply, and applicable withholding requirements are satisfied. If the amount realized upon such a disposition exceeds the fair market value of the shares on the date of exercise, the excess generally would be treated as long-term or short-term capital gain. The required holding period is the longer of two years from the date the option was granted and one year after the date of issuance of the shares upon exercise of the option.

         NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option has no immediate federal income tax consequences to the optionee or Pan Am. Upon the exercise of a non-qualified stock option, the optionee recognizes ordinary income (subject to wage withholding and employment taxes) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and Pan Am is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense, the limitations of Section 162(m) of the Code do not apply, and applicable withholding requirements are satisfied. The optionee's tax basis in the shares is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale generally is treated as long-term or short-term capital gain or loss.

         CHANGE IN CONTROL. Under the Plan, upon the occurrence of certain "change in control" transactions, all options then outstanding under the plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the Code, in which case a portion of such payments may be nondeductible to Pan Am and the recipient may be subject to a 20% excise tax.

OPTIONS GRANTED AND SHARES ELIGIBLE UNDER THE PLAN

         As of June 30, 1997, options to purchase 787,000 shares of Common Stock were outstanding (187,000 were outstanding but subject to the approval of the Stock Option Plan Amendment by the Pan Am shareholders) and exercisable at exercise prices ranging from $5.00 per share to $8.375 per share (in each case equal to or in excess of the fair market value of the Common Stock as of the dates of grant). As of June 30, 1997, the last reported sales price of the Common Stock on the AMEX was $7.875.

         The table below indicates, as of June 30, 1997, the aggregate number of options granted under the Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date:

                                                                   TOTAL
NAME AND POSITION                                             OPTIONS GRANTED           OPTIONS OUTSTANDING
- -----------------                                             ---------------           -------------------

Charles E. Cobb, Jr., Chairman of the Board                        20,000                         20,000
Phillip Frost, M.D., Vice Chairman of the Board                    20,000                        296,821*
Martin R. Shugrue, Jr., President,
         Chief Executive Officer and Director                      40,000                        672,734*
John J. Sicilian, Director                                         20,000                         90,000*
Richard C. Pfenniger, Jr., Director                                20,000                         20,000
Richard B. Frost, Director                                         20,000                         20,000
Mark J. Hanna, Director                                            20,000                         20,000
Hershel F. Smith, Jr., Director                                    20,000                         20,000
James W. Arpey, V.P. - Chief Operating Officer                     45,000                         45,000
Karen T. Averill, V.P. - Personnel/Training/Inflight               25,000                         25,000
Richard F. Blake, V.P. - Marketing                                 25,000                        104,092*
Robert C. Coile, Vice President -
         Finance and Accounting                                    25,000                         25,000
William Elio, V.P. - Passenger Services & Cargo                    25,000                         25,000
Donal F. McSullivan, V.P. - Sales                                  25,000                         25,000
John J. Ogilby, Jr., General Counsel & Chief
         Financial Officer                                         65,000                        144,092*
All current executive officers, as a group                        275,000                      1,065,918*
All current directors who are not executive
         officers, as a group                                     140,000                        406,821*
All employees, other than executive officers,
         as a group                                               372,000                        372,000

- ---------------
*        Includes options and/or warrants to purchase shares of Common
         Stock that were granted in connection with the organization of Pan Am. Such options and warrants were not granted under the Plan. For a description of the terms of such options and warrants, see "Description of Pan Am--Management of Pan Am--Certain Relationships and Related Transactions--Organizational Transactions" and "Principal Shareholders of Pan Am."

AMENDMENT TO THE PLAN

         On May 28, 1997, the Board of Directors unanimously approved, subject to the approval of Pan Am's shareholders, amendments to the Plan to increase the number of shares issuable pursuant to the Plan from 600,000 shares to 1,200,000 shares. The purpose of increasing the number of shares available for issuance under the Plan is to ensure that Pan Am will continue to be able to grant options as incentives to those individuals upon whose efforts Pan Am relies for the continued success and development of its business.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the best interests of Pan Am will be served by Pan Am implementing the amendments to the Plan. The Board of Directors believes that awards made under the Plan will enable Pan Am to better compete for qualified personnel, to retain such personnel in the employ of Pan Am, and to motivate such personnel and align their long-term interests with those of the Pan Am shareholders. To remain competitive in attracting and retaining qualified employees and to continue to provide such employees proper motivation and incentives, the Pan Am Board believes that the Stock Option Plan Amendment should be approved.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO ADOPT THE AMENDMENTS TO THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE PAN AM SHAREHOLDERS VOTE FOR THE STOCK OPTION PLAN AMENDMENT.

                       PREFERRED STOCK CONVERSION PROPOSAL

         Holders of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held by them on any matter that may properly come before the Annual Meeting. Although the shareholders were not required to approve the issuance of either the Company's Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), or the Company's Series B Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock") (the Series A Preferred Stock and/or the Series B Preferred Stock are hereinafter sometimes referred to as the "Preferred Stock"), the rules of the AMEX, the national exchange on which the Common Stock trades, require shareholder approval of the issuance of shares of Common Stock upon the conversion of the outstanding shares of Preferred Stock. The applicable rules of the AMEX provide that the approval of shareholders is required as a prerequisite to approval of applications to list additional shares to be issued in connection with a transaction involving the sale or issuance by the Company of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the Company's outstanding Common Stock for less than the greater of book or market value of the Common Stock. At the Annual Meeting, the holders of Common Stock will be asked to consider and vote upon a proposal to approve the issuance of shares of Common Stock upon the conversion of shares of Preferred Stock.

BACKGROUND OF THE ISSUANCE OF THE PREFERRED STOCK

         The Company has been exploring various financing opportunities to improve its financial flexibility and recently consummated the sale of the Preferred Stock through private placements to various purchasers (individually, the "Series A Holders" and the "Series B Holders" and collectively, the "Holders").

         In March 1997, the Company authorized the issuance of 250,000 shares of Series A Preferred Stock. On March 31, 1997, the Company completed the sale of an aggregate of 150,000 shares of Series A Preferred Stock pursuant to those certain Convertible Preferred Stock Purchase Agreements (the "Series A Agreements") dated the same date between Pan Am and the Series A Holders. Such transaction resulted in gross proceeds of $15 million and net proceeds of approximately $14.42 million, respectively, to the Company. The Series A Agreements further provide that certain Holders shall purchase additional shares of Series A Preferred Stock, aggregating $10 million of additional capital to the Company, with such additional purchase contingent only upon the closing of the Merger. In addition to the Series A Preferred Stock, the Series A Holders received in the aggregate, warrants to purchase 401,070 shares of Common Stock at an exercise price equal to 110% of the Series A Fixed Price (as defined below) with a term of three years.

         The Series A Preferred Stock was sold through Global Emerging Markets ("GEM"), an investment banking, brokerage and fund management firm specializing in investing in emerging markets and domestic opportunities in certain industries. GEM received a management fee equal to $400,000. Additionally, the Company paid a finder's fee in the amount of $180,000.

         In May and July 1997, the Company authorized the issuance of 250,000 shares of Series B Preferred Stock. In May and July, 1997, the Company completed the sale of an aggregate of 185,000 shares of Series B Preferred Stock pursuant to those certain Series B Convertible Preferred Stock Purchase Agreements dated the same date between Pan Am and the Series B Holders. Such transaction resulted in aggregate gross proceeds of $18.5 million and net proceeds of approximately $17.6 million, respectively, to the Company. In addition to the Series B Preferred Stock, the Series B Holders received in the aggregate, warrants to purchase 382,229 shares of Common Stock at an exercise price equal to $9.23 with a term of three years.

         The Series B Preferred Stock was sold through Community Investment Services, Inc. ("CIS"), a brokerage and management firm. CIS received a management fee equal to 5% of the gross proceeds received by this transaction. Hershel F. Smith, Jr., an affiliate of CIS, is a member of the Company's Board of Directors.

SUMMARY OF TERMS OF PREFERRED STOCK

         The following is a summary of certain of the material terms of the Preferred Stock. The Company's Articles of Incorporation, attached hereto as Appendix B, include the Articles of Amendment which define the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges of the Preferred Stock.

         TERMS OF SERIES A PREFERRED STOCK

         Each share of Series A Preferred Stock has a stated value equal to $100 per share and a term of three years. Each share of Series A Preferred Stock cumulates dividends at the rate per share (as a percentage of stated value per share) equal to 8% per annum, payable in shares of Series A Preferred Stock in arrears on the date that the Series A Preferred Stock becomes convertible into shares of Common Stock. The Series A Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock (following the registration of such underlying shares of Common Stock) at the lesser of a fixed price (the "Series A Fixed Price") or a floating price (the "Series A Floating Price") (the Series A Fixed Price or the Series A Floating Price is sometimes hereinafter referred to as the "Series A Conversion Price"). The Series A Fixed Price is equal to $8.50 per share (subject to a reset option as described in the Articles of Amendment). The Series A Floating Price is a discount to market beginning at 97%, with such discount increasing 1% per month until said discount reaches 80%. Each share of Series A Preferred Stock is convertible into shares of Common Stock equal to the stated value per share divided by the applicable Series A Conversion Price (the "Series A Conversion Ratio"). Upon the expiration of the three year term, each share of Series A Preferred Stock will be mandatorily converted into shares of Common Stock at such Series A Conversion Ratio. Pan Am also has the option to redeem the Series A Preferred Stock for a cash value equal to the value of the shares of Common Stock issuable upon conversion at such 80% discount, plus the issuance of a warrant to purchase shares of Common Stock in an amount equal to the value of the Series A Preferred Stock so redeemed, with an exercise price equal to the Series A Fixed Price and a term expiring on March 18, 2000. The Series A Preferred Stock is subject to a performance adjustment in favor of the Company to the Series A Fixed Price if the Common Stock increases by greater than 40%. In no event shall a holder of shares of Series A Preferred Stock (or warrants) be entitled to receive shares of Common Stock to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the Series A Holder and (b) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock (or warrants) would result in beneficial ownership by the holder of more than 4.9% of the outstanding shares of Common Stock.

         The Series A Preferred Stock ranks prior to all classes or series of equity securities of Pan Am, including Common Stock, and, except as otherwise provided by law, the Series A Preferred Stock has no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the Series A Holders shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, an amount equal to the stated value, plus an amount equal to the accrued but unpaid dividends per share, before any distribution or payment is made to the holders of any junior securities. The Series A Preferred Stock has full priority over the Series B Preferred Stock in the event of liquidation of the Company.

         TERMS OF SERIES B PREFERRED STOCK

         Each share of Series B Preferred Stock has a stated value equal to $100 per share and a term of three years. The Series B Holders are entitled to cumulative dividends at a rate per share (as a percentage of stated value per share) equal to 7.25% per annum payable in shares of Common Stock in arrears, the number of shares of which are determined by dividing the aggregate cash value of such dividends payable by the closing bid price per share of Common Stock on the day prior to the date on which the Series B Holder specifies that a Series B conversion into shares of Common Stock is to be effected. For nine months following the date that the Series B Preferred Stock is first issued (the "Series B Issuance Date"), the Series B Preferred Stock is convertible at the option of the Series B Holders into shares of Common Stock (following the registration of such underlying shares of Common Stock) at a fixed price (the "Series B Fixed Price"); thereafter, the Series B Preferred Stock is convertible at the lesser of the Series B Fixed Price or a floating price (the "Series B Floating

Price") (the Series B Fixed Price or the Series B Floating Price, whichever applicable, is sometimes hereinafter referred to as the "Series B Conversion Price"). The Series B Fixed Price is equal to $8.39. The Series B Floating Price is a discount to market beginning at 97%, with such discount increasing 1.5% per month until said discount reaches 80%. Each share of Series B Preferred Stock is convertible into shares of Common Stock equal to the stated value per share divided by the applicable Series B Conversion Price (the "Series B Conversion Ratio"). Upon the expiration of the three year term, each share of Series B Preferred Stock will be mandatorily converted into shares of Common Stock at such Series B Conversion Ratio. Pan Am also has the option to redeem the Series B Preferred Stock for (i) a cash value equal to the value of the shares of Common Stock issuable upon conversion at such 80% discount, (ii) a cash value equal to all accrued dividends payable and (iii) the issuance of a warrant to purchase shares of Common Stock in an amount equal to the value of the Series B Preferred Stock so redeemed, with an exercise price equal to the Series B Fixed Price and a term expiring on May 15, 2000. The Company has the option to convert the Series B Preferred Stock into shares of Common Stock at any time at the lesser of the Series B Fixed Price, or the Series B Floating Price with the 80% discount. The Company will not require such conversion if such conversion will cause a Series B Holder to either own more than 4.9% of the shares of Common Stock or file a Schedule 13D or Schedule 13G under the Exchange Act.

         The Series B Preferred Stock ranks prior to all classes or series of equity securities of Pan Am, including Common Stock, except for the Series A Preferred Stock, and, except as otherwise provided by law, the Series B Preferred Stock has no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the Series B Holders shall be entitled to receive out of the assets of the Company, for each share of Series B Preferred Stock, an amount equal to the stated value, plus an amount equal to the accrued but unpaid dividends per share, before any distribution or payment is made to the holders of any junior securities.

PURPOSE OF SOLICITATION

         Approval of the issuance of Common Stock upon the conversion of the Preferred Stock is being sought in accordance with the requirements of Section 713(a)(ii) of the AMEX Listed Company Manual, which requires, as a prerequisite to listing additional shares on the AMEX, shareholder approval when such shares are to be issued in connection with a transaction involving the sale or issuance by the Company of Common Stock (or securities convertible into Common Stock) equal to 20% or more of presently outstanding Common Stock for less than the greater of book or market value of the Common Stock. The Preferred Stock was considered to be issued for less than the greater of book or market value of the Common Stock as the Series A Floating Price and the Series B Floating Price is set at a discount to market at the date of issuance of 97%.

         The terms of the Preferred Stock provide that if, at the time of conversion, the aggregate number of shares of Common Stock issuable equals or exceeds 20% of the outstanding Common Stock on the date of issuance of the Preferred Stock (the "Issuable Maximum"), then the Company will be obligated to either (i) obtain shareholder approval for such issuance within ninety days of receipt of the conversion notice in accordance with the requirements of the AMEX or (ii) effect the conversion of only that number of shares of Preferred Stock that upon conversion into Common Stock would not exceed the Issuable Maximum, with the remaining portion of the shares of Preferred Stock subject to a mandatory repurchase by the Company. In the event that the requisite shareholder approval is not obtained, either at the Annual Meeting or at a future meeting, the Company will be required to repurchase that number of shares of Preferred Stock which if converted into shares of Common Stock would result in issuing shares of Common Stock in excess of the Issuable Maximum.

         THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE PREFERRED STOCK REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF SUCH ISSUANCE IS IN THE BEST INTERESTS OF PAN AM AND THE PAN AM SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH PROPOSAL.

           APPROVAL AND RATIFICATION OF THE DORAL FACILITY TRANSACTION

         Holders of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held by them on any matter that may properly come before the Annual Meeting. Although applicable Florida law does not require that shareholders approve the issuance of shares of Common Stock to Eastern Air Lines, Inc. ("Eastern") in connection with Pan Am's purchase of the Doral Technology Center (the "Doral Facility") from Eastern (the "Doral Facility Transaction"), the rules of AMEX, the national exchange on which the Common Stock trades, require approval of the issuance of shares of Common Stock in connection with the Doral Facility Transaction. The applicable rules of the AMEX provide that the approval of shareholders is required as a prerequisite to approval of applications to list additional shares to be issued in sole or partial consideration of the assets of another company if any individual director, officer or substantial shareholder of the listed company has a 5% or greater interest directly or indirectly, in the assets to be acquired and the present or potential issuance of Common Stock could result in an increase in outstanding shares of Common Stock of 5% or more. As of April 30, 1997, EAL Asset Holding, Inc., a wholly-owned subsidiary of Eastern, was the beneficial owner of approximately 11.1% (without giving effect to the shares of Common Stock issuable pursuant to the Doral Warrant (as defined below)) of the Common Stock, and John J. Sicilian, a member of the Board of Directors, serves as Chairman, President and Liquidating Agent of Eastern. At the Annual Meeting, the holders of Common Stock will be asked to consider and vote upon a proposal to approve the issuance of shares of Common Stock to Eastern as consideration for the purchase of the Doral Facility from Eastern. Approval of the Doral Facility Transaction will also serve as ratification by the shareholders of Pan Am of the Doral Facility Transaction and certain ancillary transactions related to the Doral Facility Transaction discussed in greater detail below.

BACKGROUND

         The Company has been exploring various investment opportunities to improve its financial flexibility and recently consummated the Doral Facility Transaction described herein. The Doral Facility generally consists of a leasehold interest in a certain building and real property and approximately 18 acres of land. Pan Am has temporarily established its offices at this location and considers it to be adequate for its initial operations. The Company completed the purchase (the "Initial Purchase") of the Doral Facility from Eastern pursuant to a Closing Agreement, dated as of March 31, 1997 (the "Closing Agreement"), among Eastern, Pan American Properties, Inc., a Florida corporation and a wholly owned subsidiary of Pan Am ("Pan Am Properties"), Pan Am and Herman Roof Borgognoni & Moore, as Escrow Agent (the "Escrow Agent"). Pursuant to the Closing Agreement, Eastern transferred, assigned and delivered to Pan Am Properties its interests in the Doral Facility, and Pan Am delivered to the Escrow Agent a warrant in the name of Eastern (the "Doral Warrant") convertible, upon the occurrence of certain events, into 1,294,625 shares of Common Stock. The Doral Warrant will be held in escrow by the Escrow Agent pending the satisfaction or waiver of the conditions set forth below and, upon the satisfaction or waiver of all such conditions in accordance with the Closing Agreement, will be converted into the shares of Common Stock which shares will be issued to Eastern. The Doral Warrant also grants Eastern certain resale registration rights with respect to the shares of Common Stock issued upon conversion of such Warrant.

         The Closing Agreement sets forth certain conditions relating to the Initial Purchase which must be satisfied no later than October 31, 1997. These conditions include the following: (i) Eastern must deliver to Pan Am an indemnification agreement pursuant to which Eastern will agree to indemnify Pan Am against any and all liens, encumbrances, adverse claims of right and demands against Pan Am arising from or in connection with the disputes among Eastern and others in connection with the Doral Facility; (ii) Pan Am shall have received the results of a Phase I environmental audit of the Doral Facility which shall have revealed no material adverse change in the Doral Facility from the results of a previous Phase I environmental audit of the Doral Facility conducted in December, 1993; (iii) certain matters relating to title insurance for the Doral Facility shall have been resolved to the satisfaction of Pan Am; (iv) Pan Am shall have received an assignment from Eastern of Eastern's rights under certain operating contracts and other obligations relating to the Doral Facility; and
(v) Pan Am shall
have provided written confirmation that it has fulfilled the requirements for issuing the shares of Common Stock underlying the Doral Warrant including, without limitation, the receipt of all necessary shareholder approval.

         If any of the foregoing conditions remain unsatisfied on October 31, 1997, the Escrow Agent shall inform Eastern and Pan Am of the condition or conditions which have not been satisfied. In the event that any or all of the conditions set forth in clauses (i), (ii) or (iv) of the preceding paragraph remain unsatisfied on such date, then Pan Am may, at its option either waive the condition or conditions or terminate the Closing Agreement. If the condition set forth in clause (iii) of the preceding paragraph remains unsatisfied on such date, then Eastern shall have an additional 100 days in which to cure any defects in the title to the Doral Facility which render it uninsurable. In the event that Eastern is unable to cure such defects within the 100 day period, then Pan Am shall have the right to terminate the Closing Agreement. If the condition set forth in clause (v) in the preceding paragraph remains unsatisfied on such date, then the Closing Agreement will terminate. If the Closing Agreement is terminated for the failure of any one or more of the foregoing conditions to be satisfied, then the parties shall unwind the transactions in the Initial Purchase in an orderly fashion and the Doral Facility will be reconveyed to Eastern.

         The Board of Directors believes that the acquisition of the Doral Facility is in the best interests of Pan Am and has unanimously (with Mr. Sicilian and Mr. Shugrue abstaining) approved the Doral Facility Transaction.

INTERESTS OF CERTAIN PERSONS IN THE DORAL FACILITY TRANSACTION

         As of April 30, 1997, Eastern was the beneficial owner of approximately 11.1% of the Common Stock (without giving effect to the shares of Common Stock issuable pursuant to the Doral Warrant). John J. Sicilian, a member of the Company's Board of Directors, has served as Chairman, President and Liquidating Agent of Eastern. In that capacity, he has had complete responsibility to maximize the value of the remaining assets and make distributions to remaining shareholders of Eastern. Mr. Sicilian received no fees or other compensation in connection with the transaction. See "Description of Pan Am--Certain Relationships and Related Transactions."

PURPOSE OF SOLICITATION

         Approval of the Doral Facility Transaction is being sought in accordance with the requirements of section 712(a) of the AMEX Listed Company Manual, which requires, as a prerequisite to listing on the AMEX, shareholder approval when shares are issued in consideration for the acquisition of assets of another company in any case in which an individual director or substantial shareholder of the company has a 5% or greater interest, directly or indirectly, in the assets to be acquired and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more. Approval of the Doral Facility Transaction will also constitute the ratification by the shareholders of Pan Am of the Doral Facility Transaction and the Closing Agreement and the transactions contemplated thereby.

         The Doral Warrant is convertible into greater than 5% of the outstanding shares of Common Stock but is only exercisable upon the receipt of shareholder approval of the issuance of the shares of Common Stock underlying the Warrant in accordance with the requirements of the AMEX and, accordingly, did not require shareholder approval under AMEX rules. However, because the shares of Common Stock underlying the Warrant, if issued, would, in the aggregate, constitute approximately 11.5% of the outstanding Common Stock, shareholder approval and ratification of the Doral Facility Transaction is required. In the event that the requisite shareholder approval and ratification is not obtained, the Warrant will be canceled, the parties shall unwind the transactions in the Initial Purchase in an orderly fashion, and the Doral Facility will be reconveyed to Eastern.

         THE DORAL FACILITY TRANSACTION PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE DORAL FACILITY TRANSACTION IS IN THE BEST INTERESTS OF PAN AM AND THE PAN AM SHAREHOLDERS AND UNANIMOUSLY (WITH MR. SICILIAN AND MR. SHUGRUE ABSTAINING) RECOMMENDS A VOTE FOR SUCH PROPOSAL.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders' proposals intended to be presented at the 1998 Annual Meeting must be received by Pan Am no later than May 15, 1998, for inclusion in Pan Am's proxy statement and form of proxy for that meeting.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE
                                                                                       -----
 PAN AM CORPORATION

 Independent Auditors Report on the Consolidated Financial Statements   ............   F-2
 Independent Auditors Report on the Combined Financial Statements ..................   F-3
 Consolidated and Combined Balance Sheets at December 31, 1995 and 1996 ............   F-4
 Consolidated and Combined Statement of Operations for the years ended
  December 31, 1994, 1995 and 1996  ................................................   F-5
 Consolidated and Combined Statements of Stockholders Equity for the years ended
  December 31, 1994, 1995 and 1996  ................................................   F-6
 Consolidated and Combined Statements of Cash Flows for the years ended
  December 31, 1994, 1995 and 1996  ................................................   F-7
 Notes to Consolidated and Combined Financial Statements for the years ended
  December 31, 1994, 1995 and 1996  ................................................   F-8
 Consolidated Balance Sheet as of June 30, 1996 and December 31, 1997 (unaudited)      F-19
 Consolidated Statements of Operations for the three months ended June 30, 1996
  and 1997 (unaudited)  ............................................................   F-20
 Consolidated Statements of Operations for the six months ended June 30, 1996
  and 1997 (unaudited)  ............................................................   F-21
 Consolidated Statement of Stockholders' Equity for the six months ended
  June 30, 1997 (unaudited)   ......................................................   F-22
 Consolidated Statements of Cash Flows for the six months ended June 30, 1996
  and 1997 (unaudited)  ............................................................   F-23
 Notes to Consolidated Financial Statements (unaudited)  ...........................   F-24

 CARNIVAL AIR LINES, INC.

 Report of Independent Certified Public Accountants   ..............................   F-30
 Balance Sheets at June 30, 1996 and 1997 ..........................................   F-31
 Statements of Operations for the years ended June 30, 1995, 1996 and 1997 .........   F-32
 Statements of Stockholders' Equity (deficit).......................................   F-33
 Statements of Cash Flows  .........................................................   F-34
 Notes to Financial Statements   ...................................................   F-35

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Pan Am Corporation:


     We have audited the accompanying consolidated balance sheet of Pan Am Corporation and subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


     Management's plans concerning operating and financing matters are discussed in Note 1.




DELOITTE & TOUCHE LLP


Certified Public Accountants
Miami, Florida
March 31, 1997

                         INDEPENDENT AUDITORS' REPORT


Pan American World Airways, Inc. and Affiliate:


     We have audited the accompanying combined balance sheet of Pan American World Airways, Inc. and Affiliate (collectively, the "Predecessor Company") (a development stage company) as of December 31, 1995 and the related combined statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995 and for the period from Inception (see Note 1) to December 31, 1995 (not presented herein). These financial statements are the responsibility of the Predecessor Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Predecessor Company at December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, and for the period from Inception to December 31, 1995 (not presented herein), in conformity with generally accepted accounting principles.


     The Predecessor Company is in the development stage at December 31, 1995. As discussed in Note 1 to the combined financial statements, the Predecessor Company has not yet commenced operations or verified the market acceptance and demand for the use of its service marks.




DELOITTE & TOUCHE LLP


Certified Public Accountants
Miami, Florida
April 24, 1996

                      PAN AM CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1995



                                                                          1996                  1995
                                                                      ----------------   ----------------------
                                                                                         (PREDECESSOR COMPANY)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  .......................................    $  15,005,669
 Trade accounts receivables, principally traffic    ...............        3,233,068
 Expendable aircraft parts  .......................................          261,787
 Prepaid expenses and other assets   ..............................        1,623,317
                                                                       -------------
   Total current assets  ..........................................       20,123,841
                                                                       -------------
PROPERTY--Net (Note 3)   ..........................................        2,066,308
                                                                       -------------
OTHER ASSETS:
 Service marks (net of accumulated amortization of $126,314
   and $82,211) ...................................................        1,557,867          $1,601,970
 Organizational costs (net of accumulated amortization of
   $20,789 and $8,371)   ..........................................           50,282              12,684
 Deposits (Note 1)    .............................................        2,745,352
 Investments in affiliate (Note 4)   ..............................            1,000
                                                                       -------------
TOTAL  ............................................................    $  26,544,650          $1,614,654
                                                                       =============          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable  ................................................    $   8,749,444
 Air traffic liability   ..........................................        4,164,313
 Accrued compensation    ..........................................          243,900
 Deferred income taxes (Note 5)   .................................          155,421
 Other accrued expenses  ..........................................          612,602          $    4,263
 Current portion of long-term debt   ..............................            2,949
                                                                       -------------
   Total current liabilities   ....................................       13,928,629               4,263
                                                                       -------------          ----------
Long-term debt less current maturities  ...........................           10,593
                                                                       -------------
Other liabilities (Note 6)  .......................................          945,381
                                                                       -------------
COMMITMENTS AND CONTINGENCIES (Notes 10 and 12)
STOCKHOLDERS' EQUITY (Notes 6 and 7):
 Common stock, $.0001 par value, 100,000,000 and 20,000 shares authorized, 10,920,191 and 750 shares issued and
   outstanding  ...................................................            1,092                   8
Capital surplus    ................................................       39,555,374           2,106,031
Accumulated deficit   .............................................      (27,554,821)           (495,648)
Receivables from officers and stockholders (96,767 shares)   ......         (341,588)
                                                                       -------------
   Total stockholders' equity  ....................................       11,660,047           1,610,391
                                                                       -------------          ----------
TOTAL  ............................................................    $  26,544,650          $1,614,654
                                                                       =============          ==========

   See accompanying notes to consolidated and combined financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
                       COMBINED STATEMENTS OF OPERATIONS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                 1996              1995             1994
                                             ----------------   --------------   -------------
                                                                (PREDECESSOR     (PREDECESSOR
                                                                 COMPANY)         COMPANY)
REVENUES:
 Passenger  ..............................    $  10,188,971
 Cargo and mail   ........................           96,012
 Other Income  ...........................          156,502      $    2,050       $    1,010
                                              -------------      ----------       ----------
   Total Revenues    .....................       10,441,485           2,050            1,010
                                              -------------      ----------       ----------
EXPENSES:
 Wages and related costs   ...............        8,446,007         114,651           24,665
 Aircraft fuel and oil  ..................        4,268,158
 Aircraft maintenance and repairs   ......        3,889,796
 Advertising   ...........................        3,555,816
 Professional and technical   ............        3,037,654          40,789           28,261
 Aircraft rentals    .....................        2,804,504
 Ground handling and landing fees   ......        2,168,504
 Reservations and sales    ...............        1,740,435
 Personnel expenses  .....................        1,637,467          10,654           21,256
 Passenger food expense    ...............        1,447,045
 Facilities and other rents   ............        1,262,238
 Insurance  ..............................          970,182
 Materials and supplies--other   .........          652,548
 Passenger traffic commissions   .........          559,603
 Depreciation and amortization   .........          334,397          46,283           44,086
 Communications   ........................          282,689
 Other   .................................        1,724,404          28,766           17,280
                                              -------------      ----------       ----------
   Total Expenses    .....................       38,781,447         241,143          135,548
                                              -------------      ----------       ----------
NON-OPERATING INCOME (EXPENSES):
 Interest income  ........................          654,484
 Interest expense    .....................          (51,748)
 Write-down of investment  ...............          (17,000)
 Other   .................................          354,816
                                              -------------
   Total non-operating income    .........          940,552
                                              -------------
LOSS BEFORE DEFERRED INCOME TAX
  PROVISION    ...........................      (27,399,410)       (239,093)        (134,538)
DEFERRED INCOME TAX PROVISION    .........         (155,421)
                                              -------------
NET LOSS    ..............................    $ (27,554,831)     $ (239,093)      $ (134,538)
                                              =============      ==========       ==========
NET LOSS PER SHARE   .....................    $       (3.89)     $  (318.79)      $  (179.38)
                                              =============      ==========       ==========
WEIGHTED AVERAGE NUMBER OF COMMON AND
  COMMON EQUIVALENT
  SHARES OUTSTANDING    ..................        7,078,041             750              750

          See accompanying notes to consolidated and combined financial statements.

PAN AM CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS'
                      EQUITY YEAR ENDED DECEMBER 31, 1996


PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE ("PREDECESSOR COMPANY") COMBINED
   STATEMENTS OF STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 1995 AND 1994



                                               COMMON     CAPITAL      ACCUMULATED
                                                STOCK     SURPLUS        DEFICIT
                                               -------- ------------- ---------------
SUCCESSOR COMPANY:
INITIAL CAPITALIZATION--Issuance
 of 2,848,068 shares  ........................ $  285   $10,516,733
Private offering of 4,728,123 shares    ......    473    19,242,456
Issuance of 3,344,000 shares in reverse
 acquisition (Note 1)    .....................    334     9,796,185
Settlement of Stockholder Note    ............
Amortization of deferred compensation   ......
Net loss for the year ended
 December 31, 1996    ........................                         $(27,554,831)
                                                                       -------------
BALANCE, DECEMBER 31, 1996  .................. $1,092   $39,555,374    $(27,554,831)
                                               =======  ============   =============



                                                  RECEIVABLES
                                                 FROM OFFICERS      DEFERRED
                                               AND STOCKHOLDERS   COMPENSATION        TOTAL
                                               ------------------ -------------- ----------------
SUCCESSOR COMPANY:
INITIAL CAPITALIZATION--Issuance
 of 2,848,068 shares  ........................  $ (1,800,662)     $(2,001,023)   $    6,715,33
Private offering of 4,728,123 shares    ......       (41,476)                       19,201,453
Issuance of 3,344,000 shares in reverse
 acquisition (Note 1)    .....................                                       9,796,519
Settlement of Stockholder Note    ............     1,500,550                         1,500,550
Amortization of deferred compensation   ......                      2,001,023        2,001,023
Net loss for the year ended
 December 31, 1996    ........................                                     (27,554,831)
                                                                                 --------------
BALANCE, DECEMBER 31, 1996  ..................  $   (341,588)     $         0    $  11,660,047
                                                ============      ============   ==============


                                     COMMON      CAPITAL       ACCUMULATED
                                     STOCK       SURPLUS        DEFICIT          TOTAL
                                     --------   ------------   ------------   --------------
PREDECESSOR COMPANY:
BALANCE, JANUARY 1, 1994 .........      $8        $1,535,999   $(122,017)     $ 1,413,990
 Capital Contributions   .........                   273,146                      273,146
 Net loss for the year ended
  December 31, 1994   ............                              (134,538)        (134,538)
                                                               ----------     ------------
BALANCE, DECEMBER 31, 1994  ......       8         1,809,145    (256,555)      (1,552,598)
 Capital contributions   .........                   296,886                      296,886
 Net loss for the year ended
  December 31, 1995   ............                              (239,093)        (239,093)
                                                               ----------     ------------
BALANCE, DECEMBER 31, 1995  ......      $8        $2,106,031   $(495,648)     $ 1,610,391
                                        ===      ===========   ==========     ============

   See accompanying notes to consolidated and combined financial statements.

PAN AM CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS YEAR
                            ENDED DECEMBER 31, 1996

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE ("PREDECESSOR COMPANY") COMBINED
        STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                                             1995             1994
                                                                          (PREDECESSOR     (PREDECESSOR
                                                            1996           COMPANY)         COMPANY)
                                                        ---------------   --------------   -------------
NET LOSS   ..........................................   $ (27,554,831)     $ (239,093)      $ (134,538)
Adjustments to reconcile net loss to net cash used in
  operating activities:   ...........................
 Depreciation and amortization  .....................         334,397          46,283           44,086
 Amortization of deferred compensation   ............       2,001,023
 Employee stock bonus subscriptions   ...............         620,881
 Deferred income taxes    ...........................         155,421
 Amortization of prepaid rent   .....................         300,110
 Vendor payable settled for common stock    .........         324,500
 Write-off of investment in affiliate    ............          17,000
Changes in certain assets and liabilities:  .........
 Increase in receivables  ...........................      (3,232,518)
 Increase in prepaid expenses   .....................      (1,623,317)
 Increase (decrease) in accounts payable    .........       8,690,329         (24,665)         (16,123)
 Increase in air traffic liability    ...............       4,164,313
 Increase in accrued compensation  ..................         243,900
 Increase in accrued expenses   .....................         612,602           4,263
                                                        -------------      ----------
  Net cash used in operating activities  ............     (14,946,190)       (213,212)        (106,575)
                                                        -------------      ----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment    ...............        (796,301)
Payments for service marks   ........................                         (87,849)        (162,396)
Investment in affiliate   ...........................         (18,000)
Deposits   ..........................................      (2,745,352)
                                                        -------------
  Net cash used in investing activities  ............      (3,559,653)        (87,849)        (162,396)
                                                        -------------      ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from long-term debt    ............          13,774
Principal payments on long-term debt  ...............            (232)
Issuance of common stock  ...........................      33,497,970
Capital contributions  ..............................                         296,886          273,146
                                                                           ----------       ----------
  Net cash provided by financing activities    ......      33,511,512         296,886          273,146
                                                        -------------      ----------       ----------
NET INCREASE (DECREASE) IN CASH .....................      15,005,669          (4,175)           4,175
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD   .......................................                           4,175
                                                                           ----------
CASH AND CASH EQUIVALENTS AT END
  OF PERIOD   .......................................   $  15,005,669      $        0       $    4,175
                                                        =============      ==========       ==========

   See accompanying notes to consolidated and combined financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS


     ORGANIZATION AND BASIS OF PRESENTATION--Pan Am Corporation (f/k/a Frost Hanna Mergers Group, Inc.) (the "Company") was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business. On September 23, 1996, the Company completed a business combination (the "Merger") with PAWA Holdings, Inc. (f/k/a Pan American World Airways, Inc.), a Florida corporation ("PAWA"). The Merger was treated for accounting purposes as a capital transaction equivalent to the issuance of stock by PAWA for the net monetary assets (which consisted principally of approximately $9.8 million of cash) of Frost Hanna Mergers Group, Inc. Because PAWA is the accounting acquirer in this "reverse acquisition," the financial statements of Pan Am Corporation are considered to be a continuation of PAWA.


     PAWA was established on January 11, 1996 for the purpose of operating a commercial passenger and cargo airline. On March 8, 1996 (the "Contribution Date"), stockholders contributed various ownership interests in assets and liabilities (recorded at the lower of contributors cost or fair value) (the "Contribution") in return for stock and warrants of PAWA. Although PAWA was incorporated on January 11, 1996, the accompanying financial statements reflect operations as though it commenced on January 1, 1996. On September 19, 1996, final regulatory approvals were received and on September 26, 1996, operations as a scheduled passenger and cargo air carrier commenced.


     The Company and its predecessor were in the development stage, however by December 31, 1996, the Company had emerged as a full service domestic airline providing service to New York, Miami, Los Angeles and San Juan, Puerto Rico.


     The December 31, 1996 consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Pan American World Airways, Inc. (f/k/a Pan American Airways, Inc.), a Florida corporation, Pan American World Airways, Inc., a Delaware corporation, Pan American Airbridge Holdings, Inc., a Florida corporation, and EAL Asset Company No. 1, Inc., a Florida corporation. All intercompany balances and transactions have been eliminated.


     As required by instructions to Form 10-K, the combined financial statements of the Predecessor Company as of December 31, 1995 and for two years in the period then ended, have been included herein. The Predecessor Company consists of the combination of Pan American World Airways, Inc., a Delaware corporation, and Pan American Airbridge Holdings, Inc., a Florida corporation. The Predecessor Company had common ownership and management and its principal asset, service marks related to the Pan Am/registered trademark/ trade name, was held for development. All intercompany balances and transactions have been eliminated.


     CONTINUITY OF OPERATIONS--The Company has incurred substantial operating losses since inception, of which approximately $12.8 million relates to the period prior to commencement of airline operations, and approximately $14.7 million subsequent thereto. Through the first quarter of 1997, the Company continues to experience operating losses.


     The continuance of the Company is dependent, among other things, upon obtaining sufficient additional financing to fulfill cash flow requirements, growth in the Company's revenue base and, ultimately, the attainment of profitable operations.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS--(CONTINUED)

     Management believes that its liquidity problem is short-term in nature and requires bridge financing for an interim period. To this end, the Company has arranged for additional sources of capital as follows:


   In March 1997, the Company completed the sale of a new series of convertible preferred stock for net cash proceeds of approximately $15.0 million.


   The Company agreed with Dade County, Florida on an incentive package totaling approximately $8.5 million as an inducement to locate its headquarters within the County. The Company anticipates receiving approximately $5.0 million in cash relating to the award in April 1997.


     With the financing described above, the Company expects to meet its short-term working capital needs.


     Toward attaining profitable operations, the Company's operating plan provides for the following more significant items:


   /bullet/ Expansion of the Company'-s aircraft fleet to not only grow the revenue base, but also to more widely distribute fixed infrastructure costs.


   /bullet/ Convert the Company's higher cost short-term wet-lease agreements to Company operated aircraft.


     No assurances can be given that the Company can achieve its operating plan or obtain additional sources of funds in the future.


     The following is a summary of significant accounting policies of the
Company:


     RISKS AND UNCERTAINTIES--The airline industry is intensely competitive. Domestic certificated airlines are free to enter and exit domestic markets and to set fares without regulatory approval. Any significant fare reductions or introduction of directly competing routes by other airlines could have material adverse effect on the Company's results of operations and financial condition.


     The Company cannot predict the future cost and availability of fuel for flight operations. Substantial price increases or the unavailability of adequate suppliers could have a material adverse effect on the Company's financial position or results of operations.


     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS--(CONTINUED)

     CASH AND CASH EQUIVALENTS--For purposes of consolidated financial statements, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.


     EXPENDABLE AIRCRAFT PARTS--Expendable aircraft parts are carried at the lower of cost or market, with cost being determined on the first-in, first-out basis. An allowance is provided when, in the judgment of management, the realizable value of individual parts declines below the cost of such parts.


     PROPERTY--Property is stated at the lower of cost or market. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the various assets. Property useful lives are as follows:


   Spare rotables  ..............................   five years
   Software  ....................................   five years
   Technical library and training manuals  ......   five years
   Office equipment   ...........................   five years
   Ground equipment   ...........................   five years

     AIRCRAFT MAINTENANCE AND REPAIRS--For aircraft under operating lease, maintenance overhaul reserves for engines and airframe are maintained by the lessor and are provided for by the Company on a monthly basis based upon a per flight hour charge for each aircraft. Such reserves are charged to expense when incurred.


     INTANGIBLE ASSETS--Service marks related to the Pan Am trade name (stated at cost) are amortized on the straight-line method over forty years.


     The Company evaluates its intangible assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND ASSETS TO BE DISPOSED OF. This Statement requires assessment of impairment of long-lived assets whenever factors, events or changes in circumstances indicate the carrying amount of certain long-lived assets to be held and used may not be recoverable. Assessment of impairment is based on the expected undiscounted cash flows of the assets. If an asset is determined to be impaired, an impairment loss is recognized to the extent the carrying amount of the impaired asset exceeds fair value.


     DEPOSITS--As is customary in the airline industry, the Company maintains performance deposits with respect to security on aircraft leases, landing fees, ground handling fees and credit card processing.


     INVESTMENT IN AFFILIATE--The Company accounts for its investment in affiliate under the equity method.


     DEFERRED COMPENSATION--Deferred compensation, a contra-equity account, is recorded for the difference between the fair value and the exercise price of shares of common stock subject to stock options. Deferred compensation was amortized on a straight-line method over the vesting period.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS--(CONTINUED)

     REVENUE RECOGNITION--Revenues are recognized when the transportation is provided. Customer flight deposits and unused passenger tickets sold are included in air traffic liability. As is customary within the industry, the Company performs periodic evaluations of this estimated liability, and any adjustments resulting therefrom, which can be significant, are included in the results of operations for the periods in which the evaluations are completed.


     FREQUENT FLYER AWARDS--The Company accrues the estimated incremental cost of providing free travel awards earned under its frequent flyer program at the time of travel by participating passengers.


     PASSENGER TRAFFIC COMMISSIONS--Passenger traffic commissions are recognized as expense when the transportation is provided and the related revenue is recognized. The amount of passenger traffic commissions paid but not yet recognized as expense is included in prepaid expenses and other assets in the accompanying consolidated balance sheet.


     ADVERTISING--The cost of advertising is expensed as incurred.


     DEFERRED INCOME TAXES--The Company provides for deferred taxes under the liability method. Under such method, deferred taxes are adjusted for tax rate changes as they occur. Deferred income tax assets and liabilities are computed for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.


     The Company expects to file consolidated income tax returns.


     On the Contribution Date, one of the assets contributed to the Company was an S corporation for federal income tax purposes. Therefore, the income tax effects of the results of operations prior to such contribution accrue directly to the previous stockholders. However, on the Contribution Date, such subsidiary had a change in its tax status and, accordingly, the Company recognized a deferred tax liability of $155,421 with a corresponding charge to the provisions for income taxes during 1996.


     STOCK-BASED COMPENSATION--SFAS No.123, ACCOUNTING FOR STOCK-BASED COMPENSATION, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Accordingly, compensation cost for stock options issued to employees are measured as the excess, if any, of the fair value of the Company-s stock at the date of grant over the amount an employee must pay for the stock. SFAS No. 123 requires companies using the intrinsic-value method to make certain pro forma disclosures using the fair-value method. (See Note 6.)

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

2. LOSS PER SHARE


     Net loss per common and common equivalent share is computed by dividing net loss by the weighted average number of common stock and common stock equivalent shares outstanding. During each of the three years in the period ended December 31, 1996, the Company-s common stock equivalents, consisting of stock options and warrants outstanding, were anti-dilutive.


3. PROPERTY--NET


     Property at December 31, 1996 consisted of the following:


   Spare rotables   ...........................   $  797,887
   Software   .................................      500,000
   Technical library   ........................      250,000
   Training manuals    ........................       50,000
   Office equipment    ........................      734,990
   Ground equipment    ........................       13,498
                                                  -----------
                                                   2,346,375
   Less: depreciation and amortization   ......      280,067
                                                  -----------
   Total property--net ........................   $2,066,308
                                                  ===========

4. INVESTMENT IN AFFILIATE


     The Company's investment in affiliate, which is carried at its net realizable value, consists of a 30% interest in Chalks Air Bridge, Inc., which owns 100% of Flying Boat, Inc., a Delaware corporation. Flying Boat, Inc. is the owner and operator of Pan Am Air Bridge (f/k/a Chalks International Airlines), a historic seaplane airline operation. The Company has granted, without royalties or fees, a license to Flying Boat, Inc. to use the Pan Am trade name, subject to termination only upon the occurrence of specific events. As of December 31, 1996, the Company had loaned $50,000 to Flying Boat, Inc.


5. DEFERRED INCOME TAXES


     Deferred income taxes at December 31, 1996 consisted of the deferred tax liability related to intangible asset amortization deductions taken for income tax purposes by a certain subsidiary, but not yet taken for financial statement purposes. As of December 31, 1996, there is no assurance that the Company will generate sufficient earnings to utilize its available tax assets (primarily a net operating loss carryforward of approximately $27 million) for carryforwards, therefore a valuation allowance has been established to offset such existing tax assets.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

6. STOCKHOLDERS'S EQUITY


     STOCKHOLDERS OPTIONS--The Company has granted certain Stockholders options to purchase the Company's common stock as follows:


   Options granted to certain officers, as an employment inducement, to purchase 790,918 shares of the Company's stock for $1 per share which are exercisable on or after March 4, 1997 and expire on March 3, 2006. The Company has accounted for the difference between the fair value of the stock at the date of grant and the $1 exercise price as compensation expense during the year ended December 31, 1996.


   In connection with the Merger, options were granted to purchase 276,821 shares of the Company's stock for $1 per share in payment of certain acquisition costs. The options were exercisable immediately upon consummation of the Merger and expire nine years from the date of the Merger. The Company has accounted for the difference between the fair value of the stock at the merger date and the $1 exercise price as an adjustment to capital surplus.


     STOCKHOLDERS WARRANTS--The Company has granted certain stockholders warrants to purchase the Company's common stock as follows:


   Warrants, issued in connection with the Contribution, to purchase 80,000 shares of the Company's common stock were issued at an exercise price of
   (i) $5 per share if exercised during the period ended May 19, 1997 and (ii) $8.10 per share during the subsequent three-year period. The Company has accounted for the fair value of the warrants as an adjustment to capital surplus. Warrants, issued in connection with the Initial Private Offering, to purchase an aggregate of 80,000 shares of the Company's common stock at an exercise price (i) $5 per share if exercised during the period ended May 19, 1997 and (ii) $8.10 per share during the subsequent three-year period. The Company has accounted for the fair value of the warrants as an adjustment to capital surplus.


   Warrants, issued in connection with the Initial Public Offering by Frost Hanna Mergers Group, Inc., to purchase an aggregate of 170,000 shares at an exercise price of $8.10 per share commencing March 19, 1995 for a period of four years. The Company has accounted for the fair value of the warrants as an adjustment to capital surplus.


     RECEIVABLE FROM OFFICERS AND STOCKHOLDERS--As described below, the Company has issued common stock to certain Stockholders subject to payment upon the occurrence of future events. The amounts receivable from stockholders have been reflected as a reduction in stockholders- equity in the accompanying consolidated balance sheet.


     In consideration for the issuance of 425,085 shares of the Company's stock, a certain Stockholder has agreed to contribute $1.5 million in cash or property upon the Company entering into a definitive lease agreement with an aircraft leasing firm for two specific A-300 aircraft. In July 1996, the Company finalized agreements for the leasing of these two specified aircraft. In December

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


6. STOCKHOLDERS'S EQUITY--(CONTINUED)

   1996, the Company agreed with the Stockholder to convert a subsequent loan from the stockholder in the amount of $1.5 million in satisfaction of this obligation. (See Note 11.)


   In consideration for the issuance of 85,017 shares of the Company's stock, a certain Stockholder has agreed to contribute, upon the Company's demand, a certain note receivable and a certain route authority which have a combined estimated value of approximately $300,000. Both the stockholder and the Board of Directors of the Company agreed that if the value of this property varied based upon anticipated future events, the parties would review the transaction with respect to making certain equitable adjustments.


   The Company received notes totaling $41,478 from certain officers in exchange for 11,750 shares subscribed pursuant to the Initial Private Offering. The notes earn interest at 6% and are due upon demand.


     STOCK OPTION PLAN--In April 1996, the Company's Board of Directors established, with subsequent stockholder approval, a stock option plan covering substantially all employees, officers, directors and others who provide services to the Company. Under the plan, an aggregate of 600,000 stock options for shares of common stock are available for issuance at an exercise price of not less than the fair market value of the Company's common stock on the date of grant. The Company's Compensation and Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. During 1996, the Company approved the grant of options to purchase 445,000 shares of common stock at a weighted average exercise price of $5.27 which generally vest in equal portions over three years. At December 31, 1996, 10,000 options with an exercise price of $5.00 were exercisable. The weighted average fair value of options granted during 1996 was $1.60.


     The following table summarizes information about stock options outstanding at December 31, 1996:



                              OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                   ------------------------------------------   -------------------------
                                    WEIGHTED
                                    AVERAGE        WEIGHTED                     WEIGHTED
                     NUMBER        REMAINING       AVERAGE        NUMBER        AVERAGE
                   OUTSTANDING     CONTRACTUAL     EXERCISE     EXERCISABLE     EXERCISE
RANGE OF EXERCIS   AT 12/31/96        LIFE          PRICE       AT 12/31/96     PRICE
- ----------------   -------------   -------------   ----------   -------------   ---------
   $5.00  ......      405,000            9.34        $5.00          10,000        $5.00
   $8.00  ......       40,000            9.82         8.00                         8.00
                      --------
   Total  ......      445,000            9.38         5.27          10,000         5.00
                      ========                                      ======

     The Company applies APB No. 25 and related interpretations in measuring compensation for its stock option plan for employees as described in Note 1. Accordingly, no compensation expense has been recognized in 1996 related to the plans. Compensation costs would have been increased by $135,725 with a corresponding increase in the loss per share of $0.02 in 1996 had the fair values of stock options granted been recognized as compensation cost as prescribed by SFAS No. 123.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


6. STOCKHOLDERS'S EQUITY--(CONTINUED)

     The fair value of options at grant date was estimated using the Black-Scholes multiple option model where each vesting increment is treated as a separate option with its own expected life and own fair value. The following weighted average assumptions were used:


   Expected life   ......   5 years
   Interest rate   ......   6.30%
   Volatility   .........   None when the Company was private
                            0.42438 when public thereafter.
   Dividend yield  ......   None

     SUBSCRIPTIONS--The Company has granted certain pending stock issuances, recorded as other liabilities, as follows:


   In October 1996, the Company reached an agreement with a certain vendor to issue 45,000 shares of stock based upon the then current per share market value in settlement of amounts outstanding totaling $324,500. The shares were issued on February 3, 1997.


   In December 1996, the Company granted employees a stock bonus. Such grant amounted to 81,850 shares valued at $620,881 based upon the then current per share market value. The $620,881 was considered compensation expense during the year ended December 31, 1996. The Company plans to issue the shares in the second quarter of 1997.


7. STOCK OFFERINGS


     On April 12, 1996, the Company completed a private offering (the "Initial Private Offering") pursuant to which it sold 2,991,623 shares of common stock at $3.53 per share. The Company received $10,560,429 in cash proceeds from the Initial Private Offering and used the proceeds thereof for working capital purposes.


     On April 29, 1996, the Company completed a second private offering (the "Second Private Offering") pursuant to which it sold 1,736,500 shares of common stock at $5.00 per share. The Company received $8,182,500 in cash proceeds and $500,000 in other assets from the Second Private Offering. The Company used the proceeds of the Second Private Offering for working capital purposes.


8. PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


     The following unaudited pro forma combined condensed statements of operations for the years ended December 31, 1996 and 1995 give effect to the Merger as if it had occurred at the beginning of each period presented. The pro forma financial data is provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Merger had been effected at the beginning of each period presented or of those results which may be obtained in the future.

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


8. PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--(CONTINUED)

     The Merger has been accounted for as a capital transaction equivalent to the issuance of stock by PAWA for the Company's net monetary assets (a "reverse acquisition").



                                      FOR THE YEARS ENDED
                                          DECEMBER 31,
                                 ------------------------------
                                     1996            1995
                                 ---------------   ------------
   Operating revenues   ......   $  10,441,485      $  37,050
   Operating expenses   ......      39,624,239        619,049
   Net Loss    ...............     (27,978,255)       (87,987)
   Net Loss per share   ......           (2.94)         (0.03)

9. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION


     The Company has been involved in several non-cash investing and financing activities, most of which relate primarily to the Company's initial capitalization and equity offerings. Summarized below are those transactions which occurred during the year ended December 31, 1996:



                                                        RECORDED
ASSETS CONTRIBUTED                                        VALUE
- -----------------------------------------------------   ------------
   Facility rentals .................................   $   300,110
   Service marks ....................................     1,605,550
   Aircraft parts and other property  ...............     1,810,224
   Vendor payable settlement ........................       324,500
   Acquisition costs   ..............................       534,265
   Receivables from officers and stockholders  ......       341,588
   Employment services ..............................     2,001,023
                                                        ------------
   Total   ..........................................   $ 6,917,260
                                                        ============

     There was no cash paid for income taxes in any of the periods presented. Cash paid for interest for the year ended December 31, 1996 totaled $51,748. There was no cash paid for interest during 1995 or 1994.


10. LEASES


     The Company leases its aircraft, space in airport terminals and other property and equipment under operating leases which expire in various years through 2001. The Company does not currently have any property under leasing arrangements which would qualify as a capital lease.


     At December 31, 1996, the Company had aircraft leases on three Airbus A300-B4s. The initial lease term on each aircraft is 60 months expiring on different dates in 2001. The Company also has firm commitments to lease two additional A300-B4 aircraft. The Company is responsible for normal maintenance and repairs and makes monthly payments to the lessor for engine and airframe overhaul

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


10. LEASES--(CONTINUED)

reserves. In addition, the Company also leases two B727 aircraft on a wet-lease basis from a third party airline operator under short-term lease commitments, cancelable within 30 days at the option of the Company.


     Future minimum lease payments at December 31, 1996, for noncancelable operating leases with initial terms of more than one year, are as follows:


  1997  ..............................   $  5,818,224
  1998  ..............................      5,818,224
  1999  ..............................      5,818,224
  2000  ..............................      5,818,224
  2001  ..............................      4,213,608
                                         -------------
  Total minimum lease payments  ......   $ 27,486,604
                                         =============

     Rental expense for all operating leases in 1996 was $1,950,462 and maintenance overhaul reserve expense in 1996 totaled $2,043,317. There was no rental expense during 1995 or 1994.


11. TRANSACTIONS WITH RELATED PARTIES


     In September 1996, the Company received a $1.5 million loan from a Stockholder. The note was to bear interest at 6% and was due upon demand. In December 1996, the Company agreed with the Stockholder to apply the note against the Stockholder's receivable as discussed in Note 6.


12. COMMITMENTS AND CONTINGENCIES


     The Company is a party to litigation involving the acquisition of the service marks. At the time of acquisition of such service marks and pursuant to an asset purchase agreement, the seller of the service marks agreed to sign such documents and take such steps as required for the Company to record assignments of the service marks in various countries in which the service marks were registered. Such recordings were to be effected by documents executed subsequent to the service mark assignment to the Company. The seller has failed to effect and execute all documents as requested by the Company. Accordingly, the Company filed suit for breach of contract, specific performance and injunctive relief to cause an authorized officer of the seller to execute all required documents. The seller has entered counterclaims and has attempted to void the asset purchase agreement. The Company believes that the matter will be resolved in the Company's favor and that the likelihood of an unfavorable outcome for the Company in this matter is remote. However, in the unlikely event that the Company does not prevail in this matter, the loss of the service marks would have a material adverse effect on the Company.


     Additionally, the Company's legal counsel has advised the Company that although the Company is not a successor to the former Pan Am, certain foreign creditors of the former Pan Am might seek within their foreign jurisdictions to recover debts of the former Pan Am from the Company and the

                      PAN AM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996


                 PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
                            ("PREDECESSOR COMPANY")
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


12. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

Company's property might be subject to attachment or seizure on a "successor liability" theory if the Company were to commence operations in certain foreign countries.


     The Company also has been a party to various litigation in protecting the service marks, none of which would have a material adverse impact on the Company's financial statements.


     Various claims, contractual disputes and lawsuits against the Company arise periodically involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. The majority of these suits are covered by insurance. In the opinion of management, the resolutions of these claims will not have a material adverse effect on the business, operating results or financial condition of the Company.


13. SUBSEQUENT EVENT


     On March 20, 1997, the Company entered into a definitive agreement to merge with Carnival Air Lines, Inc. ("Carnival"), a passenger airline headquartered in Fort Lauderdale, Florida. The Company will exchange 9,530,810 shares of common stock for all outstanding common shares of Carnival. The merger is expected to be accounted for as a pooling-of-interests and close in the second quarter of 1997. For the twelve-month period ended December 31, 1996, Carnival had operating revenues of approximately $270 million.


     In March 1997, the Company reached an agreement in principal for the sale of convertible preferred stock for expected net cash proceeds of approximately $15 million.


     In March 1997, the Company purchased an office complex, which will temporarily act as its corporate headquarters, from a major stockholder. The property consists of the leasehold interest in certain buildings and real property and approximately 18.0 acres of land. The transaction, valued at $10.4 million, was completed through the issuance of 1,294,625 warrants which are exercisable for an equal number of shares of common stock of the Company.

                      PAN AM CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)



                                                                             JUNE 30,         DECEMBER 31,
                                                                               1997               1996
                                                                           ----------------   ----------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .............................................    $  19,111,339      $  15,005,669
 Trade accounts receivables, principally traffic   .....................       11,339,923          2,930,723
 Notes and other receivables  ..........................................        1,603,995            302,345
 Expendable aircraft parts .............................................          261,787            261,787
 Prepaid expenses and other assets  ....................................        3,834,393          1,623,317
                                                                            -------------      -------------
   Total current assets    .............................................       36,151,437         20,123,841
                                                                            -------------      -------------
PROPERTY - Net .........................................................       13,651,149          2,066,308
                                                                            -------------      -------------
OTHER ASSETS:
 Intangible assets (net of accumulated amortization of $179,637 and
   $147,103)   .........................................................        1,786,615          1,609,149
 Deposits   ............................................................        4,081,440          2,745,352
 Leasehold interest (net of accumulated amortization of $58,500)  ......        4,384,932
                                                                            -------------
TOTAL ..................................................................    $  60,055,573      $  26,544,650
                                                                            =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ......................................................    $  13,206,207      $   7,084,751
 Air traffic liability  ................................................       14,596,096          4,164,313
 Accrued compensation   ................................................          491,580            243,900
 Deferred income taxes  ................................................          155,421            155,421
 Other accrued expenses ................................................        2,619,050            612,602
 Current portion of long-term debt  ....................................            3,108              2,949
                                                                            -------------      -------------
   Total current liabilities  ..........................................       31,071,462         12,263,936
                                                                            -------------      -------------
Long-term debt less current maturities .................................            9,000             10,593
Deferred aircraft lease obligations ....................................        3,280,693          1,664,693
Dade County Bridge Loan (Note 9) .......................................        5,000,000
Stock subscriptions and warrants (Note 4) ..............................       10,977,881            945,381
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY:
 Convertible preferred stock, $100 stated value, $.0001 par value,
   500,000 authorized, 285,000 shares issued and
   outstanding (Note 3) ................................................       28,500,000
 Common stock, $.0001 par value, 100,000,000 shares authorized,
   11,412,610 shares and 10,920,191 shares issued and outstanding ......            1,141              1,092
 Capital surplus  ......................................................       40,424,714         39,555,374
 Accumulated deficit ...................................................      (59,167,840)       (27,554,831)
 Receivables from officers and stockholders (11,750 shares) ............          (41,478)          (341,588)
                                                                            -------------      -------------
   Total stockholders' equity ..........................................        9,716,537         11,660,047
                                                                            -------------      -------------
TOTAL ..................................................................    $  60,055,573      $  26,544,650
                                                                            =============      =============

                 See accompanying notes to consolidated financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                                    FOR THE THREE MONTHS ENDED
                                                                             JUNE 30,
                                                                ----------------------------------
                                                                    1997               1996
                                                                ----------------   ---------------
REVENUES:
 Passenger   ................................................    $  28,666,841
 Cargo and mail .............................................          371,968
 Other income   .............................................          471,853      $     19,859
                                                                 -------------      ------------
   Total revenues  ..........................................       29,510,662            19,859
                                                                 -------------      ------------
EXPENSES:
 Aircraft fuel and oil   ....................................        7,409,110
 Aircraft rentals  ..........................................        6,766,442
 Aircraft maintenance reserves, materials and repairs  ......        5,772,351
 Wages and related costs ....................................        5,106,384         1,270,716
 Ground handling and landing fees ...........................        3,757,071
 Facilities and other rents .................................        2,987,586           192,860
 Reservations and sales  ....................................        2,569,565
 Advertising ................................................        1,652,345           189,080
 Passenger food expense  ....................................        1,979,915
 Traffic commissions  .......................................        1,877,858
 Professional and technical    ..............................        1,451,096           848,988
 Insurance   ................................................          975,920
 Materials and supplies - other   ...........................          963,864           155,655
 Personnel expenses   .......................................          924,053           256,609
 Communications .............................................          103,807
 Depreciation and amortization ..............................          258,081            53,015
 Other ......................................................        2,322,150           357,961
                                                                 -------------      ------------
   Total expenses  ..........................................       46,877,598         3,324,884
                                                                 -------------      ------------
OPERATING LOSS  .............................................      (17,366,936)       (3,305,025)
                                                                 -------------      ------------
NON-OPERATING INCOME (EXPENSES):
 Interest income   ..........................................          341,140           223,885
 Other ......................................................          (30,625)           (2,392)
                                                                 -------------      ------------
   Total non-operating income  ..............................          310,515           221,493
                                                                 -------------      ------------
NET LOSS  ...................................................    $ (17,056,421)     $ (3,083,532)
                                                                 =============      ============
NET LOSS PER SHARE ..........................................    $       (1.54)     $      (0.41)
                                                                 =============      ============
WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES OUTSTANDING   .....................       11,333,489         7,561,191

          See accompanying notes to consolidated financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                                     FOR THE SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                ----------------------------------
                                                                    1997               1996
                                                                ----------------   ---------------
REVENUES:
 Passenger   ................................................    $  50,145,895
 Cargo and mail .............................................          501,675
 Other income   .............................................          635,859      $     19,869
                                                                 -------------      ------------
   Total revenues  ..........................................       51,283,429            19,869
                                                                 -------------      ------------
EXPENSES:
 Aircraft fuel and oil   ....................................       13,377,299
 Aircraft rentals  ..........................................       12,741,673
 Wages and related costs ....................................        8,969,009         1,549,480
 Aircraft maintenance reserves, materials and repairs  ......        9,570,656
 Ground handling and landing fees ...........................        6,370,454
 Facilities and other rents .................................        4,646,407           192,860
 Reservations and sales  ....................................        4,232,430
 Advertising ................................................        4,032,917           339,437
 Passenger food expense  ....................................        3,589,189
 Traffic commissions  .......................................        3,234,423
 Professional and technical    ..............................        3,076,817         1,193,009
 Insurance   ................................................        1,732,912
 Materials and supplies - other   ...........................        1,692,916           155,655
 Personnel expenses   .......................................        1,498,199           294,952
 Communications .............................................          245,850
 Depreciation and amortization ..............................          392,091            78,313
 Other ......................................................        4,042,225           421,039
                                                                 -------------      ------------
   Total expenses  ..........................................       83,445,467         4,224,745
                                                                 -------------      ------------
OPERATING LOSS  .............................................      (32,162,038)       (4,204,876)
                                                                 -------------      ------------
NON-OPERATING INCOME (EXPENSES):
 Interest income   ..........................................          528,940           234,213
 Write-down of investment   .................................                            (17,000)
 Other ......................................................           20,089            32,608
                                                                 -------------      ------------
   Total non-operating income  ..............................          549,029           249,821
                                                                 -------------      ------------
LOSS BEFORE DEFERRED
  INCOME TAX PROVISION   ....................................      (31,613,009)       (3,955,055)
DEFERRED INCOME TAX PROVISION  ..............................                           (155,421)
                                                                                    ------------
NET LOSS  ...................................................    $ (31,613,009)     $ (4,110,476)
                                                                 =============      ============
NET LOSS PER SHARE ..........................................    $       (2.87)     $      (0.86)
                                                                 =============      ============
WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES OUTSTANDING   .....................       11,143,796         4,758,971

                 See accompanying notes to consolidated financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)



                                                                                           RECEIVABLES
                                   PREFERRED    COMMON     CAPITAL       ACCUMULATED      FROM OFFICERS
                                     STOCK       STOCK     SURPLUS         DEFICIT      AND STOCKHOLDERS        TOTAL
                                  ------------- -------- ------------- ---------------- ------------------ ----------------
BALANCE, DECEMBER 31,
  1996   ........................                 $1,092 $39,555,374   $ (27,554,831)      $ (341,588)      $  11,660,047
Issuance of 45,000 shares for
 stock subscription  ............                      4    324,496                                               324,500
Settlement of Stockholder Note
 (Note 4)   .....................                                                             300,110             300,110
Issuance of 297,419 shares in
 settlement of stockholder
 contribution (Note 4)  .........                     30  1,049,859                                             1,049,889
Issuance of 150,000 shares
 (Note 3)   .....................   $15,000,000            (580,000)                                           14,420,000
Issuance of 135,000 shares
 (Note 3)   .....................    13,500,000            (675,000)                                           12,825,000
Issuance of 150,000 shares for
 warrants (Note 4)   ............                     15    749,985                                               750,000
Net loss for the six months ended
 June 30, 1997 ..................                                        (31,613,009)                         (31,613,009)
                                                                       --------------                       -------------
BALANCE, JUNE 30, 1997  .........   $28,500,000   $1,141 $40,424,714   $ (59,167,840)      $  (41,478)      $   9,716,537
                                   ============  ======= ===========   ==============      ==========       =============

          See accompanying notes to consolidated financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                       FOR THE SIX MONTHS
                                                                         ENDED JUNE 30,
                                                               ----------------------------------
                                                                   1997              1996
                                                               ---------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss   ................................................   $ (31,613,009)     $ (4,110,476)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
  Depreciation and amortization  ...........................         489,313            78,313
  Deferred compensation amortization   .....................                           667,008
  Deferred income taxes ....................................                           155,421
  Amortization of prepaid rent   ...........................                           160,773
  Write-off of investment in affiliate .....................                            17,000
  Changes in certain assets and liabilities:
   Increase in notes and accounts receivables   ............      (9,710,850)          (85,515)
   Increase in prepaid expenses and other assets   .........      (2,211,076)         (255,513)
   Increase in accounts payable and deferred credits  ......       7,737,456         1,186,131
   Increase in air traffic liability   .....................      10,431,782
   Increase in accrued compensation ........................         247,680
   Increase in other accrued expenses  .....................       2,006,447
                                                               -------------
    Net cash used in operating activities ..................     (22,622,257)       (2,186,858)
                                                               -------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ........................      (6,394,051)         (252,206)
 Acquisition of airline designator code   ..................        (210,000)
 Investment in affiliate   .................................                           (18,000)
 Deposits   ................................................      (1,336,088)         (356,350)
                                                               -------------      ------------
    Net cash used in investing activities ..................      (7,940,139)         (626,556)
                                                               -------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Decrease in receivable from stockholder  ..................         300,110
 Proceeds from Dade County bridge loan .....................       5,000,000
 Principal payments on long-term debt  .....................          (1,434)
 Issuance of preferred stock, net   ........................      27,245,000
 Issuance of common stock  .................................       2,124,389        22,126,446
                                                               -------------      ------------
    Net cash provided by financing activities   ............      34,668,065        22,126,446
                                                               -------------      ------------
NET INCREASE IN CASH .......................................       4,105,669        19,313,032
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD   ....................................      15,005,669
                                                               -------------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD   ..........................................   $  19,111,338      $ 19,313,032
                                                               =============      ============

          See accompanying notes to consolidated financial statements.

                      PAN AM CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION


     The accompanying consolidated financial statements of Pan Am Corporation and subsidiaries (the "Company" or "Pan Am") have been prepared in accordance with instructions for reporting interim financial information on Form 10-Q and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Accordingly, such financial statements should be read in conjunction with the Company's consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


     The consolidated financial statements for the six and three months ended June 30, 1996 and 1997 are unaudited and, in the opinion of management, include all adjustments (which include only normal recurring adjustments) necessary to present fairly in all material respects the financial position, results of operations and cash flows for such periods. Results for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 1997.


2. AIRCRAFT LEASES


     As of June 30, 1997, Pan Am operated a total of five Airbus A300-B4 ("A300") aircraft under operating leases for terms of five years for four aircraft and six years for one aircraft with minimum annual lease payments totaling in the aggregate approximately $7.5 million. Under such leases, the Company pays monthly maintenance reserves to the lessors to cover all major engine and airframe overhauls on a flight hour usage basis, which amounted to $5.3 million and $3.3 million for the six and three months ended June 30, 1997, respectively.


     The ages of such A300 aircraft range from fourteen to fifteen years old, with the average age of such aircraft being 14.5 years. In addition, Pan Am leased three B727 aircraft on a wet-lease (ACMI) basis from Nations Air Express, Inc., an unrelated third party airline operator, under short term lease commitments. On April 18, 1997, the Company exercised its right to cancel these agreements by giving the required notice of 30 days, effectively terminating the agreements on May 17, 1997. The Company negotiated agreements to wet-lease replacement aircraft from Carnival Air Lines, Inc. ("Carnival Air") under similar terms.


3. PREFERRED STOCK


  A. SERIES A


     In March 1997, the Company authorized the issuance of 250,000 shares of a Series A Convertible Preferred Stock. Each share of Series A Preferred Stock has a stated value equal to $100 per share and a term of three years. Each share of Series A Preferred Stock accumulates dividends at the rate per share (as a percentage of stated value per share) equal to 8% per annum, payable in shares of Series A Preferred Stock in arrears on the date that the Series A Preferred Stock becomes convertible into shares of Common Stock. The Series A Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock (following the registration of such underlying shares of Common Stock) at the lesser of a fixed price (the "Series A Fixed Price") or a floating price (the "Series A Floating Price") (the Series A Fixed Price or the Series A Floating Price is sometimes hereinafter referred to as the "Series A Conversion Price"). The Series A Fixed Price is equal to $8.50 per share (subject to a reset option as described in the Articles of Amendment). The Series A Floating Price is a

                      PAN AM CORPORATION AND SUBSIDIARIES

3. PREFERRED STOCK--(CONTINUED)

discount to market beginning at 97%, with such discount increasing 1% per month until said discount reaches 80%. Each share of Series A Preferred Stock is convertible into shares of Common Stock equal to the stated value per share divided by the applicable Series A Conversion Price (the "Series A Conversion Ratio"). Upon the expiration of the three year term, each share of Series A Preferred Stock will be mandatorily converted into shares of Common Stock at such Series A Conversion Ratio. Pan Am also has the option to redeem the Series A Preferred Stock for a cash value equal to the value of the shares of Common Stock issuable upon conversion at 80% discount, plus the issuance of a warrant to purchase shares of Common Stock in an amount equal to the value of the Series A Preferred Stock so redeemed, with an exercise price equal to the Series A Fixed Price and a term expiring on March 18, 2000. The Series A Preferred Stock is subject to a performance adjustment in favor of the Company to the Series A Fixed Price if the Common Stock increases by greater than 40%. In no event shall a holder of shares of Series A Preferred Stock (or warrants) be entitled to receive shares of Common Stock to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the holder and (b) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock (or warrants) would result in beneficial ownership by the holder of more than 4.9% of the outstanding shares of Common Stock.


     The Series A Preferred Stock ranks prior to all classes or series of equity securities of Pan Am, including Common Stock and, except as otherwise provided by law, the Series A Preferred Stock has no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the Series A Holders shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, an amount equal to the stated value, plus an amount equal to the accrued but unpaid dividends per share, before any distribution or payment is made to the holders of any junior securities. The Series A Preferred Stock has full priority over the Series B Preferred Stock in the event of liquidation of the Company.


     As of June 30, 1997, the Company has issued 150,000 shares of the Series A Preferred Stock, resulting in net proceeds of $14.4 million. In connection with the offering, 401,070 warrants were granted which are exercisable at $9.35 per common share.


     Concurrent with the completion of the Merger with Carnival Air, it is anticipated that the remaining $10 million of Series A Preferred Stock will be issued.


  B. SERIES B


     In May 1997, the Company authorized the issuance of 250,000 shares of a Series B Convertible Preferred Stock. Each share of Series B Preferred Stock has a stated value equal to $100 per share and a term of three years. Holders of Series B Preferred Stock are entitled to cumulative dividends at a rate per share (as a percentage of stated value per share) equal to 7.25% per annum payable in shares of Common Stock in arrears, the number of shares of which are determined by dividing the aggregate cash value of such dividends payable by the closing bid price per share of Common Stock on the day prior to the date on which the Series B Holder specifies that a Series B conversion into shares of Common Stock is to be effected. For nine months following the date that the Series B Preferred Stock is first issued (the "Series B Issuance Date"), the Series B Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock (following the registration of such underlying shares of Common Stock) at a fixed price (the "Series B Fixed Price"); thereafter, the Series B Preferred Stock is convertible at the lesser of the Series B Fixed Price or a floating price (the "Series B Floating Price")

                      PAN AM CORPORATION AND SUBSIDIARIES

3. PREFERRED STOCK--(CONTINUED)

(the Series B Fixed Price or the Series B Floating Price, whichever applicable, is sometimes hereinafter referred to as the "Series B Conversion Price"). The Series B Fixed Price is equal to $8.39. The Series B Floating Price is a discount to market beginning at 97%, with such discount increasing 1.5% per month until said discount reaches 80%. Each share of Series B Preferred Stock is convertible into shares of Common Stock equal to the stated value per share divided by the applicable Series B Conversion Price (the "Series B Conversion Ratio"). Upon the expiration of the three year term, each share of Series B Preferred Stock will be mandatorily converted into shares of Common Stock at such Series B Conversion Ratio. Pan Am also has the option to redeem the Series B Preferred Stock for (i) a cash value equal to the value of the shares of Common Stock issuable upon conversion at such 80% discount, (ii) a cash value equal to all accrued dividends payable and (iii) the issuance of a warrant to purchase shares of Common Stock in an amount equal to the value of the Series B Preferred Stock so redeemed, with an exercise price equal to the Series B Fixed Price and a term expiring on May 15, 2000. The Company has the option to convert the Series B Preferred Stock into shares of Common Stock at any time at the lesser of the Series B Fixed Price, or the Series B Floating Price with the 80% discount. The Company will not require such conversion if such conversion will cause a Series B Holder to either own more than 4.9% of the shares of Common Stock or file a Schedule 13D or Schedule 13G under the Exchange Act.


     The Series B Preferred Stock ranks prior to all classes or series of equity securities of Pan Am, including Common Stock, except for the Series A Preferred Stock, and, except as otherwise provided by law, the Series B Preferred Stock has no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the Series B Holders shall be entitled to receive out of the assets of the Company, for each share of Series B Preferred Stock, an amount equal to the stated value, plus an amount equal to the accrued but unpaid dividends per share, before any distribution or payment is made to the holders of any junior securities.


     As of June 30, 1997, the Company had issued 135,000 shares of the Series B Preferred Stock, resulting in net proceeds of $12.8 million. In connection with the offering, 278,924 warrants were granted which are exercisable at $9.23 per common share.


     In July 1997, the Company completed the sale of an additional 50,000 shares of Series B Preferred Stock, resulting in gross proceeds of $5.0 million and net proceeds of approximately $4.75 million, to the Company. In connection with this sale, 103,305 warrants were granted which are exercisable at $9.23 per common share.


4. RELATED PARTY TRANSACTIONS


     In 1996, the Company issued shares of Common Stock to a certain Stockholder pursuant to the terms of a Contribution Agreement, whereby the Stockholder contributed its interest in a promissory note with a face value of $1.35 million (the "Lifeco Note") to the Company. At the time of the contribution of the Lifeco Note, the Stockholder could not state with certainty that the Company actually would recover the full $1.35 million. Consequently, the Stockholder initially accepted a reduced value of $300,000 (the "Estimated Value") reflected by receipt of 85,017 shares of Common Stock in exchange for the Lifeco Note (representing a value of $3.53 per share). It was further agreed that if the Company received value which exceeded the Estimated Value, the Stockholder would be entitled to additional shares of Common Stock at the $3.53 per share valuation. In early 1997, the full collection of the Lifeco Note by the Stockholder became reasonably certain. Accordingly, the Company received full

                      PAN AM CORPORATION AND SUBSIDIARIES

4. RELATED PARTY TRANSACTIONS--(CONTINUED)

value for the Lifeco Note from the Stockholder, and in turn, issued shares of Common Stock at the agreed upon price of $3.53 per share. The Company received $800,000 in cash and spare parts with an estimated value in excess of $550,000 from the Stockholder in exchange for the issuance of an additional 297,419 shares of the Company's Common Stock.


     On March 31, 1997, the Company completed the purchase of an office complex and related office equipment pursuant to a closing agreement dated February 11, 1997, which will temporarily act as its corporate headquarters, from a certain Stockholder. The property consists of the leasehold interest in certain buildings and real property and approximately 18.0 acres of land valued at $4.44 million and $5.85 million, respectively. The total transaction, valued at $10.4 million (which also includes tangible personal property valued at $110,000), was completed through the issuance of 1,294,625 warrants which are convertible into an equal number of shares of Common Stock of the Company upon the occurrence of certain events.


     In April 1997, the Company purchased from Carnival Air one Boeing 727-200 aircraft and selected A300 aircraft parts for $5.0 million in cash. Carnival Air has subsequently leased back the aircraft on a short-term basis for monthly lease rent of $30,625 plus overhaul reserves at $347 per flight hour.


     On May 19, 1997, certain holders exercised warrants to purchase 150,000 shares of Common Stock at $5.00 per share, totaling $750,000.


     On June 1, 1997, Carnival Air began operating the Chicago Midway to Miami to San Juan flights with its own aircraft on a code-share arrangement with Pan Am whereby Pan Am agreed to a guaranteed seat purchase commitment. By June 30, 1997, the Company had arranged a marketing code-share on the remaining Carnival Air flights.


5. MERGER AGREEMENT


     On March 20, 1997, the Company entered into a definitive agreement, as amended July 8, 1997 and July 9, 1997, to merge with Carnival Air, a passenger airline headquartered in Fort Lauderdale, Florida. Carnival Air presently operates a fleet of 21 aircraft. The Company will exchange 9,523,810 shares of Common Stock for all outstanding common shares of Carnival Air. The merger is expected to be accounted for as a pooling-of-interests and close in the third quarter of 1997. There is no assurance that the merger with Carnival Air will be consummated.


     The Company has filed with the Securities and Exchange Commission, on a confidential basis, preliminary annual meeting proxy materials and has scheduled a shareholder vote on the Merger at that meeting. The shareholders' meeting is expected to be held in early September 1997.


6. INVESTMENT IN AFFILIATE


     The Company's investment in affiliate, which is carried at its net realizable value, consists of a 30% interest in Chalk's Air Bridge, Inc., which owns 100% of Flying Boat, Inc., a Delaware corporation. Flying Boat, Inc. is the owner and operator of Pan Am Air Bridge (f/k/a Chalks International Airlines), a historic seaplane airline operation. The Company has granted, without royalties or fees, a license to Flying Boat, Inc. to use the Pan Am trade name, subject to termination only upon the occurrence of specific events.

                      PAN AM CORPORATION AND SUBSIDIARIES

6. INVESTMENT IN AFFILIATE--(CONTINUED)

     Through June 30, 1997, the Company loaned $329,583 to Flying Boat, Inc. The Company is currently negotiating to purchase the remaining 70% of Chalk's Air Bridge, Inc.


7. NEW ACCOUNTING PRONOUNCEMENTS


     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings per Share." The statement is effective for financial statements for periods ending after December 15, 1997, and changes the method in which earnings per share will be determined. Adoption of this statement by the Company will not have a material impact on earnings per share.


     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 129, "Disclosure of Information about Capital Structure." The statement applies to all entities that have issued securities addressed by this statement and is effective for financial statements for periods ending after December 15, 1997. The statement establishes standards for disclosing information about an entity's capital structure requiring that an entity describe the pertinent rights and privileges of the various securities outstanding.


8. SUBSEQUENT EVENTS


     A. On August 1, 1997, Carnival Air, as borrower, Pan Am and Mr. Micky Arison, as guarantors, and NationsBank, N.A., as Lender (the "Lender"), executed a Credit Agreement (the "NationsBank Credit Agreement") pursuant to which the Lender provides two revolving credit bridge facilities (each a "Facility" and collectively, the "NationsBank Facility") of up to an aggregate of $25 million for use by Carnival Air for working capital and general corporate purposes and for the repayment by Carnival Air of up to $5 million in existing bank debt. Each of the Facilities permit Carnival Air to borrow up to $12.5 million, with borrowings under such Facilities maturing one year after the date of closing, subject to certain repayment requirements. Further, there is no assurance that Carnival Air with or without the NationsBank Facility will generate sufficient cash to fund its operations and significant cash requirements or that, upon consummation of the Merger, Pan Am's management will be able to improve the results of operations of Carnival Air or effectuate a combination of the airlines which will operate on a profitable basis.


     Prior to the consummation of the Merger, Mr. Micky Arison, an affiliate of the principal shareholder of Carnival Air, will provide a guaranty of payment with respect to one of the Facilities ("Facility B"), and after the consummation of the Merger, this guaranty will be converted from a guaranty of payment to a guaranty of collection. Prior to the consummation of the Merger, Pan Am will provide a guaranty of collection of the other Facility ("Facility A" which will be binding on Pan Am whether or not the Merger is consummated). In the event that the Merger is consummated, Pan Am's guaranty of Facility A will be converted into a guaranty of payment of the entire NationsBank Facility. Carnival Air's obligations will be secured by all or substantially all of its assets. Pan Am's guaranty will be secured by a first priority lien on all or substantially all of its assets. Mr. Arison's guaranty will be secured by a pledge of certain securities beneficially owned by Mr. Arison.


     Pan Am will be required to issue to the Lender, as further consideration, warrants to purchase up to 550,000 shares of Pan Am Common Stock at an exercise price of $7.917 per share, exercisable over ten years with a staggered vesting schedule based on the funding of the NationsBank Facility. Further,

                      PAN AM CORPORATION AND SUBSIDIARIES

8. SUBSEQUENT EVENTS--(CONTINUED)

Pan Am, Carnival Air and Mr. Arison entered into an agreement pursuant to which Carnival Air, prior to the Merger, and Pan Am after consummation of the Merger, will pay Mr. Arison a guaranty fee in an amount equal to the difference between the cost to the borrower of Facility A and Facility B.


     On August 1, 1997, Carnival Air utilized $4.5 million of the availability under this Facility to repay the outstanding bank debt as previously discussed.



     B. Pan Am is currently engaged in discussions with one or more investment banking firms with respect to conducting an offering of up to $100,000,000 of its securities pursuant to Rule 144A promulgated under the Securities Act. It is anticipated that such securities will be either a new series of convertible preferred stock or subordinated convertible debentures. It is further contemplated that all subscriptions for such securities would be received prior to the Merger and release of such funds and closing of such transaction would also be conditioned upon the consummation of the Merger. It is currently anticipated that all proceeds from such offering will be used for general working capital purposes. There can be no assurances that any such offering will ever be consummated.


9. BRIDGE LOAN


     In March 1997, the Company agreed with Dade County, Florida and various state and federal entities on a $7.3 million incentive package as an inducement to locate its corporate headquarters within the County. The Company received $5.0 million in cash in the form of a "bridge loan" from Dade County in April 1997.


10. COMMITMENTS AND CONTINGENCIES


     Various claims, contractual disputes and lawsuits against the Company arise periodically involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. The majority of these suits are covered by insurance. In the opinion of management, the resolutions of these claims will not have a material adverse effect on the business, operating results or financial condition of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Carnival Air Lines, Inc.


     In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Carnival Air Lines, Inc. at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered significant losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
August 15, 1997

                           CARNIVAL AIR LINES, INC.
                                 BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)


                                                                                  JUNE 30,
                                                                           -----------------------
                                                                             1997         1996
                                                                           ------------   --------
ASSETS
Current assets:
 Cash and cash equivalents .............................................    $     674     $   869
 Deposits held in escrow   .............................................        1,057       1,842
 Accounts receivable, net of allowance for doubtful accounts
   of $616 and $430  ...................................................       10,390      16,748
 Deposits, primarily securing leased aircraft   ........................          443         506
 Prepaid expenses and other assets  ....................................        6,222       7,745
 Deferred income taxes  ................................................            -         770
 Parts and supplies inventories  .......................................          786       1,520
                                                                            ---------     --------
   Total current assets ................................................       19,572      30,000
Property and equipment, net   ..........................................       16,507      34,237
Other assets, primarily long term deposits securing leased aircraft  ...        2,061       3,976
Goodwill, net of accumulated amortization of $289 in 1996...............            -       1,201
                                                                            ---------     --------
                                                                            $  38,140     $69,414
                                                                            =========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Line of credit and note payable .......................................    $   2,228     $     -
 Accounts payable ......................................................       24,316      11,093
 Accrued expenses and other liabilities   ..............................       30,617      17,563
 Unearned transportation revenue .......................................       24,019      22,384
                                                                            ---------     --------
   Total current liabilities  ..........................................       81,180      51,040
Line of credit .........................................................       26,050      10,000
Deferred income taxes   ................................................            -       2,168
                                                                            ---------     --------
   Total Liabilities ...................................................      107,230      63,208
                                                                            ---------     --------
Commitments and contingencies (Note 6) .................................            -           -
Stockholders' equity (deficit):
 Common stock; $.0002105 par value, 20,000,000 shares
   authorized, 3,166,667 shares issued and outstanding   ...............            1           1
 Additional paid-in-capital   ..........................................        2,019       2,019
 Retained earnings (deficit)  ..........................................      (71,110)      4,186
                                                                            ---------     --------
  Total stockholders' equity (deficit) .................................      (69,090)      6,206
                                                                            ---------     --------
                                                                            $  38,140     $69,414
                                                                            =========     ========

   The accompanying notes are an integral part of these financial statements.

                           CARNIVAL AIR LINES, INC.
                            STATEMENTS OF OPERATIONS
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                             YEARS ENDED JUNE 30,
                                                   -----------------------------------------
                                                      1997          1996          1995
                                                   -------------   ----------   ------------
Revenues .......................................    $ 260,826      $269,270      $199,622
Operating expenses:
 Direct operating costs:
  Aircraft fuel   ..............................       51,824        44,749        31,722
  Aircraft and traffic servicing ...............       41,990        38,163        29,586
  Flying operations  ...........................       66,137        56,336        44,557
  Maintenance expenses  ........................       64,295        43,843        30,719
  Passenger service expenses  ..................       23,490        23,296        16,855
 Selling, general and administrative   .........       54,062        55,028        37,803
 Depreciation and amortization   ...............        6,318         5,233         4,359
 Costs associated with returned aircraft  ......       13,695             -             -
 Impairment loss  ..............................       12,536             -             -
 Provision for bad debts   .....................        1,873           263           622
                                                    ---------      --------      --------
   Total operating expenses   ..................      336,220       266,911       196,223
                                                    ---------      --------      --------
Operating (loss) income ........................      (75,394)        2,359         3,399
                                                    ---------      --------      --------
Other (expense) income:
 Interest income  ..............................          180           256           127
 Interest expense ..............................       (1,480)          (91)         (459)
                                                    ---------      --------      --------
   Total other (expense) income  ...............       (1,300)          165          (332)
(Loss) income before (benefit) provision for
  income taxes .................................      (76,694)        2,524         3,067
(Benefit) provision for income taxes   .........       (1,398)        1,693           565
                                                    ---------      --------      --------
Net (loss) income ..............................    $ (75,296)     $    831      $  2,502
                                                    =========      ========      ========
(Loss) earnings per share  .....................    $  (23.78)     $   0.26      $   0.79
                                                    =========      ========      ========

   The accompanying notes are an integral part of these financial statements.

                           CARNIVAL AIR LINES, INC.
                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                           (IN THOUSANDS OF DOLLARS)



                                          COMMON STOCK
                                        ----------------
                                                                ADDITIONAL
                                                                PAID-IN           RETAINED
                                     SHARES       PAR VALUE     CAPITAL       EARNINGS (DEFICIT)       TOTAL
                                    -----------   -----------   -----------   --------------------   ------------
Balance at June 30, 1994   ......   2,850,000          1          $1,349          $      853          $   2,203
Net income  .....................           -          -               -               2,502              2,502
                                    ----------         --         -------         ----------          ---------
Balance at June 30, 1995   ......   2,850,000          1           1,349               3,355              4,705
Net income  .....................           -          -               -                 831                831
Exercise of stock options  ......     316,667          -             670                   -                670
                                    ----------         --         -------         ----------          ---------
Balance at June 30, 1996   ......   3,166,667          1           2,019               4,186              6,206
Net loss ........................           -          -               -             (75,296)           (75,296)
                                    ----------         --         -------         ----------          ---------
Balance at June 30, 1997   ......   3,166,667          1          $2,019          $  (71,110)         $ (69,090)
                                    ==========         ==         =======         ==========          =========

            The accompanying notes are an integral part of these financial statements.

                           CARNIVAL AIR LINES, INC.
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)


                                                                                YEARS ENDED JUNE 30,
                                                                       ---------------------------------------
                                                                         1997          1996          1995
                                                                       -----------   -----------   -----------
Cash flows from operating activities:
 Net (loss) income  ................................................   $(75,296)     $    831      $  2,502
 Adjustments to reconcile net (loss) income to net
   cash provided from operating activities:
   Impairment loss  ................................................     12,536             -             -
   Costs associated with returned aircraft, net   ..................     12,982             -             -
   Compensation expense related to option plans   ..................          -           570             -
   Amortization of maintenance overhauls ...........................     13,659         4,530         3,795
   Depreciation and amortization--other  ...........................      6,318         5,233         4,359
   Provision (benefit) for deferred income taxes  ..................     (1,398)        1,433          (395)
   Provision for bad debts   .......................................      1,873           263           622
   Loss on sale of aircraft  .......................................        241             -             -
   Changes in operating assets and liabilities:
   (Increase) decrease in:
    Deposits held in escrow  .......................................        785          (331)          442
    Accounts receivable   ..........................................      2,162        (7,747)       (2,260)
    Parts and supplies inventory   .................................        734        (1,274)          (82)
    Prepaid expenses and other assets ..............................       (576)       (5,350)          471
    Deposits and other assets   ....................................      1,715        (1,971)          158
   (Decrease) increase in:
    Accounts payable   .............................................     12,223         1,307         2,792
    Accrued expenses and other liabilities  ........................        206         8,438         1,185
    Unearned transportation revenue   ..............................      1,634         6,613         1,759
    Income taxes payable  ..........................................          -          (660)          360
                                                                       ---------     ---------     ---------
 Net cash (used in) provided from operating activities  ............    (10,202)       11,885        15,708
                                                                       ---------     ---------     ---------
Cash flows from investing activities:
 Additions to property and equipment, net of reimbursements from
  lessor for overhaul reserves  ....................................    (11,601)      (21,690)      (10,537)
Proceeds from sale of aircraft and equipment   .....................      5,000             -             -
                                                                       ---------     ---------     ---------
Net cash used in investing activities ..............................     (6,601)      (21,690)      (10,537)
                                                                       ---------     ---------     ---------
Cash flows from financing activities:
 Exercise of options   .............................................          -           100             -
 Repayments on line of credit, net .................................          -             -        (4,400)
 Advances on lines of credit .......................................     18,050        10,000             -
 Principal payments on notes payable, including down payment  ......     (1,442)            -             -
 Proceeds from employee stock purchase plan ........................          -             -            70
 Refunds from employee stock purchase plan  ........................          -          (295)         (270)
                                                                       ---------     ---------     ---------
Net cash provided from (used in) financing activities   ............     16,608         9,805        (4,600)
                                                                       ---------     ---------     ---------
 Net (decrease) increase in cash and cash equivalents   ............       (195)            -           571
Cash and cash equivalents at beginning of year .....................        869           869           298
                                                                       ---------     ---------     ---------
Cash and cash equivalents at end of year ...........................   $    674      $    869      $    869
                                                                       =========     =========     =========
Supplemental disclosure of cash flow information:
 Interest paid   ...................................................   $  1,326      $     16      $    600
                                                                       =========     =========     =========
 Income taxes paid  ................................................   $     20      $  2,457      $    830
                                                                       =========     =========     =========
Supplemental disclosure of noncash activities:
 Issuance of note payable for purchase of aircraft   ...............   $  1,670      $      -      $      -
                                                                       =========     =========     =========
 Accrued engine overhauls ..........................................   $  7,600      $  1,680      $      -
                                                                       =========     =========     =========

      The accompanying notes are an integral part of financial statements.

                           CARNIVAL AIR LINES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION


     Carnival Air Lines, Inc. ("Carnival Air Lines" or the "Company") was formed in 1988 as a corporation organized under the laws of the State of Florida. The Company is engaged in the airline business and is a United States scheduled air carrier. The Company also performs repair services for its aircraft and third parties. The Company is a majority owned subsidiary of Air Holding Company (the "Parent"). The Company is headquartered in Fort Lauderdale, Florida and its principal markets are the Northeast Corridor, Florida and the Caribbean.


     In March 1997, the Company entered into an agreement with Pan Am Corporation, Inc. ("Pan Am") pursuant to which the Company will be acquired by Pan Am. Following the proposed merger, the Company's shareholders will own approximately 46% of Pan Am (See Note 12.)


2. BASIS OF PRESENTATION


     The financial statements have been prepared on the basis that the Company will continue as a going concern. However, as a result of changes in the business environment, the Company has incurred significant operating losses and negative cash flow through June 30, 1997. As noted in Note 6, the Company was in default on 4 of its leases and certain of its other leases contain cross-default provisions. These losses and negative cash flow have resulted in high levels of debt, and a significant stockholders' deficit and working capital deficit. The presence of such debt stockholders' deficit and working capital deficit will adversely affect the Company's ability to obtain future financing. The Company does not believe it has sufficient resources to fund the next fiscal year's capital needs and will not generate sufficient cash flow to adequately fund its current operations. Accordingly, the Company believes it will be necessary to continue to defer certain payables and to raise additional funds through various means, including the sale of certain aircraft or other assets. If these measures are unsuccessful, the Company could be forced to seek protection under bankruptcy laws. The Company and Pan Am have entered into a merger agreement. Pan Am is a start-up that has limited operations which commenced on September 26, 1996. Although Pan Am is a start-up airline and has incurred significant losses, the Company believes the proposed merger with Pan Am will provide additional means of financing through certain proposed offerings. There can be no assurance that sources of funds will be available in amounts sufficient for the Company to meet its obligations. In the event the Company is unable to obtain financing, it may be required to adopt one or more alternatives, such as reducing or delaying additional expenditures or otherwise curtailing operations.


     There can be no assurances that any of such alternatives will provide sufficient cash to meet the Company's obligations.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


REVENUE RECOGNITION


     Passenger ticket sales are recorded as unearned transportation revenue and are recognized as passenger revenue upon completion of the flight. Charter revenue is recognized as earned revenue when transportation is provided.


CASH AND CASH EQUIVALENTS


     Cash and cash equivalents include all investments purchased with a maturity of three months or less. Included in accounts payable at June 30, 1997 and 1996, respectively, is approximately $2,005,000 and $442,000 of book overdrafts. Such overdrafts represent outstanding checks in excess of funds on deposit at a particular institution.

                           CARNIVAL AIR LINES, INC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

DEPOSITS HELD IN ESCROW


     Deposits held in escrow consist of deposits for charter flights which are required to be maintained in escrow until the charter flight is completed. These amounts are primarily utilized within a short time period.


PARTS AND SUPPLIES INVENTORIES


     Inventory consists of expendable parts, materials and supplies to be used by the Company and is stated at cost (as determined on a first-in, first-out
(FIFO) basis).


PREPAID EXPENSES AND OTHER ASSETS


     Included in prepaid expenses and other assets are estimated reserve reimbursements of approximately $2,750,000 as of June 30, 1997 and tax receivables of $2,800,000 as of June 30, 1996. Also included are prepaid commissions of $1,682,000 and $1,820,000 as of June 30, 1997 and June 1996,
respectively.


GOODWILL AND LONG-LIVED ASSETS, INCLUDING IMPAIRMENT


     In 1988, the Company acquired all of the outstanding stock of Pacific Interstate Airlines, Inc. for cash. The purchase price was allocated to the acquired assets and liabilities based upon their estimated fair market value on the date of acquisition with the remainder being allocated to goodwill. Goodwill historically has been amortized using the straight-line method over 40 years. In accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviewed the recoverability of goodwill and other long-lived assets.


     Based on this review, the Company recognized an impairment related to the goodwill amounting to approximately $1.2 million in fiscal 1997, which is included in impairment loss in the statement of operations. Additionally, pursuant to the review of the Company's long-lived assets, the Company recorded a charge of approximately $11.3 million. (See Property and Equipment and Airframe and Engine Maintenance). The Company determined that the goodwill, certain airframe and maintenance overhauls and other leasehold improvements were impaired as a result of the significant losses incurred during fiscal 1997 and an analysis of the future recoverability and accordingly, the assets were recorded at the lesser of cost or fair value. Fair value was determined based upon appraisals in the case of owned assets and recoverable costs for leased assets and other long-lived assets.


PROPERTY AND EQUIPMENT AND AIRFRAME AND ENGINE MAINTENANCE


     Flight equipment is carried at cost. At June 30, 1997, the Company's fleet consists of 2 owned aircraft and 23 aircraft under operating leases. In July 1997, pursuant to defaults which existed at June 30, 1997, 4 of these aircraft, which were operated under operating leases, were repossessed resulting in charges amounting to $13.7 million (see Note 6). Depreciation and amortization of owned airframes, engines and engine overhauls are computed using the straight-line method to estimated residual values over periods ranging from 8 to 10 years. Improvements to leased flight equipment are amortized over the shorter of the term of the lease or the related asset life. As of June 30, 1997, remaining lease terms ranged between 1 month and 7 years.

                           CARNIVAL AIR LINES, INC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The Company's aircraft fleet is regularly rotated through maintenance overhaul procedures. Costs associated with maintenance overhauls are capitalized and amortized to maintenance expense over the shorter of the period until the next scheduled overhaul (based on operating cycles) or the remaining lease term, as applicable and are included in the property and equipment caption in the balance sheet. Monthly payments of maintenance lease reserves, in accordance with lease contracts, are expensed as incurred. These monthly payments are reimbursed by the lessor to the Company when certain overhauls are completed. As a result of the addition of the A300's to the fleet during 1997 and 1996, the Company incurred higher than expected maintenance costs on the A300's which were realized as the maintenance cycle became due. The overhauls for the A300's were in excess of the reserves held by the lessors which resulted in the Company capitalizing large amounts of overhaul costs during fiscal 1997. As a result of the SFAS 121 analysis, the Company recorded a charge of approximately $10.3 million on leased airframes and maintenance overhauls and $1.0 million on owned airframes and engine overhauls representing an adjustment to fair value.


     Rotable and repairable equipment are depreciated on a group basis over their estimated useful lives which range from 7 to 10 years. The cost of routine maintenance is charged to expense as incurred.


     Furniture and equipment are depreciated using the straight-line method over useful lives ranging from 3 to 5 years.


INCOME TAXES


     The Company is included in the Parent's consolidated federal tax return. An intercorporate tax allocation agreement requires the Company to record income tax expense on a separate company return basis with certain limitations. The related income tax balance sheet accounts reflect benefits or liabilities which are ultimately realized through the Parent. As of June 30, 1997 and 1996, balances owed to affiliates amounted to approximately $500,000.


     Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (see Note 7).


ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES


     Included in accounts payable are passenger facility charges due to various airports of approximately $333,000 and $340,000 as of June 30, 1997 and 1996, respectively. Included in accrued expenses and other liabilities are accrued fuel costs of approximately $2,265,000 and $3,087,000 and accrued engine overhaul costs of $7,600,000 and $1,680,000 as of June 30, 1997 and 1996,
respectively.


FAIR VALUE OF FINANCIAL INSTRUMENTS


     The Company's financial instruments consist primarily of instruments without extended maturities whose fair value approximates their carrying value.

                           CARNIVAL AIR LINES, INC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

USE OF ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the long-lived asset impairment, the estimated liability for returned aircraft, the valuation allowance for income taxes and accruals for certain other litigation (including the customs litigation). Actual results could differ from those estimates.


ADVERTISING EXPENSE


     All advertising costs are expensed as incurred. Advertising expense totalled $4,175,000, $5,380,000 and $4,289,000 in fiscal 1997, 1996 and 1995, respectively.


RECLASSIFICATIONS


     Certain reclassifications have been made to the 1996 and 1995 financial statements to conform with the 1997 presentation.


(LOSS) EARNINGS PER SHARE


     (Loss) earnings per share computations are based on the weighted average number of shares of common stock and common stock equivalents oustanding during each of the three years in the period ended June 30, 1997. Total weighted average shares, including common stock equivalents, were 3,166,667 for all three periods presented.


CHANGES IN ACCOUNTING


     During the fourth quarter of 1996, the Company changed its policy of accounting for auxiliary power units ("APU"). Effective April 1, 1996, the Company began capitalizing the APU overhaul costs, similar to the policy for engines and airframes. Previously, the Company had expensed these overhauls. The change was made as a result of a change in the Company's fleet mix and the scheduling of overhauls and was treated as a change in estimate. The impact of the change increased the fiscal 1996 results of operations before tax by approximately $390,000.


FOURTH QUARTER ADJUSTMENTS


     The Company recorded fourth quarter adjustments amounting to approximately $27.6 million, which consisted principally of the costs associated with the return of the 4 leased aircraft of $13.7 million, a physical inventory adjustment of $750,000, an adjustment for accrued ticket penalties of $655,000 and the $12.5 million impairment adjustment, which includes the writeoff of goodwill of $1.2 million and a charge for long-lived asset impairments, primarily aircraft improvements and maintenance overhauls of $11.3 million.

                           CARNIVAL AIR LINES, INC.

4. PROPERTY AND EQUIPMENT


     Property and equipment consist of the following (in thousands):


                                                                       AS OF JUNE 30,
                                                                 ---------------------------
                                                                   1997           1996
                                                                 ------------   ------------
      Flight equipment:
       Airframes and improvements  ...........................    $   7,397      $  19,198
       Engines   .............................................        2,738          4,463
       Maintenance overhaul costs  ...........................        2,662         11,478
                                                                  ---------      ---------
      Total flight equipment .................................       12,797         35,139
      Rotable and repairable equipment   .....................       12,852         10,387
      Furniture and other equipment   ........................        4,751          4,860
      Work in process  .......................................          568          4,748
                                                                  ---------      ---------
      Total property and equipment ...........................       30,968         55,134
      Less - accumulated depreciation and amortization  ......      (14,461)       (20,897)
                                                                  ---------      ---------
                                                                  $  16,507      $  34,237
                                                                  =========      =========

     During 1995, the Company entered into two engine swap transactions. In the first transaction, the Company acquired two engines for approximately $774,000 in exchange for $423,000 in cash and $351,000 in similar equipment. In the second transaction, the Company sold an engine with a net book value of approximately $374,000 for $357,000 in cash and $17,000 in similar equipment. During fiscal 1997, the Company recorded an impairment charge to property and equipment of $11.3 million (see Note 3).


5. LINE OF CREDIT AND NOTE PAYABLE


     In August 1995, the Company negotiated a revolving credit facility with a financial institution which provided funds up to a maximum of $15,000,000 until December 1997. The facility allowed the Company to draw funds at a rate of either LIBOR plus .375% or at the prime rate. The lines required collateralization from the principal shareholder of the parent ("principal shareholder") in addition to being secured by the assets of the Company. At June 30, 1996, there was approximately $10,000,000 outstanding on the line of credit. Interest on the line was charged at LIBOR plus .375% (approximately 5.831% at June 30, 1996).


     On October 2, 1996, the Company renegotiated its line of credit to a maximum of $30 million ("Original Line of Credit") which matures in December 1999 and bears interest at LIBOR plus .375% (approximately 6.06% at June 30,
1997). The principal shareholder provided additional collateral and guaranteed the debt as of October 2, 1996. As of June 30, 1997, the outstanding balance on this portion of the line of credit was $26,050,000 and is classified as long term based upon the December 1999 due date. Additionally, $3.9 million of the available balance was reserved for outstanding letters of credit (see Note 6).


     As of June 30, 1997, the Company triggered events of default under the Original Line of Credit, however, a waiver was obtained from the Lender.


     On June 16, 1997, the Company obtained additional financing under a $5 million line of credit ("Additional $5 million") subject to the same terms, including the principal shareholder's guarantee,

                           CARNIVAL AIR LINES, INC.

5. LINE OF CREDIT AND NOTE PAYABLE--(CONTINUED)

except that the Additional $5 million is payable on August 31, 1997. As of June 30, 1997, the Company had borrowed $2,000,000 under the Additional $5 million which is classified as current in the balance sheet based upon the August 31, 1997 maturity date (see Note 13A).


     Pursuant to the proposed merger agreement, with Pan Am the principal shareholder will contribute $30 million to the merged company which will be used to pay all or a portion of the Original Line of Credit. The principal shareholder will then be released from his guarantee of the Original Line of Credit (see Note 12).


     In August 1997, additional financing from another financial institution was obtained (see Note 13A). Certain of these proceeds were used to repay the Additional $5 million financing.


     On August 1, 1996, the Company entered into an agreement with PCI Engine Trading Parts Purchase/Note Payable Ltd. to purchase certain A300 airframe components. The purchase price was $1,670,000 of which there was a $300,000 cash down payment and the remaining $1,370,000 was financed by a note secured by the airframe components with the seller. The note bears interest at 9% per annum and matures in August 1997. As of June 30, 1997, the remaining two principal payments totalling $228,000 are classified as current and are included with the current portion of the line of credit and note payable in the balance sheet.


6. COMMITMENTS AND CONTINGENCIES


OPERATING LEASES


     As of June 30, 1997, the Company leased 23 of the 25 airplanes in its fleet under operating leases including the sale/leaseback of the aircraft sold to Pan Am (see Note 9). Total rental expense for all operating leases for the years ended June 30, 1997, 1996 and 1995 was approximately $47,778,000, $35,245,000 and $26,966,000, respectively. Included within total rental expense for the years ended June 30, 1997, 1996 and 1995 are aircraft rentals of approximately $38,918,000, $32,177,000 and $25,083,000, respectively, of which approximately $18,921,000, $19,524,000 and $13,429,000, respectively, represent charges based on aircraft use, generally based on aircraft hours.


     As of June 30, 1997, minimum annual rentals, which does not include contingent future rentals based on aircraft use, for all operating leases, with initial terms or remaining terms in excess of one year are as follows (in thousands):



                        JUNE 30,
                         1997
                        ---------
   1998  ............   $23,043
   1999  ............    16,042
   2000  ............    10,514
   2001  ............     5,539
   2002  ............     1,964
   Thereafter  ......     2,028
                        --------
                        $59,130
                        ========

     The future rentals for the 4 returned aircraft are not included in the minimum future annual rentals because the future rental payments for these aircrafts amounting to $3.7 million were accrued as of June 30, 1997.

                           CARNIVAL AIR LINES, INC.

6. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     As of June 30, 1997, the Company has approximately $750,000 of letters of credit outstanding as security deposits for certain of their aircraft operating leases. During June 1997, letters of credit totalling $450,000 were exercised by lessors for 3 out of the 4 aircraft returned to the lessors. Additionally, the Company has approximately $3,172,000 of outstanding letters of credit as security for various other contractual arrangements with suppliers, airport facilities and insurance carriers. These letters of credit are included under the available amount of the Company's line of credit (see Note 5).


RENT EXPENSE


     As of June 30, 1997, the Company had the following minimum rental payments for their office facilities:


   1998   ............   $  610
   1999   ............      494
   2000   ............      240
   2001   ............      240
   Thereafter   ......       --
                         -------
                         $1,584
                         =======

     The Company's principal airport facilities (including the hangar, inventory storage and training facilities) at the Fort Lauderdale airport are leased on a month to month basis. There is no assurance that the Company will be able to continue to lease such facilities.


LITIGATION


     During fiscal 1997, the Company became involved in disputes with two aircraft lessors for 4 aircraft. The first was to recover excess maintenance costs required to bring one aircraft up to standards and a difference in interpretation as to the lease termination date. The second involved a dispute over the lessor's failure to return funds paid to the lessor in reserves for scheduled repairs to the leased aircraft. The Company filed court action and ceased remitting rental and reserve payments. Neither dispute was settled and the courts forced Carnival Air to return the aircraft in July 1997 pending settlement of the disputes. As of June 30, 1997, the Company was in default on the 4 aircraft leases and had been served with notices of termination of the leases and notices to return the aircraft to the lessors. This resulted in a charge of $13.7 million which is presented as a separate line item in the statement of operations. The charge is comprised of a charge for assets related to the 4 returned aircraft, primarily capitalized overhaul costs and receivables from the lessors of $10.0 million, and certain reserves and accruals, primarily future rent for which the Company may be held liable, of $3.7 million.


     In April 1997, the Company received notice of a U.S. customs service penalty for $2.6 million for drugs seized on a Carnival Air Lines flight. Based upon available information, management is unable to determine if a loss is probable or a reasonable estimate of the loss and, therefore, no accrual has been provided as of June 30, 1997.


     In the ordinary course of business, the Company is involved in certain other claims, regulatory compliance investigations, and other legal matters, the outcome of which other than the lease disputes, management does not believe will have a material adverse effect on the Company's operations.

                           CARNIVAL AIR LINES, INC.

6. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

EVENTS OF DEFAULT


     As of June 30, 1997, the Company was in default for failure to pay rents and maintenance on 4 of its aircraft leases. Additionally, certain of its other aircraft leases contain cross-default provisions. However, the Company has not been notified of any defaults, other than the two lessors with the 4 aircrafts, as previously described. The Company has renegotiated deferred rental terms with the majority of its lessors. As a result of these defaults, however, 4 of its aircraft were taken out of service and returned to lessors (see Litigation).


FREQUENT FLYER PROGRAM


     Under the terms of Carnival Air Lines' frequent flyer program, the Company has incurred outstanding commitments to passengers meeting eligibility requirements. In May 1997, the Company entered into an agreement with Pan Am to become a participant in Pan Am's frequent flyer program. Pursuant to this agreement, the Company's frequent flyer program was suspended and Pan Am will honor the Company's prior administrative commitments under the program. Management believes the liability associated with this program to be immaterial to the Company's operations.


ADDITIONAL BOND REQUIREMENTS


     On August 4, 1997, the Company was notified by the Airlines Reporting Corporation ("ARC") that it had failed four financial tests based upon certain quarterly reporting requirements. In accordance with established financial standards for ARC carriers, the Company may be required to post an additional bond or letter of credit amounting to approximately $3,341,000. This would reduce available amounts under the new financing agreement (see Note 13A).


7. INCOME TAXES


     The (benefit) provision for income taxes for the years ended June 30, 1997, 1996 and 1995 consists of the following (in thousands):


                          YEAR ENDED JUNE 30, 1997              YEAR ENDED JUNE 30, 1996         YEAR ENDED JUNE 30, 1995
                   ---------------------------------------   ------------------------------   -------------------------------
                    FEDERAL        STATE        TOTAL        FEDERAL     STATE     TOTAL      FEDERAL     STATE     TOTAL
                   ------------   ----------   -----------   ---------   -------   --------   ---------   -------   ---------
Current   ......    $      0       $    0       $      0       $   48      $212      $  260    $  908       $52      $  960
Deferred  ......      (1,258)        (140)        (1,398)       1,197       236       1,433      (425)       30        (395)
                    --------       ------       --------      -------     -----     -------    ------       ----     ------
Total  .........    $ (1,258)      $ (140)      $ (1,398)      $1,245      $448      $1,693    $  483       $82      $  565
                    ========       ======       ========      =======     =====     =======    ======       ====     ======

                           CARNIVAL AIR LINES, INC.

7. INCOME TAXES--(CONTINUED)

     The difference between the statutory tax rates and the effective tax rates result from permanent differences the establishment of valuation allowances and the realization of a certain net operating loss in accordance with the tax sharing agreement with the Parent and are computed as follows:


                                                                       YEARS ENDED JUNE 30,
                                                                  ------------------------------
                                                                   1997        1996     1995
                                                                  ----------   ------   --------
   Taxes at federal statutory rate  ...........................     (34)%        34%       34%
   State income taxes effected for federal tax rate   .........        (5)       9          3
   Goodwill amortization (including impairment in 1997)  ......       1          2          2
   Establishment of valuation allowance   .....................      36         20         --
   Release of valuation allowance   ...........................      --         --        (23)
   Other ......................................................      --          2          2
                                                                  -----        ----      ----
                                                                       (2)%    67%        18%
                                                                  =====        ====      ====

     The tax effects of significant items comprising the Company's deferred tax assets and liabilities as of June 30, 1997 and 1996 are as follows (in thousands):


                                                              AS OF JUNE 30,
                                                            -------------------
                                                             1997       1996
                                                            ---------   -------
   Deferred tax assets:
    Net operating loss carryforwards   ..................   $21,044     $  479
    Allowance for doubtful accounts .....................       242        169
    Inventory reserves/change in methods  ...............       557        665
    Property and equipment (including impairment)  ......     4,746        393
    Franchise fee .......................................       539        282
    AMT credits   .......................................       948        948
    Accrued bonus .......................................        --        158
    Other accruals   ....................................       618         --
    Other impairment ....................................       489         --
    Other   .............................................        27         42
    Compensation related to option plans  ...............        --        224
                                                            --------    -------
                                                             29,210      3,360
   Less - valuation allowance ...........................    28,692        500
                                                            --------    -------
   Net deferred tax assets ..............................       518      2,860
   Less - long-term deferred tax assets   ...............       518      2,090
                                                            --------    -------
   Net deferred tax assets - current   ..................   $    --     $  770
                                                            ========    =======
   Deferred tax liabilities:
    Depreciation and amortization   .....................   $   518     $4,190
    Other   .............................................        --         68
                                                            --------    -------
                                                            $   518     $4,258
                                                            ========    =======
   Net long-term liabilities  ...........................   $     0     $2,168
                                                            ========    =======

     The current provision represents federal alternative minimum taxes and state income taxes for fiscal 1996 and 1995.

                           CARNIVAL AIR LINES, INC.

7. INCOME TAXES--(CONTINUED)

     As of June 30, 1994, a valuation allowance was provided to reflect the terms of the tax sharing agreement which limited the recognition of certain net operating loss based on their ultimate utilization in the Parent's federal tax return, for a certain portion of the net operating loss carryforward. This valuation allowance was reversed in fiscal 1995 as certain net operating losses were utilized. As of June 30, 1995, no valuation allowance had been provided against the deferred tax asset because it was management's belief, based on the weight of available evidence as prescribed in SFAS 109, that the deferred tax assets as of June 30, 1995, were more likely than not to be realized. As of June 30, 1996, a valuation allowance was provided for certain of the AMT credits because it was management's belief based on the weight of available evidence as prescribed in SFAS 109 that these credits may not be realized. As of June 30, 1997, a valuation allowance was provided for $28,692,000 because it was management's belief based on the weight of available evidence as prescribed in SFAS 109 that the benefit of these assets may not be realized.


     As of June 30, 1997, the Company had approximately $53,576,000 of tax net operating loss carryforwards which expire, if unused, in fiscal 2011-2012. If a change in ownership were to occur, the annual utilization of net operating losses may be limited.


8. EMPLOYEE BENEFITS AND OPTIONS


     In August 1993 the Company adopted an Employee Stock Purchase Plan (the "Plan"). Under the terms of the Plan, no amounts subscribed could be exchanged for shares until at least 90 days following an initial public offering ("IPO") of the Company's common stock. If an IPO was not completed by November 1995, all subscriptions received, plus interest, would be returned to employees. Since an IPO was not completed by the specified date within the Plan, the Plan expired and the subscriptions along with interest were returned to the employees in November 1995.


     On January 1, 1991, the Company established the Carnival Air Lines, Inc. Employee Savings and Protection Plan (the 401(k) Plan) under section 401(k) of the Internal Revenue Code. The 401(k) Plan is a defined contribution plan which covers substantially all employees. Employer contributions are discretionary. No employer contributions have been made since the Plan's inception.


     In July 1990, the Company granted common stock options to certain key executives to acquire up to 10% of the common stock of the Company for $100,000. These options, which vested in July 1992, were exercised for 316,667 shares of common stock in March 1996. As a result of a change in the Plan, the Plan's measurement date was altered and the Company recorded approximately $570,000 in compensation expense upon the exercise of these options in fiscal 1996. In addition, a one-time special bonus was awarded by the Board of Directors to the key executives to cover all personal income taxes associated with the exercise of the stock options amounting to approximately $396,000 in fiscal 1996. The Company has the right of first refusal to repurchase the shares at book value which lapses upon a public offering.


9. RELATED PARTY TRANSACTIONS


     In March 1989, Carnival Air Lines entered into an agreement with Carnival Corporation for the use of the "Carnival" name and logo. The agreement was amended in June 1993 to provide that the Company pays a fee equal to .25% of total revenue plus 5% of net profit. The agreement was further amended in April 1996 to extend the terms of the agreement through June 2006. The agreement

                           CARNIVAL AIR LINES, INC.

9. RELATED PARTY TRANSACTIONS--(CONTINUED)

provides for early termination upon certain conditions. Pursuant to the proposed merger agreement, subsequent to the merger, the Carnival name and logo will not be used by the merged company to promote its ongoing business. The expense for the years ended June 30, 1997, 1996 and 1995 was approximately $655,000, $718,000 and $584,000, respectively. The balance due Carnival Corporation at June 30, 1997 and 1996 was approximately $1,373,000 (including the 1996 fees which are accruing interest at LIBOR) and $718,000, respectively.



     The Company generates revenue from the sale of airline tickets for Carnival Corporation's cruise line passengers. Revenues related to this arrangement for the years ended June 30, 1997, 1996 and 1995 were $1,531,000, $2,183,000 and $2,386,000, respectively.


     During June 1994, the Company entered into a charter agreement with the Miami Heat, a professional basketball team. The principal shareholder of the Parent is the managing partner of the Miami Heat. The contract is for a three year term starting with the 1995 season and will provide charter service revenue of approximately $700,000 a year plus a variable amount based on block hour usage. Revenues relating to this contract were $1,679,000 and $1,796,000 for the fiscal year ended June 30, 1997 and 1996, respectively. In addition, the agreement requires certain aircraft specifications including configuration of the interior, team name and logo and other items.


     Carnival Corporation provides professional services to the Company and bills such services on an hourly basis at prevailing rates. The aggregate amounts paid by the Company to Carnival Corporation for these professional services during fiscal 1997, 1996 and 1995 were approximately $167,000, $76,000 and $52,000, respectively.


     The Company has an arrangement with Carnival Corporation pursuant to which Company employees are entitled to take one complimentary 7-day cruise and one 3-4 day cruise annually on a space available basis on Carnival Corporation cruise ships. Company employees may also receive confirmed reservations by paying 50% of the regular fare for cabins and 65% of the regular fare for suites. Similarly, Carnival Corporation employees are entitled to fly on the Company's aircraft on a space available basis for $50 per one-way flight. Management believes that the costs of these arrangements, which cannot be determined with any degree of certainty, are insignificant to the Company. These arrangements may be terminated by either the Company or Carnival Corporation at any time.


PAN AM TRANSACTIONS


     Subsequent to the signing of the acquisition agreement, Carnival Air Lines and Pan Am commenced a relationship to cross utilize services where possible if beneficial to both companies.


     These activities were focused on obtaining better utilization of Carnival Air Lines' existing fleet by providing subservice and wet leasing aircraft to Pan Am and eliminating Pan Am's reliance on a third party for expansion. Pan Am has furnished ground handling services for Carnival Air Lines at three locations for a total cost of approximately $300,000 for the year ended June 30, 1997. Carnival Air lines performed service consisting of subservice and wet lease services to Pan Am for a total cost of $5,010,000 for the year ended June 30, 1997. Pan Am purchased one aircraft from Carnival for $3,500,000 and support inventory for $1,500,000. A loss of approximately $240,000 was recognized on this transaction. Carnival subsequently leased the aircraft back from Pan Am for $30,625 per month.

                           CARNIVAL AIR LINES, INC.

9. RELATED PARTY TRANSACTIONS--(CONTINUED)

     Carnival also furnished Pan Am with miscellaneous services for $250,000.


10. OTHER MATTERS


     Federal Aviation Association (FAA) regulations require all corporations operating aircraft in the United States to comply with lower noise standards. Aircraft meeting the lower noise standards are known as Stage III aircraft while all other aircraft are considered Stage II. All aircraft must meet Stage III requirements by December 31, 1999 with interim Stage III requirements of 55%, 65% and 75% by December 31, 1994, 1996, and 1998, respectively. The Company was in compliance with Stage III requirements as of December 31, 1996 and, based on planned fleet rotation, is scheduled to be in compliance at December 31, 1997.


11. UNIONIZATION


     Through July 1997, flight deck crew members, flight attendants and dispatchers voted to become members of their respective industry unions. The Company has been notified by certain of the unions regarding initial collective bargaining agreements. Negotiations have not commenced. These unionizations could increase the Company's labor costs which could have a material adverse effect on the Company.


12. PROPOSED MERGER


     On March 20, 1997 (as amended on July 8 and July 9), the Company entered into an acquisition agreement, as amended (the "Merger Agreement"), with Pan Am pursuant to which the Company will be acquired by Pan Am. Upon consummation of the Merger, the shareholders of the Company will receive 9,523,810 shares of Pan Am Common Stock which will represent approximately 46% of the then outstanding shares of common stock. The consummation of the Merger is subject to the satisfaction of a limited number of conditions, including the approval by Pan Am's shareholders of the issuance of the shares of Common Stock to be issued in connection with the Merger. One of the requirements of the Merger is that the Company's principal shareholder will contribute $30 million which will be used to retire the Original Line of Credit and remove the guarantee on the Original Line of Credit. The Merger Agreement provides for very limited circumstances under which a party may terminate the Merger Agreement. It is currently anticipated that the Merger will be consummated in September 1997.


13. SUBSEQUENT EVENT


     A. Additional Financing


     On August 1, 1997, Carnival Air, as borrower, Pan Am and the Company's principal shareholder, as guarantors, and a Lender executed a Credit Agreement (the "Credit Agreement"), under which the Lender will provide two revolving credit bridge facilities (each a "Facility" and collectively, the "Facility") of up to an aggregate of $25 million for use by Carnival Air for working capital and general corporate purposes and for the repayment by Carnival Air of up to $5 million in existing bank debt. Each of the Facilities permit Carnival Air to borrow up to $12.5 million subject to certain conditions, with borrowings under such Facilities maturing one year after the date of closing, subject to certain repayment requirements. The Facilities will bear interest at the sum of (x) the greater of (1) the Federal Fund rate plus 0.5% or (2) the prime rate plus (y) the applicable margins. The applicable margins range

                           CARNIVAL AIR LINES, INC.

13. SUBSEQUENT EVENT--(CONTINUED)

from 0% to 6% depending on the Facility and the period in which they are outstanding. The Company is required to pay to the lender substantial fees relating to this facility. Pan Am, Carnival Air, and the guarantor entered into an agreement pursuant to which Carnival Air, prior to the merger, and Pan Am, after consummation of the merger, will pay to the guarantor certain fees for the guarantee. The credit agreement contains certain covenants and the Company's obligations are secured by substantially all of its assets. The Company immediately borrowed $4.5 million on this facility to repay the balance outstanding on the additional $5 million line (see Note 5). As of August 15, 1997, the Company had borrowed $10 million on these facilities.

                              ACQUISITION AGREEMENT

                                 March 20, 1997

                                      among

                               PAN AM CORPORATION
                                   ("Pan Am")

                                       and

                           CAL ACQUISITION CORPORATION
                                 ("Acquisition")

                                       and

                               AIR HOLDING COMPANY
                                     ("AHC")

                                       and

                            CARNIVAL AIR LINES, INC.
                                  ("Carnival")

                   FIRST, SECOND AND THIRD AMENDMENTS thereto

                  dated, July 8 and 9, 1997 and August 26, 1997


                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I         Definitions...................................................................................A-5

ARTICLE II        The Merger....................................................................................A-9

ARTICLE III       Representations and Warranties of AHC and Carnival...........................................A-10
         3.1      Organization.................................................................................A-10
         3.2      Authorization; Enforceability................................................................A-10
         3.3      No Violation or Conflict.....................................................................A-10
         3.4      Consent of Governmental Authorities..........................................................A-10
         3.5      Carnival Statements..........................................................................A-11
         3.6      Compliance with Laws.........................................................................A-11
         3.7      Legal Proceedings............................................................................A-12
         3.8      Brokers......................................................................................A-12
         3.9      Absence of Material Adverse Changes..........................................................A-12
         3.10     Articles of Incorporation, Bylaws and Minute Books...........................................A-12
         3.11     Capitalization...............................................................................A-12
         3.12     Rights, Warrants, Options....................................................................A-13
         3.13     Properties...................................................................................A-13
         3.14     Governmental Authorizations..................................................................A-14
         3.15     Insurance....................................................................................A-14
         3.16     Employment Matters...........................................................................A-14
         3.17     Material Agreements..........................................................................A-16
         3.18     List of Accounts.............................................................................A-17
         3.19     Major Customers and Suppliers................................................................A-17
         3.20     Related Party Transactions...................................................................A-17
         3.21     Tax Matters..................................................................................A-17
         3.22     Guaranties...................................................................................A-18
         3.23     Absence of Certain Business Practices........................................................A-18
         3.24     RWDR Transaction.............................................................................A-18
         3.25     AHC Spinoff and RWDR Transaction Liability...................................................A-18
         3.26     Intentionally Omitted........................................................................A-19
         3.27     Registration Statement and Proxy Statement...................................................A-19
         3.28     Pooling-of-Interests.........................................................................A-19
         3.29     Intentionally Left Blank.....................................................................A-19
         3.30     Investment Representations...................................................................A-19
         3.31     Disclosure...................................................................................A-20

ARTICLE IV        Representations and Warranties of Pan Am and Acquisition.....................................A-20
         4.1      Organization.................................................................................A-20
         4.2      Authorization; Enforceability................................................................A-20
         4.3      No Violation or Conflict.....................................................................A-20
         4.4      Consent of Governmental Authorities..........................................................A-21
         4.5      Exchange Act Reports; Financial Statements...................................................A-21
         4.6      Compliance with Laws.........................................................................A-21
         4.7      Legal Proceedings............................................................................A-22
         4.8      Brokers......................................................................................A-22
         4.9      Absence of Material Adverse Changes..........................................................A-22
         4.10     Articles of Incorporation, Bylaws and Minute Books...........................................A-22

                                       A-2


                                                                                                               PAGE

         4.11     Capitalization...............................................................................A-23
         4.12     Rights, Warrants, Options....................................................................A-23
         4.13     Properties...................................................................................A-23
         4.14     Governmental Authorizations..................................................................A-24
         4.15     Insurance....................................................................................A-25
         4.16     Employment Matters...........................................................................A-25
         4.17     Material Agreements..........................................................................A-26
         4.18     Related Party Transactions...................................................................A-27
         4.20     Tax Matters..................................................................................A-28
         4.21     Guaranties...................................................................................A-28
         4.22     Validity of Pan Am Common Stock..............................................................A-28
         4.23     Absence of Certain Business Practices........................................................A-28
         4.24     Opinion of Financial Advisor.................................................................A-29
         4.25     Registration Statement and Proxy Statement...................................................A-29
         4.26     Pooling-of-Interests.........................................................................A-29
         4.27     Disclosure...................................................................................A-29

ARTICLE V         Covenants....................................................................................A-29
         5.1      Interim Operations of Pan Am and AHC.........................................................A-29
         5.2      Access.......................................................................................A-31
         5.3      Confidentiality..............................................................................A-32
         5.4      Notification.................................................................................A-32
         5.5      Consent of Governmental Authorities and Others...............................................A-32
         5.6      Reasonable Efforts...........................................................................A-32
         5.7      Publicity....................................................................................A-33
         5.8      Acquisition Proposals........................................................................A-33
         5.9      Carnival and Pan Am Shareholder Approval.....................................................A-33
         5.10     Proxy Statement; Registration................................................................A-33
         5.11     Affiliates' Letters..........................................................................A-34
         5.12     Nonsolicitation of Employees.................................................................A-35
         5.13     Certain Post-Closing Notifications...........................................................A-35

ARTICLE VI        Additional Agreements........................................................................A-35
         6.1      Investigation; Notices.......................................................................A-35
         6.2      Survival of the Representations and Warranties...............................................A-35
         6.3      Indemnification..............................................................................A-35
         6.4      General Release..............................................................................A-37
         6.5      Noncompetition...............................................................................A-38
         6.6      Confidentiality; Name Use....................................................................A-38
         6.7      Continuing Obligations.......................................................................A-38
         6.8      AHC Spinoff and RWDR Transaction.............................................................A-39
         6.9      Voting Agreements............................................................................A-39
         6.10     Accountants' Comfort Letters.................................................................A-39
         6.12     Intentionally Left Blank.....................................................................A-39
         6.13     Use of the Carnival Name.....................................................................A-39
         6.14     Board Representation.........................................................................A-40
         6.15     Additional Capital Contribution..............................................................A-40
         6.16     Registration Rights Agreement................................................................A-40
         6.17     Intentionally Left Blank.....................................................................A-40
         6.18     Wertheim Consulting Arrangement..............................................................A-40

                                       A-3


                                                                                                               PAGE

ARTICLE VII       Closing; Conditions Precedent; Termination...................................................A-40
         7.1      Closing......................................................................................A-40
         7.2      Mutual Conditions Precedent..................................................................A-41
         7.3      Conditions Precedent to the Obligations of AHC and Carnival..................................A-41
         7.4      Conditions Precedent to the Obligations of Pan Am and Acquisition............................A-42
         7.5      Termination..................................................................................A-43

ARTICLE VIII Miscellaneous.....................................................................................A-44
         8.1      Notices......................................................................................A-44
         8.2      Entire Agreement.............................................................................A-44
         8.3      Assignment...................................................................................A-44
         8.4      Waiver and Amendment.........................................................................A-44
         8.5      No Third Party Beneficiary...................................................................A-44
         8.6      Severability.................................................................................A-44
         8.7      Expenses.....................................................................................A-45
         8.8      Headings.....................................................................................A-45
         8.9      Counterparts.................................................................................A-45
         8.10     Litigation; Prevailing Party.................................................................A-45
         8.11     Injunctive Relief............................................................................A-45
         8.12     Remedies Cumulative..........................................................................A-45
         8.13     Participation of Parties; Construction.......................................................A-45
         8.14     Governing Law................................................................................A-45
         8.15     Jurisdiction and Venue.......................................................................A-45

                              ACQUISITION AGREEMENT

         This Acquisition Agreement ("AGREEMENT") is entered into as of March 20, 1997, among Pan Am Corporation, a Florida corporation ("PAN AM"), CAL Acquisition Corporation, a Florida corporation ("ACQUISITION"), Air Holding Company, a Florida corporation ("AHC"), and Carnival Air Lines, Inc., a Florida corporation ("CARNIVAL").

                             PRELIMINARY STATEMENTS

         1. Pan Am and AHC believe that it is in their respective best interests and in the best interests of their respective shareholders for Acquisition to merge with and into Carnival upon the terms and subject to the conditions of this Agreement.

         2. Prior to the Closing (as defined herein), AHC shall sell or otherwise transfer all of its assets other than the capital stock of Carnival (the "AHC SPINOFF").

         3. Prior to the Closing, AHC will merge with and into Carnival (the "RWDR TRANSACTION").

                                    AGREEMENT

         In consideration of the preliminary statements and the respective covenants, representations and warranties contained in this Agreement, the parties agree as set forth below.

                                    ARTICLE I

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "ACQUISITION COMMON STOCK" means the common stock of Acquisition, par value $.0001 per share.

         "ADDITIONAL CAPITAL CONTRIBUTION" has the meaning set forth in SECTION
6.15 of this Agreement.

         "AFFILIATE" has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

         "AGREEMENT" means this Acquisition Agreement, together with all exhibits and schedules referred to herein.

         "AHC COMMON STOCK" means the common stock of AHC, par value $1.00 per share.

         "AHC MATERIAL AGREEMENTS" has the meaning set forth in SECTION 3.17 of this Agreement.

         "AHC PENSION PLAN" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "AHC PLANS" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "AHC RELATED PARTY" and "AHC RELATED PARTIES" have the meanings set forth in SECTION 3.20 of this Agreement.

         "AHC WELFARE PLAN" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "AIRWORTHINESS DIRECTIVES" has the meaning set forth in SECTION 3.13(B) of this Agreement.

         "AMEX" means the American Stock Exchange.

         "ANCA" has the meaning set forth in SECTION 3.13(B) of this Agreement

         "ARTICLES AND AGREEMENT OF MERGER" means the Agreement and Plan of Merger in the form of EXHIBIT A hereto, which sets forth the matters required to be contained in a plan of merger under the Florida BCA.

         "AVERAGE PRICE" means the average closing price for the Common Stock as reported on AMEX for the twenty (20) trading days immediately preceding the day prior to the date the Proxy Statement is ready to be mailed to the shareholders of Pan Am.

         "CARNIVAL COMMON STOCK" means the common stock of Carnival, par value $.0002105 per share.

         "CARNIVAL CRUISE" means Carnival Corporation.

         "CARNIVAL FINANCIAL STATEMENTS" has the meaning set forth in SECTION
3.5 of this Agreement.

         "CARNIVAL MARKS" has the meaning set forth in SECTION 3.13(C) of this Agreement.

         "CARNIVAL MATERIAL ADVERSE EFFECT" has the meaning set forth in SECTION
3.1 of this Agreement.

         "CARNIVAL RELATED MARK" has the meaning set forth in SECTION 6.13 of this Agreement.

         "CARNIVAL SPECIAL MEETING" has the meaning set forth in SECTION 5.9 of this Agreement.

         "CERCLA" has the meaning set forth in SECTION 3.6(B) of this Agreement.

         "CLAIM" has the meaning set forth in SECTION 3.13(C) of this Agreement.

         "CLOSING" has the meaning set forth in SECTION 7.1 of this Agreement.

         "CLOSING DATE" has the meaning set forth in SECTION 7.1 of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the Common Stock of Pan Am, par value $.0001 per share.

         "DOT" means the United States Department of Transportation or any successor agency.

         "ENCUMBRANCES" mean any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever.

         "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         "ERISA" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE SHARES" has the meaning set forth in ARTICLE II of this Agreement.

         "EXCHANGE VALUATION" means $8.40 per share of Common Stock.

         "FAA" means the United States Federal Aviation Administration or any successor agency.

         "FEDERAL AVIATION LAWS" means Subtitle VII of Title 49 of the United States Code, as amended, and the rules and regulations promulgated thereunder.

         "FLORIDA BCA" means the Business Corporation Act of the State of Florida, as amended.

         "GUARANTY" means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, liabilities or obligations against loss.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFYING PARTY" and "INDEMNIFIED PARTY" have the meaning set forth in SECTION 6.3(C) of this Agreement.

         "INTANGIBLE PROPERTY" means, as to any Person, all foreign and domestic trademarks, trademark rights, trade names, trade dress, trade name rights, service marks, brands and copyrights (or pending registrations and applications therefor) owned, used or controlled by such Person, and all other intellectual property and proprietary rights, including trade secrets, technology, know-how and other information owned, held or used by such Person.

         "IRS" means the Internal Revenue Service or any successor agency.

         "KNOWLEDGE" or "KNOWN" means, with respect to any representation or warranty or other statement in this Agreement qualified by the knowledge of any party, that such party has made a reasonable investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made to the knowledge of any party, such reference shall mean (i) with respect to Pan Am, the actual knowledge of any of Martin R. Shugrue, Jr., John J. Ogilby, Jr., Robert Coile or John J. Sicilian following such investigation and (ii) with respect to AHC or Carnival, shall mean the actual knowledge of any of Micky Arison, Reuven Wertheim, Ray Vecci, Lew Graham or Howard Frank following such investigation. All of the parties referenced in items (i) and (ii) in the preceding sentence shall be deemed to have conducted the investigation required by this definition.

         "LIABILITIES" has the meaning set forth in SECTION 6.3(A) of this Agreement.

         "LICENSES" has the meaning set forth in SECTION 3.14 of this Agreement.

         "MARKS" has the meaning set forth in SECTION 4.13(C) of this Agreement.

         "MERGER" has the meaning set forth in Article II of this Agreement.

         "PAN AM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.5(B) of this Agreement.

         "PAN AM FINANCINGS AND ACQUISITIONS" means the borrowing of money, incurrence of debt, leasing of property or equipment, issuance of securities (including, without limitation, pursuant to the Private Placement Memorandum), acquisition of real property, equipment, or other assets, or the merger consolidation or acquisition of other businesses by, or on behalf of, or otherwise involving Pan Am or any Subsidiary. Pan Am Financings and Acquisitions shall also include the taking of action relating to corporate governance issues, such as classifying Pan Am Board of Directors and adopting various anti-takeover provisions.

         "PAN AM MATERIAL ADVERSE EFFECT" has the meaning set forth in SECTION
4.1 of this Agreement.

         "PAN AM MATERIAL AGREEMENTS" has the meaning set forth in SECTION 4.17 of this Agreement.

         "PAN AM PENSION PLAN" has the meaning set forth in SECTION 4.16(D) of this Agreement.

         "PAN AM PLANS" has the meaning set forth in SECTION 4.16(D) of this Agreement.

         "PAN AM RELATED PARTY" and "PAN AM RELATED PARTIES" have the meanings set forth in SECTION 4.18 of this Agreement.

         "PAN AM SEC REPORTS" has the meaning set forth in SECTION 4.5(A) of this Agreement.

         "PAN AM SPECIAL MEETING" has the meaning set forth in SECTION 5.9 of this Agreement.

         "PAN AM WELFARE PLAN" has the meaning set forth in SECTION 4.16(D) of this Agreement.

         "PBGC" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

         "PRIVATE PLACEMENT MEMORANDUM" means that certain Private Placement Memorandum of Pan Am, pursuant to which Pan Am is anticipated to seek to raise funds for Pan Am.

         "PROXY STATEMENT" means the proxy statement of Pan Am relating to the Common Stock to be issued in connection with the Merger.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in SECTION
6.16 of this Agreement.

         "REGISTRATION STATEMENT" means the registration statement(s) of Pan Am on Form S-3 (or such other form available) filed to register the Shareholders' resale of the Exchange Shares under the Securities Act.

         "REVOLVING LINE OF CREDIT" has the meaning set forth in SECTION 7.3(F) of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDERS" mean Reuven Wertheim, A. Daniel Ratti, Micky Arison and the Trust.

         "SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, transportation, transportation excise, registration, value added, documentary stamp, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any tax return relating thereto).

         "TERMINATION DATE" has the meaning set forth in SECTION 7.5 of this Agreement.

         "TRUST" means the Micky Arison 1995 Air Holding Trust, which is the sole shareholder of AHC.

         "VOTING AGREEMENTS" has the meaning set forth in SECTION 6.9 of this Agreement.

                                   ARTICLE II

                                   THE MERGER

         Subject to the terms and conditions of this Agreement, Acquisition will be merged with and into Carnival (the "MERGER") in accordance with the Florida BCA. Carnival shall be the surviving corporation of the Merger. The Merger shall become effective upon the filing of the Articles and Agreement of Merger, substantially in the form set forth in EXHIBIT A hereto, with the Secretary of State of the State of Florida in accordance with Section 607.1105 of the Florida BCA.

         The consideration for the Merger shall consist of the delivery of 9,523,810 shares of Common Stock upon the Merger (the "EXCHANGE SHARES").

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF AHC AND CARNIVAL

         In order to induce Pan Am and Acquisition to enter into this Agreement and to consummate the transactions contemplated hereby, AHC and Carnival make the representations and warranties set forth below to Pan Am and Acquisition.

         3.1 ORGANIZATION. Each of AHC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation. Each of AHC and its Subsidiaries is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of AHC and its Subsidiaries on a consolidated basis (a "CARNIVAL MATERIAL ADVERSE EFFECT"). Each jurisdiction in which AHC or any of its Subsidiaries is qualified to transact business as a foreign corporation is listed on SCHEDULE 3.1. Each of AHC and its Subsidiaries has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted. Each of AHC and Carnival has the corporate authority to execute, deliver and perform this Agreement and the Articles and Agreement of Merger. Carnival is a "citizen of the United States" within the meaning of 49 U.S.C. ss. 40102(a)(15) and is an "air carrier" certified under Chapter 411 and Section 44705 of 49 U.S.C.

         3.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Articles and Agreement of Merger by AHC and Carnival and the consummation by AHC and Carnival of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of AHC and Carnival. Each of the Shareholders is authorized to execute and deliver this Agreement. This Agreement and the Articles and Agreement of Merger have been duly executed and delivered by AHC and Carnival, and constitute the legal, valid and binding obligations of AHC, Carnival and each of the Shareholders, enforceable against them in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.3 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 3.3, the execution, delivery and performance by the Shareholders, AHC and Carnival of this Agreement, and the Articles and Agreement of Merger by AHC and Carnival, and the consummation by AHC and Carnival of the transactions contemplated hereby and thereby: (i) do not and will not (subject to obtaining the consents contemplated by SECTION 3.4 hereof) violate or conflict with any provision of law or regulation, the result of which could reasonably be expected to cause, individually or in the aggregate, a Carnival Material Adverse Effect or any writ, order, judgment or decree of any court or governmental or regulatory authority specifically naming AHC or any of its Subsidiaries or any Shareholder, or any provision of AHC's or Carnival's Articles of Incorporation or Bylaws; and
(ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any of the Shareholders, AHC or any of its Subsidiaries pursuant to, any material instrument or agreement to which any Shareholder, AHC or any of its Subsidiaries is a party or by which any Shareholder, AHC or any of its Subsidiaries or their respective properties may be bound or affected.

         3.4 CONSENT OF GOVERNMENTAL AUTHORITIES. Other than in connection with the HSR Act, the laws and regulations of the FAA and the DOT, and the state securities laws of any jurisdiction, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by any Shareholder, AHC or any of its Subsidiaries in connection with the execution, delivery or performance by any Shareholder, AHC or Carnival of this Agreement or the Articles and Agreement of Merger or the consummation by AHC and Carnival of the transactions contemplated hereby and thereby.

         3.5 CARNIVAL STATEMENTS. AHC has previously delivered to Pan Am and Acquisition a true and complete copy of the balance sheets of Carnival as of June 30, 1995 and 1996, and the statements of income, cash flows and retained earnings of Carnival for the fiscal years ended June 30, 1994, 1995 and 1996, including any related notes, audited for the 1996, 1995 and 1994 fiscal years by Carnival's independent certified public accountants pursuant to their audit of the financial records of Carnival and the unaudited statement of income, cash flows and retained earnings of Carnival for the period commencing June 30, 1996 and ending on January 31, 1997 (collectively, the "CARNIVAL FINANCIAL STATEMENTS"). Except as indicated on SCHEDULE 3.5, the Carnival Financial Statements fairly present in all material respects Carnival's financial condition, assets, liabilities, equity and results of operations at the dates and for the periods specified in those statements in accordance with generally accepted accounting principles consistently applied with prior periods (subject in the case of the unaudited statement, to normal nonmaterial year-end audit adjustments and the absence of notes). Other than as disclosed by the Carnival Financial Statements, or on SCHEDULE 3.5, SCHEDULE 3.17 or executory contractual obligations not required to be disclosed on SCHEDULE 3.17 hereto, neither AHC nor Carnival has any liabilities, commitments or obligations (which reasonably could be expected to be material to AHC and Carnival on a consolidated basis) of any nature whatsoever, whether accrued, contingent or otherwise (other than liabilities, commitments or obligations incurred since January 31, 1997 in the ordinary course of business consistent with past practices to Persons other than Affiliates of AHC), and, to Carnival's knowledge, there is no reasonable basis for assertion against AHC or Carnival or any of its Subsidiaries of any such liability, commitment or obligation.

         3.6 COMPLIANCE WITH LAWS.

                  (a) Except as set forth on SCHEDULE 3.6(A), each of AHC and its Subsidiaries is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its operations or its properties, including, without limitation, those relating to employment, building, zoning, safety and health, and environmental matters. Except as otherwise disclosed to Pan Am in writing, neither AHC nor any of its Subsidiaries has received notification from any governmental or regulatory authority asserting that it may not be in compliance with or may have violated any of the laws or regulations which said governmental or regulatory authority enforces, or threatening to revoke any authorization, consent, approval, franchise, license or permit, and neither AHC nor any of its Subsidiaries is subject to any agreement or consent decree with any governmental or regulatory authority arising out of previously asserted violations. Pan Am has been furnished with, or AHC or Carnival has made available to Pan Am, true and correct copies of all records of inspections, notices, reports, or audits of any of AHC's or its Subsidiaries' businesses and properties during the last three years under applicable federal, state, foreign and local laws and regulations or conducted by insurance companies, consultants or other Persons, including without limitation, any conducted by the FAA, the DOT or the Department of Defense; and all deficiencies noted therein have been corrected. Pan Am has been furnished with, or AHC or Carnival has made available to Pan Am, true and correct copies of all correspondence and other filings made to or received from any governmental regulatory agency or authority (including, but not limited to, the FAA and the DOT) regarding AHC or any of its Subsidiaries within the last three years.

                  (b) Without limiting the generality of SECTION 3.6(A), except as disclosed by the environmental audits and reports listed on SCHEDULE 3.6, copies of which have heretofore been delivered to Pan Am and Acquisition, or as otherwise set forth on SCHEDULE 3.6, there are, with respect to AHC and its Subsidiaries, no past or present violations of any laws or regulations promulgated by the FAA or the

DOT or of any Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents or contractual obligations which could reasonably be expected to give rise to any common law or other legal liability in excess of $50,000, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA"), or similar state or local laws.

         3.7 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 3.7, neither AHC nor any of its Subsidiaries is, nor during the past three years has been, a party to any pending or, to the knowledge of AHC, threatened, legal, administrative or other proceeding, arbitration or investigation, which could reasonably be expected to result in such party expending in excess of $100,000, and neither AHC nor any Shareholder has any knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving AHC or any of its Subsidiaries. Except as set forth on SCHEDULE 3.7, neither any Shareholder, AHC nor any of its Subsidiaries is subject to any order, injunction or other judgment of any court or governmental authority. Each of the Shareholders, AHC and its Subsidiaries is in compliance with the terms of each order, injunction or other judgment set forth on SCHEDULE 3.7. None of the items set forth on
SCHEDULE 3.7 could, individually or in the aggregate, reasonably be expected to have a Carnival Material Adverse Effect.

         3.8 BROKERS. Except as set forth in SCHEDULE 3.8 hereto, neither AHC nor any of its Subsidiaries nor any Shareholder has employed any financial advisor, broker or finder and none has incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement that could become an obligation of AHC or any Subsidiary or utilize any of their respective funds in connection with payment thereof.

         3.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on
SCHEDULE 3.9, from January 31, 1997 to the date hereof: (i) Carnival has in all material respects conducted its business in the ordinary and usual course consistent with past practices; (ii) there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of AHC or Carnival; and (iii) AHC or Carnival has not engaged or agreed to engage in any of the actions described in SECTION 5.1 (except as otherwise specifically permitted in SECTION 5.1).

         3.10 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. True and complete copies of the Articles of Incorporation, as amended to date, Bylaws, as amended to date, and minute book of Carnival has been delivered or made available by AHC to Pan Am. Such documents contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof.

         3.11 CAPITALIZATION. As of the date hereof, all issued and outstanding shares of AHC Common Stock are legally owned by the Trust and beneficially owned by Micky Arison, free and clear of all Encumbrances subject to an Encumbrance granted in connection with the Revolving Line of Credit, which Encumbrance will be released at Closing. All of the outstanding shares of Carnival Common Stock are owned by the Persons set forth on SCHEDULE 3.11 hereto, free and clear of all Encumbrances subject to an Encumbrance granted in connection with the Revolving Line of Credit, which Encumbrance will be released at Closing. As of the Closing, all issued and outstanding shares of Carnival Common Stock will be legally and beneficially owned by the Persons set forth on SCHEDULE 3.11 hereto, free and clear of all Encumbrances. The authorized capital stock of Carnival consists of 20,000,000 shares of Carnival Common Stock, of which 3,166,667 shares are issued and outstanding. All shares of AHC's and each of its Subsidiaries' outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by AHC or any of its Subsidiaries from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights or the registration requirements of federal or state securities laws. There are no dividends which have accrued or been declared but are unpaid on the capital stock of AHC or any of its Subsidiaries. All Taxes required to be paid in connection with the issuance by AHC or any of its Subsidiaries' capital stock have been paid. All of the outstanding shares of capital stock of each of AHC's Subsidiaries other than Carnival are owned by either AHC or another of its Subsidiaries, free and clear of all Encumbrances. SCHEDULE 3.11 lists all Subsidiaries of AHC, their jurisdictions of incorporation or organization, the number of shares of their respective capital stock or other equity interests issued and outstanding, and the record owners and the amounts and percentage of ownership of such shares of capital stock or equity interests. Carnival has no Subsidiaries. Except as set forth on SCHEDULE 3.11, neither AHC nor any of its Subsidiaries has any equity investment in any other corporation, association, partnership, joint venture or other entity. Except as noted on SCHEDULE 3.11, each of AHC and its shareholders is a "citizen of the United States" within the meaning of 49 U.S.C. ss.40102(a)
(15).

         3.12 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 3.12, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of AHC or Carnival issued by AHC or Carnival or any other Person or to which AHC or Carnival or any shareholder thereof is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of AHC or Carnival issued by AHC or Carnival or any other Person; or (iii) commitments, agreements or understandings of any kind to which AHC or Carnival or any shareholder thereof is a party, including employee benefit arrangements, relating to the issuance or repurchase by AHC or Carnival of any capital stock or other equity interests of AHC or Carnival, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of AHC or Carnival or any such options, warrants or rights.

         3.13 PROPERTIES.

                  (a) Except as set forth on SCHEDULE 3.13(A), Carnival has valid title to all properties, interests in properties and assets (real and personal) as reflected in the balance sheet of Carnival as of January 31, 1997 or acquired after January 31, 1997 (except nonmaterial properties, interests in properties and assets sold or otherwise disposed of since January 31, 1997, in the ordinary course of business to Persons other than Affiliates of AHC), free and clear of all Encumbrances. Carnival does not own any real property. SCHEDULE 3.13(A) lists each piece of real property leased or utilized by Carnival, with obligations remaining in excess of $50,000, including the owner or lessor thereof, the location thereof and the use to which it is put by Carnival. On the Closing Date, AHC will have no assets other than Carnival Common Stock. The facilities and equipment of Carnival necessary to the operations of its business are in good operating condition and repair sufficient for the operation of its business as presently conducted, normal wear and tear excepted. Except for those assets leased or licensed by Carnival, Carnival owns all assets used in its business. All aircraft, engines, spare engines and spare parts owned, leased or in the possession or control of Carnival are in sound operating condition, normal wear and tear excepted, except for those engines, spare engines and spare parts under repair or overhaul pursuant to Carnival's FAA approved maintenance programs. A certificate of airworthiness for each aircraft of Carnival has been duly issued pursuant to the Federal Aviation Laws and is in full force and effect (except for the period of time any aircraft may be out of service and such certificate is suspended in connection therewith), and each aircraft, engine and spare engine, and spare part having a value, individually or together with similar spare parts, in excess of $15,000, complies with all applicable FAA airworthiness standards and is maintained in accordance with all applicable FAA-approved maintenance programs. Each aircraft owned by Carnival is duly registered in the name of Carnival in accordance with the Federal Aviation Laws, and is not registered under the laws of any other country. Each aircraft used by Carnival but owned by a third party is duly registered in the name of such third party in accordance with all applicable Federal Aviation Laws and Carnival is authorized to use such aircraft under all applicable Federal Aviation Laws. Carnival's chief executive office and the location of its books and records is set forth on SCHEDULE 3.13(A).

                  (b) SCHEDULE 3.13(B) sets forth a list of all owned and leased aircraft, or aircraft under contract for future purchase or lease, a description of the type and aircraft number of each such aircraft, the date of manufacture of each such aircraft, the date Carnival placed such aircraft in service or proposes to place such aircraft in service, the lease expiration date of such aircraft, and a notation as to whether the aircraft (i) is owned or leased; (ii) complies with Stage 3 noise level requirements of the Airport Noise and Capacity Act of 1990 ("ANCA"); and (iii) requires refitting or repair to bring it into compliance with any outstanding FAA aircraft requirements mandated by certain Airworthiness Directives promulgated by the FAA (the "AIRWORTHINESS DIRECTIVES"). SCHEDULE 3.13(B) also contains a list of all airline slots owned or leased by Carnival and the terms upon which Carnival utilizes such slots. No event has occurred which would subject any of such slots to recall by the FAA.

                  (c) SCHEDULE 3.13(C) sets forth a complete and accurate list of all of Carnival's material owned Intangible Property registered with or pending registration in the United States Patent and Trademark Office (the "CARNIVAL MARKS"). AHC has delivered or made available to Pan Am correct and complete copies of all material written documents in the possession of AHC and its Subsidiaries or any of their Affiliates evidencing the Carnival Marks.
SCHEDULE 3.13(C) sets forth, to the knowledge of AHC, all material unresolved claims or conflicts with the rights of others (individually, a "CLAIM") relating to any Intangible Property owned or used by Carnival. Except as set forth on
SCHEDULE 3.13(C), no interest in any such Intangible Property has been assigned, transferred, licensed or sublicensed by AHC or Carnival to any other party (including any Affiliates of AHC or Carnival), and, to the knowledge of AHC or Carnival, no other license of any of such Intangible Property exists. Except as set forth on SCHEDULE 3.13(C), to AHC's knowledge, (i) Carnival possesses all right, title and interest in and to the Carnival Marks free and clear of any and all Encumbrances and have rights to all other Intangible Property and (ii) the Intangible Property is not subject to any outstanding order or Claim, nor is there any action, suit, proceeding or investigation pending with respect thereto.

         3.14 GOVERNMENTAL AUTHORIZATIONS. AHC and its Subsidiaries have in full force and effect all authorizations, consents, approvals, franchises, certificates, operating authorities, takeoff and landing authorizations (including "slots" at United States airports), licenses and permits required under applicable law or regulation (collectively referred to as "LICENSES") for the ownership of Carnival's properties and operation of its business as presently operated. Except as set forth on SCHEDULE 3.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such License or require AHC or any of its Subsidiaries or Affiliates to obtain any additional License to continue to operate the business of Carnival as presently conducted.

         3.15 INSURANCE. SCHEDULE 3.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Carnival. All such policies are in full force and effect.

         3.16 EMPLOYMENT MATTERS.

                  (a) LABOR RELATIONS. Except as set forth on SCHEDULE 3.16(A), none of the employees of AHC or any of its Subsidiaries is represented by any labor union, and neither AHC nor any of its Subsidiaries is subject to any labor or collective bargaining agreement. Except as set forth on SCHEDULE 3.16(A), none of the employees of AHC or any of its Subsidiaries is known by AHC to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. AHC and its Subsidiaries have not experienced any strike, work stoppage or labor disturbance with any group of employees, and to AHC's knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

                  (b) EMPLOYMENT POLICIES. Except as set forth on SCHEDULE 3.16(B), AHC has provided to Pan Am and Acquisition all of AHC's and its Subsidiaries' employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

                  (c) EMPLOYMENT AGREEMENTS. Except as set forth on SCHEDULE 3.16(C), there are no employment, consulting, severance or indemnification arrangements, agreements, or to the knowledge of Carnival, material understandings between AHC or any of its Subsidiaries and any officer, director, consultant or employee. Except as set forth on SCHEDULE 3.16(C) or as required by the WARN Act, the terms of employment or engagement of all employees, agents, consultants and professional advisors of AHC or any of its Subsidiaries are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither AHC nor any of its Subsidiaries has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

                  (d) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.16(D) sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment or arrangement maintained by or binding upon AHC or any or all of its Subsidiaries for any of their directors, officers, consultants, employees or former employees (the "AHC PLANS"). SCHEDULE 3.16(D) also identifies each AHC Plan which constitutes an "employee pension benefit plan" ("AHC PENSION PLAN") or an "employee welfare benefit plan" ("AHC WELFARE PLAN"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). None of the AHC Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA.

         AHC and its Subsidiaries have delivered to Pan Am or its Subsidiaries current, accurate and complete copies of each AHC Plan (including all other instruments relating thereto) and summary plan descriptions therefor and, to the extent applicable, copies of their most recent (i) IRS determination letter and any outstanding request for a determination letter; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) with respect to the last three plan years for each AHC Plan; (iii) certified financial statements; (iv) attorney's response to an auditor's request for information;
(v) collective bargaining agreements or other such contracts; (vi) Form 5310 and any related filings with the Pension Benefit Guaranty Corporation or any successor agency (the "PBGC") with respect to the last three plan years for each AHC Plan subject to Title IV of ERISA; (vii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such AHC Plan; and (viii) general notification to employees of their rights under Code
Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a AHC Plan that is a "group health plan" as defined in Code Section 5000(b)(1).

         Each AHC Pension Plan purporting to be is qualified under Section 401(a) of the Code, and each such plan remains so qualified; and to AHC's knowledge, no facts or circumstances exist which could result in the revocation of such qualification. Each AHC Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. Each AHC Plan has been administered in all materials respects in accordance with its terms and the Code, and each AHC Pension Plan and AHC Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which could reasonably to be expected to give rise to any liability of AHC or any of its Subsidiaries to the PBGC or which could reasonably be anticipated to result in any claims being made against AHC, Pan Am or any Subsidiary thereof by the PBGC. The assets of each AHC Plan are at least equal in value to the present value of the accrued benefits of participants of such Plan. No facts or circumstances exist which could reasonably be expected to give rise to any liability of any AHC Plan, AHC, Pan Am or any Subsidiary thereof to any other Person. AHC has paid all amounts required under applicable law, any AHC Pension Plan and any AHC Welfare Plan to be paid as a contribution to each AHC Pension Plan and AHC Welfare Plan through the date hereof. To the extent required by law, AHC has set aside adequate reserves to meet contributions which are not yet due under any AHC Pension Plan or AHC Welfare Plan. Neither AHC, any of its Subsidiaries, nor any other Person has engaged in any transaction or taken any other action with respect to any AHC Plan which would subject AHC, Pan Am or any Subsidiary thereof to: (i) any Tax, penalty or liability for prohibited transactions under ERISA or the Code; (ii) any Tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (iii) a penalty under ERISA Sections 502(c) or 502(l). None of AHC or any of its Subsidiaries, or any director, officer or employee of AHC or any of its Subsidiaries, to the extent it or he is a fiduciary with respect to any AHC Pension Plan or AHC Welfare Plan, has breached any of its or his responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any claim being made under, by or on behalf of any AHC Pension Plan or AHC Welfare Plan or any participant or beneficiary thereof. Each AHC Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies in all material respects with and in each and every case has complied in all material respects with the applicable requirements of Code
Section 4980B and Part 6 of Title I of ERISA and does not benefit retirees, except as otherwise required by law. As of the date thereof, there was no accrued vacation or sick leave payable to the employees of AHC or any Subsidiary which is not reflected in the AHC Financial Statements.

                  (e) PERSONNEL. SCHEDULE 3.16(E) sets forth: (i) the names of all directors and officers of Carnival; and (ii) the names and job designations of all employees of Carnival whose cash compensation exceeds $75,000 per annum. Except as disclosed in the Carnival Financial Statements and except for unpaid base compensation accrued in the ordinary course of business consistent with past practice since January 31, 1997, there are no material sums due to any of Carnival's employees.

         3.17 MATERIAL AGREEMENTS.

                  (a) SCHEDULE 3.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "AHC MATERIAL AGREEMENTS") to which Carnival is a party or by which it or any of its respective assets are bound which are material to the financial position or results of operations of Carnival on a consolidated basis, including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $100,000; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $100,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, or encumbrance of assets; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in SECTION 3.16(D); (vi) agreements which restrict Carnival from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) arrangements for the sale of any of the assets, property or rights of Carnival, in excess of $100,000, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of AHC or any of its Subsidiaries or any Affiliate of any officer, director or employee of AHC or any of its Subsidiaries which is nonterminable without penalty and without greater than 30 days notice; (ix) lease of or agreement to purchase real property; (x) any material indemnification, contribution or similar agreement or arrangement pursuant to which AHC or any of its Subsidiaries may be required to make any indemnification or contribution to any other Person except to the extent provided in the Articles of Incorporation or Bylaws of AHC or Carnival as in effect on the date hereof; (xi) agreement relating to the lease or purchase of aircraft, material travel agency arrangements, agreements relating to procuring reservations, code sharing arrangements, interline arrangements, interchange arrangements, baggage handling, chartering of airlines, purchase of fuel, maintenance of aircraft equipment or any other outsourcing agreement; or (xii) any other material contract, agreement or instrument which cannot be terminated without penalty to AHC and its Subsidiaries, upon the provision of not greater than 30 days notice.

                  (b) Except as set forth on SCHEDULE 3.17, all AHC Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of AHC. The AHC Material Agreements are each in full force and effect and are the valid and legally binding obligations of AHC or the applicable Subsidiary which is a party to same and, to AHC's knowledge, have not been breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Neither AHC nor any of its Subsidiaries is in default under its Articles or Certificate of Incorporation or Bylaws or in default or alleged default under any Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on SCHEDULE 3.17, consummation of the transactions contemplated hereby will not constitute a breach or default of any Material Agreements or require any consent thereunder.

         3.18 LIST OF ACCOUNTS. SCHEDULE 3.18 sets forth, as of the date hereof:
(i) the name and address of each bank or other institution in which Carnival maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

         3.19 MAJOR CUSTOMERS AND SUPPLIERS. Carnival has delivered to Pan Am a list of its five largest customers and suppliers (measured by dollar volume) during the fiscal year ended June 30, 1996, and the six months ended December 31, 1996, and with respect to each, the name and address, dollar volume involved and nature of the relationship. None of the five largest customers or suppliers of AHC or any of its Subsidiaries during the fiscal year ended June 30, 1996, and the six months ended December 31, 1996, has (i) cancelled, suspended or otherwise terminated its relationship with Carnival or (ii) to the knowledge of Carnival, advised Carnival or any Affiliate of Carnival of its intention to cancel, suspend or terminate its relationship or to significantly decrease its purchases from or sales to Carnival or to materially and adversely change the terms upon which it purchases or sells products or services to or from Carnival.
SCHEDULE 3.19 sets forth, for each of the last three full fiscal years of AHC and the six months ended December 31, 1996, the revenues and percentage of revenues of Carnival (on a consolidated basis) arising directly from package bookings with Carnival Cruise and from arrangements with other Affiliates of Carnival Cruise or AHC.

         3.20 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.20 or reflected in the Carnival Financial Statements, no director, officer or shareholder of AHC or any of its Subsidiaries, or to AHC's knowledge, any employee of AHC or any of its Subsidiaries (individually an "AHC RELATED PARTY" and collectively the "AHC RELATED PARTIES") or any Affiliate of any AHC Related
Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor of Carnival, or a supplier of Carnival, except for the ownership of not more than 2% of the outstanding stock of any company listed by a national stock exchange or the Nasdaq National Market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Carnival, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement to which Carnival is bound or is a party.

         3.21 TAX MATTERS.

                  (a) All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of AHC and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of AHC and its Subsidiaries for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. Except as set forth on SCHEDULE 3.21, none of such returns or reports have been audited by any governmental authority.

                  (b) All Taxes, if any, payable by AHC and its Subsidiaries or relating to or chargeable against any of their assets, revenues or income through December 31, 1996, were fully paid by such date or provided for by adequate reserves in the AHC Financial Statements, and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of AHC and its Subsidiaries.

                  (c) None of AHC or any of its Subsidiaries will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of AHC and its Subsidiaries. Neither AHC nor any of its Subsidiaries is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against AHC or any of its Subsidiaries with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

                  (d) Neither AHC nor any of its Subsidiaries has waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         3.22 GUARANTIES. Except as set forth on SCHEDULE 3.20, neither AHC nor any of its Subsidiaries is a party to any Guaranty.

         3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. No officer, director or shareholder of AHC or any of its Subsidiaries and, to AHC's knowledge, no employee or agent of AHC or any of its Subsidiaries and no other Person acting at the direction of any of the foregoing or associated or Affiliated with AHC or any of its Subsidiaries and no other Person for whom AHC or any of its Subsidiaries may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom AHC or any of its Subsidiaries has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of AHC and any of its Subsidiaries (or assist AHC or any of its Subsidiaries in connection with any actual or proposed transaction), in either event which (a) could reasonably be expected to subject AHC or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, could reasonably be expected to have a material adverse effect on the results of operations, assets, business, operations or prospects of AHC or any of its Subsidiaries or may lead to suit or penalty in any private or governmental litigation or proceeding.

         3.24 RWDR TRANSACTION. Immediately prior to the RWDR Transaction, AHC's sole asset will be Carnival Common Stock which shall be owned by AHC free and clear of any and all Encumbrances, and which will be fully paid and nonassessable. Immediately prior to the RWDR Transaction, AHC will have no liabilities, commitments or obligations of any nature whatsoever whether accrued, contingent or otherwise, and Carnival shall not acquire any such liabilities, commitments or obligations of any nature whatsoever, whether actual, contingent or otherwise, by virtue of or arising from such transaction. No asset or right utilized by Carnival in connection with its operations is or has been owned by AHC.

         3.25 AHC SPINOFF AND RWDR TRANSACTION LIABILITY. Neither the AHC Spinoff nor the RWDR Transaction has nor will it result in or impose any liability, commitment or obligation of any nature whatsoever, whether accrued, contingent or otherwise, to or upon Carnival, including without limitation, any Tax liability.

         3.26 INTENTIONALLY OMITTED.

         3.27 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information relating to AHC or Carnival to be supplied by Carnival for use in the Proxy Statement and/or the Registration Statement, at the respective times that the Registration Statement, the Proxy Statement or any amendment thereto is filed with the Commission, or is declared effective by the Commission, or at the respective times that the Proxy Statement is mailed to Pan Am's shareholders and at the time the Pan Am shareholders' meeting takes place (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend the Proxy Statement), will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date, an event or circumstance relating to AHC or Carnival, or any of their respective officers, directors or shareholders, should be discovered by AHC that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, AHC shall promptly inform Pan Am.

         3.28 POOLING-OF-INTERESTS. Except as set forth on SCHEDULE 3.28, no facts or circumstances exist with respect to AHC, Carnival or any Subsidiary which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment.

         3.29 INTENTIONALLY LEFT BLANK.

         3.30 INVESTMENT REPRESENTATIONS.

                  (a) The Shareholders understand and acknowledge that the Common Stock which is to be received by them has not been registered under the Securities Act. The Shareholders hereby represent and warrant that (i) the Common Stock is being acquired for investment for the Shareholders' own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of such shares, and the Shareholders have no present intention of selling, granting any participation in or otherwise distributing any of the Common Stock within the meaning of the Securities Act and (ii) the Shareholders do not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participations to such Person, with respect to any such Common Stock, in each case except for and as contemplated by the Registration Rights Agreement.

                  (b) The Shareholders have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Common Stock. The Shareholders understand that an investment in Pan Am represents a relatively high degree of risk and there is no assurance that Pan Am's business or operations will be successful. The Shareholders have considered carefully the risk factors attendant to an investment in Pan Am and that, as a consequence of such risks, the Shareholders could lose their entire investment in Pan Am.

                  (c) The Shareholders understand that they must bear the economic risk of an investment in Pan Am for an indefinite period of time. The Shareholders understand that the shares of Common Stock are characterized as "restricted securities" under applicable securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Shareholders hereby represent that they understand the resale limitations imposed by the Securities Act and the rules and regulations promulgated thereunder and that as a consequence thereof it may not be possible for the Shareholders to liquidate their investment in Pan Am or to transfer any of the shares of Common Stock except pursuant to the Registration Rights Agreement.

                  (d) The Shareholders understand and agree that the certificates evidencing the shares of Common Stock will bear an appropriate legend evidencing the restricted nature of such shares and indicating that no transfer of any of such shares may be made unless they are registered under the Securities Act or an exemption from such registration is available, and that Pan Am may instruct its transfer agent not to transfer any such shares unless such transfer shall be made in compliance with such legend.

         3.31 DISCLOSURE. The representations and warranties of AHC and Carnival contained in this Agreement together with the Schedules hereto and the information specifically reflected therein, taken as a whole, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PAN AM AND ACQUISITION

         In order to induce AHC and Carnival to enter into this Agreement and to consummate the transactions contemplated hereby, Pan Am and Acquisition make the representations and warranties set forth below to AHC and Carnival.

         4.1 ORGANIZATION. Each of Pan Am and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation. Each of Pan Am and its Subsidiaries is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of Pan Am and its Subsidiaries on a consolidated basis (a "PAN AM MATERIAL ADVERSE EFFECT"). Each jurisdiction in which Pan Am or any of its Subsidiaries is qualified to transact business as a foreign corporation is listed on SCHEDULE 4.1. Each of Pan Am and its Subsidiaries has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted.

         4.2 AUTHORIZATION; ENFORCEABILITY. Each of Pan Am and Acquisition has the corporate authority to execute, deliver and perform this Agreement and the Articles and Agreement of Merger. The execution, delivery and performance of this Agreement and the Articles and Agreement of Merger by Pan Am and Acquisition and the consummation by Pan Am and Acquisition of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Pan Am and Acquisition. This Agreement and the Articles and Agreement of Merger have been duly executed and delivered by Pan Am and Acquisition and constitute the legal, valid and binding obligations of Pan Am and Acquisition, enforceable against them in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.3 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 4.3, the execution, delivery and performance by Pan Am and Acquisition of this Agreement and the Articles and Agreement of Merger and the consummation by Pan Am and Acquisition of the transactions contemplated hereby and thereby: (i) do not and will not (subject to obtaining the consents contemplated by SECTION 4.4 hereof) violate or conflict with any provision of law or regulation, the result of which, individually or in the aggregate, could reasonably be expected to cause a Pan Am Material Adverse Effect, or any writ, order, judgment or decree of any court or governmental or regulatory authority specifically naming Pan Am or any of its Subsidiaries, or any provision of Pan Am's or Acquisition's Certificate or Articles of Incorporation or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Pan Am or any of its Subsidiaries pursuant to, any material instrument or agreement to which Pan Am or any of its Subsidiaries is a party or by which Pan Am or any of its Subsidiaries or their respective properties may be bound or affected.

         4.4 CONSENT OF GOVERNMENTAL AUTHORITIES. Other than in connection with the HSR Act, the laws and regulations of the FAA and the DOT, and the state securities laws of any jurisdiction, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by Pan Am or Acquisition in connection with the execution, delivery or performance by Pan Am or Acquisition of this Agreement or the Articles and Agreement of Merger or the consummation by Pan Am or Acquisition of the transactions contemplated hereby and thereby.

         4.5 EXCHANGE ACT REPORTS; FINANCIAL STATEMENTS.

                  (a) The Common Stock is registered under Section 12(b) of the Exchange Act. Since January 1, 1995, Pan Am has timely filed all reports and other documents required to be filed by it with the Commission under the Exchange Act, including but not limited to proxy statements and reports on Form 10-KSB, Form 10-QSB and Form 8-K (collectively, with the Registration Statement on Form S-4 (File No. 333-4350) of Frost Hanna Mergers Group, Inc., the "PAN AM SEC REPORTS"). As of the respective dates they were filed with the Commission, the Pan Am SEC Reports, including all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Pan Am has delivered to AHC a true and complete copy of its consolidated unaudited balance sheet, statement of income and cash flow as of and for the fiscal year ended December 31, 1996 (the "PAN AM FINANCIAL STATEMENTS"). Except as indicated in SCHEDULE 4.5, the Pan Am Financial Statements fairly present in all material respects Pan Am's and its Subsidiaries' financial condition, assets, liabilities, and equity and results of operations, at the dates and for the period specified in that statement in accordance with generally accepted accounting principles consistently applied with prior periods, (subject to normal nonmaterial year-end audit adjustments and the absence of notes). Other than as disclosed by the Pan Am Financial Statements, the Pan Am SEC Reports or on SCHEDULE 4.5 or on SCHEDULE 4.17 or executory contractual obligations not required to be disclosed on SCHEDULE 4.17 hereto, neither Pan Am nor any of its Subsidiaries has any liabilities, commitments or obligations (which reasonably could be expected to be material to Pan Am and its Subsidiaries on a consolidated basis) of any nature whatsoever, whether accrued, contingent or otherwise (other than liabilities, commitments or obligations incurred since December 31, 1996 in the ordinary course of business consistent with past practices to Persons other than Affiliates of Pan Am), and, to Pan Am's knowledge, there is no reasonable basis for assertion against Pan Am or any of its Subsidiaries of any such liability, commitment or obligation.

         4.6 COMPLIANCE WITH LAWS.

                  (a) Each of Pan Am and its Subsidiaries is in compliance in all material requests with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its operations or its properties, including, without limitation, those relating to employment, building, zoning, safety and health, and environmental matters. Neither Pan Am nor any of its Subsidiaries has received notification from any governmental or regulatory authority asserting that it may not be in compliance with or may have violated any of the laws or regulations which said governmental or regulatory authority enforces, or threatening to revoke any authorization, consent, approval, franchise, license or permit, and neither Pan Am nor any of its Subsidiaries is subject to any agreement or consent decree with any governmental or regulatory authority arising out of previously asserted violations. AHC has been furnished with or Pan Am has made available to AHC true and correct copies of all records of inspections, notices, reports or audits of any of Pan Am's or any of its Subsidiaries' businesses or properties since incorporation under applicable federal, state, foreign and local laws and regulations or conducted by insurance companies, consultants or other Persons; and all deficiencies noted therein have been corrected. AHC has been furnished with or Pan Am has made available to AHC true and correct copies of all correspondence and other filings made to or received from any governmental regulatory agency or authority (including, but not limited to, the FAA and the DOT) regarding Pan Am or any of its Subsidiaries since their incorporation.

                  (b) Without limiting the generality of SECTION 4.6(A), except as disclosed by the environmental audits and reports listed on SCHEDULE 4.6 or the Pan Am SEC Reports, copies of which have heretofore been delivered to AHC, or as otherwise set forth on SCHEDULE 4.6, there are, with respect to Pan Am and its Subsidiaries, no past or present violations of any laws or regulations promulgated by the FAA or the DOT or any Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents or contractual obligations which could reasonably be expected to give rise to any common law or other legal liability in excess of $50,000, including, without limitation, under CERCLA or similar state or local laws.

         4.7 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 4.7 or the Pan Am SEC Reports, neither Pan Am nor any of its Subsidiaries is, nor since incorporation has been, a party to any pending or, to the knowledge of Pan Am, threatened, legal, administrative or other proceeding, arbitration or investigation, which could reasonably be expected to result in such party expending in excess of $100,000, and Pan Am has no knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving Pan Am or any of its Subsidiaries. Except as set forth on SCHEDULE 4.7, neither Pan Am nor any of its Subsidiaries is subject to any order, injunction or other judgment of any court or governmental authority. Each of Pan Am and its Subsidiaries is in compliance with the terms of each order, injunction or other judgment set forth on SCHEDULE
4.7. Except as set forth on SCHEDULE 4.7, none of the items set forth on
SCHEDULE 4.7 could, individually or in the aggregate, reasonably be expected to have a Pan Am Material Adverse Effect.

         4.8 BROKERS. Except for Lazard Freres & Co. and other financial advisors of whom Pan Am shall advise AHC and Carnival, neither Pan Am nor any of its Subsidiaries has employed any financial advisor, broker or finder and none has incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

         4.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on
SCHEDULE 4.9 or the Pan Am SEC Reports, from December 31, 1996 to the date hereof: (i) each of Pan Am and its Subsidiaries has in all material respects conducted its businesses in the ordinary and usual course consistent with past practices; (ii) there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of Pan Am and its Subsidiaries on a consolidated basis; and (iii) neither Pan Am nor any of its Subsidiaries has engaged or agreed to engage in any of the actions described in SECTION 5.1 (except as otherwise specifically permitted in SECTION 5.1).

         4.10 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. True and complete copies of the Articles of Incorporation, as amended to date, Bylaws, as amended to date, and minute books of Pan Am and its Subsidiaries have been delivered or made available by Pan Am to AHC. Such documents contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof.

         4.11 CAPITALIZATION. As of the date hereof, the authorized capital stock of Pan Am consists of 100,000,000 shares of Pan Am Common Stock, of which 10,920,191 shares are issued and outstanding. All shares of Pan Am's and each of its Subsidiary's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Pan Am or any of its Subsidiaries from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights or the registration requirements of federal or state securities laws. There are no dividends which have accrued or been declared but are unpaid on the capital stock of Pan Am or any of its Subsidiaries. All Taxes required to be paid in connection with the issuance by Pan Am or any of its Subsidiaries of Pan Am's and each of its Subsidiaries' capital stock have been paid. All of the outstanding shares of capital stock of each of Pan Am's Subsidiaries are owned by either Pan Am or another of its Subsidiaries, free and clear of all Encumbrances. SCHEDULE 4.11 lists all Subsidiaries of Pan Am, their jurisdictions of incorporation or organization, the number of shares of their respective capital stock or other equity interests issued and outstanding, and the record owners and the amounts and percentage of ownership of such shares of capital stock or equity interests. Except as set forth on SCHEDULE 4.11, neither Pan Am nor any of its Subsidiaries has any equity investment in any other corporation, association, partnership, joint venture or other entity. Pan Am has delivered to Carnival a true and correct listing of its record shareholders as of approximately March 1, 1997.

         4.12 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 4.12 or the Pan Am SEC Reports, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Pan Am or any of its Subsidiaries or any other Person issued by Pan Am or any of its Subsidiaries or to which Pan Am or any of its Subsidiaries is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Pan Am or any of its Subsidiaries issued by Pan Am or any of its Subsidiaries; or (iii) commitments, agreements or understandings of any kind to which Pan Am or any of its Subsidiaries is a party, including employee benefit arrangements, relating to the issuance or repurchase by Pan Am or any of its Subsidiaries of any capital stock or other equity interests of Pan Am or any of its Subsidiaries, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of Pan Am or any such options, warrants or rights. As of the date hereof, Pan Am had reserved not more than 2,124,589 shares of Common Stock for issuance upon exercise of outstanding stock options.

         4.13 PROPERTIES.

                  (a) Except as set forth in SCHEDULE 4.13(A) hereof, Pan Am or one of its Subsidiaries has valid title to all properties, interests in properties and assets (real and personal) as reflected in the consolidated balance sheet of Pan Am as of December 31, 1996 or acquired after December 31, 1996 (except nonmaterial properties, interests in properties and assets sold or otherwise disposed of since December 31, 1996 in the ordinary course of business to Persons other than Affiliates of Pan Am), free and clear of all Encumbrances, except for those Encumbrances listed on SCHEDULE 4.13(A) hereto. Neither Pan Am nor any of its Subsidiaries own any real property. SCHEDULE 4.13(A) lists each piece of real property, leased or utilized by Pan Am or any of its Subsidiaries, with obligations remaining in excess of $50,000, including the owner or lessor thereof, the location thereof and the use to which it is put by Pan Am and/or any of its Subsidiaries. The facilities and equipment of Pan Am and its Subsidiaries necessary to the operations of Pan Am's business are in good operating condition and repair sufficient for the operation of the business as presently conducted, normal wear and tear excepted. Except for those assets leased or licensed by Pan Am or its Subsidiaries and required to be listed on
SCHEDULE 4.13(A), Pan Am or its Subsidiaries own all assets used in their business. All aircraft, engines, spare engines and spare parts owned, leased or in the possession or control of Pan Am or any of its Subsidiaries are in sound operating condition, normal wear and tear excepted, except for those engines, spare engines and spare parts under repair or overhaul pursuant to Pan Am's FAA approved maintenance programs. A certificate of airworthiness for each aircraft of Pan Am has been duly issued pursuant to the Federal Aviation Laws and is in full force and effect (except for the period of time any aircraft may be out of service and such certificate is suspended in connection therewith), and each aircraft, engine and spare engine, and spare part having a value, individually or together with similar spare parts, in excess of $15,000, of Pan Am or any of its Subsidiaries complies with all applicable FAA airworthiness standards and is maintained in accordance with all applicable FAA-approved maintenance programs. Each aircraft owned by Pan Am is duly registered in the name of Pan Am in accordance with the Federal Aviation Laws, and is not registered under the laws of any other country. Each aircraft used by Pan Am but owned by a third party is duly registered in the name of such third party in accordance with all applicable Federal Aviation Laws and Pan Am is authorized to use such aircraft under all applicable Federal Aviation Laws. Pan Am's chief executive office and the location of its books and records is set forth on SCHEDULE 4.13(A).

                  (b) SCHEDULE 4.13(B) sets forth a list of all owned and leased aircraft, or aircraft under contract for future purchase or lease, a description of the type and aircraft number of each such aircraft, the date of manufacture of each such aircraft, the date Pan Am placed such aircraft in service or proposes to place such aircraft in service, the lease expiration date of such aircraft, and a notation as to whether the aircraft (i) is owned or leased; (ii) complies with Stage 3 noise level requirements of the ANCA; and (iii) requires refitting or repair to bring it into compliance with any outstanding FAA aircraft requirements mandated by certain Airworthiness Directives promulgated by the FAA. SCHEDULE 4.13(B) also contains a list of all airline slots owned or leased by Pan Am or any of its Subsidiaries, and the terms upon which Pan Am or its Subsidiaries utilize such slots. No event has occurred which would subject any of such slots to recall by the FAA.

                  (c) SCHEDULE 4.13(C) sets forth a complete and accurate list of all of Pan Am's and its Subsidiaries' material owned Intangible Property registered with or pending registration in the United States Patent and Trademark Office (the "MARKS"). Pan Am has delivered or made available to AHC correct and complete copies of all material written documents in the possession of Pan Am and its Subsidiaries or any of their Affiliates evidencing the Marks.
SCHEDULE 4.13(C) sets forth, to the knowledge of Pan Am, all material unresolved Claims relating to such Intangible Property owned or used by Pan Am. Except as set forth on SCHEDULE 4.13(C), no interest in any such Intangible Property has been assigned, transferred, licensed or sublicensed by Pan Am or its Subsidiaries to any other party (including any Affiliates of Pan Am or its Subsidiaries), and, to the knowledge of Pan Am and its Subsidiaries, no other license of any of such Intangible Property exists. Except as set forth on
SCHEDULE 4.13(C), to the knowledge of Pan Am, no other Person is infringing, violating or misappropriating any interest it acquired to the Intangible Property by virtue of an assignment from Eclipse Holdings, Inc. Except as set forth on SCHEDULE 4.13(C), to Pan Am's knowledge, (i) Pan Am or its Subsidiaries possess all right, title and interest in and to the Marks free and clear of any and all liens, security interests or encumbrances and have rights to all other Intangible Property and (ii) the Intangible Property is not subject to any outstanding order or Claim, nor is there any action, suit, proceeding or investigation pending with respect thereto. Notwithstanding the foregoing, the parties hereto acknowledge and understand that neither Pan Am nor its Subsidiaries have registered, renewed or maintained registration for such Intangible Property in many foreign territories and/or jurisdictions and that certain of the registrations of such Intangible Property may be vulnerable to cancellation for various reasons in certain foreign jurisdictions.

         4.14 GOVERNMENTAL AUTHORIZATIONS. Pan Am and its Subsidiaries have in full force and effect all Licenses for the ownership of Pan Am's and its Subsidiaries' properties and operation of their businesses as presently operated. Except as set forth on SCHEDULE 4.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such License. Except as set forth on SCHEDULE 4.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such License or require Pan Am or any of its Subsidiaries or Affiliates to obtain any additional License to continue to operate the business of Pan Am and its Subsidiaries as presently conducted.

         4.15 INSURANCE. SCHEDULE 4.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Pan Am or any of its Subsidiaries. All such policies are in full force and effect.

         4.16 EMPLOYMENT MATTERS.

                  (a) LABOR RELATIONS. Except as set forth on SCHEDULE 4.16(A), none of the employees of Pan Am or any of its Subsidiaries is represented by any labor union, and neither Pan Am nor any of its Subsidiaries is subject to any labor or collective bargaining agreement. Except as set forth on SCHEDULE 4.16(A), none of the employees of Pan Am or any of its Subsidiaries is known by Pan Am to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Pan Am and its Subsidiaries have not experienced any strike, work stoppage or labor disturbance with any group of employees, and to Pan Am's knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

                  (b) EMPLOYMENT POLICIES. Except as set forth on SCHEDULE 4.16(B), Pan Am has provided to AHC all of Pan Am's and its Subsidiaries' employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

                  (c) EMPLOYMENT AGREEMENTS. Except as set forth on SCHEDULE 4.16(C), there are no employment, consulting, severance or indemnification arrangements, agreements, or, to the knowledge of Pan Am, material understandings between Pan Am or any of its Subsidiaries and any officer, director, consultant or employee. Except as set forth on SCHEDULE 4.16(C) or as required by the WARN Act, the terms of employment or engagement of all employees, agents, consultants and professional advisors of Pan Am and its Subsidiaries are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither Pan Am nor any of its Subsidiaries has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

                  (d) SCHEDULE 4.16(D) sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment or arrangement maintained by or binding upon Pan Am or any or all of its Subsidiaries for any of their directors, officers, consultants, employees or former employees (the "PAN AM PLANS"). SCHEDULE 4.16(D) also identifies each Pan Am Plan which constitutes an "employee pension benefit plan" ("PAN AM PENSION PLAN") or an "employee welfare benefit plan" ("PAN AM WELFARE PLAN"), as such terms are defined in ERISA. None of the Pan Am Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA.

         Pan Am and its Subsidiaries have delivered to AHC or Carnival current, accurate and complete copies of each Pan Am Plan (including all other instruments relating thereto) and Summary Plan Descriptions therefor and, to the extent applicable, copies of their most recent (i) IRS determination letter and any outstanding request for a determination letter; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) with respect to the last three plan years for each Pan Am Plan; (iii) certified financial statements; (iv) attorney's response to an auditor's request for information;
(v) collective bargaining agreements or other such contracts; (vi) Form S-8 (including any amendments thereto) and Form S-11; (vii) Form 5310 and any related filings with the PBGC with respect to the last three plan years for each Pan Am Plan subject to Title IV of ERISA; (viii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such Pan Am Plan; and (ix) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Pan Am Plan that is a "group health plan" as defined in Code Section 5000(b)(1).

         Except as noted on SCHEDULE 4.16(D), each Pan Am Pension Plan purporting to be is qualified under Section 401(a) of the Code, and each such plan remains so qualified; and to Pan Am's knowledge, no facts or circumstances exist which could result in the revocation of such qualification. Each Pan Am Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. Each Pan Am Plan has been administered in all material respects in accordance with its terms and the Code, and each Pan Am Pension Plan and Pan Am Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which could reasonably be expected to give rise to any liability of Pan Am or any of its Subsidiaries to the PBGC or which could reasonably be anticipated to result in any claims being made against Pan Am or any Subsidiary thereof by the PBGC. The assets of each Pan Am Plan are at least equal in value to the present value of the accrued benefits of participants of such Plan. No facts or circumstances exist which could reasonably be expected to give rise to any liability of any Pan Am Plan, Pan Am or any Subsidiary thereof to any other Person. Pan Am has paid all amounts required under applicable law, any Pan Am Pension Plan and any Pan Am Welfare Plan to be paid as a contribution to each Pan Am Pension Plan and Pan Am Welfare Plan through the date hereof. To the extent required by law, Pan Am has set aside adequate reserves to meet contributions which are not yet due under any Pan Am Pension Plan or Pan Am Welfare Plan. Neither Pan Am, any of its Subsidiaries, nor any other Person has engaged in any transaction or taken any other action with respect to any Pan Am Plan which would subject Pan Am or any Subsidiary thereof to: (i) any Tax, penalty or liability for prohibited transactions under ERISA or the Code; (ii) any Tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (iii) a penalty under ERISA Sections 502(c) or 502(l). None of Pan Am or any of its Subsidiaries, or any director, officer or employee of Pan Am or any of its Subsidiaries, to the extent it or he is a fiduciary with respect to any Pan Am Pension Plan or Pan Am Welfare Plan, has breached any of its or his responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any claim being made under, by or on behalf of any Pan Am Pension Plan or Pan Am Welfare Plan or any participant or beneficiary thereof. Each Pan Am Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies in all material respects with and in each and every case has complied in all material respects with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA and does not benefit retirees, except as otherwise required by law. As of the date thereof, there was no accrued vacation or sick leave payable to the employees of Pan Am or any Subsidiary which is not reflected in the Pan Am Financial Statements.

                  (e) PERSONNEL. SCHEDULE 4.16(E) sets forth: (i) the names of all directors and officers of Pan Am and each of its Subsidiaries; and (ii) the names and job designations of all employees of Pan Am and each of its Subsidiaries whose cash compensation exceeds $75,000 per annum. Except as disclosed in the Pan Am Financial Statements and except for unpaid base compensation accrued in the ordinary course of business since December 31, 1996, there are no material sums due to any of Pan Am's or any of its Subsidiary's employees.

         4.17 MATERIAL AGREEMENTS.

                  (a) SCHEDULE 4.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "PAN AM MATERIAL AGREEMENTS") to which either Pan Am or any of its Subsidiaries is a party or by which it or any of their respective assets are bound which are material to the financial position or results of operations of Pan Am and its Subsidiaries on a consolidated basis including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $100,000; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $100,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, or encumbrance of assets; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in SECTION 4.16(D);
(vi) agreements which restrict Pan Am or any of its Subsidiaries from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) agreements or arrangements for the sale of any of the assets, property or rights of Pan Am or any of its Subsidiaries, in excess of $100,000, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of Pan Am or any of its Subsidiaries or any Affiliate of any officer, director or employee of Pan Am or any of its Subsidiaries which is nonterminable without penalty and without greater than 30 days notice; (ix) lease or agreement to purchase real property; (x) any material indemnification, contribution or similar agreement or arrangement pursuant to which Pan Am or any of its Subsidiaries may be required to make any indemnification or contribution to any other Person except to the extent provided in the Articles of Incorporation or Bylaws of Pan Am; (xi) agreement relating to the lease or purchase of aircraft, material travel agency arrangements, agreements relating to procuring reservations, code sharing arrangements, interline arrangements, interchange arrangements, baggage handling, chartering of airlines, purchase of fuel, maintenance of aircraft equipment or any other outsourcing agreement; or (xii) any other material contract, agreement or instrument which cannot be terminated without penalty to Pan Am and its Subsidiaries, upon the provision of not greater than 30 days notice.

                  (b) Except as set forth on SCHEDULE 4.17 or in the Pan Am SEC Reports, all Pan Am Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of Pan Am. The Pan Am Material Agreements are each in full force and effect and are the valid and legally binding obligations of Pan Am or the applicable Subsidiary which is a party to same and, to Pan Am's knowledge, have not been breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Neither Pan Am nor any of its Subsidiaries is in default under its Articles or Certificate of Incorporation or Bylaws or in default under any Pan Am Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on SCHEDULE 4.17, the consummation of the transactions contemplated hereby will not constitute a breach or default of any Material Agreements or require any consent thereunder.

         4.18 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 4.18 or reflected in the Pan Am Financial Statements or in the Pan Am SEC Reports, no director or officer of Pan Am or any of its Subsidiaries or, to Pan Am's knowledge, any shareholder or employee of Pan Am or any of its Subsidiaries (individually a "PAN AM RELATED PARTY" and collectively the "PAN AM RELATED PARTIES") or any Affiliate of any Pan Am Related Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor of Pan Am, or a supplier of Pan Am, except for the ownership of not more than 2% of the outstanding stock of any company listed by a national stock exchange or the Nasdaq stock market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Pan Am, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement to which Pan Am is bound or is a party.

         4.19 MAJOR CUSTOMERS AND SUPPLIERS. Pan Am has delivered to Carnival a list of its five largest customers and suppliers (measured by dollar volume) during the fiscal year ended December 31, 1996, and, with respect to each, the name and address, dollar volume involved and nature of the relationship. None of the five largest customers or suppliers of Pan Am or any of its Subsidiaries during the fiscal year ended December 31, 1996, has (i) cancelled, suspended, or otherwise terminated its relationship with Pan Am or any of its Subsidiaries or
(ii) to the knowledge of Pan Am, advised Pan Am or any of its Subsidiaries of its intention to cancel, suspend or terminate its relationship or to significantly decrease its purchases from sales to Pan Am or any of its Subsidiaries or to materially and adversely change the terms upon which it purchases or sells products or services to or from Pan Am or any of its Subsidiaries.

         4.20 TAX MATTERS.

                  (a) All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Pan Am and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Pan Am and its Subsidiaries for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. Except as set forth on SCHEDULE 4.20, none of such returns or reports have been audited by any governmental authority.

                  (b) All Taxes, if any, payable by Pan Am and its Subsidiaries or relating to or chargeable against any of their assets, revenues or income through December 31, 1996 were fully paid by such date or provided for by adequate reserves in the Pan Am Financial Statements and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of Pan Am and its Subsidiaries.

                  (c) None of Pan Am or any of its Subsidiaries will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of Pan Am and its Subsidiaries. Neither Pan Am nor any of its Subsidiaries is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Pan Am or any of its Subsidiaries with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

                  (d) Neither Pan Am nor any of its Subsidiaries has waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         4.21 GUARANTIES. Except as set forth on SCHEDULE 4.21, neither Pan Am nor any of its Subsidiaries is a party to any Guaranty.

         4.22 VALIDITY OF PAN AM COMMON STOCK. The Pan Am Common Stock to be issued in the Merger will, when issued in accordance with this Agreement and the Articles and Agreement of Merger, be validly issued, fully paid and non-assessable.

         4.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. No officer or director of Pan Am or any of its Subsidiaries, and to Pan Am's knowledge, no employee or agent of Pan Am or any of its Subsidiaries and no other Person acting at the direction of any of the foregoing or associated or Affiliated with Pan Am or any of its Subsidiaries, and no other Person for whom Pan Am or any of its Subsidiaries may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom Pan Am or any of its Subsidiaries has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of Pan Am and its Subsidiaries (or assist Pan Am or its Subsidiaries in connection with any actual or proposed transaction), in either event which (a) could reasonably be expected to subject Pan Am or its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, could reasonably be expected to have a material adverse effect on the results of operations, assets, business, operations or prospects of Pan Am or any of its Subsidiaries or may lead to suit or penalty in any private or governmental litigation or proceeding.

         4.24 OPINION OF FINANCIAL ADVISOR. Pan Am's financial advisor has delivered to the Board of Directors of Pan Am its oral opinion to the effect that, as of the date hereof, the Merger is fair to the holders of the Common Stock (other than AHC and its Affiliates) from a financial point of view.

         4.25 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information relating to Pan Am and its Subsidiaries to be supplied by Pan Am for use in the Proxy Statement and/or the Registration Statement, at the respective times that the Registration Statement, the Proxy Statement or any amendment thereto is filed with the Commission or is declared effective by the Commission, or at the respective times that the Proxy Statement is mailed to Pan Am's shareholders and at the time the Pan Am shareholders' meeting takes place (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend the Proxy Statement), will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date, an event or circumstance relating to Pan Am or any Subsidiary, or any of their respective officers or directors, should be discovered by Pan Am that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Pan Am shall promptly inform AHC. The Proxy Statement, including any amendments thereto, will comply with and be distributed to the Pan Am shareholders in accordance with Pan Am's Articles of Incorporation and Bylaws and all applicable laws and regulations, including the Florida BCA, the Securities Act and the Exchange Act, and the rules and regulations of the AMEX. Pan Am understands that an investment in Carnival represents a relatively high degree of risk and there is no assurance that Carnival's business or operations will be successful. Pan Am has considered carefully the risk factors attendant to an investment in Carnival and that, as a consequence of such risks, Pan Am could lose its entire investment in Carnival.

         4.26 POOLING-OF-INTERESTS. Except as set forth on SCHEDULE 4.26, no facts or circumstances exist with respect to Pan Am or any Subsidiary which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment.

         4.27 DISCLOSURE. The representations and warranties of Pan Am or Acquisition contained in this Agreement together with the Schedules hereto and the information specifically reflected therein, taken as a whole, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                    COVENANTS

         During the period from the date of this Agreement to the Closing Date, Pan Am and AHC, as applicable, agree to perform the covenants set forth below.

         5.1 INTERIM OPERATIONS OF PAN AM AND AHC. Each of Pan Am and AHC shall, and shall cause their respective Subsidiaries to, operate their respective businesses only in the ordinary and usual course consistent with past practices and shall use its reasonable efforts to (i) preserve intact its business organization and the goodwill of its customers, suppliers, employees and others having business relations with it and (ii) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof. Except as otherwise expressly contemplated herein or set forth on
SCHEDULE 5.1, without the written consent of AHC (which shall not be unreasonably withheld), Pan Am shall not, nor shall it cause or permit any of its Subsidiaries to: (i) amend its Articles or Certificate of Incorporation or Bylaws, except in connection with any Pan Am Financings and Acquisitions; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities except in connection with any Pan Am Financings or Acquisitions; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of any Affiliate or any option, warrant or other right to purchase or acquire any of its shares or the shares of any Affiliate, except in connection with any Pan Am Financings and Acquisitions; (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its material assets or property rights (tangible or intangible); (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Encumbrances, except Encumbrances listed in SCHEDULE 4.13(A) hereto, or Encumbrances not exceeding $100,000 in the aggregate and except in connection with any Pan Am Financings or Acquisitions; (vii) create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing), except in the ordinary course of business consistent with past practices, but in no event in an aggregate amount exceeding $250,000 and except in connection with any Pan Am Financings or Acquisitions; (viii) make or commit to make any capital expenditures in excess of $250,000 in the aggregate, except in connection with any Pan Am Financings and Acquisitions; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees, other than merit increases to officers and employees in the ordinary course of business; (x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would be a Pan Am Material Agreement, or amend or terminate any of same or any existing Pan Am Material Agreement, except in connection with any Pan Am Financings or Acquisitions; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected; (xii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to AHC in writing); (xiii) knowingly or negligently take or omit to take any action which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment (it being recognized that due to the importance of this matter, Pan Am should consult regularly with its accountants and AHC's accountants with respect to the ramifications of various acts or omissions on pooling-of-interests accounting treatment); or (xiv) agree, whether in writing or otherwise, to do any of the foregoing. Except as otherwise expressly contemplated herein or set forth on
SCHEDULE 5.1, without the written consent of Pan Am (which shall not be unreasonably withheld), AHC shall not, nor shall it cause or permit any of its Subsidiaries to: (i) amend its Articles or Certificate of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of any Affiliate or any option, warrant or other right to purchase or acquire any of its shares or the shares of any Affiliate; (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) having an aggregate value in excess of $25,000; (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Encumbrances, except Encumbrances listed in SCHEDULE 3.13(A) hereto, or Encumbrances not exceeding $25,000 in the aggregate; (vii) create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing) or otherwise make expenditures in an aggregate amount exceeding $50,000; (viii) make or commit to make any capital expenditures in excess of $50,000 in the aggregate; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees;
(x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would involve the expenditure or potential expenditure of funds, individually or in the aggregate, in excess of $50,000 or be an AHC Material Agreement, or amend or terminate any of same or any existing AHC Material Agreement; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;
(xii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to Pan Am in writing); (xiii) knowingly or negligently take or omit to take any action which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment (it being recognized that due to the importance of this matter, AHC should consult regularly with its accountants and Pan Am's accountants with respect to the ramifications of various acts or omissions on pooling-of-interests accounting treatment); or (xiv) agree, whether in writing or otherwise, to do any of the foregoing. Notwithstanding any provisions contained herein to the contrary, AHC and Carnival shall regularly consult with Pan Am with respect to all operational aspects of the business of Carnival (except for pricing of fares issues), including without limitation, the day-to-day operations of Carnival. Notwithstanding anything to the contrary set forth in this Agreement, it is recognized that each of Carnival and Pan Am has experienced significant operating losses, and that each may continue to do so. In connection therewith, it is contemplated that Pan Am, Carnival and their respective Subsidiaries shall, between the date of this Agreement and the Closing Date, continue to experience significant losses, and with respect to Pan Am, engage in one or more Pan Am Financings and Acquisitions, and the parties hereto agree that notwithstanding any provisions contained in this Agreement to the contrary, the incurrence of any such significant losses or the effectuation of any such transactions (regardless of the materiality thereof) will not constitute a breach of any representation, warranty, covenant or other agreement of a party contained herein or provide the basis for the nonfulfillment of a condition precedent to the other party's obligations hereunder. Nothing contained herein shall prohibit the cancellation by Micky Arison at Closing of that certain Contribution Agreement between him and Carnival, described in
SCHEDULE 3.17 hereof.

         5.2 ACCESS.

                  (a) PAN AM ACCESS. Pan Am shall: (i) afford to AHC and its agents and representatives reasonable access to the properties, books, records and other information of Pan Am and its Subsidiaries, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Pan Am's personnel, without unreasonable disruption of normal business operations, to assist AHC in its investigation of Pan Am and its Subsidiaries pursuant to this
SECTION 5.2(A); and (iii) furnish promptly to AHC all information and documents concerning the business, assets, liabilities, properties and personnel of Pan Am and its Subsidiaries as AHC may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, Pan Am shall cause one or more of its officers to confer on a regular basis with officers of AHC and to report on the general status of its ongoing operations.

                  (b) AHC ACCESS. AHC shall: (i) afford to Pan Am and its agents and representatives full access to the properties, books, records and other information of AHC and its Subsidiaries; (ii) use its reasonable efforts to cause AHC's personnel, without unreasonable disruption of normal business operations, to assist Pan Am in its investigation of AHC and its Subsidiaries pursuant to this SECTION 5.2(B); and (iii) furnish promptly to Pan Am all information and documents concerning the business, assets, liabilities, properties and personnel of AHC and its Subsidiaries as Pan Am may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, AHC and Carnival shall cause one or more of their respective officers to confer on a regular basis with officers of Pan Am and to report on the general status of Carnival's ongoing operations.

         5.3 CONFIDENTIALITY. The parties acknowledge that all confidential or proprietary information with respect to the business and operations of the other party and their respective Subsidiaries is valuable, special and unique. The parties shall not disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the other party or any of their respective Subsidiaries, without the prior written consent of the other party, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, services, services under development, inventions, sources, leads or methods of obtaining new business, pricing methods or formulas, costs, marketing strategies or any other information relating to Carnival or Pan Am or any of their respective Subsidiaries, which could reasonably be regarded as confidential or proprietary, but not including information which (i) is or shall become generally available to the public other than as a result of an unauthorized disclosure by any of the parties or any of its Affiliates, (ii) becomes available to the other party on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or (iii) is required to be disclosed by law or by the rules and regulations of AMEX. The covenants of the parties contained in this SECTION 5.3 shall survive any termination of this Agreement. AHC and Carnival specifically consent to the disclosure of all information relating to Carnival and its Subsidiaries reasonably required to be disclosed in the Private Placement Memorandum, the Registration Statement and the Proxy Statement. The foregoing notwithstanding, Pan Am agrees to provide AHC and Carnival with a reasonable opportunity to review and comment on the Private Placement Memorandum, the Registration Statement, the Proxy Statement or any other documents pursuant to which securities of Pan Am will be offered for sale by Pan Am, prior to the distribution thereof, to the extent that such sale will be closed prior to the Closing Date. In the event that the Merger is consummated, Pan Am's obligations under this SECTION 5.3 with respect to Carnival shall terminate.

         5.4 NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of:
(i) any event that, with the lapse of time or notice or both, would constitute a breach of this Agreement by such party; (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any event which would have been required to be disclosed herein had such event occurred on or prior to the date of this Agreement. The updating of any schedule pursuant to this SECTION 5.4 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder.

         5.5 CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS. Each of AHC and Pan Am agrees to cooperate with each other, file, submit or request promptly after the date of this Agreement and to prosecute diligently any and all applications or notices required to be filed or submitted to any governmental authorities, including those specified in SECTIONS 3.4 and 4.4. Each of AHC and Pan Am shall promptly make available to the other such information as each of them may reasonably request relating to its business, assets, liabilities, properties and personnel as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any governmental authority, and shall update by amendment or supplement any such information given in writing. Each of AHC and Pan Am represents and warrants to the other that such information, as amended or supplemented, shall be true and not misleading. Each of AHC and Pan Am shall promptly provide the other with copies of all filings made with governmental authorities in connection with this Agreement.

         5.6 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to cause to be fulfilled those conditions precedent to its

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obligations to consummate the Merger. The parties shall use reasonable efforts to obtain all consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement.

         5.7 PUBLICITY. The parties agree to reasonably cooperate in issuing any press release or other public announcement or making any governmental filing concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or pursuant to the rules and regulations of AMEX so obligated to disclose or from making any disclosure which its independent outside counsel (which may be such party's regularly engaged outside counsel) deems (in the case of non-governmental filings, in writing) necessary in order to fulfill such party's disclosure obligations under applicable law, or the rules and regulations of AMEX.

         5.8 ACQUISITION PROPOSALS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, neither Carnival nor AHC shall (nor shall either of them permit any of their officers, directors, agents or Affiliates to): directly or indirectly solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the business and properties or capital stock of AHC or any of its Subsidiaries, whether by merger, purchase of assets or otherwise, or to sell any capital stock or debt of AHC or any of its Subsidiaries in a public offering or otherwise. In the event AHC or any of its Subsidiaries shall receive any such offer or proposal, AHC shall promptly inform Pan Am as to any such offer.

         5.9 CARNIVAL AND PAN AM SHAREHOLDER APPROVAL. Each of Carnival and Pan Am shall take all such action as may be necessary to call, notice and convene as promptly as practicable a special meeting of its shareholders (the "CARNIVAL SPECIAL MEETING" or the "PAN AM SPECIAL MEETING") to consider and vote upon, in the case of Carnival, this Agreement and the Merger and, in the case of Pan Am, authorizing the issuance of shares of Common Stock in connection with the Merger. The Carnival Board of Directors has adopted resolutions approving the Agreement, the Articles and Agreement of Merger and the Merger and will submit the Agreement, the Articles and Agreement of Merger and the Merger to Carnival's shareholders for approval thereof as promptly as practicable. The Pan Am Board of Directors has adopted resolutions approving the Agreement, the Articles and Agreement of Merger, and the Merger, and will submit to its shareholders for approval the authorization of the issuance of the shares of Common Stock in connection with the Merger as promptly as practicable. The Board of Directors of Carnival and Pan Am have determined that the Merger is advisable and in the best interests of Carnival and Pan Am and each shall recommend in the Proxy Statement and otherwise that the Carnival shareholders approve this Agreement, the Articles and Agreement of Merger and the Merger, and that the Pan Am shareholders approve the issuance of shares of Common Stock in connection with the Merger and otherwise use their best efforts to obtain shareholder approval of the issues set forth above.

         5.10 PROXY STATEMENT; REGISTRATION. AHC shall cooperate with Pan Am in the preparation by Pan Am of the Proxy Statement and the Private Placement Memorandum and the Registration Statement, as well as any necessary amendments and post-effective amendments thereto. Pan Am shall (i) file the Proxy Statement with the Commission as soon as practicable, (ii) mail the Proxy Statement to its shareholders after completion of the Private Placement Memorandum and the closing of the raising of funds contemplated thereby, (iii) use its best efforts to cause the Proxy Statement to be cleared by the Commission, and (iv) prepare and, as soon as practicable after the closing of the Private Placement Memorandum, file the Registration Statement with the Commission, as well as any necessary amendments and post-effective amendments thereto and use its best efforts to cause the Registration Statement to be declared effective as soon as practicable on or after the Closing Date. If at any time after the Proxy Statement is mailed to Pan Am's shareholders any event shall occur which shall require an amendment or supplement to the Proxy Statement, or which would cause the Proxy Statement to contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading, the party having knowledge of such event shall promptly notify the other party and the parties shall prepare and file such amendments or supplements as may be necessary.

         5.11 AFFILIATES' LETTERS.

                  (a) SCHEDULE 5.11(A) sets forth a list of names and addresses of those persons who, to the best knowledge of Carnival, may be deemed Affiliates of AHC or from whom a letter in the form of EXHIBIT B hereto (the "CARNIVAL AFFILIATE LETTER") could reasonably be expected to be necessary in order for the Merger to qualify as a pooling-of-interests transaction. Carnival shall provide Pan Am such information and documents as Pan Am shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person who becomes an Affiliate of Carnival at any time after the date hereof up to and including the time of the Carnival Special Meeting, or who Pan Am reasonably identifies (by written notice to Carnival) as being a Person who may be deemed to be an Affiliate of Carnival. Provided that the Merger would otherwise qualify for pooling of interests accounting treatment, Carnival shall use its best efforts to deliver or cause to be delivered to Pan Am, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Affiliates identified on SCHEDULE 5.11 (as the same may be supplemented as aforesaid), a Carnival Affiliate Letter.

         If an Affiliate of Carnival refuses to provide a Carnival Affiliate Letter, Pan Am shall in lieu of receipt of such letter be entitled to place appropriate legends on the certificates evidencing the Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Common Stock, to the effect that the shares of the Common Stock received or to be received by such Affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of Rule 144 promulgated under the Securities Act or pursuant to an exemption provided from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Pan Am and Carnival after the Closing Date shall have been published. The foregoing restrictions on the transferability of the Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Common Stock received or to be received by such Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of the Common Stock whether or not such Affiliate has exchanged the certificates previously evidencing such Affiliate's shares of the Carnival Common Stock for certificates evidencing the shares of Common Stock into which such shares of Carnival Common Stock were converted. The Proxy Statement and the Registration Statement shall each disclose the foregoing in a reasonably prominent manner.

                  (b) SCHEDULE 5.11(B) sets forth a list of names and addresses of those persons who, to the best knowledge of Pan Am, may be deemed Affiliates of Pan Am or from whom a letter in the form of EXHIBIT B hereto (the "PAN AM AFFILIATE LETTER") could reasonably be expected to be necessary in order for the Merger to qualify as a pooling-of-interests transaction. Pan Am shall provide Carnival such information and documents as Carnival shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person who becomes an Affiliate of Pan Am at any time after the date hereof up to and including the time of the Pan Am Special Meeting, or who Carnival reasonably identifies (by written notice to Pan Am) as being a Person who may be deemed to be an Affiliate of Pan Am. Provided that the Merger would otherwise qualify for pooling of interests accounting treatment, Pan Am shall use its best efforts to deliver or cause to be delivered to Carnival, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Affiliates identified on SCHEDULE 5.11(B) (as the same may be supplemented as aforesaid), a Pan Am Affiliate Letter.

         If an Affiliate of Pan Am refuses to provide a Pan Am Affiliate Letter, Pan Am shall, in lieu of receipt of such letter, be entitled to issue appropriate stock transfer instructions to the transfer agent for the Common Stock, to the effect that the shares of the Common Stock held by such Affiliate may only be sold, transferred or otherwise conveyed and the holder thereof may only reduce his interest in or risks relating to such shares of Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of Rule 144 promulgated under the Securities Act or pursuant to an exemption provided from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Pan Am and Carnival after the Closing date shall have been published. The foregoing restrictions on the transferability of the Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Common Stock held by such Affiliate and to all purported reductions in the interest in or risks relating to such shares of the Common Stock. The Proxy Statement and the Registration Statement shall each disclose the foregoing in a reasonably prominent manner.

         5.12 NONSOLICITATION OF EMPLOYEES. Each of Pan Am and Carnival agrees that, for a period of two years following the date hereof, it shall not, directly or indirectly, solicit for employment any employee of the other whose responsibilities or duties relate to the operation of a commercial airline; provided however, that the provisions of this SECTION 5.12 shall not apply to any general solicitation for employment made by any party to the public at large by means of a newspaper advertisement or other similar means of mass communication, and provided further that this provision shall not prohibit the hiring of non-executive employees where no solicitation has occurred. This
SECTION 5.12 shall not survive the Closing, but shall survive the termination of this Agreement.

         5.13 CERTAIN POST-CLOSING NOTIFICATIONS. If, at any time on or after the Closing, the employees of either of Pan Am or Carnival would be entitled to receive any notice or notification pursuant to the WARN Act for activities occurring on or after the Closing Date, then Pan Am shall bear sole responsibility for delivering such notices or causing such notices to be delivered to any employees entitled thereto.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 INVESTIGATION; NOTICES. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by the receipt of any notice pursuant to SECTION 5.4 or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made.

         6.2 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement shall survive the Closing to the extent provided in SECTION 6.3.

         6.3 INDEMNIFICATION.

                  (a) BY AHC. Subject to the limitations set forth in SECTION 6.3(D), the Shareholders severally (in accordance with SCHEDULE 6.3) agree to indemnify and hold harmless Pan Am and Acquisition from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the "LIABILITIES"), arising from, in connection with, or incident to: (i) (provided that the Closing occurs) any breach or violation of any of the representations or warranties of either of AHC, Carnival or any Shareholder contained in this Agreement as modified by any Schedule hereto; (ii) any breach or violation of any of the covenants or agreements of either AHC, Carnival or any Shareholder contained in this Agreement as modified by any Schedule hereto which, in the case of pre-Closing breaches, continues after notice and a reasonable opportunity to cure;

and (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.
Notwithstanding the foregoing, Micky Arison and the Trust shall be jointly and severally liable for the indemnification obligations of each Shareholder arising under this SECTION 6.3.

                  (b) BY PAN AM AND ACQUISITION. Subject to the limitations set forth in SECTION 6.3(D), Pan Am and Acquisition agree to indemnify and hold harmless Carnival and the Shareholders from, against and in respect of, the full amount of any and all Liabilities arising from, in connection with, or incident to (i) (provided that the Closing occurs) any breach or violation of any of the representations or warranties of Pan Am and Acquisition contained in this Agreement as modified by any Schedule hereto; (ii) any breach or violation of any of the covenants or agreements of either Pan Am or Acquisition contained in this Agreement as modified by any Schedule hereto which, in the case of pre-Closing breaches, continues after notice and a reasonable opportunity to cure; and (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                  (c) INDEMNITY PROCEDURE. A party or parties responsible for indemnifying another party against any matter pursuant to this Agreement is referred to herein as the "INDEMNIFYING PARTY," and a party or parties entitled to indemnity is referred to as the "INDEMNIFIED PARTY."

         An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

         As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled, together with the Indemnified Party, to participate in the defense, compromise or settlement of any such matter through the Indemnifying Party's own attorneys and at its own expense. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof, it being understood that the Indemnified Party shall control any such defense.

         Neither an Indemnified Party nor an Indemnifying Party shall make any settlement of any claims without the written consent of the other party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the other party or its assets, employees or business.

         With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment or if earlier the date that the Indemnified Party must post any bond with respect to any judgment or other judicial ruling; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; (iii) a settlement of the claim; or (iv) with respect to indemnities for Tax liabilities, upon the issuance of any resolution by a taxation authority. Notwithstanding the foregoing, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                  (d) LIMITATIONS. Except as otherwise expressly set forth herein, no party shall have any obligation under the indemnification provisions set forth in SECTIONS 6.3(A) OR 6.3(B): (i) unless notice of a claim for indemnity in respect of any such matter has been given to such party on or before the date which is the earlier of one year after the Closing Date or the date that audited financial statements showing the combined operations of Carnival and Pan Am are published; provided, however, that with respect to a breach of any of the representations and warranties contained in SECTIONS 3.21 OR 4.20, notice of a claim for indemnity must be given on or before the date on which the statute of limitations expires for each respective tax year; (ii) until and except to the extent that the aggregate of all such claims for which such party is responsible under such indemnification provisions with respect to any breach of a representation or warranty (but not any covenant or agreement except the covenants set forth in SECTIONS 5.4 AND 5.10 hereof) exceeds $1,000,000 (the "BASKET LIMITATION"); and (iii) in excess of $7,500,000 (inclusive of the Basket Limitation). Except for specific performance, the provisions of this SECTION 6.3 shall be the sole remedy for the breach of any representations or warranties contained in this Agreement. None of the limitations of clauses (ii) and (iii) of this SECTION 6.3(D) shall apply with respect to indemnification obligations of a party arising in connection with the breach of any representation or warranty set forth in SECTIONS 3.2, 3.8, 3.11, 3.12, 3.24, 3.25, 3.30, 4.2, 4.8, 4.11, 4.12 OR 4.18 of this Agreement, and none of the limitations of this SECTION 6.3(D) shall apply with respect to any action based upon intentional or fraudulent actions, misrepresentations or breaches of any party. Notwithstanding anything to the contrary contained herein, no party shall have any obligation under the indemnification provisions set forth in SECTIONS 6.3(A) or 6.3(b) for a breach of any representation or warranty contained in SECTION 3.20 or 4.18 hereunder, until and except to the extent the aggregate of all such claims for which such party is responsible for such breach exceeds $50,000. 773,810 Exchange Shares (90% of which shall be deposited by Micky Arison, 6% of which shall be deposited by Reuven Wertheim, and 4% of which shall be deposited by A. Daniel Ratti) shall be placed in escrow pursuant to a mutually agreeable Escrow Agreement to secure the indemnification obligations of the Shareholders hereunder. The Shareholders' indemnity obligations hereunder shall be satisfied by application by Pan Am of Exchange Shares held in escrow in satisfaction thereof in accordance with the preceding sentence prior to pursuit of any additional indemnity claims. Such Exchange Shares shall be valued for such purposes at the Exchange Valuation.

         6.4 GENERAL RELEASE. Other than as set forth on SCHEDULE 6.4, each of the Shareholders hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing, AHC, Carnival and each of its Subsidiaries and their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating directly or indirectly to AHC and/or any of its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing. Each Shareholder expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Shareholders. Micky Arison will use his best efforts, subject to his fiduciary duties, to cause Carnival Cruise to deliver on the Closing Date a general release to AHC, Carnival and its Subsidiaries identical to the release granted by the Shareholders pursuant to this SECTION 6.4. If subsequent to the Closing, a Shareholder incurs damages by reason of his serving as a director or officer of Carnival prior to the Closing, then, for a two-year period following the Closing Date, Pan Am agrees to indemnify such Shareholder to the fullest extent permitted by law and provided that the matters for which indemnification is sought would not in and of themselves be deemed a breach of any representation or warranty contained herein.

         6.5 NONCOMPETITION. For a period of five years beginning as of the Closing Date, each of the Shareholders (other than A. Daniel Ratti and Reuven Wertheim) agrees to not, directly or indirectly, engage or have an interest, anywhere in the United States or any other geographic area where AHC, Carnival or any of their respective Subsidiaries do business or in which any of their products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or shareholder, or through the investment of capital, lending of money or property, rendering of services or otherwise, in the operation of a commercial airline. For a period of five years beginning on the Closing Date, each of the Shareholders and their Affiliates will not directly or indirectly permit any of his employees, agents or others under his control to, directly or indirectly, recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, Pan Am, AHC, Carnival or any of their respective Subsidiaries or any successor to the business thereof, to terminate his or her employment or other relationship thereof, or hire any person who has left the employ or engagement thereof during the preceding one year regardless of whether such person was involuntarily terminated or terminated such employment on his own volition. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities which are traded on a national stock exchange or the Nasdaq stock market shall not be deemed to be a violation of the provisions of this SECTION 6.5.

         6.6 CONFIDENTIALITY; NAME USE. Each of the Shareholders acknowledges that all confidential or proprietary information with respect to the business and operations of each of Carnival, Pan Am and their respective Subsidiaries is valuable, special and unique. Each Shareholder shall not, at any time after the Closing, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to Carnival or Pan Am or any of their respective Subsidiaries, without the prior written consent of Pan Am, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, services, services under development, inventions, sources, leads or methods of obtaining new business, pricing methods or formulas, costs, marketing strategies or any other information relating to Carnival or Pan Am or any of their respective Subsidiaries, which could reasonably be regarded as confidential or proprietary, but not including information which (i) is or shall become generally available to the public other than as a result of an unauthorized disclosure by AHC or any of its Affiliates,
(ii) relates to Pan Am (and not Carnival) and was in the possession of such Shareholder prior to its receipt from Pan Am, (iii) becomes available to such Shareholder on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or (iv) is required to be disclosed by law. AHC and each of the Shareholders acknowledge that Pan Am would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of Carnival and Pan Am. In addition, Micky Arison agrees to use his best efforts to cause each of his Affiliates (and with respect to Carnival Cruise, subject to his fiduciary duties), for a period of five years from the Closing Date, not to use, license or otherwise authorize the use, directly or indirectly, of the name "Carnival" or any similar name, mark, logo or other identifying words or images in connection with the operation of any commercial airline, whether for its own direct or indirect benefit or otherwise. Micky Arison will use his best efforts, to cause Carnival Cruise (subject to his fiduciary duties) or the legal and beneficial owner of the trademark or tradename "Carnival" if Carnival Cruise is not such owner to agree to the foregoing in a document reasonably satisfactory to Pan Am on or prior to the Closing Date.

         6.7 CONTINUING OBLIGATIONS. The restrictions set forth in SECTIONS 5.3,
6.5 AND 6.6 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of Pan Am and Carnival. The parties acknowledge that Pan Am and Carnival would be irreparably harmed and that monetary damages would not provide an adequate remedy to Pan Am in the event the covenants contained in SECTIONS 5.3, 6.5 AND 6.6 were not complied with in accordance with their terms. Accordingly, each of the Shareholders agrees that any breach or threatened breach of any provision of SECTIONS 5.3,
6.5 AND 6.6 shall entitle Pan Am to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to Pan Am, and that Pan Am shall be entitled to receive from each of the Shareholders reimbursement for all attorneys' fees and expenses incurred by Pan Am in enforcing these provisions. In addition to its other rights and remedies, Pan Am shall have the right to require each of the Shareholders to account for and pay over to Pan Am, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by any party breaching such provisions from the action constituting such breach. It is the desire and intent of the parties that the provisions of SECTIONS 5.3, 6.5 AND
6.6 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of SECTIONS 5.3, 6.5 OR 6.6 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of SECTIONS 5.3, 6.5 OR 6.6 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

         6.8 AHC SPINOFF AND RWDR TRANSACTION. AHC and Carnival shall effectuate the AHC Spinoff and the RWDR Transactions as described herein prior to the Closing in accordance with all applicable laws, and pursuant to documentation which has been approved by Pan Am, which approval shall not be unreasonably withheld. Any obligations of AHC arising under this Agreement shall, after effectuation of the RWDR Transaction, be deemed to be obligations of Carnival. Each of the Shareholders agree to take any action required, including without limitation, to vote in his capacity as a director and/or a shareholder for such transactions.

         6.9 VOTING AGREEMENTS. Certain of the respective shareholders of AHC and Pan Am will execute and deliver Voting Agreements (the "VOTING AGREEMENTS") simultaneously herewith, in the form of EXHIBIT C, pursuant to which, among other things, they will agree to vote their shares of AHC or Pan Am, as the case may be, in favor of the Merger.

         6.10 ACCOUNTANTS' COMFORT LETTERS. Each of Pan Am and AHC shall each use its best efforts to cause to be delivered to itself and the other a so-called "comfort" letter of its independent public accountants, in form reasonably acceptable to the recipients thereof, dated not more than two business days prior to each of the effectiveness of the Registration Statement and the mailing of the Proxy Statement with the Commission.

         6.11 INTENTIONALLY LEFT BLANK.

         6.12 INTENTIONALLY LEFT BLANK.

         6.13 USE OF THE CARNIVAL NAME. Pan Am agrees that after Closing it shall not use the name "Carnival" or any related mark or logo or other identifying words or images specifically relating to the name "Carnival" (a "CARNIVAL RELATED MARK") in the promotion of its ongoing business; provided, however, that the foregoing shall not be deemed to restrict Pan Am and its Affiliates from describing the operations of Pan Am or Carnival prior to such date and, provided, further, to the extent required by law or by the rules and regulations of any national securities exchange, as reasonably determined by Pan Am's counsel, Pan Am and its Affiliates shall be entitled to utilize the name "Carnival" with respect to all Licenses until such Licenses have been appropriately amended to delete such name, and to fly and otherwise utilize such aircraft and other equipment and material which have affixed thereon the name "Carnival" and other Carnival Related Marks as set forth herein. Pan Am agrees to use all reasonable efforts to promptly amend the above-mentioned Licenses and to make such revisions to such existing aircraft and other equipment and material during its ordinary maintenance schedule so as to eliminate the use of the "Carnival" name and the Carnival Related Marks. Until such time as such amendments and revisions have been effectuated, Pan Am and its Affiliates shall be granted a royalty-free license to utilize the name "Carnival" and the Carnival Related Marks for the limited purposes described above. Micky Arison shall use his best efforts, subject to his fiduciary duties, to cause Carnival Cruise to grant such license for a period of two years in a document reasonably satisfactory to Carnival Cruise and Pan Am. Over twelve equal monthly installments commencing one month after the Closing Date, Carnival shall pay any fees due and payble under the terms and conditions of that certain Nonexclusive License Agreement, dated March 25, 1989, by and between Carnival Airlines and Carnival.

         6.14 BOARD REPRESENTATION. Upon the request of Micky Arison at any time or from time to time, Pan Am shall, after the Closing Date, use its best efforts to cause Micky Arison and/or Howard Frank to be nominated to the Board of Directors of Pan Am, and shall use reasonable efforts consistent with and no less than are taken with respect to all other nominees to the Board of Directors to have such persons elected to its Board of Directors for so long as Micky Arison and/or the Trust beneficially owns more than 5% of Pan Am's issued and outstanding Common Stock. If either or both of such persons are elected to the Board of Directors, each will be given indemnification agreement protections by Pan Am in the same form as currently in effect for Pan Am's current directors.

         6.15 ADDITIONAL CAPITAL CONTRIBUTION. It is agreed and understood, as provided in SECTION 7.3(F) of this Agreement, that a condition to Carnival's and AHC's obligations to close the transactions contemplated hereby is the procurement of the release of Micky Arison's personal guaranty and AHC's limited recourse guaranty of that certain Amended and Restated Revolving Line of Credit Agreement, dated as of October 2, 1996 between Carnival Airlines, Inc. and Barnett Bank of South Florida, N.A., a national banking association (the "REVOLVING LINE OF CREDIT"). Micky Arison hereby agrees to make a capital contribution of Thirty Million Dollars ($30,000,000) prior to the Closing (the "ADDITIONAL CAPITAL CONTRIBUTION") in exchange for 1,900,000 shares of Carnival Common Stock. Micky Arison further agrees to take any and all additional actions which may be required (including the payment of money in addition to the Additional Capital Contribution) to discharge, pay in full and cancel the Revolving Line of Credit and to procure the release of his personal guaranty of the Revolving Line of Credit and the release of AHC's limited recourse guaranty.

         6.16 REGISTRATION RIGHTS AGREEMENT. Pan Am will contemporaneously herewith execute and deliver the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") granting certain registration rights to the Shareholders, in the form of EXHIBIT D, effective as of the Closing.

         6.17 INTENTIONALLY LEFT BLANK.

         6.18 WERTHEIM CONSULTING ARRANGEMENT. Carnival and Reuven Wertheim shall enter into a Consulting Agreement providing for compensation in the aggregate amount of Three Hundred Thousand Dollars ($300,000) payable over four quarterly installments, commencing one hundred twenty (120) days from the Closing Date, in the form of EXHIBIT E, and containing the other terms and conditions set forth therein.

                                   ARTICLE VII

                   CLOSING; CONDITIONS PRECEDENT; TERMINATION

         7.1 CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as promptly as practicable and in any event within 15 days after the satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "CLOSING DATE"), or on such other date and at such other place as may be agreed to by the parties, but in no event beyond June 30, 1997, as such date may be extended pursuant to the provisions of
Section 7.5 hereof. At the Closing, the parties shall deliver to each other such customary documents as may be specified, or required to satisfy the conditions set forth, in SECTIONS 7.2, 7.3 and 7.4, and such other documents and instruments as each party may reasonably request from the other parties. On the Closing Date, the parties shall cause to be filed the appropriate Articles and Agreement of Merger with the Secretary of State of the State of Florida. The Closing shall be effective upon 5:00 P.M., Eastern Time, on the date such Articles and Agreement of Merger are filed. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         7.2 MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) GOVERNMENTAL CONSENTS. All material consents and approvals required by governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been obtained, including without limitation, the expiration or termination of any notice and waiting period under the HSR Act. All of such consents and approvals shall have been obtained without the imposition of any conditions which would materially adversely affect Pan Am's ability to operate Carnival or its business following the Closing.

                  (b) NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the knowledge of the parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement and which, in the case of non-governmental proceedings, has a reasonable likelihood of success.

                  (c) CORPORATE APPROVALS. The shareholders of Carnival and Pan Am shall have respectively approved the matters set forth in SECTION 5.9 hereof in accordance with the Articles of Incorporation and Bylaws of Carnival and Pan Am and all applicable laws and regulations.

         7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AHC AND CARNIVAL. The obligations of AHC and Carnival to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) INTENTIONALLY LEFT BLANK.

                  (b) COVENANTS PERFORMED. The covenants of Pan Am and Acquisition contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) OPINION OF COUNSEL. AHC shall have received from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., legal counsel to Pan Am, an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to AHC, with respect to the matters set forth on EXHIBIT F.

                  (d) CERTIFICATE OF PAN AM. Pan Am shall have delivered to AHC a certificate executed by its President, dated the Closing Date, to the effect that the conditions specified in SECTION 7.3 above have been fulfilled.

                  (e) REASONABLE ASSURANCES AS TO THE EFFECTIVENESS OF REGISTRATION STATEMENT. Counsel for the Shareholders shall have received reasonable assurances that the Registration Statement will be declared effective upon the Closing Date or within five business days thereafter.

                  (f) RELEASE OF PERSONAL GUARANTY. The release and termination of the personal guaranty of Micky Arison and AHC's limited recourse guaranty of the Revolving Line of Credit shall have been procured.

                  (g) REGISTRATION RIGHTS AGREEMENT. Pan Am shall have executed and delivered the Registration Rights Agreement.

         7.4 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PAN AM AND ACQUISITION. The obligations of Pan Am and Acquisition to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) INTENTIONALLY LEFT BLANK.

                  (b) COVENANTS PERFORMED. The covenants of AHC and Carnival contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) CONSENTS. All material consents and approvals required to effectuate the transactions contemplated herein should have been obtained, each of which shall have been obtained without the imposition of any materially adverse terms or conditions; provided, however, with regard to those consents and approvals set forth on SCHEDULE 7.4(C)(I) hereof, if the sole reason that such consents or approvals are not obtained is Pan Am's failure to provide certain security such as a letter of credit or other type of financial security required to maintain an agreement or arrangement, in the same nature and amount as currently required by Carnival, then the securing of such consent or approval shall not be considered a condition precedent hereunder and provided, further that the procurement of the consents for those agreements set forth on SCHEDULE 7.4(C)(II) hereof shall not be considered a condition precedent to Pan Am's obligations hereunder.

                  (d) OPINION OF COUNSEL. Pan Am shall have received from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., AHC's counsel, an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to Pan Am, with respect to the matters set forth in EXHIBIT G.

                  (e) CERTIFICATE OF AHC. AHC shall have delivered to Pan Am a certificate executed by its President, dated the Closing Date, to the effect that the conditions specified in SECTIONS 7.4(B) and (I) have been fulfilled.

                  (f) AGREEMENT OF CARNIVAL CRUISE. Micky Arison shall have delivered to Pan Am the agreement of Carnival Cruise contemplated by the last sentence of SECTION 6.6 hereof.

                  (g) GENERAL RELEASE OF CARNIVAL CRUISE; AGREEMENT NOT TO USE NAME. Micky Arison shall have delivered to Pan Am the general release of Carnival Cruise contemplated by SECTION 6.4 hereof and the agreement not to permit the "Carnival" name to be utilized in connection with a commercial airline contemplated by SECTION 6.6 hereof.

                  (h) LICENSE OF CARNIVAL NAME. Micky Arison shall have delivered to Pan Am the license to be granted by Carnival Cruise contemplated by
SECTION 6.13 hereof.

                  (i) ADDITIONAL CAPITAL CONTRIBUTION. Micky Arison shall have made the Additional Capital Contribution and complied with the other provisions of SECTION 6.15 hereof.

                  (j) NO IMPOSITION OF RESTRICTIONS. There shall not have occurred any imposition by any governmental agency or the promulgation or proposal of any new law, regulations or directive which imposition of any additional restrictions or conditions upon the operation of or the business of Carnival which has or could reasonably be expected to (i) have a material adverse impact on the operations of the business of Carnival as presently conducted, (ii) materially impede or restrict the operations of Carnival as presently conducted, (iii) materially delay the consummation of the transactions contemplated hereby, and (iv) materially increase the cost of operating by Pan Am of the Carnival business as presently conducted.

                  (k) STANDSTILL AGREEMENT. The Standstill Agreement shall have been executed and delivered by Micky Arison and the Trust.

                  (l) ENCUMBRANCES RELATING TO REVOLVING LINE OF CREDIT. All Encumbrances relating to the Revolving Line of Credit shall be released.

         7.5 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) at any time by mutual consent of the parties; (ii) by either party if the Closing has not occurred on or prior to June 30, 1997 (the "TERMINATION DATE"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its material obligations hereunder and provided further that either party may automatically extend the Termination Date for an additional thirty day period by providing written notice to that effect to the other party on or prior to the Termination Date (the "EXTENDED TERMINATION DATE"); (iii) by AHC at any time in its sole discretion if any of the representations or warranties of Pan Am or Acquisition in this Agreement are not in all material respects true and accurate or if Pan Am or Acquisition breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Extended Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing; (iv) by Pan Am at any time in its sole discretion if any of the representations or warranties of AHC in this Agreement are not in all material respects true and accurate or if AHC or Carnival breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Extended Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing; or (v) by AHC if the Average Price falls below $6.00 per share, provided that if this right to terminate is not exercised by AHC prior to the date the Proxy Statement is mailed to the shareholders of Pan Am, then such right to terminate shall be deemed to have been waived by AHC; and provided, further, that Pan Am shall provide AHC at least five business days prior notice of such mailing. If this Agreement is terminated pursuant to this SECTION 7.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses
(iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement; provided that any termination of this Agreement pursuant to this
SECTION 7.5 shall not relieve any party from any liability for any breach or violation hereof. Notwithstanding the termination of this Agreement, the respective obligations of the parties under SECTIONS 5.3, 8.7, 8.10, 8.11, 8.12, 8.13, 8.14 AND 8.15 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery or (ii) in the case of registered U.S. mail, five days after deposit in the U.S. mail. A copy of any notices delivered to AHC shall also be sent to Arnaldo Perez, Esq., 3655 N.W. 36th Street, Miami, Florida, 33178 and to Bruce Macdonough, Esq., Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Suite 2100, Miami, Florida, 33131. A copy of any notices delivered to Pan Am shall also be sent to John J. Ogilby, Jr., Esq., 9300 N.W. 36th Street, Miami, Florida, 33178 and to Teddy D. Klinghoffer, Esq., Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Suite 2200, 150 West Flagler Street, Miami, Florida, 33130.

         8.2 ENTIRE AGREEMENT. This Agreement and the Articles and Agreement of Merger contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

         8.3 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.4 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.5 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         8.6 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         8.7 EXPENSES. All expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by AHC or Carnival in connection with the transactions contemplated hereby will be borne by Carnival and all expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by Pan Am or Acquisition in connection with the transactions contemplated hereby will be borne by Pan Am, except that (i) neither AHC, Carnival nor any of its Subsidiaries shall directly or indirectly pay and/or have paid more than $150,000 in the aggregate of its or its Affiliates' legal fees and expenses in connection with the transactions contemplated hereby (and such excess shall be borne by the Affiliate of AHC or Carnival who incurred such expenses but not by AHC or Carnival) and (ii) Pan Am and AHC shall each pay for one-half of any filing fee or similar fee made by such party or any Affiliate under the HSR Act.

         8.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied version of any manually executed signature page shall be deemed a manually executed original.

         8.10 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         8.11 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.12 REMEDIES CUMULATIVE. Other than as expressly set forth in SECTION 6.3, no remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         8.13 PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

         8.14 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         8.15 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts of Dade County, Florida, which shall be the exclusive jurisdiction and venue for disputes, actions or lawsuits arising out of or relating to this Agreement or the transactions contemplated hereby. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                            AIR HOLDING COMPANY

                                            By:
                                               --------------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------

                                            Address:
                                                     --------------------------

                                                     --------------------------

                                                     --------------------------

                                            CARNIVAL AIR LINES, INC.


                                            By:
                                               --------------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------

                                            Address:
                                                     --------------------------

                                                     --------------------------

                                                     --------------------------

                                            PAN AM CORPORATION


                                            By:
                                               --------------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------

                                            Address:
                                                     --------------------------

                                                     --------------------------

                                                     --------------------------

                                            CAL ACQUISITION CORPORATION


                                            By:
                                               --------------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------

                                            Address:
                                                     --------------------------

                                                     --------------------------

                                                     --------------------------

                                       With respect to
                                       the following
                                       Sections: Article
                                       III, 6.3, 6.4,
                                       6.5, 6.6, 6.7,
                                       6.8, 6.9, 6.12,
                                       6.13 6.15, Article
                                       VII and Article
                                       VIII

                                       ----------------------------------------
                                              MICKY ARISON

                                       ----------------------------------------
                                              REUVEN WERTHEIM

                                       ----------------------------------------
                                              A. DANIEL RATTI

                                       MICKY ARISON 1995 AIR HOLDING TRUST

                                              By: JMD Delaware, Inc., as Trustee

                                              ---------------------------------
                                              Name:
                                              Title:


                         INDEX OF SCHEDULES AND EXHIBITS

         EXHIBITS          DESCRIPTION

         A                 Articles and Agreement of Merger
         B                 Forms of Affiliate Letters
         C                 Forms of Voting Agreements
         D                 Form of Registration Rights Agreement
         E                 Form of Wertheim Consulting Agreement
         F                 Form of Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                           P.A.
         G                 Form of Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel,
                           P.A.

         SCHEDULES

        SECTION            DESCRIPTION

         3.1               Schedule of AHC Foreign Qualifications
         3.3               Schedule of AHC Violations and Conflicts
         3.5               Schedule of AHC Financial Statements
         3.6               Schedule of AHC Compliance with Laws
         3.7               Schedule of AHC Legal Proceedings
         3.8               Schedule of AHC Brokers
         3.9               Schedule of AHC Material Adverse Changes
         3.11              Schedule of AHC Capitalization and Subsidiaries
         3.12              Schedule of AHC Rights, Warrants and Options
         3.13(a)           Schedule of AHC Real Properties
         3.13(b)           Schedule of AHC Aircraft Properties
         3.13(c)           Schedule of AHC Intellectual Properties
         3.14              Schedule of AHC Governmental Authorizations
         3.15              Schedule of AHC Insurance Policies
         3.16(a)           Schedule of AHC Labor Relations
         3.16(b)           Schedule of AHC Employment Policies
         3.16(c)           Schedule of AHC Employment Agreements
         3.16(d)           Schedule of AHC Employee Benefit Plans
         3.16(e)           Schedule of AHC Personnel
         3.17              Schedule of AHC Material Agreements
         3.18              Schedule of AHC Accounts
         3.19              Schedule of AHC Customers and Suppliers
         3.20              Schedule of AHC Related Party Transactions
         3.21              Schedule of AHC Tax Matters
         3.28              Schedule of AHC Pooling of Interests Matters
         4.1               Schedule of Pan Am Foreign Qualifications
         4.3               Schedule of Pan Am Violations and Conflicts
         4.5               Schedule of Pan Am Financial Statements
         4.6               Schedule of Pan Am Compliance with Laws
         4.7               Schedule of Pan Am Legal Proceedings
         4.9               Schedule of Pan Am Material Adverse Changes
         4.11              Schedule of Pan Am Subsidiaries
         4.12              Schedule of Pan Am Rights, Warrants and Options
         4.13(a)           Schedule of Pan Am Real Properties

                                      A-49


         4.13(b)           Schedule of Pan Am Aircraft Properties
         4.13(c)           Schedule of Pan Am Intellectual Properties
         4.14              Schedule of Pan Am Governmental Authorizations
         4.15              Schedule of Pan Am Insurance Policies
         4.16(a)           Schedule of Pan Am Labor Relations
         4.16(b)           Schedule of Pan Am Employment Policies
         4.16(c)           Schedule of Pan Am Employment Agreements
         4.16(d)           Schedule of Pan Am Employee Benefit Plans
         4.16(e)           Schedule of Pan Am Personnel
         4.17              Schedule of Pan Am Material Agreements
         4.18              Schedule of Pan Am Related Party Transactions
         4.20              Schedule of Pan Am Tax Matters
         4.21              Schedule of Pan Am Guaranties
         4.26              Schedule of Pan Am Pooling-of-Interests Matters
         5.1               Schedule of Interim Operations
         5.11(a)           Schedule of AHC Affiliates
         5.11(b)           Schedule of Pan Am Affiliates
         6.3               Schedule of Shareholder Indemnification
         6.4               Schedule of Shareholders' General Release
         7.4(c)            Schedule of Consents

                                 FIRST AMENDMENT
                                       OF
                              ACQUISITION AGREEMENT

         This First Amendment of Acquisition Agreement is made as of this 8th day of July 1997, by and among Pan Am Corporation, a Florida corporation, CAL Acquisition Corporation, a Florida corporation, Air Holding Company, a Florida corporation, Carnival Air Lines, Inc., a Florida corporation, and the individuals whose names appear on the signature pages hereto.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto have entered into that certain Acquisition Agreement dated as of March 20, 1997 (the "Acquisition Agreement"); and

         WHEREAS, the parties hereto desire to modify the Acquisition Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Acquisition Agreement as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein all capitalized terms used herein shall have the same meaning ascribed to such terms in the Acquisition Agreement.

         2. AMENDMENT. The parties agree to the following amendments to the Acquisition Agreement:

                  (a) The first sentence of Section 7.1 is amended to read in its entirety as follows:

                       "The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as promptly as practicable and in any event within 15 days after the satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "CLOSING
                       DATE), or on such other date and at such other place as may be agreed to by the parties, but in no event beyond August 31, 1997."; and

                  (b) Section 7.5 shall be amended to read in its entirety as follows:

                       "7.5 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated prior to the
                       Closing: (i) at any time by mutual consent of the parties; (ii) by either party if the Closing has not occurred on or prior to August 31, 1997 (the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its material obligations hereunder; (iii) by AHC at any time in its sole discretion if any of the representations or warranties of Pan Am or Acquisition in this Agreement are not in all material respects true and accurate or if Pan Am or Acquisition breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing;
                       (iv) by Pan Am at any time in its sole discretion if any of the representations or warranties of AHC in this Agreement are not in all material respects true and accurate or if AHC or Carnival breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing; (v) by AHC if the Average Price falls below $6.00 per share, provided that if this right to terminate is not exercised by AHC prior to the date the Proxy Statement is mailed to the shareholders of Pan Am, then such right to terminate shall be deemed to have been waived by AHC; and provided, further, that Pan Am shall provide AHC at least five business days prior notice of such mailing. If this Agreement is terminated pursuant to this SECTION 7.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement; provided that any termination of this Agreement pursuant to this SECTION 7.5 shall not relieve any party from any liability for any breach or violation hereof. Notwithstanding the termination of this Agreement, the respective obligations of the parties under SECTIONS 5.3, 8.7, 8.10, 8.11, 8.12, 8.13, 8.14 AND 8.15 shall survive the termination of this Agreement."

         3. ENTIRE AGREEMENT. Except for the amendment set forth in Section 2 herein, the Agreement shall in all other respects remain in full force and effect. This First Amendment together with the Acquisition Agreement, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the parties against whom enforcement for such amendment, supplement or modification is sought. In the event of an inconsistency between the terms of the Acquisition Agreement and the terms of this First Amendment, the terms of this First Amendment shall be controlling.

         4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         5. GOVERNING LAW. This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first written above.

                            CARNIVAL AIR LINES, INC.


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            PAN AM CORPORATION


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            AIR HOLDING COMPANY


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            CAL ACQUISITION CORPORATION


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            -----------------------------------------
                                       MICKY ARISON


                            -----------------------------------------
                                       REUVEN WERTHEIM


                            -----------------------------------------
                                       A. DANIEL RATTI

                                SECOND AMENDMENT
                                       OF
                              ACQUISITION AGREEMENT

         This Second Amendment of Acquisition Agreement is made as of this 9th day of July 1997, by and among Pan Am Corporation, a Florida corporation, CAL Acquisition Corporation, a Florida corporation, Air Holding Company, a Florida corporation, Carnival Air Lines, Inc., a Florida corporation, and the individuals whose names appear on the signature pages hereof.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto have entered into that certain Acquisition Agreement dated as of March 20, 1997, as heretofore amended (the "Acquisition Agreement"); and

         WHEREAS, the parties hereto desire to modify the Acquisition Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Acquisition Agreement as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein all capitalized terms used herein shall have the same meaning ascribed to such terms in the Acquisition Agreement.

         2. AMENDMENT. The parties agree to the following amendments to the Acquisition Agreement:

                  (a) SECTION 6.15. Section 6.15 is hereby amended to read in its entirety as follows:

                       "6.15 ADDITIONAL CAPITAL CONTRIBUTION. It is agreed and understood, as provided in SECTION 7.3(F) of this Agreement, that a condition to Carnival's and AHC's obligations to close the transaction contemplated hereby is the procurement of the release of Micky Arison's personal guaranty and AHC's limited recourse guaranty of that certain Amended and Restated Revolving Line of Credit Agreement, dated as of October 2, 1996 between Carnival Air Lines, Inc. and Barnett Bank of South Florida, N.A., a national banking association (the "REVOLVING LINE OF CREDIT"). Micky Arison hereby agrees that either he, a trust controlled by him or a trust of which he is a beneficiary (including, but not limited to the Micky Arison 1995 Air Holding Trust), will make a capital contribution of Thirty Million Dollars ($30,000,000) prior to the Closing (the "ADDITIONAL CAPITAL CONTRIBUTION") in exchange for 1,900,000 shares of Carnival Common Stock. Micky Arison further agrees that either he, a trust controlled by him or a trust of which he is a beneficiary (including, but not limited to the Micky Arison 1995 Air Holding Trust), will take any and all additional actions which may be required (including the payment of money in addition to the Additional Capital Contribution) to discharge, pay in full and cancel the Revolving Line of Credit and to procure the release of his personal guaranty of the Revolving

                       Line of Credit and the release of AHC's limited recourse guaranty. Notwithstanding the foregoing, Micky Arison shall remain personally liable and responsible for the taking of all actions and the making of all contributions which are required to be taken and made by him, a trust controlled by him or a trust of which he is a beneficiary (including, but not limited to the Micky Arison 1995 Air Holding Trust) under this Section 6.15. Nothing contained herein shall be deemed to in any way limit any other personal liability or obligation of Micky Arison otherwise set forth or undertaken in this Agreement."

                  (b) The first sentence of Section 7.1 is hereby amended to read in its entirety as follows:

                        "The consummation of the transactions contemplated by
                       this Agreement (the "CLOSING") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as promptly as practicable and in any event within 15 days after the satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "CLOSING DATE"), or on such other date and at such other place as may be agreed to by the parties, but in no event beyond August 31, 1997, as such date may be extended pursuant to the provisions of Section 7.5 hereof.";

                  (c)  Section 7.2(a) shall be deleted in its entirety;

                  (d) Section 7.2(b) is hereby amended to read in its entirety as follows:

                       "NO ACTIONS. No judicial, administrative, regulatory decision, order or decree shall have been rendered, in either case, which enjoins, prohibits or materially restricts the consummation of the transactions contemplated by this Agreement.";

                  (e)  Section 7.3(e) shall be deleted in its entirety;

                  (f)  Section 7.4(c) shall be deleted in its entirety;

                  (g) Section 7.4(j) shall be amended to read in its entirety as follows:

                       "(j) CONTINUOUS OPERATION AS A SCHEDULED AIR CARRIER. Carnival shall have continuously operated as a scheduled air carrier through the Closing Date."; and

                  (h) Section 7.5 shall be amended to read in its entirety as follows:

                       "7.5 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated prior to the
                       Closing: (i) at any time by mutual consent of the parties; (ii) by either party if the Closing has not occurred on or prior to August 31, 1997 (the "TERMINATION DATE"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its material obligations hereunder and provided further that either party may automatically extend the Termination Date for an additional thirty day period by providing written notice to that effect to the other party on or prior to the Termination Date (the "EXTENDED TERMINATION DATE");
                       (iii) by AHC at any time in its sole discretion if any of the representations or warranties of Pan Am or Acquisition in this Agreement are not in all material respects true and accurate or if Pan Am or Acquisition breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Extended Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing; or (iv) by Pan Am at any time in its sole discretion if any of the representations or warranties of AHC in this Agreement are not in all material respects true and accurate or if AHC or Carnival breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Extended Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing. If this Agreement is terminated pursuant to this SECTION 7.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement; provided that any termination of this Agreement pursuant to this SECTION 7.5 shall not relieve any party from any liability for any breach or violation hereof. Notwithstanding the termination of this Agreement, the respective obligations of the parties under SECTIONS 5.3, 8.7, 8.10, 8.11, 8.12, 8.13, 8.14 AND 8.15 shall survive the termination of this Agreement."

         3. SECOND AMENDMENT CONDITIONED UPON CLOSING OF NATIONSBANK LOAN FACILITY. Notwithstanding any provisions contained herein to the contrary, this Second Amendment shall be of no force and effect unless and until the closing of that certain NationsBank $25,000,000 Revolving Bridge Facility as more particularly described in that certain Commitment Letter and Term Sheet dated July 8, 1997 by and among NationsBank, Carnival as borrower, Pan Am as guarantor and Micky Arison as guarantor.

         4. ENTIRE AGREEMENT. Except for the amendment set forth in Section 2 herein, the Agreement shall in all other respects remain in full force and effect. This Second Amendment together with the Acquisition Agreement, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the parties against whom enforcement for such amendment, supplement or modification is sought. In the event of an inconsistency between the terms of the Acquisition Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall be controlling.

         5. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         6. GOVERNING LAW. This Second Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first written above.


                            CARNIVAL AIR LINES, INC.


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            PAN AM CORPORATION


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            AIR HOLDING COMPANY


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            CAL ACQUISITION CORPORATION


                            By:
                               --------------------------------------
                                     Name:
                                           --------------------------
                                     Title:
                                           --------------------------

                            Address:
                                     --------------------------------
                                     --------------------------------
                                     --------------------------------


                            -----------------------------------------
                                       MICKY ARISON


                            -----------------------------------------
                                       REUVEN WERTHEIM


                            -----------------------------------------
                                       A. DANIEL RATTI

                                 THIRD AMENDMENT
                                       OF
                              ACQUISITION AGREEMENT


         This Third Amendment of Acquisition Agreement is made as of this 26th day of August, 1997, by and among Pan Am Corporation, a Florida corporation, CAL Acquisition Corporation, a Florida corporation, Air Holding Company, a Florida corporation, Carnival Air Lines, Inc., a Florida corporation, and the individuals whose names appear on the signature pages hereof.

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into that certain Acquisition Agreement dated as of March 20, 1997, as amended by the First Amendment of Acquisition Agreement dated as of July 8, 1997 and the Second Amendment of Acquisition Agreement dated as of July 9, 1997 (collectively, the "Acquisition Agreement"); and

         WHEREAS, the parties hereto desire to modify the Acquisition Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Acquisition Agreement as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein all capitalized terms used herein shall have the same meaning ascribed to such terms in the Acquisition Agreement.

         2. AMENDMENT. The parties agree to the following amendments to the Acquisition Agreement:

         (a) The first sentence of Section 7.1 is hereby amended to read in its entirety as follows:

                  "The consummation of the transaction contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., as promptly as practicable and in any event within 15 days after the satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "CLOSING DATE"), or such other date and at such other place as may be agreed to by the parties, but in no event beyond October 31, 1997, as such date may be extended pursuant to the provisions of Section 7.5 hereof."; and

         (b) Section 7.5(ii) shall be amended to read in its entirety as follows:

                  "(ii) by either party if the Closing has not occurred on or prior to October 31, 1997 (the "TERMINATION DATE"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its material obligations hereunder and provided further that either party may automatically extend the Termination Date for an additional thirty day period by providing written notice to that effect to the other party on or prior to the Termination Date (the "EXTENDED TERMINATION DATE");".

         3. ENTIRE AGREEMENT. Except for the amendments set forth in Section 2 herein, the Acquisition Agreement shall in all respects remain in full force and effect. This Third Amendment together with the Acquisition Agreement, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the parties against whom enforcement for such amendment, supplement or modification is sought. In the event of an inconsistency between the terms of the Acquisition Agreement and the terms of this Third Amendment, the terms of this Third Amendment shall be controlling.

         4. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         5. GOVERNING LAW. This Third Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the day and year first written above.

                            CARNIVAL AIR LINES, INC.


                            By:_________________________________
                                     Name: ________________________
                                     Title: _________________________

                            PAN AM CORPORATION


                            By:_________________________________
                                     Name: ________________________
                                     Title: _________________________

                              AIR HOLDING COMPANY


                              By:_________________________________
                                       Name: ________________________
                                       Title: _________________________

                              CAL ACQUISITION CORPORATION


                              By:_________________________________
                                       Name: ________________________
                                       Title: _________________________



                              ------------------------------------
                                       MICKY ARISON


                              ------------------------------------
                                       REUVEN WERTHEIM


                              ------------------------------------
                                       A. DANIEL RATTI

                                  APPENDIX - B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PAN AM CORPORATION

                                ARTICLE I - NAME

         The name of the Corporation is Pan Am Corporation (the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

                           ARTICLE III - CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is two hundred million (200,000,000) shares, of which one hundred million (100,000,000) shares shall be "Common Stock," par value $.0001 per share, and of which one hundred million (100,000,000) shares shall be "Preferred Stock," par value $.0001 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of these Amended and Restated Articles of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series by adoption of amendments to the articles of incorporation, to establish from time to time the number of shares to be included in such series and to fix the designation, voting powers, preferences and relative participating, optional or other special rights of the shares of each of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors may authorize the issuance of stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                             ARTICLE IV - REGISTERED
                                OFFICE AND AGENT

         The name of the registered agent of the Corporation and the street address of the registered office of this Corporation is:

                            John J. Ogilby, Jr., Esq.
                        Pan American World Airways, Inc.
                              9300 N.W. 36th Street
                            Doral Building, 2nd Floor
                              Miami, Florida 33178

                      ARTICLE V - CORPORATE MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                                    9300 N.W. 36th Street
                                    Miami, Florida 33178

                            ARTICLE VI - INCORPORATOR

         The name and address of the incorporator of the Corporation is as follows:

         NAME                                  ADDRESS

         Carrie F. Rinehart                    1110 Brickell Avenue
                                               Penthouse Suite
                                               Miami, FL 33131

                              ARTICLE VII - POWERS

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                  ARTICLE VIII - DIRECTOR-CONFLICTS OF INTEREST

         No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                  ARTICLE IX - NO ANTI-TAKEOVER LAW GOVERNANCE

         The Corporation shall not be governed by Sections 607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.

                           ARTICLE X - INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                            ARTICLE XI - FISCAL YEAR

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

                             ARTICLE XII - DURATION

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

                                  ARTICLE XIII

         A. CERTAIN DEFINITIONS. For the purposes of this Article XIII:

                  1. "Alien" means (i) any person who is not a Citizen or any nominee of such person; (ii) any foreign government or representative thereof;
(iii) any corporation organized under the laws of any foreign government; or
(iv) any corporation, partnership, trust, association or other entity that is an Affiliate of an Alien or Aliens.

                  2. "Alien Owned Shares" means any shares of any class of outstanding voting stock of the Corporation that are then owned of record or beneficially owned, or otherwise controlled, by any Alien.

                  3. "Citizen" means any person who is a citizen of the United States (as defined in 49 U.S.C. 40102(a)(15), as amended, or in any successor provision).

                  4. "Excess Shares" at any time means shares of voting stock then beneficially owned by an Alien the ownership of which, as a result of paragraph D of this Article XIII, cannot then be registered on the Foreign Stock Record.

                  5. "Foreign Ownership Restrictions" means United States statutory and United States Department of Transportation (DOT) regulatory or interpretive restrictions on foreign ownership or control of the Corporation the breach of which would result in the loss of any operating certificate or authority of the Corporation or any of its subsidiaries.

                  6. "Foreign Stock Record" means a separate stock record for the registration of Alien Owned Shares maintained by the Corporation in accordance with the Bylaws of the Corporation.

                  7. "Independent Director" means a director of the Corporation who is not employed by or affiliated in any material respect with the Corporation or any of its subsidiaries other than solely by virtue of acting as a director.

                  8. "Permitted Percentage" at any time means the maximum voting power of the then-outstanding shares of voting stock permitted to be beneficially owned by Aliens under Foreign Ownership Restrictions.

                  9. "Redemption Date" means the date fixed by action of a majority of the Independent Directors for the redemption or exchange of any shares of voting stock pursuant to paragraph F of this Article XIII.

                  10. "Redemption Securities" means any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation or any combination thereof, having such terms and conditions as shall be approved by the Independent Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Independent Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to clause (4) of paragraph F of this Article XIII, at least equal to the price required to be paid pursuant to clause (1) of paragraph F of this
Article XIII (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         B. EFFECTIVENESS. The limitations on the rights of the holders of shares of voting stock and the other limitations and rights of the Corporation provided for in this Article XIII shall be effective notwithstanding any other provision of these Amended and Restated Articles of Incorporation but only for so long as the Corporation or any of its subsidiaries (a) is subject to any Foreign Ownership Restriction or (b) if not then subject to any Foreign Ownership Restriction, intends to reinstate any license, franchise or operating certificate or authority lost as a result of a Foreign Ownership Restriction within a reasonable time after ceasing to hold the same.

         C. GENERAL. It is the policy of the Corporation that, consistent with 49 U.S.C. Section 41101 et. seq., as amended, and other Foreign Ownership Restrictions, and to prevent the loss by the Corporation or any subsidiaries, or to permit the Corporation or any of its subsidiaries to reinstate, any license, franchise or operating certificate of authority referred to in paragraph B above, Aliens, in the aggregate, shall not be permitted to beneficially own shares of voting stock the voting power of which, but for the provisions of this
Article XIII, would exceed the Permitted Percentage.

         D. LIMITATION OF VOTING RIGHTS. At no time shall Alien Owned Shares have voting rights on any matter (except as otherwise expressly required by law) unless such shares are registered on the Foreign Stock Record. At no time shall ownership of shares representing more than the Permitted Percentage be registered on the Foreign Stock Record. Without limitation, at no time shall Excess Shares have voting rights on any matter (except as otherwise expressly required by any federal law of the United States or the Florida Business Corporation Act).

         E. BENEFICIAL OWNERSHIP INQUIRY.

                  1. The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to shareholders of the Corporation in connection with any annual meeting (or any special meeting) of the shareholders of the Corporation, or otherwise) require a person that is a holder of record of equity securities of the Corporation or that the Corporation knows to have, or has reasonable cause to believe has, beneficial ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such person) that, to the knowledge of such person:

                           (a) All equity securities of the Corporation as to
                  which such person has record ownership or beneficial ownership are owned and controlled only by a Citizen; or

                           (b) The number and class or series of equity
                  securities of the Corporation owned of record or beneficially owned by such person that are owned or controlled by Aliens are as set forth in such certificate.

                  2. With respect to any equity securities of the Corporation identified by such person in response to subsection (a) of preceding clause (1) of this paragraph E the Corporation may require such person to provide such further information as the Corporation may reasonably require to implement the provisions of this Article XIII.

                  3. For purposes of applying the provisions of this Article XIII with respect to any equity securities of the Corporation, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this paragraph E, the Corporation may presume that the equity securities in question are beneficially owned or controlled by Aliens.

         F. REDEMPTION AND EXCHANGE. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any Excess Shares shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to the Florida Business Corporation Act, or any other applicable provision of law, to the extent determined by a majority of the Independent Directors to be necessary to comply with Foreign Ownership Restrictions. As used in these Amended and Restated Articles of Incorporation, "redemption" and "exchange" are hereinafter collectively referred to as "redemption", references to Excess Shares being "redeemed" shall be deemed to include Excess Shares that are being exchanged, and references to "Redemption Price" shall be deemed to include the amount and kind of securities for which any such Excess Shares are exchanged. The terms and conditions of such redemption shall be as follows:

                  1. The Redemption Price of the shares to be redeemed pursuant to this Article XIII shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such Alien's purchase price for such shares;

                  2. The Redemption Price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  3. If less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by a majority of the Independent Directors to be fair and equitable;

                  4. At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

                  5. From and after the Redemption Date, shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption.

         G. BYLAWS. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article XIII.

         H. FACTUAL DETERMINATIONS. The Independent Directors shall have the power and duty to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to whether (a) a person or entity "controls" or is "controlled by" another person or entity; (b) the number of shares of voting stock that are beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; (d) whether a person has an agreement, arrangement or understanding with another person as to matters bearing on beneficial ownership; (e) whether a person is an Alien; (f) the application of any other definition of these Amended and Restated Articles of Incorporation to a given fact; and (g) any other matter relating to the applicability or effect of this Article XIII.

         I. QUORUM. Except as otherwise provided or required by law, the presence, in person or by proxy, of the holders of record of shares of voting stock entitling the holders thereof to cast a majority of the voting power of all shares of voting stock (after giving effect to the reduction of voting rights prescribed in paragraph D of this Article XIII) shall constitute a quorum at all meetings of the shareholders of the Corporation, and any quorum requirement or any requirement for shareholder approval shall be determined after giving effect to the reduction in voting rights prescribed in paragraph D of this Article XIII.

         J. SEVERABILITY. If any section or lesser provisions of this Article XIII is determined to be invalid, void, illegal or unenforceable, then the remaining sections and provisions of this Article XIII shall continue to be void and enforceable and shall in no way be affected, impaired or invalidated.

         The undersigned has executed these Amended and Restated Articles of Incorporation this 23rd day of September, 1996.

                                                    /S/ MARTIN R. SHUGRUE
                                                    ---------------------------
                                                    Martin R. Shugrue, President

                         ACCEPTANCE OF REGISTERED AGENT

         Having been named to accept service of process for PAN AM CORPORATION at the place designated in the Amended and Restated Articles of Incorporation, JOHN J. OGILBY, JR. agrees to act in this capacity, and agrees to comply with the provisions of Section 607.0505, Fla. Stat. (1991), relative to keeping open such office until such time as it shall notify the Corporation of his resignation.

Dated this 23rd day of September, 1996.

                                                       /S/ JOHN J. OGILBY, JR.
                                                       ------------------------
                                                       John J. Ogilby, Jr.

                              ARTICLES OF AMENDMENT

         The undersigned, being the President and Chief Executive Officer of Pan Am Corporation (the "Company"), does hereby file these Articles of Amendment to the Company's Amended and Restated Articles of Incorporation pursuant to Sections 607.1006 and 607.0602 of the Florida Business Corporation Act.

      I.  The name of the Company is Pan Am Corporation.

      II. Article III of the Company's Articles of Incorporation shall be amended by adding the following after the existing provisions of such articles:

               Section 1. Designation, Amount, Par Value, and Rank. A series of preferred stock shall be designated as Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 250,000. Each share of Preferred Stock shall have $0.0001 par value. Each share of Preferred Stock shall have a stated value of $100.00 per share (the "Stated Value"). The Preferred Stock should rank prior to all classes or series of equity securities of the Company, including the Common Stock. The Preferred Stock is subject to and limited by the Convertible Preferred Stock Purchase Agreement, the terms contained herein, and the Warrant attached hereto as an Exhibit.

               Section 2. Dividends.

               (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of shares of Common Stock legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 8% per annum, payable, in shares of Preferred Stock, in arrears on the Conversion Date (as defined in Section 5(a) hereof) unless adjusted as per the Reset Option provision contained in Section 5(c)(ii). Dividends on the Preferred Stock shall accrue daily commencing on the Original Issue Date (as defined in Section 6) and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued to any class of Preferred Stock, such payment shall be distributed ratably among the holders of such class based upon the number of shares held by each holder.

               Section 3. Voting Rights. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (ii) authorize, create, issue or increase any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, prior to or PARI PASSU with the Preferred Stock.

               Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; provided that a consolidation or merger of the Company with or into any other Company or Companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock as shown on the record books of the Company.

               Section 5. Conversion.

               (a) Each share of Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock free and clear of all liens and charges and not subject to any preemptive rights at the Conversion Ratio at the option of the holder in whole or in part at any time after the expiration of the later to occur of (i) 90 days after the Original Issue Date and (ii) the date that the Commission declares effective under the Securities Act the registration statement contemplated by the Convertible Preferred Stock Purchase Agreement, dated the Original Issue Date (the "Purchase Agreement"), by and between the Company and the original holder of Preferred Stock relating to the Preferred Stock and the shares of Common Stock into which the Preferred Stock is convertible in accordance with the terms hereof (the "Conversion Date"). Any conversion under this Section 5(a) shall be of a minimum amount of at least 1000 shares of Preferred Stock. The holder shall effect conversions by surrendering to the Company the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in Section 5(i) and simultaneously therewith or as soon as practicable thereafter the certificate or certificates representing the shares of Preferred Stock to be converted. Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Holder Conversion Date"). Each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

               On the expiration of three years after the Original Issue Date, each share of Preferred Stock shall be mandatorily converted into shares of Common Stock at the Conversion Ratio.

               If on the Conversion Date applicable to any conversion under this
Section 5(a), the Conversion Price (as defined in Section 5(c)(i))then in effect is such that the aggregate number of shares of the Common Stock that would then be issuable upon conversion of the Preferred

Stock then outstanding, together with accrued and unpaid interest thereon, when combined with any shares of Common Stock previously issued upon conversion of any Preferred Stock, would equal or exceed 20% of the Common Stock outstanding, excluding options or warrants to acquire shares of Common Stock, but including all securities, rights or obligations convertible into or exchangeable for shares of Common Stock (the "Issuable Maximum"), then the Company shall be obligated to either (a) subject to the immediately following sentence, as promptly as practicable, but in no event later than 90 days from the date of the Company's receipt of the Holder Conversion Notice that would, if all Preferred Stock were converted into shares of Common Stock, result in issuing Common Stock in excess of the Issuable Maximum, convene a meeting of the holders of the Common Stock and use its reasonable best efforts to obtain the Stockholder Approval (as defined below), or (b) effect the conversion of only such portion of Preferred Stock subject to such conversion as is represented by the Conversion Percentage (as defined in the next sentence), and the remaining portion of such Preferred Stock shall be subject to a mandatory repurchase at a price equal to the Per Share Market Value times the number of shares of Common Stock applicable under the conversion in Section 5(a). If the Company fails for any reason to obtain the Stockholder Approval within the time period set forth in paragraph (a) of the immediately prior sentence, the Company shall be obligated to convert and repay the Preferred Stock in accordance with paragraph
(b) of the immediately prior sentence. "Stockholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the stockholders of the Company held in accordance with the Company's articles of incorporation and by-laws or other incorporating documents, of the issuance by the Company of shares equaling or exceeding 20% or more of the Common Stock outstanding as a consequence of the conversion of Preferred Stock into Common Stock at a price less than the greater of the book or market value as and to the extent required under the By-laws of the American Stock Exchange (or any successor or replacement provision thereof).

               The "Conversion Percentage" shall be a fraction, the numerator of which is the "Allowable Conversion Maximum" (as defined in the next sentence) and the denominator of which is the amount of Common Stock issuable upon conversion of Preferred Stock outstanding prior to such conversion. The Allowable Conversion Maximum at any time shall be the difference between the Issuable Maximum and the total number of shares of Common Stock previously issued upon conversion of Preferred Stock. In the event of any stock split, stock dividend, re-capitalization, reorganization or other similar action or event, appropriate adjustment shall be made to the Issuable Maximum and the Allowable Conversion Maximum.

               (b) Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this
Section 5(b) electronically through the Depository Trust

Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               (c) (i) The conversion price ("Conversion Price") for each share of Preferred Stock in effect on any Conversion Date shall be the LESSER of X ("Fixed Price") OR Y ("Floating Price"): where X is the GREATER of (A) [$F] or
(B) [ C ] / [ ( { C / F }+1.40 ) / 2 ] (where C = the average Per Share Market Value for the twenty (20) Trading Days immediately preceding the Holder Conversion Date (the "Valuation Period") and F = $8.50, subject to the Reset Option as defined below in Section 5(c)(ii); and Y = 97% average Per Share Market Value for the Valuation Period, subject to an additional 1% discount per month to a minimum of 80% of the average Per Share Market Value for the Valuation Period (i.e., 96% at 31 days, and an additional 1% for each of the following 16 months); provided, however, if the registration statement to be filed by the Company in accordance with the this Agreement is not declared effective by the Commission for any reason by the Effectiveness Date (as defined in the Purchase Agreement, then for each of the first two months after such Effectiveness Date that such registration statement shall not have been so declared effective, the Floating Price and the Fixed Price as computed above shall be decreased by 2% (i.e. 2% after one month and 4% after two months) and for each of the subsequent four months after such Effectiveness Date that such registration statement shall not have been so declared effective, the Floating Price and the Fixed Price as computed above shall be further decreased by 1% per month (i.e. A total reduction of 5% after three months, 6% after four months, etc.), provided however that the Floating Price shall never be less than 80% of the average Per Share Market Value for the Valuation Period; and further provided, that if the registration statement is not declared effective by the end of six months from the Effectiveness Date, then the Company shall effect a Company Redemption as defined in Section 5(c)(iii).

                       (ii) The Holder has a one time right to request a reset of F ("Reset Option") should the Per Share Market Value for any (5) consecutive Trading Days trade at less then 50% of F prior to such reset (a "Reset Period"). In order to exercise its Reset Option, Holder shall give notice of such to the Company within ten days of any such Reset Period. The Company, upon such notice, shall have the option of a) resetting F as requested or b) to cause the dividend set forth in Section 2 accruing from and after such reset request to be increased by an additional three percent (3%).

                       (iii) The Preferred Stock, in whole or in part, shall be redeemable, superseding any prior Holder Conversion Notice, at the option of the Company ("Company Redemption") upon the payment to the Holder of both A) a cash payment equal to the Per Share Market Value on the date of the Company Redemption Notice (the "Company Redemption Date") times the greater of a) the shares of Common Stock that would be provided if such date were a Conversion Date under a Conversion Price equal to 80% of the Average Per Share Market Value for the Valuation Period or b) the shares of Common Stock that would be provided if such date were a Conversion Date under a Conversion Price equal to the Per Share Market Value on the Company Redemption Date and B) warrants to purchase Common Stock with an exercise price equal to the Fixed Price in an amount equal to the value of the Preferred Stock redeemed, with a term expiring on March 18, 2000, in the form of warrant attached hereto as Exhibit D ("Warrant Issuable Upon Company Redemption"). The Company shall effect such redemption by delivering to the Holders of such shares of Preferred Stock to be redeemed a written notice in the form attached hereto as Exhibit B ("Company Redemption Notice"), which Company Redemption Notice, once given, shall be irrevocable. Each Company Redemption Notice shall specify the number of shares of Preferred Stock to be redeemed and the date on which redemption is to be effected. Upon the redemption of shares of Preferred Stock pursuant to the Company Redemption, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock. If the Company is redeeming less than all shares of the Preferred Stock, the Company shall, upon redeeming of such shares of Preferred Stock subject to such Company Redemption and receipt of the certificate or certificates representing such shares of Preferred Stock deliver to the holders a certificate for such number of shares of Preferred Stock as have not been redeemed.

                       (iv) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 5(c)(i) as X and, if any of the aforementioned events occurred during a Valuation Period, the Per Share Market Value with respect to the days within such Valuation Period occurring prior to the date of such event, shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(iv) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                       (v) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price designated in Section 5(c)(i) as X and, if any of the aforementioned events occurred during a Valuation Period, the Per Share Market Value with respect to the days within such Valuation Period occurring prior to the date of such event, shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(c)(i) pursuant to this Section 5(c)(v), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in
Section 5(c)(i) shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                       (vi) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(c)(v) above) then in each such case the Conversion Price, designated as X and if any of the aforementioned events occurred during a Valuation Period, the Per Share Market Value with respect to the days within such Valuation Period occurring prior to the date of such event, at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding fifty percent (50%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                       (vii) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                       (viii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(iv),(v)v, or (vi), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                       (ix) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                           (x)  If:

                                    a.      the Company shall declare a dividend (or any other
                                            distribution) on its Common Stock; or

                                    b.      the Company shall declare a special non-recurring cash
                                            dividend on or a redemption of its Common Stock; or

                                    c.      the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or
                                            purchase any shares of capital stock of any class or of any rights; or

                                    d.      the approval of any stockholders of the Company shall be
                                            required in connection with any reclassification of the
                                            Common Stock of the Company (other than a subdivision
                                            or combination of the outstanding shares of Common
                                            Stock), any consolidation or merger to which the
                                            Company is a party, any sale or transfer of all or
                                            substantially all of the assets of the Company, or any
                                            compulsory share exchange whereby the Common Stock
                                            is converted into other securities, cash or property; or

                                    e.      the Company shall authorize the voluntary or involuntary
                                            dissolution, liquidation or winding-up of the affairs of the
                                            Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 10 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c) and Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

                  (f) Upon a conversion or redemption of any shares of Preferred Stock hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (g) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (i) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Redemption Notice shall be given by mail, postage prepaid, addressed to the attention of [ ] of the Holder at the facsimile telephone number and address on the records of the Company. Any such notice shall be deemed given and effective and the person in whose name the certificates for shares of Common Stock shall be issued upon conversion shall be deemed to have become the holder of record of such shares of Common Stock upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this
Section 5(i) prior to 4:30 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Company Conversion Notice, the next Trading Day) or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) after 4:30 p.m. (Eastern Standard Time) on any date, the next date (or, in the case of a Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Commission" means the Securities and Exchange Commission

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.0001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends, and of which the denominator is the Conversion Price at such time.

                  "Junior Securities" means the Common Stock and any other equity securities of the Company ranking junior to the Company's Series A Cumulative Convertible Preferred Stock, either as to dividends or as upon liquidation, dissolution or winding up.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                  "NASD" shall mean the National Association of Securities Dealers.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The American Stock Exchange or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The American Stock Exchange or any stock exchange, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted on the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(c)(vi) above) selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original holders of the Preferred Stock.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Trading Day" means (a) a day on which the Common Stock is traded on The American Stock Exchange or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The American Stock Exchange or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted by the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

         III. The foregoing amendment was adopted by the Board of Directors on March 28, 1997. A vote of shareholders was not needed for the adoption of the Articles of Amendment.

         IN WITNESS WHEREOF, the undersigned President and Chief Executive Office of the Company has executed these Articles of Amendment on March 31, 1997.

                                                     Pan Am Corporation

                                                     By:/S/ MARTIN R. SHUGRUE
                                                        -----------------------
                                                              Martin R. Shugrue
                                                              President

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

                    (To be Executed by the Registered Holder
                 in order to Convert shares of Preferred Stock)

         The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, no par value per share (the "Common Stock"), of Pan Am Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

         Conversion calculations:

                                               -----------------------------
                                               Date to Effect Conversion

                                               -----------------------------
                                               Number of shares of Preferred

                                               -----------------------------
                                               Stock to be Converted

                                               -----------------------------
                                               Applicable Conversion Price

                                               -----------------------------
                                               Signature

                                               -----------------------------
                                               Name:

                                               -----------------------------
                                               Address:

                                    EXHIBIT B

                            COMPANY REDEMPTION NOTICE

           (To be Executed by the Company in order to redeem shares of
                                Preferred Stock)

         The undersigned hereby in the name and on behalf of Pan Am Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its rights to redeem [ ] shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of (the Company) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the addressee, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the addressee in accordance therewith. No fee will be charged to the Holder for any redemption. The addressee should
surrender the shares of Preferred Stock to [             ].

Redemption calculations:                      _____________________________
                                              Date to Effect Redemption

                                              -----------------------------
                                              Number of shares of Preferred

                                              -----------------------------
                                              Stock to be Redeemed

                                              -----------------------------
                                              Applicable Conversion Price

                                              -----------------------------
                                              Signature

                                              -----------------------------
                                              Name:

                                              -----------------------------
                                              Address:

                              ARTICLES OF AMENDMENT

          I. The undersigned, being the President and Chief Executive Officer of Pan Am Corporation, a Florida corporation (the "Company"), does hereby file these Articles of Amendment to the Company's Amended and Restated Articles of Incorporation pursuant to Sections 607.1006 and 607.0602 of the Florida Business Corporation Act.

         II. Article III of the Company's Articles of Incorporation shall be amended by adding the following after the existing provisions of such Article as heretofore amended:

                   SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK

                 Section 1. DESIGNATION, AMOUNT, PAR VALUE AND RANK. A series of preferred stock shall be designated as Series B Junior Convertible Preferred Stock (the "Series B Preferred Stock"), and the number of shares so designated shall be 250,000. Each share of Series B Preferred Stock shall have a par value of $.0001. Each share of Preferred Stock shall have a stated value of $100 per share (the "Series B Stated Value"). The Series B Preferred Stock shall rank prior to all classes or series of equity securities (including the Common Stock), except for the Series A Convertible Preferred Stock. The Series B Preferred Stock is subject to and limited by the Purchase Agreement (as defined in Section 6 below) and the terms contained herein.

                 Section 2. DIVIDENDS. The Holders of shares of Series B
             Preferred Stock (the "Series B Holders") shall be entitled to receive, and the Company shall pay, cumulative dividends at a rate per share (as a percentage of the Series B Stated Value per share) equal to 7.25% per annum payable (in arrears) in shares of Common Stock, the number of which shall be determined by dividing the aggregate cash value of such dividends payable (other than such dividends previously paid) by the Per Share Market Value on the day immediately prior to the Series B Holder Conversion Date (as defined in Section 5(a) hereunder). Dividends on the Series B Preferred Stock shall accrue daily commencing on the Series B Original Issue Date (as defined in Section 6 below) and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

                 Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Series B Preferred Stock shall have no voting rights. However, so long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or (ii) authorize, create, issue or increase any class of stock ranking as to dividends or distribution of assets upon a Series B Liquidation (as defined below) PARI PASSU with the Series B Preferred Stock.

                 Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Series B Liquidation"), the Series B Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the Series B Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Series B Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire remaining assets to be distributed after distribution of payment to senior securities shall be distributed among the Series B Holders and the holders of any class of the Company's equity securities ranking on a parity with the Series B Preferred Stock as to liquidation, dissolution and winding-up ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company shall be deemed a Series B Liquidation; PROVIDED that a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Series B Liquidation, but instead shall be subject to the provisions of Section 5 below. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record Series B Holder as shown on the record books of the Company.

                 Section 5. CONVERSION.

             (a) Subject to the provisions of Section 5(c)(ii) and 5(c)(iii), each share of Series B Preferred Stock shall be convertible into validly issued, fully paid and nonassessable shares of Common Stock free and clear of all liens and charges and not subject to any preemptive rights at the Series B Conversion Ratio at the option of the Series B Holder in whole or in part at any time after the expiration of the later to occur of (i) 90 days after the Series B Original Issue Date or (ii) the date that the Commission declares effective the registration statement under the Securities Act (as defined in Section 6 below) contemplated by the Purchase Agreement relating to the Series B Preferred Stock and the shares of Common Stock into which the Series B Preferred Stock is convertible in accordance with the terms hereof (the "Series B Conversion Date"). Any conversion herewith shall be of a minimum number of at least 1,000 shares of Series B Preferred Stock, except in the event there are less than 1,000 shares of Series B Preferred Stock remaining, then, in that case, all such remaining shares may be converted. The Series B Holder shall effect conversions by surrendering to the Company the form of conversion notice attached as EXHIBIT C(1) to the Purchase

             Agreement (the "Series B Holder Conversion Notice") in the manner set forth in Section 5(i) below and simultaneously therewith or as soon as practicable thereafter the certificate or certificates representing the shares of Series B Preferred Stock to be converted. Each Series B Holder Conversion Notice shall specify the number of shares of Series B Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Series B Holder delivers such notice by facsimile (the "Series B Holder Conversion Date"). Each Series B Holder Conversion Notice, once given, shall be irrevocable. If the Series B Holder is converting less than all shares of Series B Preferred Stock represented by the certificate or certificates tendered by the Series B Holder with the Series B Holder Conversion Notice, the Company shall promptly deliver to such Holder a certificate for such number of shares as have not been converted.

                 On the expiration of three years after the Series B Original
             Issue Date, each share of Series B Preferred Stock shall be mandatorily converted into shares of Common Stock at the Series B Conversion Ratio.

                 If, on the Series B Conversion Date applicable to any
             conversion under this Section 5(a), the Series B Conversion Price (as defined in Section 5(c)(i)) then in effect is such that the aggregate number of shares of the Common Stock that would then be issuable upon conversion of the Series B Preferred Stock then outstanding, together with accrued and unpaid interest thereon, when combined with any shares of Common Stock previously issued upon conversion of any Series B Preferred Stock, would equal or exceed 20% of the Common Stock then outstanding on the Series B Original Issue Date, excluding options or warrants to acquire shares of Common Stock, but including all securities, rights or obligations convertible into or exchangeable for shares of Common Stock (the "Series B Issuable Maximum"), then the Company shall be obligated to either (a) subject to the immediately following sentence, as promptly as practicable, but in no event later than 90 days from the date of the Company's receipt of the Series B Holder Conversion Notice that would, if all Series B Preferred Stock were converted into shares of Common Stock, result in issuing Common Stock in excess of the Series B Issuable Maximum, convene a meeting of the holders of the Common Stock and use its reasonable best efforts to obtain the Series B Stockholder Approval (as defined below), or (b) effect the conversion of only such portion of Series B Preferred Stock subject to such conversion as is represented by the Series B Conversion Percentage (as defined in the next sentence), and the remaining portion of such Series B Preferred Stock shall be subject to a mandatory repurchase by the Company at a price equal to the Per Share Market Value times the number of shares of Common Stock which would have been received had there been a conversion pursuant to Section 5(a). If the Company fails for any reason to obtain the Series B Stockholder Approval within the time period set forth in paragraph (a) of the immediately prior sentence, the Company shall be obligated to convert and repay the Series B Preferred Stock in accordance with paragraph (b) of the immediately prior sentence. "Series B Stockholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the stockholders of the Company held in accordance with the Company's Articles of Incorporation and Bylaws or other incorporating documents, of the issuance by the Company of shares equaling or exceeding 20% or more of the Common Stock outstanding as a consequence of the conversion of Series B Preferred Stock into Common Stock at a price less than the greater of book or market value as and to the extent required under the current Bylaws of the AMEX (as defined in Section 6 below) (or any successor or replacement provision thereof).

                 The "Series B Conversion Percentage" shall be a fraction, the numerator of which is the "Series B Allowable Conversion Maximum" (as defined in the next sentence) and the denominator of which is the amount of Common Stock issuable upon conversion of Series B Preferred Stock outstanding prior to such conversion. The Series B Allowable Conversion Maximum at any time shall be the difference between the Series B Issuable Maximum and the total number of shares of Common Stock previously issued upon conversion of Series B Preferred Stock. In the event of any stock split, stock dividend, recapitalization, reorganization or other similar action or event, appropriate adjustment shall be made to the Series B Issuable Maximum and the Series B Allowable Conversion Maximum.

             (b) Not later than three Trading Days (as defined in Section 6 below) after the Series B Holder Conversion Date (the third day of which shall hereinafter be referred to as the "Last Series B Conversion Trading Day"), the Company will deliver to the Series B Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock and (ii) one or more certificates representing the number of shares of Series B Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock until certificates evidencing such shares of Series B Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series B Preferred Stock or Common Stock (the "Transfer Agent"), or the Series B Holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith (collectively, the "Lost Certificate Notification and Bond"). The Company shall, upon request of the Series B Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the event that the certificate(s) representing the number of shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock is not delivered to the Series B Holder on the later to occur of the Last Series B Conversion Trading Day, or the day on which the Company or any Transfer Agent receives the certificates evidencing the shares of Series B Preferred Stock to be converted or the Series B Holder provides the Company with the Lost Certificate Notification and Bond, then (a) the Series B Holder shall be entitled by written notice to the Company at any time on or before such Holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series B Preferred Stock tendered for conversion and (b) the Company shall pay to the Series B Holder, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series B Stated Value for the Series B Preferred Stock desired to be converted by the Series B Holder, $100 for each of the first ten (10) days following receipt by the Company of written notice from the Series B Holder that the Company has not timely delivered the shares of Common Stock issuable upon conversion in accordance with the provisions hereof and $200 per day thereafter until such shares are delivered.

             (c) (i) The conversion price ("Series B Conversion Price") for each share of Series B Preferred Stock in effect on any Series B Holder Conversion Date shall be the LESSER of X (the "Series B Fixed Price") or (subject to the last sentence of this Section 5 (c)(i)) Y (the "Series B Floating Price"): where X is equal to 110% of the Per Share Market Value (as defined in Section 6 below) on the Series B Original Issue Date, provided that in no event will the Series B Fixed Price exceed $11 per share, and Y is equal to 97% of the Per Share Market Value during the ten (10) Trading Days immediately preceding the Series B Holder Conversion Date (the "Series B Valuation Period"); provided, however, that for each 30 day period subsequent to the Series B Original Issue Date, Y shall be reduced by an additional 1.5% of the Per Share Market Value during the Series B Valuation Period and provided, further, that in no event shall Y be reduced below 80% of the Per Share Market Value. If the registration statement to be filed by the Company is not declared effective by the Commission for any reason within 120 days after the Series B Original Issue Date (the date on which the 120-day period expires being hereinafter referred to as the "Series B Filing Date"), then for each month after such Series B Filing Date that such registration statement shall not have been so declared effective, the Series B Floating Price and the Series B Fixed Price as computed above, shall be decreased by an additional 1%, but in no event shall the discount to the Series B Floating Price exceed 20%, and further provided, that if the registration statement is not declared effective by the end of six months from the Series B Filing Date, then the Company shall effect a Series B Company Redemption as set forth in Section 5(c)(ii) herein. Any such decrease in discount shall not be subject to elimination or alteration by any subsequent delay in the declaration of effectiveness of a registration statement. Notwithstanding anything contained herein to the contrary, no Series B Preferred Stock may be converted until after the registration statement referred to herein has been declared effective by the Commission and such Series B Preferred Stock may only be converted under this Section 5(c)(i) at the Series B Fixed Price from the date the registration statement is declared effective until the date that is nine months from the Series B Original Issue Date.

                 (ii) The Series B Preferred Stock shall be redeemable, in whole or in part, and superseding any prior Series B Holder Conversion Notice ("Series B Company Redemption") at any time upon the payment to the Series B Holder of both A) a cash payment equal to the Per Share Market Value on the date of the Series B Company Redemption (the "Series B Company Redemption Date"), multiplied by the number of shares of Common Stock that would be provided if such date were a Series B Conversion Date at a Series B Conversion Price equal to 80% of the Per Share Market Value on the Series B Company Redemption Date, B) a cash payment equal to all accrued dividends payable with respect to such Series B Preferred Stock and C) a number of warrants to purchase Common Stock with an Exercise Price equal to the Series B Fixed Price determined by dividing the aggregate Series B Stated Value of the Preferred Stock redeemed by the Series B Fixed Price, with a term expiring on May 15, 2000, in the form of warrant attached as EXHIBIT E to the Purchase Agreement. The Company shall effect such redemption by delivering to the Series B Holders of such shares of Series B Preferred Stock to be redeemed a written notice in the form attached as EXHIBIT C(2) to the Purchase Agreement (the "Series B Company Redemption Notice"). In the event that the Company receives a Series B Holder Conversion Notice, then it may effect a Series B Company Redemption thereafter only if it provides a Series B Company Redemption Notice no later than one (1) Trading Day after the Company has actually received such Series B Holder Conversion Notice. Each Series B Company Redemption Notice shall specify the number of shares of Series B Preferred Stock to be redeemed and the date on which redemption is to be effected. Upon the receipt of the Series B Company Redemption Notice, the Series B Holders shall, as promptly as practicable, surrender the certificates representing the shares of Series B Preferred Stock which have been redeemed at the office of the Company or of any Transfer Agent. The failure of a Series B Holder to deliver such certificates shall have no impact on the effectiveness of the redemption. The Company shall make payment to any Series B Holder for all of its shares of Series B Preferred Stock redeemed by the Company hereby within thirty (30) days from delivery of the Series B Company Redemption Notice. If the Company is redeeming less than all shares of the Series B Preferred Stock, the Company shall, upon redemption of such shares subject to such Series B Company Redemption and receipt of the certificate or certificates representing such shares of Series B Preferred Stock, deliver to the Series B Holders a certificate for such number of shares of Series B Preferred Stock as have not been redeemed.

                 (iii) The Series B Preferred Stock shall be convertible at the option of the Company, in whole or in part and superseding any prior Series B Holder Conversion Notice (the "Series B Company Conversion"), into Common Stock at a conversion price for each such share of Series B Preferred Stock equal to the lesser of the Series B Fixed Price or 80% of the Per Share Market Value during the ten
             (10) Trading Days immediately preceding the delivery of the Series B Company Conversion Notice (as defined below). The Company shall effect such conversion by delivering to the Series B Holders of such shares of Series B Preferred Stock to be converted, a written notice in the form attached as EXHIBIT C(3) to the Purchase Agreement (the "Series B Company Conversion Notice"). Each Series B Company Conversion Notice shall specify the number of shares of Series B Preferred Stock to be converted and the date on which the conversion is effected. In the event that the Company receives a Series B Holder Conversion Notice, then it may effect a Series B Company Conversion Notice thereafter only if it provides a Series B Company Conversion Notice no later than one (1) Trading Day after the Company has actually received such Series B Holder Conversion Notice. Upon the receipt of the Series B Company Conversion Notice, the Series B Holders shall as promptly as practicable surrender the certificates representing the shares of the Series B Preferred Stock which have been converted at the office of the Company or any Transfer Agent. The failure of a Series B Holder to deliver such certificates shall have no impact on the effectiveness of the conversion. The Company shall deliver certificates of Common Stock evidencing the shares of Series B Preferred Stock converted no later than three (3) Trading Days after the Company has actually received the Series B Company Conversion Notice. If the Company is converting less than all shares of the Series B Preferred Stock, the Company shall, upon conversion of such shares subject to the Series B Company Conversion and receipt of the certificates representing such shares of Series B Preferred Stock, deliver to the Series B Holders a certificate for such number of shares of Series B Preferred Stock as have not been converted. In no event will a Series B Company Conversion Notice require a conversion of Series B Preferred Stock pursuant to this Section which will, in and of itself, cause any single Series B Holder to beneficially own the greater of (a) 4.9% of the Company's Common Stock, after such conversion, or (b) such larger number of shares which would require such Series B Holder to file a Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended.

                 (iv) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series B Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by the holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Series B Holders shall be entitled upon such event to receive such amount of securities or property as the holders of the Common Stock of the Company into which such shares of Series B Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Series B Holder the right to receive the securities or property set forth in this Section 5(c)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                      (v)  If:

                           a. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           b. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                           c. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           d. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                            e. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of converting the Series B Preferred Stock, and shall cause to be mailed to the Series B Holders at their last addresses as shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purposes of declaring such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Series B Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Series B Holders at least 10 calendar days prior to the effective date of such action, and an appraiser (the "Appraiser") selected by the holders of majority in interest of the Series B Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Series B Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series B Preferred Stock may thereafter be convertible) and any distribution which is or would be required to be made without diluting the rights of the Series B Holders; PROVIDED, however, that the Company after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Series B Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Series B Conversion Price to more than the Series B Conversion Price then in effect. The Board of Directors shall act in a reasonable manner and make any reasonable adjustment recommended forthwith.

         (e) The Company will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Series B Holders, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c) hereof) upon the conversion of all outstanding shares of Series B Preferred Stock. The Company covenants that all shares of Series B Preferred Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

         (f) Upon a conversion or redemption of any shares of Series B Preferred Stock hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series B Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (g) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series B Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (h) Shares of Series B Preferred Stock converted into Common Stock shall thereafter be canceled and shall have the status of authorized but unissued shares of Series B Preferred Stock.

         (i) Each Series B Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Series B Company Conversion Notice and Series B Company Redemption Notice shall be given by facsimile and mail, postage prepaid, addressed, to the attention of the Series B Holder at such shareholder's facsimile telephone number and place of business. Any such notice shall be deemed given and effective and the Person in whose name the certificates for shares of Common Stock shall be issued upon conversion shall be deemed to have become the holder of record of such shares of Common Stock upon the earliest to occur of (i) (a) if such notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) prior to 5:30 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Series B Company Conversion Notice, the next Trading Day) or such later date as is specified in the notice, and (b) if such notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) after 5:30 p.m. (Eastern Standard
         Time) on any date, the next date (or, in the case of a Series B Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

                  "AMEX" means the American Stock Exchange.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.0001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "NASD" shall mean the National Association of Securities Dealers.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the AMEX or other stock exchange in which the Common Stock has been listed or if there is no such price exchange on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on the AMEX or any stock exchange, the closing bid for a share of Common Stock in the over-the-counter market as reported by NASD at the close of business on such date, or (c) if the Common Stock is not quoted on the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions or reporting prices), or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d) above) selected in good faith by the holders of a majority in interest of the shares of the Series B Preferred Stock; PROVIDED, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determination by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a government agency.

                  "Purchase Agreement" means the Series B Convertible Preferred Stock Purchase Agreement, dated as of the Series B Original Issue Date, between the Company and the original holders of the Series B Preferred Stock.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series B Conversion Ratio" means, at any time, a fraction, of which the numerator is Series B Stated Value plus accrued but unpaid dividends, and of which the denominator is the Series B Conversion Price at such time.

                  "Series B Junior Securities" means the Common Stock and any other equity securities of the Company ranking junior to the Company's Series B Junior Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up.

                  "Series B Original Issue Date" shall mean the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the AMEX or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the AMEX or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted by the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  The foregoing amendment was adopted by the Board of Directors on May 14, 1997. A vote of shareholders was not needed for the adoption of the Articles of Amendment.

         IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Company has executed these Articles of Amendment on May 16, 1997.

                               PAN AM CORPORATION

                               By:/S/ MARTIN R. SHUGRUE, JR.
                                  --------------------------
                                      Martin R. Shugrue, Jr.
                                      President and Chief Executive Officer

                                   APPENDIX C

                                                                 August 14, 1997

Board of Directors
Pan Am Corporation
9300 N.W. 36th Street
Miami, Florida  33178

Gentlemen:

     We understand that Pan Am Corporation ("Pan Am") and Carnival Air Lines, Inc. ("Carnival Air"), among others, have entered into an Acquisition Agreement, dated March 20, 1997, as amended on July 8 and July 9, 1997, which has been furnished to us (the "Acquisition Agreement"), whereby, among other things, a subsidiary of Pan Am will merge with and into Carnival Air (the "Merger Proposal"). The Acquisition Agreement provides, among other things, for (i) each share of Carnival Air's Common Stock, par value $0.0002105 per share (the "Carnival Air Common Stock"), issued and outstanding immediately prior to the Effective Date (as defined in the Acquisition Agreement), to be convertible into and exchangeable for shares of Pan Am's Common Stock, par value $0.001 per share (the "Pan Am Common Stock"), at a ratio of 1.8796992 shares of Pan Am Common Stock for each share of Carnival Air Common Stock (the "Exchange Ratio"), which in the aggregate will represent 9,523,810 shares of Pan Am Common Stock, (ii) $30 million of cash to be contributed to the capital of Carnival Air prior to the consummation of the Merger Proposal by certain of Carnival Air's stockholders, and (iii) the assumption of Carnival Air debts (including certain past due accounts payable) by Pan Am. It is our understanding that the Carnival Air stockholders will receive shares of Pan Am Common Stock which will constitute approximately a 46.0% ownership of the combined company on a pro forma basis, excluding shares of Pan Am Common Stock issuable upon the exercise and conversion, respectively, of existing warrants and convertible preferred shares and the potential dilution resulting from a proposed issuance of convertible preferred stock to be issued to third parties in a private placement which is contingent upon the consummation of the Merger Proposal. The terms and conditions of the Merger Proposal are set forth in more detail in the Acquisition Agreement.

Pan Am Corporation
August 14, 1997
Page 2

         We have been asked by the Board of Directors of Pan Am to render our opinion with respect to the fairness, from a financial point of view, to the holders of Pan Am Common Stock, of the Exchange Ratio.

         In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

         (i) the Acquisition Agreement and the specific terms of the Merger Proposal set forth therein;

         (ii) Carnival Air's financial and operating information for the three year period ended June 30, 1996 and for the eleven month period ended May 31, 1997, and Pan Am's financial and operating information from inception through May 31, 1997, provided to us by the respective managements of Carnival Air and Pan Am;

         (iii) Pan Am's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (iv) Pan Am's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

         (v) certain internal financial and operating information regarding the businesses, operations and prospects of Carnival Air and Pan Am, including forecasts and projections, provided to us by the respective managements of Carnival Air and Pan Am;

         (vi) the results of operations of Pan Am and Carnival Air and compared such results of operations with those of certain other companies and businesses that we deemed reasonably similar to Pan Am and Carnival Air;

         (vii) certain publicly available information concerning certain other companies engaged in businesses which we believed to be comparable to Pan Am and Carnival Air and the trading markets for certain of such companies' securities;

         (viii) the financial terms of certain other selected transactions that we deemed relevant; and

         (ix) the trading history of the Pan Am Common Stock and a comparison of that history with indices that we deemed relevant.

         In addition, in arriving at our opinion, we have held discussions with selected members of senior management of Pan Am and Carnival Air, respectively, concerning their businesses,

Pan Am Corporation
August 14, 1997
Page 3

operations, assets, financial conditions and prospects, including the prospects of Pan Am after the Merger Proposal has been consummated. We also undertook such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we did not visit or conduct a physical inspection of the properties and facilities of Pan Am or Carnival Air (although we visited each company's headquarters), nor did we make, obtain or assume any responsibility for any independent evaluation or appraisal of the properties and facilities or of the assets and liabilities (contingent or otherwise) of Carnival Air or Pan Am. We have assumed and relied upon the accuracy and completeness of the financial and other information and data obtained from public sources or provided to us by Pan Am or Carnival Air and reviewed by us for purposes of arriving at our opinion, and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the managements of Carnival Air and Pan Am that they were not aware of any facts that would make such information inaccurate or misleading. In addition, with respect to the financial forecasts and projections of Carnival Air and Pan Am, the managements of Carnival Air and Pan Am informed us that such forecasts and projections are reasonable and we have assumed that they represent the best currently available estimates and judgment of Carnival Air's and Pan Am's managements as to the future financial condition and operating results of Carnival Air and Pan Am, and have assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgment. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

         We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. We do not express any view as to what the value of the Pan Am Common Stock will be upon completion of the Merger Proposal, or the price at which the Pan Am Common Stock will trade prior to or subsequent to the closing of the Merger Proposal.

         This opinion does not constitute a recommendation of the Merger Proposal over any other alternative transactions which may be available to Pan Am and does not address the underlying business decision of the Board of Directors of Pan Am to proceed with or effect the Merger Proposal. Furthermore, this opinion does not constitute a recommendation to any Pan Am stockholder as to how such stockholder should vote in respect of the Merger Proposal.

         We note that Furman Selz was engaged after the execution of the Acquisition Agreement and the consummation of the Merger Proposal is not contingent upon the receipt by Pan Am of an opinion regarding the fairness of the proposed Exchange Ratio.

Pan Am Corporation
August 14, 1997
Page 4

         Furman Selz has received a retainer and will receive an additional fee for its services to the Board of Directors of Pan Am in connection with this opinion pursuant to an engagement letter dated July 15, 1997 entered into between Furman Selz and Pan Am. In addition, Pan Am has agreed to reimburse Furman Selz for reasonable out-of pocket expenses and to indemnify Furman Selz for certain liabilities arising out of the rendering of this opinion.

         As you are aware, Furman Selz may, from time to time, in the future perform certain other financial advisory services for Pan Am for which we may receive a fee. In the ordinary course of our business, we may trade in the equity securities of Pan Am for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Pan Am Common Stock.

         This opinion may be included in its entirety in any proxy statement with respect to the Merger Proposal, but it may not be summarized, excerpted from or otherwise publicly referred to without our written consent.

                                                  Very truly yours,

                                                  Furman Selz LLC

                                  APPENDIX - B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PAN AM CORPORATION

                                ARTICLE I - NAME

         The name of the Corporation is Pan Am Corporation (the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

                           ARTICLE III - CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is two hundred million (200,000,000) shares, of which one hundred million (100,000,000) shares shall be "Common Stock," par value $.0001 per share, and of which one hundred million (100,000,000) shares shall be "Preferred Stock," par value $.0001 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of these Amended and Restated Articles of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series by adoption of amendments to the articles of incorporation, to establish from time to time the number of shares to be included in such series and to fix the designation, voting powers, preferences and relative participating, optional or other special rights of the shares of each of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors may authorize the issuance of stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                             ARTICLE IV - REGISTERED
                                OFFICE AND AGENT

         The name of the registered agent of the Corporation and the street address of the registered office of this Corporation is:

                            John J. Ogilby, Jr., Esq.
                        Pan American World Airways, Inc.
                              9300 N.W. 36th Street
                            Doral Building, 2nd Floor
                              Miami, Florida 33178

                      ARTICLE V - CORPORATE MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                                    9300 N.W. 36th Street
                                    Miami, Florida 33178

                            ARTICLE VI - INCORPORATOR

         The name and address of the incorporator of the Corporation is as follows:

         NAME                                  ADDRESS

         Carrie F. Rinehart                    1110 Brickell Avenue
                                               Penthouse Suite
                                               Miami, FL 33131

                              ARTICLE VII - POWERS

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                  ARTICLE VIII - DIRECTOR-CONFLICTS OF INTEREST

         No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                  ARTICLE IX - NO ANTI-TAKEOVER LAW GOVERNANCE

         The Corporation shall not be governed by Sections 607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.

                           ARTICLE X - INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                            ARTICLE XI - FISCAL YEAR

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

                             ARTICLE XII - DURATION

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

                                  ARTICLE XIII

         A. CERTAIN DEFINITIONS. For the purposes of this Article XIII:

                  1. "Alien" means (i) any person who is not a Citizen or any nominee of such person; (ii) any foreign government or representative thereof;
(iii) any corporation organized under the laws of any foreign government; or
(iv) any corporation, partnership, trust, association or other entity that is an Affiliate of an Alien or Aliens.

                  2. "Alien Owned Shares" means any shares of any class of outstanding voting stock of the Corporation that are then owned of record or beneficially owned, or otherwise controlled, by any Alien.

                  3. "Citizen" means any person who is a citizen of the United States (as defined in 49 U.S.C. 40102(a)(15), as amended, or in any successor provision).

                  4. "Excess Shares" at any time means shares of voting stock then beneficially owned by an Alien the ownership of which, as a result of paragraph D of this Article XIII, cannot then be registered on the Foreign Stock Record.

                  5. "Foreign Ownership Restrictions" means United States statutory and United States Department of Transportation (DOT) regulatory or interpretive restrictions on foreign ownership or control of the Corporation the breach of which would result in the loss of any operating certificate or authority of the Corporation or any of its subsidiaries.

                  6. "Foreign Stock Record" means a separate stock record for the registration of Alien Owned Shares maintained by the Corporation in accordance with the Bylaws of the Corporation.

                  7. "Independent Director" means a director of the Corporation who is not employed by or affiliated in any material respect with the Corporation or any of its subsidiaries other than solely by virtue of acting as a director.

                  8. "Permitted Percentage" at any time means the maximum voting power of the then-outstanding shares of voting stock permitted to be beneficially owned by Aliens under Foreign Ownership Restrictions.

                  9. "Redemption Date" means the date fixed by action of a majority of the Independent Directors for the redemption or exchange of any shares of voting stock pursuant to paragraph F of this Article XIII.

                  10. "Redemption Securities" means any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation or any combination thereof, having such terms and conditions as shall be approved by the Independent Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Independent Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to clause (4) of paragraph F of this Article XIII, at least equal to the price required to be paid pursuant to clause (1) of paragraph F of this
Article XIII (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         B. EFFECTIVENESS. The limitations on the rights of the holders of shares of voting stock and the other limitations and rights of the Corporation provided for in this Article XIII shall be effective notwithstanding any other provision of these Amended and Restated Articles of Incorporation but only for so long as the Corporation or any of its subsidiaries (a) is subject to any Foreign Ownership Restriction or (b) if not then subject to any Foreign Ownership Restriction, intends to reinstate any license, franchise or operating certificate or authority lost as a result of a Foreign Ownership Restriction within a reasonable time after ceasing to hold the same.

         C. GENERAL. It is the policy of the Corporation that, consistent with 49 U.S.C. Section 41101 et. seq., as amended, and other Foreign Ownership Restrictions, and to prevent the loss by the Corporation or any subsidiaries, or to permit the Corporation or any of its subsidiaries to reinstate, any license, franchise or operating certificate of authority referred to in paragraph B above, Aliens, in the aggregate, shall not be permitted to beneficially own shares of voting stock the voting power of which, but for the provisions of this
Article XIII, would exceed the Permitted Percentage.

         D. LIMITATION OF VOTING RIGHTS. At no time shall Alien Owned Shares have voting rights on any matter (except as otherwise expressly required by law) unless such shares are registered on the Foreign Stock Record. At no time shall ownership of shares representing more than the Permitted Percentage be registered on the Foreign Stock Record. Without limitation, at no time shall Excess Shares have voting rights on any matter (except as otherwise expressly required by any federal law of the United States or the Florida Business Corporation Act).

         E. BENEFICIAL OWNERSHIP INQUIRY.

                  1. The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to shareholders of the Corporation in connection with any annual meeting (or any special meeting) of the shareholders of the Corporation, or otherwise) require a person that is a holder of record of equity securities of the Corporation or that the Corporation knows to have, or has reasonable cause to believe has, beneficial ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such person) that, to the knowledge of such person:

                           (a) All equity securities of the Corporation as to
                  which such person has record ownership or beneficial ownership are owned and controlled only by a Citizen; or

                           (b) The number and class or series of equity
                  securities of the Corporation owned of record or beneficially owned by such person that are owned or controlled by Aliens are as set forth in such certificate.

                  2. With respect to any equity securities of the Corporation identified by such person in response to subsection (a) of preceding clause (1) of this paragraph E the Corporation may require such person to provide such further information as the Corporation may reasonably require to implement the provisions of this Article XIII.

                  3. For purposes of applying the provisions of this Article XIII with respect to any equity securities of the Corporation, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this paragraph E, the Corporation may presume that the equity securities in question are beneficially owned or controlled by Aliens.

         F. REDEMPTION AND EXCHANGE. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any Excess Shares shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to the Florida Business Corporation Act, or any other applicable provision of law, to the extent determined by a majority of the Independent Directors to be necessary to comply with Foreign Ownership Restrictions. As used in these Amended and Restated Articles of Incorporation, "redemption" and "exchange" are hereinafter collectively referred to as "redemption", references to Excess Shares being "redeemed" shall be deemed to include Excess Shares that are being exchanged, and references to "Redemption Price" shall be deemed to include the amount and kind of securities for which any such Excess Shares are exchanged. The terms and conditions of such redemption shall be as follows:

                  1. The Redemption Price of the shares to be redeemed pursuant to this Article XIII shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such Alien's purchase price for such shares;

                  2. The Redemption Price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  3. If less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by a majority of the Independent Directors to be fair and equitable;

                  4. At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

                  5. From and after the Redemption Date, shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption.

         G. BYLAWS. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article XIII.

         H. FACTUAL DETERMINATIONS. The Independent Directors shall have the power and duty to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to whether (a) a person or entity "controls" or is "controlled by" another person or entity; (b) the number of shares of voting stock that are beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; (d) whether a person has an agreement, arrangement or understanding with another person as to matters bearing on beneficial ownership; (e) whether a person is an Alien; (f) the application of any other definition of these Amended and Restated Articles of Incorporation to a given fact; and (g) any other matter relating to the applicability or effect of this Article XIII.

         I. QUORUM. Except as otherwise provided or required by law, the presence, in person or by proxy, of the holders of record of shares of voting stock entitling the holders thereof to cast a majority of the voting power of all shares of voting stock (after giving effect to the reduction of voting rights prescribed in paragraph D of this Article XIII) shall constitute a quorum at all meetings of the shareholders of the Corporation, and any quorum requirement or any requirement for shareholder approval shall be determined after giving effect to the reduction in voting rights prescribed in paragraph D of this Article XIII.

         J. SEVERABILITY. If any section or lesser provisions of this Article XIII is determined to be invalid, void, illegal or unenforceable, then the remaining sections and provisions of this Article XIII shall continue to be void and enforceable and shall in no way be affected, impaired or invalidated.

         The undersigned has executed these Amended and Restated Articles of Incorporation this 23rd day of September, 1996.

                                                    /S/ MARTIN R. SHUGRUE
                                                    ---------------------------
                                                    Martin R. Shugrue, President

                         ACCEPTANCE OF REGISTERED AGENT

         Having been named to accept service of process for PAN AM CORPORATION at the place designated in the Amended and Restated Articles of Incorporation, JOHN J. OGILBY, JR. agrees to act in this capacity, and agrees to comply with the provisions of Section 607.0505, Fla. Stat. (1991), relative to keeping open such office until such time as it shall notify the Corporation of his resignation.

Dated this 23rd day of September, 1996.

                                                       /S/ JOHN J. OGILBY, JR.
                                                       ------------------------
                                                       John J. Ogilby, Jr.

                              ARTICLES OF AMENDMENT

         The undersigned, being the President and Chief Executive Officer of Pan Am Corporation (the "Company"), does hereby file these Articles of Amendment to the Company's Amended and Restated Articles of Incorporation pursuant to Sections 607.1006 and 607.0602 of the Florida Business Corporation Act.

      I.  The name of the Company is Pan Am Corporation.

      II. Article III of the Company's Articles of Incorporation shall be amended by adding the following after the existing provisions of such articles:

               Section 1. Designation, Amount, Par Value, and Rank. A series of preferred stock shall be designated as Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 250,000. Each share of Preferred Stock shall have $0.0001 par value. Each share of Preferred Stock shall have a stated value of $100.00 per share (the "Stated Value"). The Preferred Stock should rank prior to all classes or series of equity securities of the Company, including the Common Stock. The Preferred Stock is subject to and limited by the Convertible Preferred Stock Purchase Agreement, the terms contained herein, and the Warrant attached hereto as an Exhibit.

               Section 2. Dividends.

               (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of shares of Common Stock legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 8% per annum, payable, in shares of Preferred Stock, in arrears on the Conversion Date (as defined in Section 5(a) hereof) unless adjusted as per the Reset Option provision contained in Section 5(c)(ii). Dividends on the Preferred Stock shall accrue daily commencing on the Original Issue Date (as defined in Section 6) and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued to any class of Preferred Stock, such payment shall be distributed ratably among the holders of such class based upon the number of shares held by each holder.

               Section 3. Voting Rights. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (ii) authorize, create, issue or increase any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, prior to or PARI PASSU with the Preferred Stock.

               Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; provided that a consolidation or merger of the Company with or into any other Company or Companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock as shown on the record books of the Company.

               Section 5. Conversion.

               (a) Each share of Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock free and clear of all liens and charges and not subject to any preemptive rights at the Conversion Ratio at the option of the holder in whole or in part at any time after the expiration of the later to occur of (i) 90 days after the Original Issue Date and (ii) the date that the Commission declares effective under the Securities Act the registration statement contemplated by the Convertible Preferred Stock Purchase Agreement, dated the Original Issue Date (the "Purchase Agreement"), by and between the Company and the original holder of Preferred Stock relating to the Preferred Stock and the shares of Common Stock into which the Preferred Stock is convertible in accordance with the terms hereof (the "Conversion Date"). Any conversion under this Section 5(a) shall be of a minimum amount of at least 1000 shares of Preferred Stock. The holder shall effect conversions by surrendering to the Company the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in Section 5(i) and simultaneously therewith or as soon as practicable thereafter the certificate or certificates representing the shares of Preferred Stock to be converted. Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Holder Conversion Date"). Each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

               On the expiration of three years after the Original Issue Date, each share of Preferred Stock shall be mandatorily converted into shares of Common Stock at the Conversion Ratio.

               If on the Conversion Date applicable to any conversion under this
Section 5(a), the Conversion Price (as defined in Section 5(c)(i))then in effect is such that the aggregate number of shares of the Common Stock that would then be issuable upon conversion of the Preferred

Stock then outstanding, together with accrued and unpaid interest thereon, when combined with any shares of Common Stock previously issued upon conversion of any Preferred Stock, would equal or exceed 20% of the Common Stock outstanding, excluding options or warrants to acquire shares of Common Stock, but including all securities, rights or obligations convertible into or exchangeable for shares of Common Stock (the "Issuable Maximum"), then the Company shall be obligated to either (a) subject to the immediately following sentence, as promptly as practicable, but in no event later than 90 days from the date of the Company's receipt of the Holder Conversion Notice that would, if all Preferred Stock were converted into shares of Common Stock, result in issuing Common Stock in excess of the Issuable Maximum, convene a meeting of the holders of the Common Stock and use its reasonable best efforts to obtain the Stockholder Approval (as defined below), or (b) effect the conversion of only such portion of Preferred Stock subject to such conversion as is represented by the Conversion Percentage (as defined in the next sentence), and the remaining portion of such Preferred Stock shall be subject to a mandatory repurchase at a price equal to the Per Share Market Value times the number of shares of Common Stock applicable under the conversion in Section 5(a). If the Company fails for any reason to obtain the Stockholder Approval within the time period set forth in paragraph (a) of the immediately prior sentence, the Company shall be obligated to convert and repay the Preferred Stock in accordance with paragraph
(b) of the immediately prior sentence. "Stockholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the stockholders of the Company held in accordance with the Company's articles of incorporation and by-laws or other incorporating documents, of the issuance by the Company of shares equaling or exceeding 20% or more of the Common Stock outstanding as a consequence of the conversion of Preferred Stock into Common Stock at a price less than the greater of the book or market value as and to the extent required under the By-laws of the American Stock Exchange (or any successor or replacement provision thereof).

               The "Conversion Percentage" shall be a fraction, the numerator of which is the "Allowable Conversion Maximum" (as defined in the next sentence) and the denominator of which is the amount of Common Stock issuable upon conversion of Preferred Stock outstanding prior to such conversion. The Allowable Conversion Maximum at any time shall be the difference between the Issuable Maximum and the total number of shares of Common Stock previously issued upon conversion of Preferred Stock. In the event of any stock split, stock dividend, re-capitalization, reorganization or other similar action or event, appropriate adjustment shall be made to the Issuable Maximum and the Allowable Conversion Maximum.

               (b) Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this
Section 5(b) electronically through the Depository Trust

Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               (c) (i) The conversion price ("Conversion Price") for each share of Preferred Stock in effect on any Conversion Date shall be the LESSER of X ("Fixed Price") OR Y ("Floating Price"): where X is the GREATER of (A) [$F] or
(B) [ C ] / [ ( { C / F }+1.40 ) / 2 ] (where C = the average Per Share Market Value for the twenty (20) Trading Days immediately preceding the Holder Conversion Date (the "Valuation Period") and F = $8.50, subject to the Reset Option as defined below in Section 5(c)(ii); and Y = 97% average Per Share Market Value for the Valuation Period, subject to an additional 1% discount per month to a minimum of 80% of the average Per Share Market Value for the Valuation Period (i.e., 96% at 31 days, and an additional 1% for each of the following 16 months); provided, however, if the registration statement to be filed by the Company in accordance with the this Agreement is not declared effective by the Commission for any reason by the Effectiveness Date (as defined in the Purchase Agreement, then for each of the first two months after such Effectiveness Date that such registration statement shall not have been so declared effective, the Floating Price and the Fixed Price as computed above shall be decreased by 2% (i.e. 2% after one month and 4% after two months) and for each of the subsequent four months after such Effectiveness Date that such registration statement shall not have been so declared effective, the Floating Price and the Fixed Price as computed above shall be further decreased by 1% per month (i.e. A total reduction of 5% after three months, 6% after four months, etc.), provided however that the Floating Price shall never be less than 80% of the average Per Share Market Value for the Valuation Period; and further provided, that if the registration statement is not declared effective by the end of six months from the Effectiveness Date, then the Company shall effect a Company Redemption as defined in Section 5(c)(iii).

                       (ii) The Holder has a one time right to request a reset of F ("Reset Option") should the Per Share Market Value for any (5) consecutive Trading Days trade at less then 50% of F prior to such reset (a "Reset Period"). In order to exercise its Reset Option, Holder shall give notice of such to the Company within ten days of any such Reset Period. The Company, upon such notice, shall have the option of a) resetting F as requested or b) to cause the dividend set forth in Section 2 accruing from and after such reset request to be increased by an additional three percent (3%).

                       (iii) The Preferred Stock, in whole or in part, shall be redeemable, superseding any prior Holder Conversion Notice, at the option of the Company ("Company Redemption") upon the payment to the Holder of both A) a cash payment equal to the Per Share Market Value on the date of the Company Redemption Notice (the "Company Redemption Date") times the greater of a) the shares of Common Stock that would be provided if such date were a Conversion Date under a Conversion Price equal to 80% of the Average Per Share Market Value for the Valuation Period or b) the shares of Common Stock that would be provided if such date were a Conversion Date under a Conversion Price equal to the Per Share Market Value on the Company Redemption Date and B) warrants to purchase Common Stock with an exercise price equal to the Fixed Price in an amount equal to the value of the Preferred Stock redeemed, with a term expiring on March 18, 2000, in the form of warrant attached hereto as Exhibit D ("Warrant Issuable Upon Company Redemption"). The Company shall effect such redemption by delivering to the Holders of such shares of Preferred Stock to be redeemed a written notice in the form attached hereto as Exhibit B ("Company Redemption Notice"), which Company Redemption Notice, once given, shall be irrevocable. Each Company Redemption Notice shall specify the number of shares of Preferred Stock to be redeemed and the date on which redemption is to be effected. Upon the redemption of shares of Preferred Stock pursuant to the Company Redemption, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock. If the Company is redeeming less than all shares of the Preferred Stock, the Company shall, upon redeeming of such shares of Preferred Stock subject to such Company Redemption and receipt of the certificate or certificates representing such shares of Preferred Stock deliver to the holders a certificate for such number of shares of Preferred Stock as have not been redeemed.

                       (iv) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 5(c)(i) as X and, if any of the aforementioned events occurred during a Valuation Period, the Per Share Market Value with respect to the days within such Valuation Period occurring prior to the date of such event, shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(iv) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                       (v) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price designated in Section 5(c)(i) as X and, if any of the aforementioned events occurred during a Valuation Period, the Per Share Market Value with respect to the days within such Valuation Period occurring prior to the date of such event, shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(c)(i) pursuant to this Section 5(c)(v), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in
Section 5(c)(i) shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                       (vi) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(c)(v) above) then in each such case the Conversion Price, designated as X and if any of the aforementioned events occurred during a Valuation Period, the Per Share Market Value with respect to the days within such Valuation Period occurring prior to the date of such event, at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding fifty percent (50%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                       (vii) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                       (viii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(iv),(v)v, or (vi), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                       (ix) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                           (x)  If:

                                    a.      the Company shall declare a dividend (or any other
                                            distribution) on its Common Stock; or

                                    b.      the Company shall declare a special non-recurring cash
                                            dividend on or a redemption of its Common Stock; or

                                    c.      the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or
                                            purchase any shares of capital stock of any class or of any rights; or

                                    d.      the approval of any stockholders of the Company shall be
                                            required in connection with any reclassification of the
                                            Common Stock of the Company (other than a subdivision
                                            or combination of the outstanding shares of Common
                                            Stock), any consolidation or merger to which the
                                            Company is a party, any sale or transfer of all or
                                            substantially all of the assets of the Company, or any
                                            compulsory share exchange whereby the Common Stock
                                            is converted into other securities, cash or property; or

                                    e.      the Company shall authorize the voluntary or involuntary
                                            dissolution, liquidation or winding-up of the affairs of the
                                            Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 10 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c) and Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

                  (f) Upon a conversion or redemption of any shares of Preferred Stock hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (g) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (i) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Redemption Notice shall be given by mail, postage prepaid, addressed to the attention of [ ] of the Holder at the facsimile telephone number and address on the records of the Company. Any such notice shall be deemed given and effective and the person in whose name the certificates for shares of Common Stock shall be issued upon conversion shall be deemed to have become the holder of record of such shares of Common Stock upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this
Section 5(i) prior to 4:30 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Company Conversion Notice, the next Trading Day) or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) after 4:30 p.m. (Eastern Standard Time) on any date, the next date (or, in the case of a Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Commission" means the Securities and Exchange Commission

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.0001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends, and of which the denominator is the Conversion Price at such time.

                  "Junior Securities" means the Common Stock and any other equity securities of the Company ranking junior to the Company's Series A Cumulative Convertible Preferred Stock, either as to dividends or as upon liquidation, dissolution or winding up.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                  "NASD" shall mean the National Association of Securities Dealers.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The American Stock Exchange or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The American Stock Exchange or any stock exchange, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted on the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(c)(vi) above) selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original holders of the Preferred Stock.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Trading Day" means (a) a day on which the Common Stock is traded on The American Stock Exchange or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The American Stock Exchange or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted by the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

         III. The foregoing amendment was adopted by the Board of Directors on March 28, 1997. A vote of shareholders was not needed for the adoption of the Articles of Amendment.

         IN WITNESS WHEREOF, the undersigned President and Chief Executive Office of the Company has executed these Articles of Amendment on March 31, 1997.

                                                     Pan Am Corporation

                                                     By:/S/ MARTIN R. SHUGRUE
                                                        -----------------------
                                                              Martin R. Shugrue
                                                              President

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

                    (To be Executed by the Registered Holder
                 in order to Convert shares of Preferred Stock)

         The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, no par value per share (the "Common Stock"), of Pan Am Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

         Conversion calculations:

                                               -----------------------------
                                               Date to Effect Conversion

                                               -----------------------------
                                               Number of shares of Preferred

                                               -----------------------------
                                               Stock to be Converted

                                               -----------------------------
                                               Applicable Conversion Price

                                               -----------------------------
                                               Signature

                                               -----------------------------
                                               Name:

                                               -----------------------------
                                               Address:

                                    EXHIBIT B

                            COMPANY REDEMPTION NOTICE

           (To be Executed by the Company in order to redeem shares of
                                Preferred Stock)

         The undersigned hereby in the name and on behalf of Pan Am Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its rights to redeem [ ] shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of (the Company) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the addressee, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the addressee in accordance therewith. No fee will be charged to the Holder for any redemption. The addressee should
surrender the shares of Preferred Stock to [             ].

Redemption calculations:                      _____________________________
                                              Date to Effect Redemption

                                              -----------------------------
                                              Number of shares of Preferred

                                              -----------------------------
                                              Stock to be Redeemed

                                              -----------------------------
                                              Applicable Conversion Price

                                              -----------------------------
                                              Signature

                                              -----------------------------
                                              Name:

                                              -----------------------------
                                              Address:

                              ARTICLES OF AMENDMENT

          I. The undersigned, being the President and Chief Executive Officer of Pan Am Corporation, a Florida corporation (the "Company"), does hereby file these Articles of Amendment to the Company's Amended and Restated Articles of Incorporation pursuant to Sections 607.1006 and 607.0602 of the Florida Business Corporation Act.

         II. Article III of the Company's Articles of Incorporation shall be amended by adding the following after the existing provisions of such Article as heretofore amended:

                   SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK

                 Section 1. DESIGNATION, AMOUNT, PAR VALUE AND RANK. A series of preferred stock shall be designated as Series B Junior Convertible Preferred Stock (the "Series B Preferred Stock"), and the number of shares so designated shall be 250,000. Each share of Series B Preferred Stock shall have a par value of $.0001. Each share of Preferred Stock shall have a stated value of $100 per share (the "Series B Stated Value"). The Series B Preferred Stock shall rank prior to all classes or series of equity securities (including the Common Stock), except for the Series A Convertible Preferred Stock. The Series B Preferred Stock is subject to and limited by the Purchase Agreement (as defined in Section 6 below) and the terms contained herein.

                 Section 2. DIVIDENDS. The Holders of shares of Series B
             Preferred Stock (the "Series B Holders") shall be entitled to receive, and the Company shall pay, cumulative dividends at a rate per share (as a percentage of the Series B Stated Value per share) equal to 7.25% per annum payable (in arrears) in shares of Common Stock, the number of which shall be determined by dividing the aggregate cash value of such dividends payable (other than such dividends previously paid) by the Per Share Market Value on the day immediately prior to the Series B Holder Conversion Date (as defined in Section 5(a) hereunder). Dividends on the Series B Preferred Stock shall accrue daily commencing on the Series B Original Issue Date (as defined in Section 6 below) and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

                 Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Series B Preferred Stock shall have no voting rights. However, so long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or (ii) authorize, create, issue or increase any class of stock ranking as to dividends or distribution of assets upon a Series B Liquidation (as defined below) PARI PASSU with the Series B Preferred Stock.

                 Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Series B Liquidation"), the Series B Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the Series B Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Series B Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire remaining assets to be distributed after distribution of payment to senior securities shall be distributed among the Series B Holders and the holders of any class of the Company's equity securities ranking on a parity with the Series B Preferred Stock as to liquidation, dissolution and winding-up ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company shall be deemed a Series B Liquidation; PROVIDED that a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Series B Liquidation, but instead shall be subject to the provisions of Section 5 below. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record Series B Holder as shown on the record books of the Company.

                 Section 5. CONVERSION.

             (a) Subject to the provisions of Section 5(c)(ii) and 5(c)(iii), each share of Series B Preferred Stock shall be convertible into validly issued, fully paid and nonassessable shares of Common Stock free and clear of all liens and charges and not subject to any preemptive rights at the Series B Conversion Ratio at the option of the Series B Holder in whole or in part at any time after the expiration of the later to occur of (i) 90 days after the Series B Original Issue Date or (ii) the date that the Commission declares effective the registration statement under the Securities Act (as defined in Section 6 below) contemplated by the Purchase Agreement relating to the Series B Preferred Stock and the shares of Common Stock into which the Series B Preferred Stock is convertible in accordance with the terms hereof (the "Series B Conversion Date"). Any conversion herewith shall be of a minimum number of at least 1,000 shares of Series B Preferred Stock, except in the event there are less than 1,000 shares of Series B Preferred Stock remaining, then, in that case, all such remaining shares may be converted. The Series B Holder shall effect conversions by surrendering to the Company the form of conversion notice attached as EXHIBIT C(1) to the Purchase

             Agreement (the "Series B Holder Conversion Notice") in the manner set forth in Section 5(i) below and simultaneously therewith or as soon as practicable thereafter the certificate or certificates representing the shares of Series B Preferred Stock to be converted. Each Series B Holder Conversion Notice shall specify the number of shares of Series B Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Series B Holder delivers such notice by facsimile (the "Series B Holder Conversion Date"). Each Series B Holder Conversion Notice, once given, shall be irrevocable. If the Series B Holder is converting less than all shares of Series B Preferred Stock represented by the certificate or certificates tendered by the Series B Holder with the Series B Holder Conversion Notice, the Company shall promptly deliver to such Holder a certificate for such number of shares as have not been converted.

                 On the expiration of three years after the Series B Original
             Issue Date, each share of Series B Preferred Stock shall be mandatorily converted into shares of Common Stock at the Series B Conversion Ratio.

                 If, on the Series B Conversion Date applicable to any
             conversion under this Section 5(a), the Series B Conversion Price (as defined in Section 5(c)(i)) then in effect is such that the aggregate number of shares of the Common Stock that would then be issuable upon conversion of the Series B Preferred Stock then outstanding, together with accrued and unpaid interest thereon, when combined with any shares of Common Stock previously issued upon conversion of any Series B Preferred Stock, would equal or exceed 20% of the Common Stock then outstanding on the Series B Original Issue Date, excluding options or warrants to acquire shares of Common Stock, but including all securities, rights or obligations convertible into or exchangeable for shares of Common Stock (the "Series B Issuable Maximum"), then the Company shall be obligated to either (a) subject to the immediately following sentence, as promptly as practicable, but in no event later than 90 days from the date of the Company's receipt of the Series B Holder Conversion Notice that would, if all Series B Preferred Stock were converted into shares of Common Stock, result in issuing Common Stock in excess of the Series B Issuable Maximum, convene a meeting of the holders of the Common Stock and use its reasonable best efforts to obtain the Series B Stockholder Approval (as defined below), or (b) effect the conversion of only such portion of Series B Preferred Stock subject to such conversion as is represented by the Series B Conversion Percentage (as defined in the next sentence), and the remaining portion of such Series B Preferred Stock shall be subject to a mandatory repurchase by the Company at a price equal to the Per Share Market Value times the number of shares of Common Stock which would have been received had there been a conversion pursuant to Section 5(a). If the Company fails for any reason to obtain the Series B Stockholder Approval within the time period set forth in paragraph (a) of the immediately prior sentence, the Company shall be obligated to convert and repay the Series B Preferred Stock in accordance with paragraph (b) of the immediately prior sentence. "Series B Stockholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the stockholders of the Company held in accordance with the Company's Articles of Incorporation and Bylaws or other incorporating documents, of the issuance by the Company of shares equaling or exceeding 20% or more of the Common Stock outstanding as a consequence of the conversion of Series B Preferred Stock into Common Stock at a price less than the greater of book or market value as and to the extent required under the current Bylaws of the AMEX (as defined in Section 6 below) (or any successor or replacement provision thereof).

                 The "Series B Conversion Percentage" shall be a fraction, the numerator of which is the "Series B Allowable Conversion Maximum" (as defined in the next sentence) and the denominator of which is the amount of Common Stock issuable upon conversion of Series B Preferred Stock outstanding prior to such conversion. The Series B Allowable Conversion Maximum at any time shall be the difference between the Series B Issuable Maximum and the total number of shares of Common Stock previously issued upon conversion of Series B Preferred Stock. In the event of any stock split, stock dividend, recapitalization, reorganization or other similar action or event, appropriate adjustment shall be made to the Series B Issuable Maximum and the Series B Allowable Conversion Maximum.

             (b) Not later than three Trading Days (as defined in Section 6 below) after the Series B Holder Conversion Date (the third day of which shall hereinafter be referred to as the "Last Series B Conversion Trading Day"), the Company will deliver to the Series B Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock and (ii) one or more certificates representing the number of shares of Series B Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock until certificates evidencing such shares of Series B Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series B Preferred Stock or Common Stock (the "Transfer Agent"), or the Series B Holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith (collectively, the "Lost Certificate Notification and Bond"). The Company shall, upon request of the Series B Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the event that the certificate(s) representing the number of shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock is not delivered to the Series B Holder on the later to occur of the Last Series B Conversion Trading Day, or the day on which the Company or any Transfer Agent receives the certificates evidencing the shares of Series B Preferred Stock to be converted or the Series B Holder provides the Company with the Lost Certificate Notification and Bond, then (a) the Series B Holder shall be entitled by written notice to the Company at any time on or before such Holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series B Preferred Stock tendered for conversion and (b) the Company shall pay to the Series B Holder, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series B Stated Value for the Series B Preferred Stock desired to be converted by the Series B Holder, $100 for each of the first ten (10) days following receipt by the Company of written notice from the Series B Holder that the Company has not timely delivered the shares of Common Stock issuable upon conversion in accordance with the provisions hereof and $200 per day thereafter until such shares are delivered.

             (c) (i) The conversion price ("Series B Conversion Price") for each share of Series B Preferred Stock in effect on any Series B Holder Conversion Date shall be the LESSER of X (the "Series B Fixed Price") or (subject to the last sentence of this Section 5 (c)(i)) Y (the "Series B Floating Price"): where X is equal to 110% of the Per Share Market Value (as defined in Section 6 below) on the Series B Original Issue Date, provided that in no event will the Series B Fixed Price exceed $11 per share, and Y is equal to 97% of the Per Share Market Value during the ten (10) Trading Days immediately preceding the Series B Holder Conversion Date (the "Series B Valuation Period"); provided, however, that for each 30 day period subsequent to the Series B Original Issue Date, Y shall be reduced by an additional 1.5% of the Per Share Market Value during the Series B Valuation Period and provided, further, that in no event shall Y be reduced below 80% of the Per Share Market Value. If the registration statement to be filed by the Company is not declared effective by the Commission for any reason within 120 days after the Series B Original Issue Date (the date on which the 120-day period expires being hereinafter referred to as the "Series B Filing Date"), then for each month after such Series B Filing Date that such registration statement shall not have been so declared effective, the Series B Floating Price and the Series B Fixed Price as computed above, shall be decreased by an additional 1%, but in no event shall the discount to the Series B Floating Price exceed 20%, and further provided, that if the registration statement is not declared effective by the end of six months from the Series B Filing Date, then the Company shall effect a Series B Company Redemption as set forth in Section 5(c)(ii) herein. Any such decrease in discount shall not be subject to elimination or alteration by any subsequent delay in the declaration of effectiveness of a registration statement. Notwithstanding anything contained herein to the contrary, no Series B Preferred Stock may be converted until after the registration statement referred to herein has been declared effective by the Commission and such Series B Preferred Stock may only be converted under this Section 5(c)(i) at the Series B Fixed Price from the date the registration statement is declared effective until the date that is nine months from the Series B Original Issue Date.

                 (ii) The Series B Preferred Stock shall be redeemable, in whole or in part, and superseding any prior Series B Holder Conversion Notice ("Series B Company Redemption") at any time upon the payment to the Series B Holder of both A) a cash payment equal to the Per Share Market Value on the date of the Series B Company Redemption (the "Series B Company Redemption Date"), multiplied by the number of shares of Common Stock that would be provided if such date were a Series B Conversion Date at a Series B Conversion Price equal to 80% of the Per Share Market Value on the Series B Company Redemption Date, B) a cash payment equal to all accrued dividends payable with respect to such Series B Preferred Stock and C) a number of warrants to purchase Common Stock with an Exercise Price equal to the Series B Fixed Price determined by dividing the aggregate Series B Stated Value of the Preferred Stock redeemed by the Series B Fixed Price, with a term expiring on May 15, 2000, in the form of warrant attached as EXHIBIT E to the Purchase Agreement. The Company shall effect such redemption by delivering to the Series B Holders of such shares of Series B Preferred Stock to be redeemed a written notice in the form attached as EXHIBIT C(2) to the Purchase Agreement (the "Series B Company Redemption Notice"). In the event that the Company receives a Series B Holder Conversion Notice, then it may effect a Series B Company Redemption thereafter only if it provides a Series B Company Redemption Notice no later than one (1) Trading Day after the Company has actually received such Series B Holder Conversion Notice. Each Series B Company Redemption Notice shall specify the number of shares of Series B Preferred Stock to be redeemed and the date on which redemption is to be effected. Upon the receipt of the Series B Company Redemption Notice, the Series B Holders shall, as promptly as practicable, surrender the certificates representing the shares of Series B Preferred Stock which have been redeemed at the office of the Company or of any Transfer Agent. The failure of a Series B Holder to deliver such certificates shall have no impact on the effectiveness of the redemption. The Company shall make payment to any Series B Holder for all of its shares of Series B Preferred Stock redeemed by the Company hereby within thirty (30) days from delivery of the Series B Company Redemption Notice. If the Company is redeeming less than all shares of the Series B Preferred Stock, the Company shall, upon redemption of such shares subject to such Series B Company Redemption and receipt of the certificate or certificates representing such shares of Series B Preferred Stock, deliver to the Series B Holders a certificate for such number of shares of Series B Preferred Stock as have not been redeemed.

                 (iii) The Series B Preferred Stock shall be convertible at the option of the Company, in whole or in part and superseding any prior Series B Holder Conversion Notice (the "Series B Company Conversion"), into Common Stock at a conversion price for each such share of Series B Preferred Stock equal to the lesser of the Series B Fixed Price or 80% of the Per Share Market Value during the ten
             (10) Trading Days immediately preceding the delivery of the Series B Company Conversion Notice (as defined below). The Company shall effect such conversion by delivering to the Series B Holders of such shares of Series B Preferred Stock to be converted, a written notice in the form attached as EXHIBIT C(3) to the Purchase Agreement (the "Series B Company Conversion Notice"). Each Series B Company Conversion Notice shall specify the number of shares of Series B Preferred Stock to be converted and the date on which the conversion is effected. In the event that the Company receives a Series B Holder Conversion Notice, then it may effect a Series B Company Conversion Notice thereafter only if it provides a Series B Company Conversion Notice no later than one (1) Trading Day after the Company has actually received such Series B Holder Conversion Notice. Upon the receipt of the Series B Company Conversion Notice, the Series B Holders shall as promptly as practicable surrender the certificates representing the shares of the Series B Preferred Stock which have been converted at the office of the Company or any Transfer Agent. The failure of a Series B Holder to deliver such certificates shall have no impact on the effectiveness of the conversion. The Company shall deliver certificates of Common Stock evidencing the shares of Series B Preferred Stock converted no later than three (3) Trading Days after the Company has actually received the Series B Company Conversion Notice. If the Company is converting less than all shares of the Series B Preferred Stock, the Company shall, upon conversion of such shares subject to the Series B Company Conversion and receipt of the certificates representing such shares of Series B Preferred Stock, deliver to the Series B Holders a certificate for such number of shares of Series B Preferred Stock as have not been converted. In no event will a Series B Company Conversion Notice require a conversion of Series B Preferred Stock pursuant to this Section which will, in and of itself, cause any single Series B Holder to beneficially own the greater of (a) 4.9% of the Company's Common Stock, after such conversion, or (b) such larger number of shares which would require such Series B Holder to file a Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended.

                 (iv) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series B Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by the holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Series B Holders shall be entitled upon such event to receive such amount of securities or property as the holders of the Common Stock of the Company into which such shares of Series B Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Series B Holder the right to receive the securities or property set forth in this Section 5(c)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                      (v)  If:

                           a. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           b. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                           c. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           d. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                            e. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of converting the Series B Preferred Stock, and shall cause to be mailed to the Series B Holders at their last addresses as shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purposes of declaring such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Series B Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Series B Holders at least 10 calendar days prior to the effective date of such action, and an appraiser (the "Appraiser") selected by the holders of majority in interest of the Series B Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Series B Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series B Preferred Stock may thereafter be convertible) and any distribution which is or would be required to be made without diluting the rights of the Series B Holders; PROVIDED, however, that the Company after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Series B Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Series B Conversion Price to more than the Series B Conversion Price then in effect. The Board of Directors shall act in a reasonable manner and make any reasonable adjustment recommended forthwith.

         (e) The Company will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Series B Holders, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c) hereof) upon the conversion of all outstanding shares of Series B Preferred Stock. The Company covenants that all shares of Series B Preferred Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

         (f) Upon a conversion or redemption of any shares of Series B Preferred Stock hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series B Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (g) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series B Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (h) Shares of Series B Preferred Stock converted into Common Stock shall thereafter be canceled and shall have the status of authorized but unissued shares of Series B Preferred Stock.

         (i) Each Series B Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Series B Company Conversion Notice and Series B Company Redemption Notice shall be given by facsimile and mail, postage prepaid, addressed, to the attention of the Series B Holder at such shareholder's facsimile telephone number and place of business. Any such notice shall be deemed given and effective and the Person in whose name the certificates for shares of Common Stock shall be issued upon conversion shall be deemed to have become the holder of record of such shares of Common Stock upon the earliest to occur of (i) (a) if such notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) prior to 5:30 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Series B Company Conversion Notice, the next Trading Day) or such later date as is specified in the notice, and (b) if such notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) after 5:30 p.m. (Eastern Standard
         Time) on any date, the next date (or, in the case of a Series B Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

                  "AMEX" means the American Stock Exchange.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.0001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "NASD" shall mean the National Association of Securities Dealers.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the AMEX or other stock exchange in which the Common Stock has been listed or if there is no such price exchange on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on the AMEX or any stock exchange, the closing bid for a share of Common Stock in the over-the-counter market as reported by NASD at the close of business on such date, or (c) if the Common Stock is not quoted on the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions or reporting prices), or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d) above) selected in good faith by the holders of a majority in interest of the shares of the Series B Preferred Stock; PROVIDED, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determination by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a government agency.

                  "Purchase Agreement" means the Series B Convertible Preferred Stock Purchase Agreement, dated as of the Series B Original Issue Date, between the Company and the original holders of the Series B Preferred Stock.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series B Conversion Ratio" means, at any time, a fraction, of which the numerator is Series B Stated Value plus accrued but unpaid dividends, and of which the denominator is the Series B Conversion Price at such time.

                  "Series B Junior Securities" means the Common Stock and any other equity securities of the Company ranking junior to the Company's Series B Junior Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up.

                  "Series B Original Issue Date" shall mean the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the AMEX or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the AMEX or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted by the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  The foregoing amendment was adopted by the Board of Directors on May 14, 1997. A vote of shareholders was not needed for the adoption of the Articles of Amendment.

         IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Company has executed these Articles of Amendment on May 16, 1997.

                               PAN AM CORPORATION

                               By:/S/ MARTIN R. SHUGRUE, JR.
                                  --------------------------
                                      Martin R. Shugrue, Jr.
                                      President and Chief Executive Officer

                                   APPENDIX C

                                                              September 3, 1997

Board of Directors
Pan Am Corporation
9300 N.W. 36th Street
Miami, Florida  33178

Gentlemen:

         We understand that Pan Am Corporation ("Pan Am") and Carnival Air Lines, Inc. ("Carnival Air"), among others, have entered into an Acquisition Agreement, dated March 20, 1997, as amended on July 8 and July 9, 1997, which has been furnished to us (the "Acquisition Agreement"), whereby, among other things, a subsidiary of Pan Am will merge with and into Carnival Air (the "Merger Proposal"). The Acquisition Agreement provides, among other things, for
(i) each share of Carnival Air's Common Stock, par value $0.0002105 per share (the "Carnival Air Common Stock"), issued and outstanding immediately prior to the Effective Date (as defined in the Acquisition Agreement), to be convertible into and exchangeable for shares of Pan Am's Common Stock, par value $0.001 per share (the "Pan Am Common Stock"), at a ratio of 1.8796992 shares of Pan Am Common Stock for each share of Carnival Air Common Stock (the "Exchange Ratio"), which in the aggregate will represent 9,523,810 shares of Pan Am Common Stock,
(ii) $30 million of cash to be contributed to the capital of Carnival Air prior to the consummation of the Merger Proposal by certain of Carnival Air's stockholders, and (iii) the assumption of Carnival Air debts (including certain past due accounts payable) by Pan Am. It is our understanding that the Carnival Air stockholders will receive shares of Pan Am Common Stock which will constitute approximately a 46.0% ownership of the combined company on a pro forma basis, excluding shares of Pan Am Common Stock issuable upon the exercise and conversion, respectively, of existing warrants and convertible preferred shares and the potential dilution resulting from a proposed issuance of convertible preferred stock to be issued to third parties in a private placement which is contingent upon the consummation of the Merger Proposal. The terms and conditions of the Merger Proposal are set forth in more detail in the Acquisition Agreement.

Pan Am Corporation
September 3, 1997
Page 2

         We have been asked by the Board of Directors of Pan Am to render our opinion with respect to the fairness, from a financial point of view, to the holders of Pan Am Common Stock, of the Exchange Ratio.

         In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

         (i) the Acquisition Agreement and the specific terms of the Merger Proposal set forth therein;

         (ii) Carnival Air's financial and operating information for the four year period ended June 30, 1997 and Pan Am's financial and operating information from inception through June 30, 1997 provided to us by the respective managements of Carnival Air and Pan Am;

         (iii) Pan Am's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (iv) Pan Am's Quarterly Report on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997;

         (v) certain internal financial and operating information regarding the businesses, operations and prospects of Carnival Air and Pan Am, including forecasts and projections, provided to us by the respective managements of Carnival Air and Pan Am;

         (vi) the results of operations of Pan Am and Carnival Air and compared such results of operations with those of certain other companies and businesses that we deemed reasonably similar to Pan Am and Carnival Air;

         (vii) certain publicly available information concerning certain other companies engaged in businesses which we believed to be comparable to Pan Am and Carnival Air and the trading markets for certain of such companies' securities;

         (viii) the financial terms of certain other selected transactions that we deemed relevant; and

         (ix) the trading history of the Pan Am Common Stock and a comparison of that history with indices that we deemed relevant.

         In addition, in arriving at our opinion, we have held discussions with selected members of senior management of Pan Am and Carnival Air, respectively, concerning their businesses,

Pan Am Corporation
September 3, 1997
Page 3

operations, assets, financial conditions and prospects, including the prospects of Pan Am after the Merger Proposal has been consummated. We also undertook such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we did not visit or conduct a physical inspection of the properties and facilities of Pan Am or Carnival Air (although we visited each company's headquarters), nor did we make, obtain or assume any responsibility for any independent evaluation or appraisal of the properties and facilities or of the assets and liabilities (contingent or otherwise) of Carnival Air or Pan Am. We have assumed and relied upon the accuracy and completeness of the financial and other information and data obtained from public sources or provided to us by Pan Am or Carnival Air and reviewed by us for purposes of arriving at our opinion, and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the managements of Carnival Air and Pan Am that they were not aware of any facts that would make such information inaccurate or misleading. In addition, with respect to the financial forecasts and projections of Carnival Air and Pan Am, the managements of Carnival Air and Pan Am informed us that such forecasts and projections are reasonable and we have assumed that they represent the best currently available estimates and judgment of Carnival Air's and Pan Am's managements as to the future financial condition and operating results of Carnival Air and Pan Am, and have assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgment. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

         We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. We do not express any view as to what the value of the Pan Am Common Stock will be upon completion of the Merger Proposal, or the price at which the Pan Am Common Stock will trade prior to or subsequent to the closing of the Merger Proposal.

         This opinion does not constitute a recommendation of the Merger Proposal over any other alternative transactions which may be available to Pan Am and does not address the underlying business decision of the Board of Directors of Pan Am to proceed with or effect the Merger Proposal. Furthermore, this opinion does not constitute a recommendation to any Pan Am stockholder as to how such stockholder should vote in respect of the Merger Proposal.

         We note that Furman Selz was engaged after the execution of the Acquisition Agreement and the consummation of the Merger Proposal is not contingent upon the receipt by Pan Am of an opinion regarding the fairness of the proposed Exchange Ratio.

Pan Am Corporation
September 3, 1997
Page 4

         Furman Selz has received a retainer and will receive an additional fee for its services to the Board of Directors of Pan Am in connection with this opinion pursuant to an engagement letter dated July 15, 1997 entered into between Furman Selz and Pan Am. In addition, Pan Am has agreed to reimburse Furman Selz for reasonable out-of pocket expenses and to indemnify Furman Selz for certain liabilities arising out of the rendering of this opinion.

         As you are aware, Furman Selz may, from time to time, in the future perform certain other financial advisory services for Pan Am for which we may receive a fee. In the ordinary course of our business, we may trade in the equity securities of Pan Am for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Pan Am Common Stock.

         This opinion may be included in its entirety in any proxy statement with respect to the Merger Proposal and the name or our firm may be referred to in any such proxy statement, but it may not be summarized, excerpted from or otherwise publicly referred to without our written consent.

                                                  Very truly yours,

                                                  Furman Selz LLC

                              PAN AM CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS--SEPTEMBER 26, 1997
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Pan Am Corporation (the "Company") hereby appoints John J. Ogilby and Martin R. Shugrue, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company held of record by the undersigned at the close of business on September 2, 1997, at the Annual Meeting of Shareholders to be held on Friday, September 26, 1997 at 10:00 A.M. local time, at the Company's temporary corporate headquarters, 9300 N.W. 36th Street, Miami, Florida, 33178, and at any adjournments or postponements thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjourments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

(1) Proposal to approve the issuance of shares of Common Stock pursuant to the Acquisition Agreement.

                  [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

(2) Election of six directors to serve until the next Annual Meeting.

    [ ] FOR for each nominee listed (except as marked to the contrary)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed:

    Charles E. Cobb, Jr., Phillip Frost, M.D., Richard C. Pfenniger, Jr., John J. Sicilian, Martin R. Shugrue, Jr. and Hershel F. Smith, Jr.

    ---------------------------------------------------------------------------

     (Instruction: To withold authority to vote for any nominee, write that nominee's name in the space provided above.)

(3) Proposal to amend the Pan Am Corporation 1996 Stock Option Plan to increase the number of shares of Common Stock issuable pursuant to the Plan.

                 [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

(4) Proposal to approve the issuance of shares of Common Stock upon the conversion of shares of Series A and Series B Preferred Stock.

                 [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

(5) Proposal to approve the issuance of shares of Common Stock in connection with the purchase of the Doral Technology Center.

                 [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

                          (CONTINUED FROM OTHER SIDE)

     If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them vote on such amendments, variations or other business.

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX NOMINEES LISTED IN ITEM NO. 2 AND EACH OF THE PROPOSALS SET FORTH IN ITEMS NO. 1 AND 3-5.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting held on September 26, 1997.

                                              Date: _________________ , 1997


                                              __________________________________
                                              Signature of Shareholder(s)

                                              __________________________________
                                              Print Name(s) Here

                                              (Please sign exactly as your name
                                              or names appear hereon. Full
                                              title of one signing in
                                              representative capacity should be
                                              clearly designated after
                                              signature. Names of joint holders
                                              should be written even if signed
                                              by only one. )

                                              PLEASE COMPLETE, DATE, SIGN AND
                                              MAIL THIS PROXY IN THE ENVELOPE
                                              PROVIDED